UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

SCHEDULE 14A

PROXY STATEMENT PURSUANT TO SECTION 14(a) OF THE

SECURITIES EXCHANGE ACT OF 1934

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Leap Wireless International, Inc.

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5887 Copley Drive

San Diego, California 92111

[ ● ] [ ● ], 2013

Dear Fellow Stockholder,

On July 12, 2013, Leap Wireless International, Inc. (which we refer to as “Leap”) and AT&T Inc. (which we refer to as “AT&T”) entered into an Agreement and Plan of Merger (which we refer to as, as it may be amended from time to time, the “merger agreement”), providing for the acquisition of Leap by AT&T. Pursuant to the terms of the merger agreement, a wholly owned subsidiary of AT&T will be merged with and into Leap, with Leap surviving the merger as a wholly owned subsidiary of AT&T (which we refer to as the “merger”).

If the merger is completed, Leap stockholders will have the right to receive $15.00 in cash, without interest, and one non-transferrable contingent value right (which we refer to as a “CVR”), for each share of common stock, par value $0.0001 per share, of Leap (which we refer to as “common stock”) that they own immediately prior to the effective time of the merger. Each CVR gives Leap stockholders the right to a pro rata share of the net proceeds of the sale of the license granted to Leap by the Federal Communications Commission (which we refer to as the “FCC”) having the call sign WQJQ707.

You are invited to a special meeting of stockholders (which we refer to as the “special meeting”) to be held at [●] on [●], 2013 at [●]. The special meeting is being held for you to consider and vote on the adoption of the merger agreement and related matters. Whether or not you expect to attend the special meeting in person, please vote or otherwise submit a proxy to vote your common stock as promptly as possible so that your common stock may be represented and voted at the special meeting. The transaction cannot be consummated unless Leap obtains the affirmative vote of the holders of a majority of the outstanding shares of common stock entitled to vote at the special meeting. Therefore, the failure of any Leap stockholder to vote will have the same effect as a vote by such stockholder “AGAINST” the transaction.

Our board of directors has unanimously determined that the merger agreement, the merger and the other transactions contemplated thereby are advisable and in the best interests of Leap and its stockholders and has unanimously approved the merger agreement and the merger. The board of directors unanimously recommends that you vote “FOR” the adoption of the merger agreement.

In addition, the Securities and Exchange Commission (which we refer to as the “SEC”) has adopted rules that require us to seek a non-binding, advisory vote with respect to certain compensation that may be paid to Leap’s named executive officers by Leap based on or otherwise relating to the merger. The board of directors unanimously recommends that you vote “FOR” the named executive officer merger-related compensation proposal described in the accompanying proxy statement.

Finally, the board of directors unanimously recommends that you vote “FOR” the proposal to adjourn the special meeting, if necessary or appropriate, to solicit additional proxies.

The obligations of Leap and AT&T to complete the merger are subject to numerous conditions set forth in the merger agreement. The attached proxy statement provides you with detailed information about the special meeting, the merger agreement and the merger. We encourage you to read this document and the merger agreement carefully and in their entirety. You may also obtain more information about Leap from documents we have filed with the SEC.

Thank you in advance for your continued support and your consideration of this matter.

Sincerely,

S. Douglas Hutcheson

Chief Executive Officer

Neither the Securities and Exchange Commission nor any state securities regulatory agency has approved or disapproved the merger, passed upon the merits or fairness of the merger or passed upon the adequacy or accuracy of the disclosure in this document. Any representation to the contrary is a criminal offense.

This proxy statement is dated [ ● ] [ ● ], 2013, and is first being mailed to stockholders on or about [ ● ] [ ● ], 2013.

5887 Copley Drive

San Diego, California 92111

NOTICE OF SPECIAL MEETING OF STOCKHOLDERS

To be Held on [●], 2013

[ ● ] [ ● ], 2013

Dear Stockholder,

You are invited to attend a special meeting of stockholders of Leap Wireless International, Inc. to be held at [●], on [●], 2013 at [●], for the following purposes:

1.	To consider and vote on a proposal to adopt the Agreement and Plan of Merger, dated as of July 12, 2013 (as amended from time to time, the “merger agreement”), by and among Leap Wireless International, Inc., AT&T Inc., Mariner Acquisition Sub Inc., a wholly owned subsidiary of AT&T Inc. and Laser, Inc., the Stockholders’ Representative, a copy of which is included as Annex A to the proxy statement of which this notice forms a part, and pursuant to which AT&T will acquire Leap and, pursuant to the merger agreement, Leap stockholders will be entitled to receive $15.00 in cash, without interest, and one non-transferable contingent value right for each share of common stock of Leap that they own immediately prior to the effective time of the merger (which proposal we refer to as the “merger proposal”);

2.	To consider and vote on an advisory, non-binding proposal regarding certain compensation that may be paid to Leap’s named executive officers by Leap based on or otherwise relating to the merger (which proposal we refer to as the “advisory say-on-merger-pay proposal”); and

3.	To consider and vote on a proposal to approve one or more adjournments or postponements of the special meeting to a later date or time, if necessary or appropriate, including adjournments to permit further solicitation of proxies in favor of the proposal to adopt the merger agreement (which proposal we refer to as the “adjournment proposal”).

THE LEAP BOARD OF DIRECTORS UNANIMOUSLY RECOMMENDS THAT YOU VOTE “FOR” THE MERGER PROPOSAL.

Your vote is very important, regardless of the number of shares of Leap common stock you own. We cannot consummate the merger unless the merger proposal is approved by the affirmative vote of the holders of at least a majority of outstanding shares of Leap common stock entitled to vote at the special meeting.

THE LEAP BOARD OF DIRECTORS ALSO UNANIMOUSLY RECOMMENDS THAT YOU VOTE “FOR” THE ADVISORY SAY-ON-MERGER-PAY PROPOSAL AND “FOR” THE ADJOURNMENT PROPOSAL.

Regardless of whether you plan to attend the special meeting in person, Leap requests that you complete, sign, date and return the enclosed proxy card or submit your proxy by telephone or the Internet prior to the special meeting to ensure that your shares will be represented at the special meeting. The failure to vote will have the same effect as a vote “AGAINST” the approval of the merger proposal. Leap encourages you to submit your proxy via the Internet. Properly executed proxy cards with no instructions indicated on the proxy card will be voted “FOR” the approval of the merger proposal, “FOR” the approval of the advisory say-on-merger-pay proposal and “FOR” the approval of the adjournment proposal. If you attend the special meeting, you may revoke your proxy and vote in person if you wish, even if you have previously returned your proxy card or submitted your proxy by telephone or the Internet. If your shares are held in the name of a broker, bank or other nominee, your shares will not be voted at the special meeting unless you instruct your brokerage firm, bank or other nominee how to vote your shares, and you must obtain a legal proxy, executed in your favor, from the broker, bank or other nominee to be able to vote in person at the special meeting. The failure to instruct your brokerage firm, bank, or other nominee to vote your shares of our common stock “FOR” approval of the adoption of the merger agreement will have the same effect as voting “AGAINST” the approval of the merger proposal. Your prompt attention is greatly appreciated.

Under Delaware law, Leap stockholders who do not vote in favor of the merger proposal will have the right to seek appraisal of the fair value of their shares of Leap common stock as determined by the Delaware Court of Chancery if the merger is completed, but only if they submit a written demand for such an appraisal prior to the vote on the merger proposal and comply with the other Delaware law procedures explained in the accompanying proxy statement. Leap stockholders who do not vote in favor of the merger proposal and who submit a written demand for such an appraisal prior to the vote on the merger proposal and comply with the other Delaware law procedures will not receive the merger consideration.

By Order of the Board of Directors,

Leap Wireless International, Inc.

S. Douglas Hutcheson

Chief Executive Officer

ADDITIONAL INFORMATION

This document incorporates important business and financial information about Leap from documents that are not included in or delivered with this document. See “Where You Can Find More Information” on page [ ● ]. You can obtain documents incorporated by reference in this document by requesting them in writing or by telephone from

Leap Wireless International, Inc.

Attn: Corporate Secretary

5887 Copley Drive

San Diego, California 92111

telephone: (858) 882-6000

You will not be charged for any of these documents that you request. If you wish to request documents, you should do so by [ ● ], 2013, in order to receive them before the special meeting.

For additional questions about the merger, assistance in submitting proxies or voting shares of common stock, or additional copies of the proxy statement or the enclosed proxy card, please contact our proxy solicitor:

Innisfree M&A Incorporated

501 Madison Avenue

New York, NY 10022

Banks and Brokers call collect: (212) 750-5833

All others call toll-free: (888) 750-5834

SUMMARY

The following summary highlights information in this proxy statement and may not contain all of the information that is important to you. Accordingly, we encourage you to read carefully this entire proxy statement, its annexes and the documents referred to in this proxy statement. We sometimes make reference to Leap Wireless International, Inc. and its subsidiaries in this proxy statement by using the terms “Leap,” the “Company,” “we,” “our” or “us.” Each item in this summary includes a page reference directing you to a more complete description of the item in this proxy statement.

The Companies (Page [ ● ])

Leap Wireless International, Inc. Leap is a Delaware corporation organized in 1998. We are a wireless communications carrier that offers digital wireless services in the U.S. under the “Cricket®” brand. Our Cricket service offerings provide customers with unlimited nationwide wireless services for a flat rate without requiring a fixed-term contract or a credit check. Leap common stock is listed on the NASDAQ Global Select Market (which we refer to as “NASDAQ”) under the symbol “LEAP.” Our principal executive offices are located at 5887 Copley Drive, San Diego, CA 92111. Our telephone number is (858) 882-6000. Leap’s home page on the Internet is www.leapwireless.com. The information provided on Leap’s website is not part of this proxy statement and is not incorporated herein by reference.

Laser, Inc. Laser, Inc., a Delaware corporation and currently an indirect wholly owned subsidiary of Leap, was formed on July 11, 2013, in connection with the execution of the merger agreement. Laser, Inc. is the “Stockholders’ Representative” under the merger agreement and is expected to be the Stockholders’ Representative party to a CVR Agreement to be entered into at the effective time of the merger (which we refer to as the “CVR Agreement”). The Stockholders’ Representative has not undertaken any activities to date, except for activities incidental to its formation and activities undertaken in connection with the execution of the agreement and related transactions. The principal executive offices of the Stockholders’ Representative are located at c/o Leap Wireless International, Inc. 5887 Copley Drive, San Diego, CA 92111, and its telephone number is (858) 882-6000. Upon completion of the merger, it is currently anticipated that the equity interests of the Stockholders’ Representative will pass in equal parts to S. Douglas Hutcheson, John D. Harkey, Jr., and Mark H. Rachesky, M.D., each of whom currently serves as a Leap director, or their successors, and that these three individuals will be appointed as directors of the Stockholders’ Representative. Dr. Rachesky serves as chairman of the Leap board and Mr. Hutcheson also currently serves as chief executive officer of Leap. As the expected directors of the Stockholders’ Representative, Mr. Hutcheson, Mr. Harkey and Dr. Rachesky will be responsible for managing the maintenance and disposition of the 700 MHz License.

AT&T Inc. AT&T is a Delaware corporation organized in 1983. AT&T’s principal executive offices are located at 208 S. Akard St., Dallas, Texas 75202, its telephone number is (210) 821-4105, and its home page on the Internet is www.att.com. AT&T is a holding company whose subsidiaries and affiliates operate in the communications services industry in both the United States and internationally, providing wireless and wireline telecommunications services and equipment. The information provided on AT&T’s website is not part of this proxy statement and is not incorporated herein by reference.

Mariner Acquisition Sub Inc. Mariner Acquisition Sub Inc., a Delaware corporation, was formed solely for the purpose of facilitating AT&T’s acquisition of Leap. Mariner Acquisition Sub Inc. has not carried on any activities to date, except for activities incidental to its formation and activities undertaken in connection with the merger and related transactions. Upon consummation of the proposed merger, Mariner Acquisition Sub Inc. will merge with and into Leap and will cease to exist. Mariner Acquisition Sub Inc.’s principal executive offices are located at c/o AT&T Inc., 208 S. Akard St., Dallas, Texas 75202, and its telephone number is (210) 821-4105.

The Merger (Page [ ● ])

The Agreement and Plan of Merger, dated July 12, 2013 (which we refer to, as it may be amended from time to time, as the “merger agreement”), by and among Leap, AT&T, the Stockholders’ Representative, and Merger Sub, provides that Merger Sub will merge with and into Leap (which we refer to as the “merger”). As a result of the merger, Leap will become a wholly owned subsidiary of AT&T. Upon completion of the merger, shares of Leap common stock will no longer be listed on any stock exchange or quotation system. If the merger agreement is adopted and the merger is completed, each outstanding share of Leap common stock (other than shares of Leap common stock held by Leap, AT&T or Merger Sub or any other direct or indirect subsidiary of AT&T, or by any holder who has properly exercised appraisal rights of such shares in accordance with Section 262 of the General Corporation Law of the State of Delaware (which we refer to as the “DGCL”) as described in this proxy statement) will be converted into the right to receive $15.00 in cash, without interest, less any applicable withholding taxes (which we refer to as the

“per share cash merger consideration”), and one CVR (which we refer to collectively along with the per share cash merger consideration as the “aggregate consideration”). The merger agreement is attached to this proxy statement as Annex A. We urge you to read carefully the merger agreement in its entirety as it is the legal document governing the merger.

The Contingent Value Rights (Page [ ● ])

In the merger, holders of record of Leap common stock and certain holders of Leap options, restricted stock and stock units will receive the right to receive one CVR for each share of Leap common stock on the terms of the CVR Agreement. No CVR is transferrable, except (i) by operation of law; (ii) by will or intestacy (upon the death of the holder of the CVR); (iii) by instrument to an inter vivos or testamentary trust in which the CVRs are to be passed to beneficiaries upon the death of the trustee; (iv) pursuant to a court order; or (v) if the holder is a partnership or limited liability company, a distribution by the transferring partnership or limited liability company to its partners or members, as applicable. The CVRs provide Leap stockholders the right to a pro rata share of the net proceeds from the sale of Leap’s 700 MHz “A-Block” Chicago spectrum license granted by the Federal Communications Commission (which we refer to as the “FCC”) having the call sign WQJQ707 (which we refer to as the “700 MHz License”). Leap will create a wholly owned subsidiary (which we refer to as “Licenseco”), and transfer the 700 MHz License to Licenseco prior to the effective time of the merger.

Each CVR will entitle its holder to receive a pro rata share of the net proceeds resulting from the future sale of the 700 MHz License. The proceeds paid to the CVR holders (which we refer to as the “Distributable Proceeds”) will equal the difference between:

•	the cash proceeds received by Leap or any of its affiliates from the sale of the 700 MHz License or Licenseco or any Licenseco entity; and

•	all fees, expenses and other amounts incurred or spent by Leap and its affiliates in accordance with the CVR Agreement, including:

•

after the effective time of the merger with respect to the 700 MHz License or Licenseco entities, the payments and costs due to the rights agent, fees and expenses paid to the Stockholders’ Representative or its legal or financial advisors in connection with the sale of the 700 MHz License and any amounts otherwise paid or incurred by the Stockholders’ Representative, any filing fees incurred by Leap and its affiliates in connection with maintaining the 700 MHz License or the Licenseco entities or in connection with the direct or indirect sale of the 700 MHz License, any amounts reasonably incurred following consultation with the Stockholders’ Representative by Leap and its affiliates in connection with maintaining the 700 MHz License after the effective time of the merger or as required by Law, amounts paid to outside advisors previously approved by the Stockholders’ Representative in connection with the CVRs after the effective time, the amounts reasonably incurred by AT&T and its affiliates after reasonable advance notice to the Stockholders’ Representative as expenses with respect to actions taken in connection with obtaining regulatory approval for the sale of the 700 MHz License and reimbursement to Leap of up to $10,000,000 for amounts previously advanced to Licenseco to pay operating expenses and other expenses reasonably related to the sale of the 700 MHz License; and

•

between the date of the merger agreement and the effective time of the merger agreement with respect to the 700 MHz License, the establishment of Licenseco and the transfer of the 700 MHz License to it, the issuance of the CVRs and any amounts otherwise paid by Leap or any of its affiliates to, paid by or incurred by the Stockholders’ Representative.

•

Distributable Proceeds shall be reduced by (i) an amount equal to the product of (A) (x) the excess of the cash proceeds directly or indirectly received by the Leap or its affiliates with respect to the 700 MHz License or Licenseco over (y) the tax basis of the 700 MHz License immediately prior to the effective time of the merger and without giving effect to any election under Section 338(g) of the Code made by AT&T or any of its affiliates and (B) an assumed tax rate of 38.5%, and (ii) the amount of unsatisfied contingent liabilities related to the 700 MHz License, Licenseco, the sale agreement or the transactions contemplated by the CVR Agreement.

•

Proceeds that were not “Distributable Proceeds” because of clause (ii) in the preceding sentence prior to the end of the two-year period shall become Distributable Proceeds promptly upon satisfaction or elimination of an unsatisfied contingent liability except to the extent used to satisfy the liability or to the extent of other unsatisfied contingent liabilities.

The Stockholders’ Representative that is a party to the merger agreement will also be the Stockholders’ Representative for purposes of the CVR Agreement as contemplated by the merger agreement. The merger agreement appoints, authorizes, and empowers the Stockholders’ Representative to be the exclusive representative, agent, and attorney-in-fact for the CVR holders. The Stockholders’ Representative has the power to make all decisions and to act on behalf of and as agent for the CVR holders. Under the CVR Agreement, the Stockholders’ Representative has two years from the effective time of the merger to enter into a definitive agreement relating to the sale of the 700 MHz License and one year thereafter to complete the transaction.

The adoption of the merger agreement constitutes the appointment of the Stockholders’ Representative and ratifies the Stockholders’ Representative’s authority by each stockholder and future CVR holder. All decisions of the Stockholders’ Representative shall be final and binding on all of the CVR holders, and no CVR holder has the right to object to or dissent from such decision. The Form of CVR Agreement is attached to this proxy statement as Annex C. We urge you to read carefully the CVR Agreement in its entirety to fully understand your rights as a CVR holder.

There can be no assurance that any payment will be made under the CVRs. There are numerous risks and uncertainties associated with receiving payment under the CVRs, including the possibility that interference and interoperability issues relating to the 700 MHz License will not be resolved, that relief from FCC interim construction benchmarks will not be obtained and that the 700 MHz License will not be sold for a value sufficient to generate a payment to CVR holders, or not sold at all. See “The Merger — Background of the 700 MHz License” on page [●]. In addition, the CVRs are not freely transferable. Also, the tax consequences regarding the receipt of the CVRs are uncertain. See “The Merger — Material U.S. Federal Income Tax Consequences of the Merger” on page [●].

The following table illustrates the undiscounted future value of the aggregate consideration (including the CVRs) assuming the distributable proceeds for the 700 MHz License are between zero and $400,000,000. For simplicity, this table assumes that there are 85,324,460 shares of Leap common stock outstanding (which represents the number of shares of Leap common stock outstanding, plus the number of shares of common stock subject to issuance pursuant to outstanding stock options, restricted shares and stock unit awards and shares of common stock available for issuance under Leap’s employee stock purchase plan, in each case as of August 19, 2013, the most recent practicable date before the filing of this proxy statement). The following table does not take into account the time value of money.

Illustrative Distributable Proceeds from Sale of 700 MHz License ($mm)	Illustrative Proceeds to each CVR Holder ($ per CVR)	Per Share Cash Merger Consideration ($)	Illustrative Total Dollar Amount of Aggregate Consideration ($)
$0	0.00	15.00	15.00
$50	0.59	15.00	15.59
$100	1.17	15.00	16.17
$150	1.76	15.00	16.76
$200	2.34	15.00	17.34
$250	2.93	15.00	17.93
$300	3.52	15.00	18.52
$350	4.10	15.00	19.10
$400	4.69	15.00	19.69

For further information on the potential value of the CVR, see “The Merger — Opinion of Leap’s Financial Advisor — Valuation Analyses — Potential Value Outcomes for CVR Structure” on page [●]. The payment ultimately received from the sale of the 700 MHz License (if any) and the value of the 700 MHz License are each subject to numerous risks and uncertainties. See “The Merger — Background of the 700 MHz License” on page [●].

The Special Meeting (Page [ ● ])

Date, Time and Place. The special meeting will be held at [●], on [●], 2013 at [●].

Purpose. You will be asked to consider and vote upon (1) the adoption of the merger agreement (which we refer to as the “merger proposal”), (2) on an advisory (non-binding) basis, the compensation to be paid to Leap’s named executive officers that is based on or otherwise relates to the merger (which we refer to as the “advisory say-on-merger-pay proposal”), and (3) the adjournment or postponement of the special meeting to a later date, if necessary or appropriate, to solicit additional proxies if there are insufficient votes at the time of the special meeting to adopt the merger agreement (which we refer to as the “adjournment proposal,” and collectively with the merger proposal and advisory say-on-merger-pay proposal, the “proposals”).

Record Date and Quorum. You are entitled to vote at the special meeting if you owned shares of Leap common stock at the close of business on [●], 2013, the record date for the special meeting (which we refer to as the “record date”). You will have one vote for each share of Leap common stock that you owned on the record date. As of the record date, there were [ ● ] shares of Leap common stock issued and outstanding and entitled to vote at the special meeting. The presence at the special meeting, in person or by proxy, of the holders of [ ● ] shares of Leap common stock (a majority of Leap common stock issued, outstanding and entitled to vote at the special meeting) constitutes a quorum for the purpose of considering the proposals.

Vote Required. The merger proposal requires the affirmative vote of the holders of outstanding shares of Leap common stock (which we refer to as “common stock”) representing at least a majority of the common stock entitled to vote on the matter. The approval of the advisory say-on-merger-pay proposal requires the affirmative vote of the holders of at least a majority of the shares of Leap common stock present in person or represented by proxy at the special meeting and entitled to vote on the matter. In connection with the merger agreement, MHR Fund Management LLC and related entities entered into a voting agreement with Leap and AT&T, which is described in more detail below, pursuant to which they agreed to vote shares of our common stock representing approximately 29.8% of the common stock in favor of the adoption of the merger agreement. If there are insufficient votes at the time of the special meeting, or any adjournment or postponement thereof, to approve the merger proposal, then Leap may, and AT&T may require Leap to, adjourn or postpone the special meeting for a period required by law of not more than ten calendar days. The approval of the adjournment proposal to adjourn the special meeting, if necessary or appropriate, for the purpose of soliciting additional proxies requires the affirmative vote of the holders of at least a majority of the shares of Leap common stock casting votes at the special meeting (excluding abstentions).

Recommendation of the Leap Board (Page [ ● ])

The Leap board of directors (which we refer to as the “Leap board”) unanimously determined that the merger and the other transactions contemplated by the merger agreement are fair to, advisable and in the best interests of Leap and its stockholders. The Leap board unanimously recommends that Leap stockholders vote “FOR” the merger proposal, “FOR” the advisory say-on-merger-pay proposal and “FOR” the adjournment proposal.

You should read “The Merger — Reasons for the Merger; Recommendation of the Leap Board,” beginning on page [ ● ], for a more detailed discussion of these and other factors that the Leap board considered in deciding to recommend the adoption of the merger agreement.

Opinion of Leap’s Financial Advisor (Page [ ● ])

In connection with the merger, Leap’s financial advisor, Lazard Frères & Co. LLC (which we refer to as “Lazard”), delivered an opinion, dated July 12, 2013, to the Leap board as to the fairness, from a financial point of view and as of such date, to holders of shares of Leap common stock (other than holders who are entitled to and properly demand an appraisal of their shares of Leap common stock) of the aggregate consideration to be paid to such holders in the merger. The full text of Lazard’s written opinion is attached to this proxy statement as Annex D and sets forth, among other things, the procedures followed, assumptions made, matters considered and qualifications and limitations on the scope of review undertaken by Lazard in connection with its opinion.

Lazard’s engagement and its opinion were for the benefit of the Leap board (in its capacity as such) and Lazard’s opinion was rendered to the Leap board in connection with its evaluation of the merger. Lazard’s opinion did not address the relative merits of the merger as compared to any other transaction or business strategy in which Leap might engage or the merits of the underlying decision by Leap to engage in the merger. Lazard’s opinion was not intended to and does not constitute a recommendation to any stockholder as to how such stockholder should vote or act with respect to the merger or any matter relating thereto.

Treatment of Options and Other Equity Awards (Page [ ● ])

Each outstanding option, whether vested or unvested, that was granted under one of Leap’s stock plans and that has an exercise price equal to or below the per share cash merger consideration will be cancelled and will entitle the holder to receive (1) cash equal to the product of the total number of shares underlying the option multiplied by the difference, if any, of the per share cash merger consideration and the exercise price per share underlying each option, less any applicable withholding taxes and (2) one CVR for each share underlying the option. Holders of an outstanding option, whether vested or unvested, with an exercise price greater than the per share cash merger consideration, will have the opportunity to exercise such option prior to the effective time of the merger by providing Leap with a notice of exercise and, for each share underlying the option, a cash amount equal to the difference of the exercise price underlying the option less the per share cash merger consideration. Each option that is so exercised will be settled at the effective time of the merger and the holder will receive one CVR in respect of each share underlying the option and, to the extent the option is not exercised prior to the effective time of the merger, the option will be cancelled at the effective time of the merger for no consideration to the holder.

Each outstanding share of restricted stock granted under Leap’s stock plans will be cancelled and the holder will receive the per share cash merger consideration, less any applicable withholding taxes, plus one CVR in respect of such share of restricted stock.

Each outstanding stock unit granted under Leap’s stock plans (including performance stock units, deferred stock units and deferred cash units, but excluding any cash award with a value that is not determined based on the price of Leap common stock), whether vested or unvested, will be cancelled and will entitle the holder to receive an amount in cash equal to the product of the number of shares covered by the unit (assuming target level of performance for any incomplete performance periods) multiplied by the per share cash merger consideration, less any applicable withholding taxes, plus one CVR in respect of such unit.

The current offering period under Leap’s Employee Stock Purchase Plan (which we refer to as the “ESPP”) will terminate no later than immediately prior to the closing of the merger (and no new offering period shall commence) and each participant’s accumulated payroll deduction will be used to purchase shares of Leap common stock which will be converted into the right to receive the aggregate consideration.

Financing (Page [ ● ])

The merger is not conditioned upon receipt of financing by AT&T.

Material U.S. Federal Income Tax Consequences of the Merger (Page [ ● ])

In general, the receipt of cash and CVRs in exchange for shares of Leap common stock pursuant to the merger will be a taxable transaction for U.S. federal income tax purposes and may also be a taxable transaction under applicable state, local or foreign income or other tax laws. The amount of gain or loss a U.S. holder recognizes, and the timing of such gain or loss, depends in part on the United States federal income tax treatment of the CVRs, with respect to which there is substantial uncertainty. A Leap stockholder’s gain or loss will also be determined by the stockholder’s tax basis in his or her shares of Leap common stock. For a more complete description of the tax consequences of the merger, see the section entitled “The Merger—Material U.S. Federal Income Tax Consequences of the Merger”.

Tax matters are very complicated, and the tax consequences of the merger to a particular stockholder will depend in part on such stockholder’s circumstances. Accordingly, you are urged to consult your own tax advisor for a full understanding of the tax consequences of the merger to you, including the applicability and effect of federal, state, local and foreign income and other tax laws.

Interests of Leap’s Directors and Executive Officers in the Merger (Page [ ● ])

Certain of Leap’s directors and executive officers have interests in the merger that may be different from, or in addition to, the interests of Leap stockholders generally. The Leap board was aware of and considered these potential interests, among other matters, in evaluating and negotiating the merger agreement and the merger and in recommending approval of the merger proposal. For more details on the interests of Leap directors and executive officers in the merger, see the section entitled “The Merger — Interests of Leap Directors and Executive Officers in the Merger” beginning on page [ ● ].

•

Dr. Mark H. Rachesky, M.D., chairman of the Leap board, controls MHR Fund Management LLC and related entities. Dr. Rachesky, MHR Fund Management LLC and related entities collectively own approximately 29.8% of the outstanding Leap common stock and are party to a voting agreement with Leap and AT&T pursuant to which they have agreed to vote for the approval of the merger proposal.

•

Leap’s chief executive officer is party to an executive employment agreement with Leap and the other executive officers are each party to severance benefits agreements, that provide for severance benefits in the event of certain qualifying terminations of employment in connection with or following the merger.

•

The merger agreement provides for the vesting and cash-out of all Leap stock options, restricted stock awards and stock units (including performance stock units, deferred stock units and deferred cash units) and the granting of CVRs in respect of such vested and cashed-out awards.

•	Performance cash awards held by Leap executive officers will be deemed to have been achieved at target level upon the approval of the merger proposal by Leap stockholders.

•	Leap’s directors and executive officers are entitled to continued indemnification and insurance coverage under the merger agreement.

•	For further information, see the discussion in “The Merger — Interests of Leap Directors and Executive Officers in the Merger” beginning on page [●].

Common Stock Ownership of Directors and Executive Officers (Page [ ● ])

As of [●], 2013, the directors and executive officers of Leap beneficially owned in the aggregate approximately [ ● ] of the shares of Leap common stock entitled to vote at the special meeting, representing approximately [ ● ]% of Leap’s outstanding common stock. We currently expect that each of these individuals will vote all of his or her shares of Leap common stock in favor of each of the proposals. In addition, Dr. Rachesky, the chairman of the Leap board, is a party to a voting agreement (which we refer to as the “voting agreement”) representing approximately 29.8% of Leap common stock and controls all of the entities that have agreed to vote their shares in favor of the merger proposal thereunder. Nothing in the voting agreement limits or affects any actions taken by Dr. Rachesky in his role as a director of Leap. See “Voting Agreement,” below.

Voting Agreement (Page [ ● ])

On July 12, 2013, Dr. Rachesky, MHR Fund Management LLC and related entities (which we refer to as “MHR”) owning approximately 29.8% of the outstanding shares of Leap common stock entered into a voting agreement with Leap and AT&T in which they pledged to vote their shares of Leap common stock in favor of the merger and any other matter that must be approved by the stockholders in order to facilitate the merger, and to vote against, among other things, any proposal opposing or competing with the merger. The voting agreement was entered into by Dr. Rachesky in his capacity as record or beneficial owner, as applicable, of Leap common stock and does not limit any actions taken by Dr. Rachesky in his capacity as a director of Leap or other fiduciary capacity for Leap’s stockholders. The voting agreement will terminate on the earlier of (i) the completion of the merger, (ii) the termination of the merger agreement in accordance with its terms or (iii) certain material modifications or waivers of the merger agreement. A copy of the voting agreement is attached to this proxy statement as Annex B.

Amendment to Leap’s Tax Benefit Preservation Plan (Page [ ● ])

On July 12, 2013, Leap and Computershare Inc., a successor-in-interest to Computershare Shareowner Services LLC (f/k/a/ Mellon Investor Services LLC) (which we refer to as the “Rights Agent”) entered into an agreement amending the Tax Benefit Preservation Plan, dated as of August 30, 2011 (which we refer to as the “Plan”). The amendment rendered the Plan inapplicable to the merger agreement, the voting agreement and the transactions contemplated thereby.

Litigation Related to the Merger (Page [ ● ])

On July 15, 2013, July 19, 2013, July 24, 2013 and July 26, 2013, following the announcement of the merger, putative class action lawsuits were filed challenging the proposed transaction. One lawsuit was filed in the Delaware Court of Chancery and four were filed in the Superior Court of the State of California. On August 15, 2013, the Superior Court entered an order consolidating the four actions under the caption In re Leap Wireless International, Inc. Shareholder Litigation, Lead Case No. 37-2013-00058491-CU-BT-CTL.

The outcome of these lawsuits is uncertain. An adverse monetary judgment could have a material adverse effect on the operations and liquidity of Leap, a preliminary injunction could delay or jeopardize the completion of the merger and an adverse judgment granting permanent injunctive relief could indefinitely enjoin completion of the merger. Leap believes these lawsuits are meritless.

Appraisal Rights (Page [ ● ])

Under the DGCL, Leap stockholders who do not vote in favor of the merger proposal will have the right to seek appraisal of the fair value of their shares of Leap common stock as determined by the Delaware Court of Chancery if the merger is completed but only if they strictly comply with other DGCL procedures that are explained in this proxy statement.

No Solicitation or Change of Recommendation (Page [ ● ])

Pursuant to the merger agreement, neither Leap nor its subsidiaries, officers, directors, employees, agents or representatives may:

•

solicit, initiate, knowingly encourage or knowingly facilitate any inquiries or the making of any proposal or offer that constitutes, or could reasonably be expected to lead to, an “acquisition proposal” as described in the section entitled “No Solicitation or Change of Recommendation” beginning on page [ ● ];

•	participate in any discussions or negotiations with any person regarding any “acquisition proposal”;

•	provide any non-public information or data concerning Leap or any of its subsidiaries to any person in connection with any “acquisition proposal” or potential “acquisition proposal”; or

•	otherwise knowingly facilitate any effort or attempt to make an “acquisition proposal.”

If Leap receives an unsolicited bona fide written acquisition proposal prior to the adoption of the merger agreement by its stockholders at the special meeting and the Leap board has determined in good faith, after consultation with its financial advisers and outside legal counsel, that (i) the acquisition proposal is or would reasonably be expected to result in a “superior proposal,” as described in the section entitled “No Solicitation or Change of Recommendation” beginning on page [ ● ] and (ii) such action is necessary in order for the directors of Leap to comply with their fiduciary duties under applicable law, and Leap has not breached in any material respect its non-solicitation obligations, then Leap may:

•

provide access to non-public information if such information has been previously made available to AT&T and Leap executes a confidentiality agreement with the party that made the acquisition proposal, but if the proposal comes from a competitor of Leap, Leap may not provide any commercially sensitive non-public information other than in accordance with “clean team” or similar procedures; and

•	participate in discussions or negotiations with such person.

Leap must promptly (and, in any event, within 24 hours) notify AT&T if (i) any inquiries, proposals or offers with respect to an acquisition proposal are received by, (ii) any non-public information is requested in connection with any acquisition proposal from, or (iii) any discussions or negotiation with respect to an acquisition proposal are sought to be initiated or continued with, it or any of its representatives and thereafter must keep AT&T informed, on a current basis, of the status and terms of any such proposals or offers and the status of any such discussions or negotiations, including any change in Leap’s intentions as previously notified.

Subject to certain exceptions, the Leap board may not:

•	fail to include its recommendation of the merger agreement in this proxy statement;

•	withhold, withdraw, qualify or modify (or publicly propose or resolve to withhold, withdraw, qualify or modify), in a manner adverse to AT&T, its recommendation of the merger agreement;

•

cause or permit Leap to enter into any letter of intent, memorandum of understanding, agreement in principle, acquisition agreement, merger agreement, option agreement, joint venture agreement, partnership agreement or other agreement (other than a confidentiality agreement entered into in compliance with the merger agreement) relating to any acquisition proposal (each of which we refer to as an “alternative acquisition agreement”); or

•	approve or recommend, or publicly propose to enter into an alternative acquisition agreement.

Notwithstanding the foregoing, with respect to an acquisition proposal, the Leap board may at any time prior to receipt of the required vote of the stockholders, withhold, withdraw, qualify or modify Leap’s recommendation of the merger agreement or approve, recommend or otherwise declare advisable any superior proposal made after the date of the merger agreement that was not solicited, initiated, encouraged or facilitated in breach of the merger agreement if such action is necessary in order for the directors to comply with their fiduciary duties under applicable law (which we refer to as a “recommendation change”), if the Leap board determines in good faith, after consultation with an independent financial advisor and outside legal counsel, that such acquisition proposal constitutes a superior proposal. Furthermore, in light of an “intervening event,” the Leap board may at any time prior to receipt of the required vote of the stockholders, make a recommendation change if following consultation with outside legal counsel, the Leap board determines that the failure to make a recommendation change would be necessary in order for the directors to comply with their fiduciary duties under applicable law. “Intervening event” means a material development or change in circumstances which was not known by or reasonably foreseeable to the Leap board at the time the agreement was signed and is materially more favorable to the recurring financial condition of Leap and its subsidiaries, taken as a whole, with certain exceptions (e.g., general industry changes, changes in trading price, timing of regulatory approval, etc.).

The Leap board may make the recommendation change described above, in the case of either an acquisition proposal or an intervening event, only if (x) Leap provides AT&T four business days’ prior written notice of its intention to take such action, (y) after providing such notice, Leap negotiates in good faith with AT&T during such four-business day period (to the extent that AT&T desires to negotiate) to make such revisions to the terms of the merger agreement as would permit the Leap board not to effect a recommendation change, and (z) the Leap board considers in good faith any changes to the merger agreement offered in writing by AT&T and determines in good faith, after consultation with its outside legal counsel and financial advisors, that the event continues to constitute an intervening event or that the superior proposal would continue to constitute a superior proposal, in each case if such changes offered in writing by AT&T were to be given effect. Any amendment to an acquisition proposal will be deemed a new acquisition proposal, except that the four-business day period for negotiating with AT&T will be three business days for such purposes. See also “Termination Fees” beginning on page [ ● ].

Conditions to the Merger (Page [ ● ])

Conditions to Each Party’s Obligations. Each party’s obligation to consummate the merger is subject to the satisfaction or waiver of the following conditions:

•	adoption of the merger agreement by an affirmative vote of at least a majority of the outstanding shares of Leap common stock;

•	expiration or termination of any applicable waiting period under the Hart-Scott-Rodino Antitrust Improvements Act of 1976, as amended (which we refer to as the “HSR Act”);

•	receipt of all required consents from the FCC;

•

absence of any statute, rule or regulation by any court, arbitral tribunal or other governmental or other regulatory authority or agency of competent jurisdiction that prohibits or makes unlawful the consummation of the merger, and the absence of any judgment, injunction, order, restraint or prohibition of a court or other tribunal of competent jurisdiction in effect temporarily or permanently prohibiting the consummation of the merger;

•

performance and compliance by the other party in all material respects with all obligations and covenants required to be performed or complied with by such party under the merger agreement and receipt by a party of an officer’s certificate from the other party certifying that the foregoing conditions have been satisfied; and

•

execution of the CVR agreement and no filings, notices or registration shall be required to be made or obtained under any federal or state securities or “blue sky” laws with respect to the CVRs that have not been made or obtained.

Conditions to AT&T’s and Merger Sub’s Obligations. The obligation of AT&T and Merger Sub to consummate the merger is subject to the satisfaction or waiver of further conditions, including:

•	the representation and warranty of Leap regarding the absence of certain changes shall be true and correct as of the date of the merger agreement and the closing of the merger;

•

the representations and warranties of Leap regarding Leap’s capital structure, Leap’s corporate authority relative to the merger agreement, Leap’s SEC reports and financial statements, certain state anti-takeover statutes and the Plan shall be true and correct in all material respects as of the date of the merger agreement and as of the closing of the merger as though made on and as of such date and time (except to the extent that any such representation and warranty expressly speaks as of an earlier date, in which case such representation and warranty shall be true and correct as of such earlier date);

•

each of the representations and warranties of Leap other than those listed above contained in the merger agreement shall be true and correct as of the date of the merger agreement and the closing of the merger (except for such representations and warranties that address matters only as of a particular date, in which case as of such date), unless the failure of such representations and warranties to be so true and correct, individually or in the aggregate, has not had or would not reasonably be likely to have a Material Adverse Effect (without giving effect to any “Material Adverse Effect,” “materiality” or similar qualifications contained therein);

•

the absence of any action in which a governmental entity is seeking an order to prohibit, limit, restrain or impair AT&T’s ability to operate the business of Leap or of AT&T after the effective time of the merger or to prohibit or limit AT&T’s ability to exercise full ownership rights with respect to the stock of Leap after the effective time of the merger, or the enactment of any law that would result in the foregoing, except where the relief sought or expected to be obtained from such action would not, individually or the aggregate, reasonably be expected to result in an adverse regulatory condition (as defined below);

•

the FCC consent having been obtained by final order, as such term is defined in the merger agreement, certain other regulatory approvals having been made or obtained and all regulatory approvals that have been made or obtained having been made or obtained without imposition of an adverse regulatory condition;

•

the absence, since July 12, 2013, of any change, event, circumstance or development that would reasonably be likely to have a Material Adverse Effect on Leap and its subsidiaries, taken as a whole; and

•	the completion of the sales of Leap’s equity interests in PRWireless, LLC and Flat Wireless, LLC.

Conditions to Leap’s Obligations. The obligation of Leap to consummate the merger is subject to the satisfaction or waiver of further conditions, including:

•

The representations and warranties of AT&T shall be true and correct in all material respects as of the date of the merger agreement and as of the closing of the merger agreement as though made on and as of such date and time (except to the extent that any such representation and warranty expressly speaks as of an earlier date, in which case such representation and warranty shall be true and correct as of such earlier date).

Termination of the Merger Agreement (Page [ ● ])

Leap and AT&T may terminate the merger agreement by mutual written consent at any time before the consummation of the merger. In addition, with certain exceptions, either AT&T or Leap may terminate the merger agreement at any time before the consummation of the merger if:

•

the other party has breached or failed to perform in any material respect any of its representations, warranties, covenants or other agreements contained in the merger agreement, which breach or failure to perform (1) would cause a condition of the terminating party’s obligation to consummate the merger not to be satisfied and (2) cannot be cured within 30 business days, but only if the party seeking to terminate is not in material breach of any representation, warranty, covenant or agreement in the merger agreement;

•

the merger has not been completed on or before July 11, 2014 (as may be extended, which we refer to as the “termination date”), or, if the conditions related to regulatory approval have not been satisfied, by the extended termination date or January 11, 2015;

•	the special meeting has concluded without the adoption of the merger agreement by Leap’s stockholders; and

•

a final and non-appealable order, decree or ruling permanently restraining, enjoining or otherwise prohibiting the consummation of the merger has been entered by a governmental entity in a jurisdiction that is material to the business and operations of Leap, and the party seeking to terminate the merger agreement has complied with its obligations to obtain the required governmental and other approvals.

In addition, AT&T may terminate the merger agreement if (1) the Leap board changes its recommendation or does not recommend the merger to its stockholders in this proxy statement, (2) receives an acquisition proposal and fails to reaffirm promptly (in any event, within six business days after receipt of written request to do so from AT&T) its recommendation of the merger agreement, or (3) if a tender offer or exchange offer is publicly disclosed and the Leap board fails to recommend unequivocally against acceptance of such offer.

Termination Fees (Page [ ● ])

Leap has agreed to pay AT&T a termination fee of $46,300,000 if:

•

(i) either party terminates the merger agreement because Leap’s stockholders fail to approve the merger proposal or because the Termination Date has been reached, or AT&T terminates the merger agreement because Leap breached a representation or covenant; (ii) an acquisition proposal to acquire at least 50% of Leap’s common stock is publicly disclosed and not withdrawn at least thirty business days prior to the Termination Date, or ten business days prior to Leap’s stockholder meeting, as applicable; and (iii) within 12 months after such termination, Leap enters into a definitive agreement providing for such an alternative transaction or consummates such a transaction;

•

AT&T terminates the merger agreement because the Leap board changes or withdraws its recommendation prior to the special meeting, fails to affirm its recommendation in light of receipt of an acquisition proposal, or fails to recommend against a tender or exchange offer prior to the earlier of (i) the day prior to the date of the special meeting or the day prior to the date of any adjournment, recess or postponement of the special meeting, as the case may be, and (ii) 11 business days after the commencement of such tender or exchange offer; or

•

Leap terminates the merger agreement because stockholder approval was not obtained but prior to the date of the meeting, any event giving rise to AT&T’s right to terminate as described in the previous bullet shall have occurred.

If the merger agreement is terminated by AT&T or Leap because stockholder approval was not obtained after a change in recommendation or by AT&T because the Leap board changed its recommendation and in each case such change in recommendation related to an intervening event, the termination fee payable by Leap is $71,245,000.

Regulatory Approvals (Page [ ● ])

Antitrust Clearance. The merger is subject to the requirements of the HSR Act. We cannot complete the merger until we furnish required information and materials to the Antitrust Division of the Department of Justice (which we refer to as the “Antitrust Division”) and the Federal Trade Commission (which we refer to as the “FTC”), and the applicable waiting period under the HSR Act is terminated or expires. The waiting period under the HSR Act is 30 days, unless a request for additional information and documentary material is received from the FTC or the Antitrust Division (in which case the waiting period will be extended until 30 days after the parties substantially comply with such request) or unless early termination of the waiting period is granted. Leap and AT&T filed their notification and report forms under the HSR Act on July 24, 2013.

The Antitrust Division and the FTC frequently scrutinize the legality under the antitrust laws of transactions such as the merger. At any time before or after the merger, the Antitrust Division, the FTC or a state attorney general could take action under the antitrust laws as it deems necessary or desirable in the public interest, including seeking to enjoin the merger or seeking divestiture of substantial assets of Leap or AT&T or their subsidiaries and affiliates. Private parties may also bring legal actions under the antitrust laws under certain circumstances.

FCC Approval. Under the Communications Act of 1934, as amended (which we refer to as the “Communications Act”), Leap and AT&T are required to obtain the approval of the FCC prior to the transfer of control of Leap’s FCC licenses and other authorizations that will result from the merger. Leap and AT&T have filed applications for FCC consent to the transfer of control of licenses and authorizations held by Leap and its subsidiaries.

State Regulatory Approvals. The California Public Utilities Commission (which we refer to as “CPUC”) asserts that at a minimum notice of the merger is required. In addition, it is possible that the CPUC could open a docket to consider whether to consent to the merger. In certain states, Cricket is registered or certificated as a CMRS provider and/or designated as an eligible telecommunications carrier, and may be required to provide notice or an updated registration to reflect a change in ownership. The public utility commissions in West Virginia, Louisiana and Arizona assert their consent is required, and the public utility commissions in Arizona and Hawaii may assert their consent is required. The parties have filed applications in Louisiana and West Virginia and intend to file for a waiver in Arizona. Additionally, the parties have filed notice of the merger in Hawaii. The parties intend to file any other required notices or applications expeditiously while preserving the position that state review of the transaction is preempted under 47 U.S.C.A. 332 (C)(3)(A).

Current Market Price of Leap Common Stock (Page [ ● ])

The closing sale price of Leap common stock on the NASDAQ on [●], 2013 was $[ ● ]. You are encouraged to obtain current market quotations for Leap common stock in connection with voting your shares.

QUESTIONS AND ANSWERS ABOUT THE MERGER AND THE SPECIAL MEETING

The following questions and answers address briefly some questions you may have regarding the special meeting and the proposed merger. These questions and answers may not address all questions that may be important to you as a holder of shares of Leap common stock. For important additional information, please refer to the more detailed discussion contained elsewhere in this proxy statement, the annexes to this proxy statement and the documents referred to in this proxy statement.

Q:	When and where will the special meeting of stockholders be held?

A:	The special meeting of Leap stockholders will be held at [●], on [●], 2013 at [●]. You should read the section entitled “The Special Meeting” beginning on page [ ● ].

Q:	What are the proposals that will be voted on at the special meeting?

A:	You will be asked to consider and vote upon (1) the adoption of the merger agreement (which we refer to as the “merger proposal”), (2) on an advisory (non-binding) basis, the compensation to be paid to Leap’s named executive officers that is based on or otherwise relates to the merger (which we refer to as the “advisory say-on-merger-pay proposal”), and (3) the adjournment or postponement of the special meeting to a later date, if necessary or appropriate, to solicit additional proxies if there are insufficient votes at the time of the special meeting, or any adjournment or postponement thereof, to adopt the merger agreement (which we refer to as the “adjournment proposal”).

Q.	What will a Leap stockholder receive when the Merger occurs?

A:	For every share of Leap common stock held at the time of the merger, Leap stockholders will be entitled to receive aggregate consideration equal to $15.00 in cash, without interest, less any applicable withholding taxes, and one contingent value right (which we refer to as a “CVR”). We refer to the $15.00 in cash per share as the “per share cash merger consideration”, and together with the CVR, as the “aggregate consideration.” Holders of shares who perfect appraisal rights, if any, will not receive the aggregate consideration, but will instead be paid the fair value of their shares, as determined by the Delaware Court of Chancery, unless such holder subsequently withdraws such holder’s demand for appraisal.

Q.	What are the CVRs?

A:	The CVRs are non-transferable contingent value rights to be issued as part of the aggregate consideration to Leap stockholders. Each CVR gives the holder the right to a pro rata share of the net proceeds from the sale of Leap’s 700 MHz “A-Block” spectrum license granted by the FCC and having the call sign WQJQ707 (which we refer to as the “700MHz License”). For a more detailed summary of the CVRs, see “The Merger Agreement — CVR Agreement” on page [ ● ].

There is no assurance that any payment will be made under the CVRs. There are numerous risks and uncertainties associated with receiving payment under the CVRs, including the possibility that interference and interoperability issues relating to the 700 MHz License will not be resolved, that relief from FCC interim construction benchmarks will not be obtained and that the 700 MHz License will not be sold for a value sufficient to generate a payment to CVR holders, or not sold at all. See “The Merger — Background of the 700 MHz License” on page [●]. In addition, the CVRs are not freely transferable and, accordingly, will not be listed on any securities exchange. Also, the tax consequences regarding the receipt of the CVRs are uncertain. See “The Merger — Material U.S. Federal Income Tax Consequences of the Merger” on page [●].

Q.	Who is the Stockholders’ Representative and What is Their Role?

A:

A newly formed Delaware corporation, Laser, Inc., has been created by Leap to serve as the Stockholders’ Representative under the merger agreement and the CVR Agreement. Laser, Inc. is currently an indirect wholly owned subsidiary of Leap. Upon completion of the merger, it is currently anticipated that the equity interests of the Stockholders’ Representative will pass in equal parts to S. Douglas Hutcheson, John D. Harkey, Jr., and Mark H. Rachesky, M.D., each of whom currently serves as a Leap director, or their successors, and that these three individuals will be appointed as directors of the Stockholders’ Representative. Dr. Rachesky serves as chairman of the Leap board and Mr. Hutcheson also currently serves as chief executive officer of Leap. The Stockholders’ Representative will have the authority to take efforts to eliminate interference to the 700 MHz License and to conduct the sale process of the 700MHz

License. The Stockholders’ Representative is a party to the merger agreement and will be a party to the CVR Agreement. The merger agreement appoints, authorizes and empowers the Stockholders’ Representative to be the exclusive representative, agent, and attorney-in-fact for the CVR holders. The Stockholders’ Representative has the power to make all decisions and to act on behalf of and as agent for the CVR holders under the CVR Agreement and the merger agreement (as related to the CVRs).

The adoption of the merger agreement by Leap stockholders at the special meeting will constitute the appointment and ratification by each stockholder and future holder of CVRs of the authority of the Stockholders’ Representative.

Q:	How does the Leap board of directors recommend that I vote on the proposals?

A:	The Leap board recommends that you vote as follows:

•	“FOR” the merger proposal;

•	“FOR” the advisory say-on-merger-pay proposal; and

•	“FOR” the adjournment proposal.

You should read “The Merger — Reasons for the Merger; Recommendation of the Leap Board,” beginning on page [ ● ], for a detailed discussion of the factors that the Leap board considered in deciding to recommend the approval of the merger proposal.

Q:	What will happen in the merger to stock options and other equity-based awards that have been granted to employees, officers and directors of Leap?

A:	Stock options and other equity-based awards that have been granted to employees, officers and directors of Leap will be treated as follows:

•

Stock Options. Each outstanding option, whether vested or unvested, that has an exercise price equal to or below the per share cash merger consideration will be cancelled and will entitle the holder to receive (1) cash equal to the product of the total number of shares underlying the option multiplied by the difference, if any, of the per share cash merger consideration and the exercise price per share underlying each option, less any applicable withholding taxes and (2) one CVR for each share underlying the option. Holders of an outstanding option, whether vested or unvested, with an exercise price greater than the per share cash merger consideration, will have the opportunity to exercise the option prior to the effective time of the merger by providing Leap with a notice of exercise and, for each share underlying the option, a cash amount equal to the exercise price underlying the option less the per share cash merger consideration. Each option that is so exercised will be settled at the effective time of the merger and the holder will receive one CVR in respect of each share underlying the option and, to the extent the option is not exercised prior to the effective time of the merger, the option will be cancelled at the effective time of the merger for no consideration to the holder.

•

Restricted Stock. Each outstanding share of restricted stock granted under Leap’s stock plans will be cancelled and the holder will receive the per share cash merger consideration, less any applicable withholding taxes, plus one CVR in respect of such share of restricted stock.

•

Other Equity-Based Awards. Each outstanding stock unit granted under Leap’s stock plans (including performance stock units, deferred stock units and deferred cash units, but excluding any cash award with a value that is not determined based on the price of Leap common stock), whether vested or unvested, will be cancelled and will entitle the holder to receive an amount in cash equal to the product of the number of shares covered by the unit (assuming target level of performance for any incomplete performance periods) multiplied by the per share cash merger consideration, less any applicable withholding taxes, plus one CVR in respect of such unit.

Q:	How does the per share cash merger consideration compare to the market price of Leap common stock?

A:	The $15.00 per share cash merger consideration represents approximately an 88% premium over $7.98, the closing price of Leap common stock on the NASDAQ on July 12, 2013, the last full trading day before the public announcement of the merger agreement. It represents a 128% premium to Leap’s 30-day (June 12, 2013 – July 12, 2013) trading average ($6.58) and a 147% premium to Leap’s 90-day (April 13, 2013 – July 12, 2013) trading average ($6.08). On [●], 2013, the most recent practicable date before this proxy statement was mailed to our stockholders, the closing price of Leap common stock on the NASDAQ was $[ ] per share of common stock. You are encouraged to obtain current market quotations for Leap common stock in connection with voting your shares.

Q:	Who is entitled to attend and vote at the special meeting?

A:	The record date for the special meeting is [●], 2013. If you own shares of Leap common stock as of the close of business on the record date, you are entitled to notice of, and to vote at, the special meeting or any adjournment or postponement of the special meeting. As of the record date, there were approximately [●] shares of Leap common stock issued and outstanding.

Q:	What vote of our stockholders is required to adopt the merger agreement?

A:	Under Delaware law, the adoption of the merger agreement requires the affirmative vote of the holders of at least a majority of the outstanding shares of Leap common stock entitled to vote at the special meeting.

Q:	What vote of our stockholders is required to approve on an advisory (non-binding) basis, the compensation to be paid to Leap’s named executive officers that is based on or otherwise relates to the merger?

A:	The approval on an advisory (non-binding) basis of the compensation that may be paid or become payable to Leap’s named executive officers that is based on or otherwise relates to the merger requires the affirmative vote of the holders of at least a majority of the outstanding shares of Leap common stock represented in person or by proxy at the special meeting and entitled to vote thereon.

Q:	What will happen if our stockholders do not approve on an advisory (non-binding) basis, the compensation to be paid to Leap’s named executive officers that is based on or otherwise relates to the merger?

A:	The advisory vote on the compensation to be paid to Leap’s named executive officers that is based on or otherwise relates to the merger is a vote separate and apart from the vote to adopt the merger agreement. Accordingly, you may vote to approve the executive compensation and vote not to adopt the merger agreement and vice versa. Because the vote on executive compensation that may be paid or become payable in connection with the merger is advisory in nature only, it will not be binding on either Leap or AT&T. Accordingly, because Leap is contractually obligated to pay the compensation, if the merger agreement is adopted and the merger is completed, the compensation will be payable, subject only to the conditions applicable thereto, regardless of the outcome of the advisory vote.

Q.	What vote of our stockholders is required to adopt the proposal to adjourn or postpone the special meeting to a later time, if necessary or appropriate, to solicit additional proxies?

A.	The adoption of the proposal to adjourn or postpone the special meeting to a later time, if necessary or appropriate, to solicit additional proxies requires the affirmative vote of at least a majority of shares of Leap common stock casting votes at the special meeting (excluding abstentions).

Q:	How are votes counted?

A:

Votes will be counted by the inspector of election appointed for the special meeting, who will separately count “FOR” and “AGAINST” votes and abstentions. Because under Delaware law the adoption of the merger agreement requires the affirmative vote of at least a majority of the outstanding shares of Leap common stock, the failure to vote or the abstention from voting will have the same effect as a vote “AGAINST” the adoption of the merger agreement. Because the approval, on an advisory (non-binding) basis, of the compensation that may be paid or become payable to Leap’s named executive officers that is based on or otherwise relates to the merger requires the affirmative vote of at least a majority of the shares of Leap common stock represented in person or by proxy at the special meeting and entitled to vote thereon, abstentions will count as a vote “AGAINST” such proposal, but the failure to vote your shares will have no effect on the outcome of that proposal unless the shares are counted as present at the special meeting. Because the adoption of a proposal to adjourn or postpone the special meeting, if necessary or appropriate, to solicit additional proxies, requires the approval of at least a majority of shares of Leap common stock casting votes at the special meeting (excluding abstentions), neither abstentions nor the failure to vote your shares will have any effect on the outcome of that proposal.

Q:	Are there any voting agreements with existing stockholders?

A:	Yes. In connection with the merger agreement, Dr. Rachesky, MHR Fund Management LLC and related entities owning approximately 29.8% of the outstanding shares of Leap signed a voting agreement with Leap and AT&T in which they agreed, subject to certain conditions, to vote in favor of the merger and any other matter that must be approved by the stockholders in order to facilitate the merger.

Q:	What do I need to do now?

A:	After carefully reading and considering the information contained in this proxy statement, including the annexes and the other documents referred to in this proxy statement, please vote your shares in one of the ways described below. You have one vote for each share of Leap common stock you own as of the record date.

Q:	How do I vote if I am a stockholder of record?

A:	You may vote by:

•	submitting your proxy by using the Internet voting instructions printed on each proxy card you receive;

•	submitting your proxy by using the telephone number printed on each proxy card you receive;

•	submitting your proxy by completing, signing and dating each proxy card you receive and returning it in the enclosed prepaid envelope; or

•	appearing in person at the special meeting.

If you are submitting your proxy by telephone or via the Internet, your voting instructions must be received by [ ● ] a.m., [ ● ] time, on [●], 2013.

You are encouraged to submit your proxy via the Internet. Submitting your proxy via the Internet, by telephone or by mailing your proxy card will not prevent you from voting in person at the special meeting. You are encouraged to submit a proxy via the Internet, by telephone or by mail even if you plan to attend the special meeting in person to ensure that your shares of Leap common stock are represented at the special meeting.

If you return your signed proxy card, but do not mark the boxes showing how you wish to vote, your shares will be voted “FOR” the merger proposal, “FOR” the advisory say-on-merger-pay proposal and “FOR” the adjournment proposal. With respect to any other matter that properly comes before the special meeting, the persons appointed as proxies will vote the shares of Leap common stock represented by the proxy as directed by the Leap board.

Q:	How do I vote if my shares of Leap common stock are held by my brokerage firm, bank, trust or other nominee?

A:

If your shares of Leap common stock are held in a brokerage account or by another nominee, such as a bank or trust, then the brokerage firm, bank, trust or other nominee is considered to be the stockholder of record with respect to those shares. However, you still are considered to be the beneficial owner of those shares of Leap common stock, with your shares being held in “street name.” “Street name” holders generally cannot vote their shares directly and must instead instruct the brokerage firm, bank, trust or other nominee how to vote their shares. Your brokerage firm, bank, trust or other nominee will only be permitted to vote your shares of Leap common stock for you at the special meeting if you instruct it how to vote. Therefore, it is important that you promptly follow the directions provided by your brokerage firm, bank, trust or other nominee regarding how to instruct them to vote your shares. If you wish to vote in person at the special meeting, you must bring a proxy from your brokerage firm, bank, trust or other nominee authorizing you to vote at the special meeting.

In addition, because any shares of Leap common stock you may hold in “street name” will be deemed to be held by a different stockholder than any shares you hold of record, shares held in “street name” will not be combined for voting purposes with shares you hold of record. To be sure your shares of Leap common stock are voted, you should instruct your brokerage firm, bank, trust or other nominee to vote your shares. Shares of Leap common stock held by a corporation or business entity must be voted by an authorized officer of the entity.

Q:	What if I fail to instruct my brokerage firm, bank, trust or other nominee how to vote?

A:	Your brokerage firm, bank, trust or other nominee will not be able to vote your shares of Leap common stock unless you have properly instructed your nominee on how to vote. Because the adoption of the merger agreement requires an affirmative vote of at least a majority of the outstanding shares of Leap common stock for approval, the failure to provide your nominee with voting instructions will have the same effect as a vote “AGAINST” the merger proposal. Because the advisory say-on-merger-pay proposal requires the affirmative vote of at least a majority of the shares of Leap common stock present or represented at the special meeting and entitled to vote thereon and the adjournment proposal requires the affirmative vote of at least a majority of the votes cast at the special meeting, and because your brokerage firm, bank, trust or other nominee does not have discretionary authority to vote on these proposals, the failure to instruct your broker or other nominee with voting instructions on how to vote your shares will have no effect on the approval of the advisory say-on-merger-pay and adjournment proposals unless the shares are otherwise counted as present at the special meeting.

Q:	What constitutes a quorum for the special meeting?

A:	The presence, in person or by proxy, of stockholders representing a majority of the shares of Leap common stock outstanding and entitled to vote at the special meeting will constitute a quorum for the special meeting. If you are a stockholder of record and you submit a properly executed proxy card by mail, submit your proxy by telephone or via the Internet or vote in person at the special meeting, then your shares of Leap common stock will be counted as part of the quorum. If you are a “street name” holder of shares and you provide your brokerage firm, bank, trust or other nominee with instructions as to how to vote your shares or obtain a legal proxy from such broker or nominee to vote your shares in person at the special meeting, then your shares will be counted as part of the quorum. All shares of Leap common stock held by stockholders that are present in person or represented by proxy and entitled to vote at the special meeting, regardless of how such shares are voted or whether such stockholders abstain from voting, will be counted in determining the presence of a quorum.

Q:	What does it mean if I receive more than one proxy?

A:	If you receive more than one proxy, it means that you hold shares of Leap common stock that are registered in more than one account. For example, if you own your shares in various registered forms, such as jointly with your spouse, as trustee of a trust or as custodian for a minor, you will receive, and you will need to sign and return, a separate proxy card for those shares because they are held in a different form of record ownership. Therefore, to ensure that all of your shares are voted, you will need to sign and return each proxy card you receive by mail or submit your proxy by telephone or the Internet by using the different control number(s) on each proxy card.

Q:	May I change my vote after I have delivered my proxy?

A:	Yes. If you are the stockholder of record of Leap common stock, you have the right to change or revoke your proxy at any time prior to it being voted at the special meeting:

•	if you submitted your proxy by telephone or the Internet, by submitting another proxy by telephone or the Internet in accordance with the instructions on the proxy card;

•	by delivering to Leap’s Corporate Secretary, a signed written notice of revocation bearing a date later than the date of the proxy, stating that the proxy is revoked;

•	by submitting a later-dated proxy card relating to the same shares of Leap common stock; or

•	by attending the special meeting and voting in person (your attendance at the meeting will not, by itself, revoke your proxy; you must vote in person at the meeting).

Written notices of revocation and other communications with respect to the revocation of any proxies should be addressed to:

Leap Wireless International, Inc.

5887 Copley Drive

San Diego, California 92111

Attn: Corporate Secretary

If you are a “street name” holder of Leap common stock, you should contact your brokerage firm, bank, trust or other nominee to obtain instructions as to how to change or revoke your proxy.

Q:	Should I send in my stock certificates now?

A:	No. After the merger is completed, you will be sent a letter of transmittal with detailed written instructions for exchanging your shares of Leap common stock for the aggregate consideration. If your shares of Leap common stock are held in “street name” by your brokerage firm, bank, trust or other nominee, you will receive instructions from your brokerage firm, bank, trust or other nominee as to how to effect the surrender of your “street name” shares in exchange for the aggregate consideration. PLEASE DO NOT SEND IN YOUR CERTIFICATES NOW.

Q:	What happens if I sell my shares of Leap common stock before the special meeting?

A:	The record date for stockholders entitled to vote at the special meeting is earlier than the date of the special meeting and the expected closing date of the merger. If you transfer your shares of Leap common stock after the record date but before the special meeting, you will, unless special arrangements are made, retain your right to vote at the special meeting but will transfer the right to receive the aggregate consideration to the person to whom you transfer your shares. In addition, if you sell your shares prior to the special meeting or prior to the completion of the merger, you will not be eligible to exercise your appraisal rights in respect of such shares. For a more detailed discussion of your appraisal rights and the requirements for perfecting your appraisal rights, see “Appraisal Rights” on page [ ● ] and Annex E.

Q:	Am I entitled to appraisal rights in connection with the merger?

A:	Stockholders are entitled to appraisal rights under Section 262 of the DGCL provided they follow the procedures and satisfy the conditions set forth in Section 262 of the DGCL. For more information regarding appraisal rights, see “Appraisal Rights” on page [ ● ]. In addition, a copy of Section 262 of the DGCL is attached as Annex E to this proxy statement. Failure to strictly comply with Section 262 of the DGCL may result in your waiver of, or inability to, exercise appraisal rights.

Q:	Who can answer further questions?

A:	For additional questions about the merger, assistance in submitting proxies or voting shares of Leap common stock or additional copies of the proxy statement or the enclosed proxy card, please contact our proxy solicitor:

Innisfree M&A Incorporated

501 Madison Ave.

New York, NY 10022

Banks and Brokers call collect: (212) 750-5833

All others call toll-free: (888) 750-5834

If your brokerage firm, bank, trust or other nominee holds your shares in “street name,” you should also call your brokerage firm, bank, trust or other nominee for additional information.

CAUTIONARY STATEMENT CONCERNING FORWARD-LOOKING INFORMATION

This proxy statement, and the documents to which we refer you in this proxy statement, include forward-looking statements based on estimates and assumptions. There are forward-looking statements throughout this proxy statement, including, without limitation, in statements containing words such as “believes,” “estimates,” “anticipates,” “continues,” “predict,” “potential,” “contemplates,” “expects,” “may,” “will,” “likely,” “could,” “should” or “would” or other similar words or phrases. You should be aware that forward-looking statements involve known and unknown risks and uncertainties. Although we believe that the expectations reflected in these forward-looking statements are reasonable, we cannot assure you that the actual results or developments we anticipate will be realized, or even if realized, that they will have the expected effects on the business or operations of Leap. These statements are subject to risks, uncertainties and other factors, including, among others:

•

the effect of the announcement of the merger on Leap’s customers, employees, suppliers, vendors, distributors, dealers, retailers, content and application providers, operating results and business generally;

•	the diversion of management’s time and attention while the proposed merger transaction is pending;

•	the retention of certain key employees by Leap;

•	the outcome of any legal proceedings that have or may be instituted against Leap and others relating to the merger agreement;

•	the amount of the costs, fees, expenses and charges related to the merger;

•	the occurrence of any event, change or other circumstances that could give rise to the termination of the merger agreement;

•

the stockholder approval or other conditions to the closing of the merger not being satisfied, or the regulatory approvals required for the merger not being obtained on the terms expected or on the anticipated schedule;

•

the ability to resolve interference and interoperability issues relating to the 700 MHz License, obtain relief from FCC interim construction benchmarks and successfully complete a sale of the 700 MHz License, and the amount of net proceeds received from such sale;

•	the failure of the merger to close, or a delay in the consummation of the merger, for any other reason; and

•	Leap’s ability to meet expectations regarding the timing and closing of the merger.

In addition, we are subject to risks and uncertainties and other factors detailed in Leap’s Annual Report on Form 10-K for the fiscal year that ended December 31, 2012, filed with the SEC, on February 25, 2013, and updated in our subsequently filed Quarterly Reports on Form 10-Q and Current Reports on Form 8-K, which should be read in conjunction with this proxy statement. See “Where You Can Find More Information” on page [ ● ]. Many of the factors that will determine Leap’s future results are beyond Leap’s ability to control or predict. In light of the significant uncertainties inherent in the forward-looking statements contained herein, readers should not place undue reliance on forward-looking statements, which reflect management’s views only as of the date hereof. We cannot guarantee any future results, levels of activity, performance or achievements. The statements made in this proxy statement represent Leap’s views as of the date of this proxy statement, and it should not be assumed that the statements made herein remain accurate as of any future date. Moreover, we assume no obligation to update forward-looking statements or update the reasons that actual results could differ materially from those anticipated in forward-looking statements, except as required by law.

THE SPECIAL MEETING

Date, Time, Place and Purpose of the Special Meeting

This proxy statement is being furnished to Leap stockholders as part of the solicitation of proxies by the Leap board for use at the special meeting to be held at [●], on [●], 2013 at [●] or at any postponement or adjournment thereof. The purpose of the special meeting is for Leap stockholders to consider and vote upon adoption of the merger agreement, on an advisory (non-binding) basis, the compensation to be paid to Leap’s named executive officers that is based on or otherwise relates to the merger, and the adjournment or postponement of the special meeting, if necessary or appropriate, to solicit additional proxies. Leap stockholders must adopt the merger agreement in order for the merger to occur. If Leap stockholders fail to adopt the merger agreement, the merger will not occur. A copy of the merger agreement is attached to this proxy statement as Annex A. You are urged to read the merger agreement in its entirety.

Record Date and Quorum

We have fixed the close of business on [●], 2013 as the record date for the special meeting, and only holders of record of Leap common stock on the record date are entitled to notice of and to vote at the special meeting. As of the record date, there were [ ● ] shares of Leap common stock outstanding and entitled to vote.

Each share of Leap common stock entitles its holder to one vote on all matters properly coming before the special meeting.

A majority of the shares of Leap common stock issued, outstanding and entitled to vote at the special meeting constitutes a quorum for the purpose of considering the proposals. Shares of Leap common stock represented at the special meeting but not voted, including shares of Leap common stock for which proxies have been received but for which stockholders have abstained from voting, will be treated as present at the special meeting for purposes of determining the presence or absence of a quorum for the transaction of all business. In the event that a quorum is not present or if there are insufficient votes to adopt the merger agreement at the time of the special meeting, it is expected that the meeting will be adjourned or postponed to solicit additional proxies.

Required Votes

Vote for Adoption of the Merger Agreement

You may vote “FOR” or “AGAINST”, or you may “ABSTAIN” from voting on, the adoption of the merger agreement. Consummation of the merger requires the adoption of the merger agreement by the affirmative vote of the holders of outstanding shares of Leap common stock representing at least a majority of the shares entitled to vote at the special meeting. Therefore, if you abstain or fail to vote, it will have the same effect as a vote “AGAINST” the adoption of the merger agreement.

Advisory (Non-Binding) Vote on Merger Pay

In accordance with Section 14A of the Securities Exchange Act of 1934, as amended (which we refer to as the “Exchange Act”), Leap is providing its stockholders with the opportunity to cast an advisory, non-binding vote on a proposal regarding the compensation that may be paid or become payable to Leap’s named executive officers that is based on or otherwise relates to the merger. As required by those rules, Leap is asking its stockholders to vote on the adoption of the following resolution:

“RESOLVED, that Leap’s stockholders approve, on an advisory, nonbinding basis, the compensation that may be paid or become payable to Leap’s named executive officers that is based on or otherwise relates to the merger, as disclosed pursuant to Item 402(t) of Regulation S-K under the heading “The Merger — Interests of Leap Directors and Executive Officers in the Merger — Merger-Related Compensation for Leap Named Executive Officers” (which disclosure includes the compensation tables and related named executive officer compensation disclosures required pursuant to Item 402(t) of Regulation S-K).”

Leap has entered into certain individual agreements that provide for benefits upon a qualifying termination of employment following a change in control because it is necessary to do so in order to recruit new executives in its industry, which has experienced ongoing consolidation. These change in control protections also serve as a retention device, particularly during the pendency of a potential change in control when executives may leave prior to the closing of a transaction in order to pursue other employment out of concern for their job security.

The vote on executive compensation payable in connection with the merger is a vote separate and apart from the vote for adoption of the merger agreement. Accordingly, you may vote to adopt the merger agreement and vote not to approve the executive compensation and vice versa. Because the vote on executive compensation paid or that may become payable in connection with the merger is advisory only, it will not be binding on either Leap or AT&T. Accordingly, because Leap is contractually obligated to pay the compensation or provide the benefits, in each case as set forth in the applicable plan, arrangement or agreement, if the merger agreement is adopted and the merger is completed, the compensation will be payable, subject only to the conditions applicable thereto, regardless of the outcome of the advisory vote.

The affirmative vote of at least a majority of the shares of Leap common stock present in person or by proxy and entitled to vote on the matter will be required to approve the advisory resolution on executive compensation payable to Leap’s named executive officers in connection with the merger. Therefore, if you abstain, it will have the same effect as a vote “AGAINST” the adoption of the proposal, and if you fail to vote, it will have no effect on the outcome of the proposal unless the shares are counted as present at the special meeting.

Vote for Approval of an Adjournment or Postponement of the Special Meeting

The adoption of the proposal to adjourn or postpone the special meeting to a later time, if necessary or appropriate, to solicit additional proxies requires the affirmative vote of at least a majority of the shares of Leap common stock voting at the special meeting (excluding abstentions). Therefore, if you abstain or fail to vote, it will have no effect on the outcome of the proposal.

In connection with the merger agreement, MHR entered into a voting agreement with Leap and AT&T, which is described in more detail below, pursuant to which it agreed to vote shares of Leap common stock representing approximately 29.8% of Leap outstanding common stock in favor of the adoption of the merger agreement.

As of [ ● ], 2013, Leap’s directors and executive officers (other than Dr. Mark H. Rachesky, M.D.) and Dr. Rachesky, held and are entitled to vote, in the aggregate, approximately [ ● ] shares and [ ● ] shares of Leap common stock, respectively, representing approximately [ ● ]% and [ ● ]%, respectively, of the outstanding shares of Leap common stock. We currently expect that each of Leap’s directors and executive officers will vote their shares of Leap common stock in favor of the proposals to be presented at the special meeting.

Proxies and Revocation

If you are a stockholder of record of your shares of Leap common stock and you submit a proxy by telephone or the Internet or by returning a signed and dated proxy card by mail that is received by Leap at any time prior to the closing of the polls at the special meeting, your shares will be voted at the special meeting as you indicate. If you sign your proxy card without indicating your vote, your shares will be voted “FOR” the adoption of the merger agreement, “FOR” the approval, on an advisory basis, of the compensation that may be paid or become payable to Leap’s named executive officers in connection with the merger and “FOR” the adjournment or postponement of the special meeting, if necessary or appropriate, to solicit additional proxies, and in accordance with the recommendations of the Leap board on any other matters properly brought before the special meeting, or at any adjournment or postponement thereof, for a vote.

If your shares of Leap common stock are held in “street name,” you will receive instructions from your brokerage firm, bank, trust or other nominee that you must follow in order to have your shares of Leap common stock voted. If you have not received such voting instructions or require further information regarding such voting instructions, contact your broker. Brokers who hold shares of Leap common stock in “street name” for a beneficial owner of those shares typically have the authority to vote in their discretion on “routine” proposals when they have not received instructions from beneficial owners. However, brokers are not allowed to exercise their voting discretion with respect to the approval of matters that are “non-routine,” such as adoption of the merger agreement, without specific instructions from the beneficial owner. Broker non-votes are shares held by a broker or other nominee that are represented at the meeting, but with respect to which the broker or other nominee is not instructed by the beneficial owner of such shares to vote on the particular proposal and the broker does not have discretionary voting power on such proposal. If your broker or other nominee holds your shares of Leap common stock in “street name,” your broker or other nominee will vote your shares only if you provide instructions on how to vote by filling out the voter instruction form sent to you by your broker with this proxy statement.

Proxies received by Leap at any time prior to the closing of the polls at the special meeting, in the case of proxies submitted by using proxy cards, or [ ● ] a.m. [ ● ] time on [●], 2013, in the case of proxies submitted by telephone or Internet, that have not been revoked or superseded before being voted, will be voted at the special meeting.

If you are a stockholder of record of your shares of Leap common stock, you have the right to change or revoke your proxy at any time before the vote taken at the special meeting:

•	if you submitted your proxy by telephone or the Internet, by submitting another proxy by telephone or the Internet;

•	by delivering to Leap’s Corporate Secretary, a signed written notice of revocation bearing a date later than the date of the proxy, stating that the proxy is revoked;

•	by submitting by mail a later-dated proxy card relating to the same shares of Leap common stock; or

•	by attending the special meeting and voting in person (your attendance at the meeting will not, by itself, revoke your proxy; you must vote in person at the meeting).

Written notices of revocation and other communications with respect to the revocation of any proxies should be addressed to:

Leap Wireless International, Inc.

5887 Copley Drive

San Diego, California 92111

Attn: Corporate Secretary

If you are a “street name” holder of Leap common stock, you may change your vote by submitting new voting instructions to your brokerage firm, bank, trust or other nominee. You must contact your brokerage firm, bank, trust or other nominee to obtain instructions as to how to change or revoke your proxy.

Adjournments and Postponements

Under the terms of the merger agreement, if there are insufficient votes at the time of the special meeting, or any adjournment or postponement thereof, to adopt the merger agreement, then Leap may adjourn or postpone the special meeting. The stockholders by a vote of the holders of a majority of the votes entitled to be cast by the stockholders, present in person or by proxy (which may be voted by the proxy holders at the meeting), may, without further notice to any stockholder (unless a new record date is set or the adjournment is for more than 30 days), adjourn the meeting to a different time and place to permit further solicitations of proxies. At any such adjourned meeting at which a quorum may be present, any business may be transacted that might have been transacted at the meeting as originally called. Any signed proxies received by Leap prior to the closing of the polls at the special meeting in which no voting instructions are provided on such matter will be voted “FOR” an adjournment or postponement of the special meeting, if necessary or appropriate, to solicit additional proxies. Because a majority of the votes cast at the meeting is required to approve the proposal to adjourn the meeting, abstentions will have no effect on the proposal. Any adjournment or postponement of the special meeting for the purpose of soliciting additional proxies will allow Leap stockholders who have already sent in their proxies to revoke them at any time prior to their use at the special meeting as adjourned or postponed.

Solicitation of Proxies

This solicitation of proxies is being made by Leap and the cost of this solicitation is being borne by Leap. We have retained Innisfree M&A Incorporated, a professional proxy solicitation firm, to assist in the solicitation of proxies for the special meeting for a fee of approximately $20,000, plus reimbursement of reasonable out-of-pocket expenses. Innisfree’s employees and our directors, officers and employees may solicit the return of proxies by personal contact, mail, electronic mail, facsimile, telephone or the Internet. Innisfree expects that approximately 25 of its employees will assist in the solicitation. We may also issue press releases asking for your vote or post letters or notices to you on our website, www.leapwireless.com. Our directors, officers and employees may also solicit proxies by personal interview, mail, electronic mail, telephone, facsimile or other means of communication. These persons will not be paid additional remuneration for their efforts. We will also request brokers and other fiduciaries to forward proxy solicitation material to the beneficial owners of shares of Leap common stock that the brokers and fiduciaries hold of record. Upon request, we will reimburse them for their reasonable out-of-pocket expenses.

Questions and Additional Information

If you have questions about the merger or how to submit your proxy, or if you need additional copies of this proxy statement or the enclosed proxy card or voting instructions, please call our proxy solicitor, Innisfree M&A Incorporated, toll-free at (888) 750-5834 or collect at (212) 750-5833.

List of Stockholders

A list of our stockholders entitled to vote at the special meeting will be available for inspection for any purpose germane to the meeting at our principal executive offices at least ten days prior to the date of the special meeting and continuing through the special meeting. The list will also be available at the meeting for inspection by any stockholder present at the meeting.

THE COMPANIES

Leap Wireless International, Inc.

Leap is a Delaware corporation organized in 1998. We are a wireless communications carrier that offers digital wireless services in the U.S. under the “Cricket®” brand. Our Cricket service offerings provide customers with unlimited nationwide wireless services for a flat rate without requiring a fixed-term contract or a credit check. Leap common stock is listed on the NASDAQ under the symbol “LEAP.” Our principal executive offices are located at 5887 Copley Drive, San Diego, CA 92111. Our telephone number is (858) 882-6000. Leap’s home page on the Internet is www.leapwireless.com. The information provided on Leap’s website is not part of this proxy statement and is not incorporated herein by reference.

Laser, Inc.

Laser, Inc. (which we refer to as the “Stockholders’ Representative”), a Delaware corporation and currently an indirect wholly owned subsidiary of Leap, was formed on July 11, 2013 in connection with the execution of the merger agreement. The Stockholders’ Representative is party to the merger agreement and is expected to be party to the CVR Agreement. The Stockholders’ Representative has not undertaken any activities to date, except for activities incidental to its formation and activities undertaken in connection with the agreement and related transactions. Upon completion of the merger, it is currently anticipated that the equity interests of the Stockholders’ Representative will pass in equal parts to S. Douglas Hutcheson, John D. Harkey, Jr., and Mark H. Rachesky, M.D., each of whom currently serves as a Leap director, or their successors, and that these three individuals will be appointed as directors of the Stockholders’ Representative. Dr. Rachesky serves as chairman of the Leap board and Mr. Hutcheson also currently serves as chief executive officer of Leap. Pursuant to the merger agreement, the Stockholders’ Representative will have the authority to take efforts to eliminate interference to the 700 MHz License and to conduct the sale process of the 700 MHz License. The Stockholders’ Representative also has the power to make all decisions and to act on behalf of and as agent for the CVR holders under the CVR Agreement and the merger agreement (as related to the CVRs). None of Mr. Hutcheson, Mr. Harkey or Dr. Rachesky will receive any economic benefit in their capacity as a stockholder of the Stockholders’ Representative. Furthermore, Mr. Hutcheson, Mr. Harkey and Dr. Rachesky will agree that, if a circumstance arises where they could potentially receive any economic benefit in their capacity as stockholders of the Stockholders’ Representative, any such benefit shall be paid over to the Stockholders’ Representative and be considered in the calculation of the amount of distributable proceeds available to CVR holders. The principal executive offices of the Stockholders’ Representative are located at c/o Leap Wireless International, Inc. 5887 Copley Drive, San Diego, CA 92111, and its telephone number is (858) 882-6000.

AT&T Inc.

AT&T is a Delaware corporation organized in 1983. AT&T’s principal executive offices are located at 208 S. Akard St., Dallas, Texas 75202, its telephone number is (210) 821-4105, and its home page on the Internet is www.att.com. AT&T is a holding company whose subsidiaries and affiliates operate in the communications services industry in both the United States and internationally, providing wireless and wireline telecommunications services and equipment. The information provided on AT&T’s website is not part of this proxy statement and is not incorporated herein by reference.

Mariner Acquisition Sub Inc.

Merger Sub, a Delaware corporation, was formed solely for the purpose of facilitating AT&T’s acquisition of Leap. Merger Sub has not carried on any activities to date, except for activities incidental to its formation and activities undertaken in connection with the merger and related transactions. Upon consummation of the proposed merger, Merger Sub will merge with and into Leap and will cease to exist. Merger Sub’s principal executive offices are located at c/o AT&T Inc., 208 S. Akard St., Dallas, Texas 75202, and its telephone number is (210) 821-4105.

THE MERGER

Background of the Merger

In the last few years, the wireless telecommunications industry has become increasingly competitive as markets approach saturation and postpaid carriers market their nationwide 4G LTE service offerings to the prepaid segment. Many of Leap’s competitors have greater name and brand recognition, larger spectrum holdings, larger network footprints, greater access to capital, greater technical, sales, marketing and distributions resources and greater advantages of scale than Leap. Competitive pressures have increased further with recent market consolidation and other strategic transactions, including the merger of T-Mobile and MetroPCS and Softbank’s acquisition of a controlling stake in Sprint. Leap is facing new or significantly increased competition from T-Mobile’s nationwide expansion of the MetroPCS prepaid brand utilizing the T-Mobile 4G LTE network (with T-Mobile launching 15 new markets in July 2013 following the closing of the merger) as well as from other competitors who are increasingly focused on customers interested in prepaid, no-contract service.

Leap continues to face a number of challenges in its ability to compete effectively. Leap has experienced net losses in each of the last seven years, and its performance has declined significantly over the past year. The number of Leap’s end-of-period customers declined 22% between March 31, 2012 and June 30, 2013, resulting in Leap’s fixed costs (including its significant purchase commitments) being spread over a smaller customer base. Leap’s variable costs per customer have also been increasing, resulting in increasing pressure on operating margins. At the same time, Leap’s high level of indebtedness has constrained its ability to raise additional debt to finance capital expenditures, purchase additional spectrum and make other business investments needed to meet customer demands and remain competitive. Customers are increasingly demanding the higher data throughput speeds available on LTE networks to support mobile applications and mobile broadband use. To date, Leap has deployed LTE network technology in markets covering 21 million people, compared to the 96 million people covered by its total network footprint. In addition, the high costs of LTE network deployment, coupled with Leap’s limited spectrum depth, have constrained both Leap’s ability to deploy LTE services across its network footprint and to provide the data throughput speeds required to remain competitive. Leap has continued to rely heavily on other carriers for roaming and mobile virtual network operator, or MVNO, services outside of its network footprint, which are only available to Leap at significantly higher costs than the costs incurred by competitors with nationwide networks. Leap also anticipates that T-Mobile’s planned shutdown of the legacy MetroPCS CDMA network and the scaling back of the manufacture of AWS-compatible CDMA handsets are likely to adversely impact Leap’s ability to procure cost-effective AWS-compatible CDMA devices in the future.

In response to these challenges, Leap has taken steps to change its business strategy to stay competitive, including by targeting a broader income segment of subscribers, improving the customer experience (including by significantly improving the quality of its device portfolio and introducing higher-end smartphones such as the iPhone® and Samsung Galaxy handsets), improving the in-store experience and offering new services such as Muve Music®. Despite these and other efforts to enhance its competitive position, Leap’s management and the Leap board have continued to understand the need for Leap to expand the scope and scale of the services it provides, including by leveraging its valuable spectrum assets, expanding its existing LTE service footprint and increasing its technological capabilities so that it can both retain and grow its customer base and increase revenues. Therefore, Leap’s senior management and the Leap board have continuously evaluated various potential strategic alternatives available to Leap, including business combination transactions, conversion to an MVNO model combined with an asset or spectrum sale, network sharing transactions, the sale of under-performing markets and the sale of all or substantially all of Leap’s spectrum.

In December 2009, the Leap board determined to explore formally various strategic alternatives for Leap that it had begun discussing earlier in the year and authorized members of Leap management to hold discussions with third parties about possible strategic transactions. From late 2009 through August 2010, members of the Leap board and members of Leap senior management contacted and held discussions with multiple strategic parties and financial sponsors. No party other than Party A, a company in the wireless telecommunications industry (which we refer to as “Party A”), ultimately indicated that it was interested in further exploring a strategic transaction with Leap, although several parties indicated a willingness to enter into discussions regarding potential operational arrangements. Beginning in late March 2010, Leap and Party A held several discussions regarding a potential strategic transaction. However, discussions with Party A terminated in August 2010 when the Leap board determined that a strategic transaction with Party A was unlikely based on Party A’s view that the potential strategic transaction would not produce meaningful synergies.

Leap held discussions throughout 2010 with several parties regarding potential operational arrangements. In August 2010, after several months of negotiation, Leap entered into a five-year wholesale MVNO agreement with Sprint Nextel, which agreement allows Leap to offer its products and services over Sprint’s 3G network throughout the United States.

Throughout 2011, the Leap board continued to discuss potential strategic alternatives. With the Leap board’s authorization, members of Leap senior management held discussions with several companies in the wireless telecommunications industry regarding possible 4G roaming agreements, network sharing arrangements and spectrum purchases and sales. In March 2011, Leap entered into a long-term 4G roaming agreement with LightSquared. Leap and LightSquared held discussions throughout 2011 regarding the implementation of the roaming agreement. However, the arrangements between the parties terminated in early 2012 when the FCC effectively halted LightSquared’s terrestrial operations by seeking public comment on whether it should eliminate or modify LightSquared’s authorization to use its L-brand spectrum to provide terrestrial service in light of perceived interference to global positioning system receivers.

During June, July and August of 2011, Leap held several meetings and discussions with senior management of a company in the satellite communications industry (which we refer to as “Party B”) in which Leap proposed a potential merger or joint build arrangement with Party B. These discussions terminated when Leap determined it was no longer productive to pursue discussions with Party B.

Beginning in September 2011, members of Leap senior management held several discussions with members of AT&T senior management regarding a potential purchase by Leap of certain markets of AT&T which AT&T planned to divest in connection with its proposed combination with T-Mobile. The parties also discussed potential GSM, HSPA+ and 4G roaming arrangements and potential MVNO arrangements. Although Leap and AT&T were in advanced stages of discussing the key terms for a spectrum purchase, a roaming agreement, an MVNO arrangement and other related arrangements and were negotiating definitive agreements, discussions terminated shortly before AT&T announced on December 19, 2011 that it had agreed to terminate its bid for T-Mobile.

In January 2012, with the authorization of S. Douglas Hutcheson, chief executive officer of Leap, a representative from Lazard, with whom Leap had begun working in November 2011 on various strategic matters, met with Randall Stephenson, chairman and chief executive officer of AT&T, and a possible business combination between Leap and AT&T was discussed. Later that month, the Leap board met to discuss the possibility of an acquisition of Leap by AT&T or a potential joint venture arrangement regarding telecommunications services. The Leap board also discussed a potential business combination with a company in the wireless telecommunications industry (which we refer to as “Party C”), including a joint venture regarding telecommunications services. The Leap board concluded that the Leap board, along with senior management, should continue to explore potential strategic alternatives with both AT&T and Party C.

In February 2012, Mr. Hutcheson called Mr. Stephenson and they agreed to meet in Dallas later in the month. At that meeting, Mr. Hutcheson, Mr. Stephenson and other representatives of their respective companies met and discussed the possible sale of Leap spectrum to AT&T and a possible MVNO arrangement whereby Leap would acquire access to AT&T network services at wholesale rates. Also in early February 2012, with the authorization of the Leap board, Mr. Hutcheson and a member of the Leap senior management team met with members of the senior management team of a company in the wireless telecommunications industry and the parent company of Party C (which we refer to as “Party D”) to discuss a possible strategic transaction involving the two companies. Later in February 2012, Mr. Hutcheson and a member of the Leap senior management team met with members of senior management of Party D, including Party D’s chief executive officer, to discuss a possible strategic transaction between Leap, Party C and Party D.

In March 2012, Mr. Stephenson called Mr. Hutcheson and indicated that AT&T did not have any interest in a joint venture or MVNO arrangement with Leap. However, later that month, Mr. Hutcheson called Mr. Stephenson to speak about the merits of a possible acquisition of Leap by AT&T. During this time, Leap continued discussions with Party D at the request of the Leap board. Leap and Party D discussed a possible approach by Leap, Party D and Party C to Party A to include Party A in a potential combined transaction to create the fourth national wireless carrier in the United States.

In early April 2012, Mr. Stephenson called Mr. Hutcheson to inform Mr. Hutcheson that AT&T was no longer interested in proceeding with discussions regarding a possible acquisition of Leap by AT&T at that time. In mid-April, at a meeting of the Leap board, Mr. Hutcheson informed the Leap board that AT&T was no longer interested in pursuing discussions and the Leap board discussed the other potential alternatives which were still being pursued. A few weeks later, members of Leap senior management met with representatives of senior management from Party D to propose an ownership structure for the potential three-way combination of Leap, Party A and Party C.

In mid-May 2012, Leap senior management again met with Party D senior management and Party D provided its counterproposal to the ownership structure that Leap had proposed at the April meeting. Also in mid-May 2012, with the Leap board’s authorization, a member of Leap senior management met with a member of senior management of a company in the wireless telecommunications industry (which we refer to as “Party E”) to discuss whether Party E would be interested in acquiring Leap. Party E indicated that it would consider the possibility and communicate with Leap in the coming week. Also in mid-May 2012, members of the senior management team of Party A, at Leap’s request, met with Mr. Hutcheson and Dr. Mark Rachesky, M.D., chairman of the Leap board and the controlling person of MHR Fund Management LLC and its related entities, to discuss a potential business collaboration of Leap and Party A. Dr. Rachesky was acting in his capacity as the chairman of the Leap board at this meeting. At the meeting, members of Party A senior management indicated that they did not believe a strategic collaboration with Leap would be productive at that time.

In June 2012, a member of senior management of Party E called a member of Leap senior management and stated that Party E would not be able to engage in discussions with Leap about a possible transaction at that time due to other business priorities. Party E and Leap nevertheless continued to engage in discussions regarding a nationwide network sharing agreement but these discussions were terminated in October 2012 due to Party E’s entry into an agreement to be acquired by another telecommunications company (which we refer to as “Party F”).

Throughout the summer of 2012, members of Leap senior management continued to speak with members of Party D’s senior management regarding the benefits of Leap participating in a three-way combination of Leap, Party C and Party A.

In August 2012, a member of senior management of Party D called Mr. Hutcheson to inform him that Party C and Party D would be entering into exclusive discussions with Party A and that Party A was not interested in pursuing a three-way combination. The representative from Party D indicated that after completion of a transaction with Party A it would resume discussions with Leap. Leap did not hear from Party D thereafter regarding a possible strategic transaction until April 2013. Leap also began discussions with Party A in August 2012 regarding a potential swap of spectrum and operations in certain markets and entry into a potential reciprocal 4G roaming agreement. The discussions regarding a potential swap of spectrum and operations terminated in September 2012 when Party C entered into an agreement to acquire Party A. The discussions regarding a potential reciprocal 4G roaming agreement continued but had not concluded when Party C completed its acquisition of Party A.

From September through November 2012, at the direction of the Leap board, Leap hired a financial advisor to explore the potential sale of certain of its underperforming operations and spectrum assets. Five parties, including AT&T, were contacted regarding the potential operations and spectrum assets sale. None of the parties contacted indicated they were interested in purchasing the relevant operations and spectrum assets. The project was put on hold because of other significant strategic activities in the industry which limited the interest of several potential participants.

In October 2012, members of Leap senior management met with members of Party E’s senior management to discuss possible network sharing arrangements and the possible sale of selected Leap markets. These discussions did not result in entry into any definitive arrangements. Also in October 2012, Mr. Hutcheson called the chief executive officer of Party E to discuss a potential merger with Leap. The chief executive officer of Party E told Mr. Hutcheson that Party E was not interested in pursuing discussions with Leap at that time.

In November 2012, representatives from Lazard met with Mr. Stephenson in New York on Leap’s behalf. The parties, with the authorization of Mr. Hutcheson, discussed a potential transaction between AT&T and Leap. Mr. Stephenson indicated that AT&T recognized the value of Leap’s prepaid platform and spectrum assets and would consider a strategic alternative involving Leap among other alternatives under consideration. That same month, at the request of Leap, members of Leap senior management met with members of senior management of Party B to raise the possibility of an acquisition of Leap by Party B. Party B indicated it was not interested in acquiring Leap.

In February 2013, a representative of Lazard, with the authorization of Mr. Hutcheson, had a meeting with Mr. Stephenson during which two potential transactions involving AT&T and Leap were discussed – an acquisition by AT&T of Leap and an MVNO structure whereby Leap would acquire access to AT&T network services at wholesale rates. Mr. Stephenson indicated that AT&T was not interested in pursuing either structure with Leap at that time.

During March and April 2013, Mr. Hutcheson and the Leap board discussed Leap’s possible participation in the acquisition of Party A by Party C, and he indicated that he had some preliminary discussions with senior management of Party D regarding Party C. At the Leap board’s request, members of Leap senior management also contacted Party B, Party E, AT&T and one other party to discuss participation in a structure whereby Leap would attempt to purchase Party A. None of the parties expressed any interest in pursuing discussions. After review by the Leap board, Leap concluded that it would not be able to pursue an acquisition of Party A on its own. Discussions with Party D terminated when Party A’s shareholders approved the transaction with Party C.

On May 2, 2013, after Party C completed its transaction with Party A, members of Leap senior management contacted a representative of Party C to gauge its interest in a possible business combination and roaming and network sharing arrangements. Party C never responded.

On May 14, 2013, Mr. Hutcheson met with representatives from Party F to discuss the possibility of Party F acquiring Leap in the context of the strategic transactions that were happening at that time in the wireless telecommunications industry. Party F did not contact Leap with regard to strategic transactions after the conclusion of the meeting.

On May 21, 2013, Mr. Stephenson had a conversation with John D. Harkey Jr., a member of the Leap board, at a professional event. During this conversation, Mr. Stephenson and Mr. Harkey agreed that they should discuss the possibility of a transaction involving Leap and AT&T. The following day, on May 22, 2013, after discussion with Mr. Hutcheson, Mr. Harkey spoke to Mr. Stephenson and they agreed to meet on June 5, 2013 to discuss the merits of a possible business combination involving Leap and AT&T.

On June 5, 2013, Mr. Harkey met with Mr. Stephenson. Mr. Harkey and Mr. Stephenson agreed that there was merit to a potential transaction between Leap and AT&T but that both would need to discuss the matter with their respective boards of directors before proceeding further.

On June 6, 2013, at a regularly scheduled meeting of the Leap board, Mr. Harkey briefed the Leap board on the several conversations he had with Mr. Stephenson and that Mr. Stephenson had indicated an interest in pursuing a potential acquisition of Leap by AT&T. After discussion, the Leap board determined to proceed with discussions and authorized Mr. Harkey to call Mr. Stephenson and to confirm Leap’s interest in pursuing discussions regarding a possible business combination. That same day, Mr. Harkey spoke to Mr. Stephenson, who indicated that AT&T also continued to be interested in pursuing discussions, and both parties agreed to have their companies’ respective working teams discuss a potential merger. The following day, the parties executed a non-disclosure agreement and AT&T commenced diligence a few days thereafter.

On June 13, 2013, a telephonic meeting of the Leap board was held to update the Leap board on the status of discussions with AT&T. Members of Leap senior management and representatives from Lazard and Wachtell, Lipton, Rosen & Katz (which we refer to as “Wachtell Lipton”), counsel to Leap, were also present. After the update, the Leap board authorized Mr. Hutcheson to speak to members of AT&T senior management the following week to discuss terms of a potential acquisition of Leap by AT&T.

On June 19, 2013, Mr. Hutcheson held a telephonic meeting with members of AT&T senior management. The members of AT&T senior management indicated that based on due diligence conducted to date, AT&T was interested in pursuing a potential acquisition of Leap in an all-cash transaction at $9.50 per share of Leap common stock. These members of AT&T’s senior management also indicated that AT&T would not agree to pay a termination fee if the transaction was not completed for regulatory reasons or to any regulatory restrictions on AT&T, that Leap’s 700 MHz License would not be included in the transaction and would have to be sold prior to closing (with AT&T keeping the proceeds from such sale) and that AT&T would require MHR to agree to vote its shares in favor of the merger. Mr. Hutcheson indicated that he would discuss these terms with the Leap board and report whether the Leap board wished to continue to pursue a potential transaction on these terms.

Later on June 19, 2013, Sullivan & Cromwell LLP, legal counsel to AT&T (which we refer to as “Sullivan & Cromwell”), sent a draft of the merger agreement to Wachtell Lipton. The draft reflected the terms of the transaction that had been communicated to Mr. Hutcheson by the members of AT&T senior management, and also provided that Leap would not have the ability to terminate the merger agreement to accept a superior proposal and that AT&T could require a stockholder vote even if the Leap board had changed its recommendation of the merger in light of a superior proposal or due to an “intervening event.” The draft also provided for certain termination fees payable by Leap relating to receipt of an acquisition proposal and changes in the recommendation by the Leap board of the contemplated merger due to an “intervening event” of 5% and 7.5% of the transaction value, respectively.

On June 22, 2013, a telephonic meeting of the Leap board was held to update the Leap board on the developments with AT&T since the last meeting on June 14. Mr. Hutcheson described the preliminary proposal by AT&T to acquire Leap for $9.50 per share. Mr. Hutcheson stated that AT&T’s legal advisors had sent a draft merger agreement to Leap which was under review by Leap and its legal counsel, and legal counsel briefly described the key terms of the agreement, including the proposed termination fees. Dr. Rachesky stated, and Mr. Hutcheson agreed, that Leap senior management should pursue a higher price from AT&T, and seek to improve a number of other key aspects of AT&T’s proposal, including the size of the termination fees and that AT&T had not offered Leap any remedy or compensation in the event a transaction were not to occur for regulatory reasons. After discussion, the Leap board determined to continue to seek as favorable a potential transaction as possible with AT&T, and to pursue an in-person meeting between Leap management and management of AT&T in the coming week.

On June 25, 2013, Mr. Hutcheson, along with members of Leap senior management and representatives from Lazard met with members of AT&T senior management. Leap discussed its business with AT&T and also discussed various possibilities for excluding Leap’s 700 MHz License from the transaction, including the possibility of spinning off the 700 MHz License to Leap shareholders concurrently with the closing of the acquisition by Leap so as to provide additional consideration to Leap stockholders. Mr. Hutcheson also indicated Leap’s desire for the parties to negotiate commercial arrangements to be put in place should the merger fail to close for regulatory reasons. Mr. Hutcheson indicated that Leap was looking to enter into an LTE roaming agreement with AT&T, and also for the ability to put several of Leap’s spectrum assets and certain operations to AT&T at a pre-agreed price.

On June 26, 2013, a member of AT&T senior management called Mr. Hutcheson. The member of AT&T senior management indicated that, regardless of how the 700 MHz License was dealt with in the context of a merger, Leap stockholders would be entitled to the proceeds from any sale of the license, with the terms of that mechanism to be agreed. The member of AT&T senior management also indicated that AT&T would agree to consider potential commercial arrangements to be put in place should the merger fail to close for regulatory reasons, including an LTE roaming agreement and the purchase of certain of Leap’s operations and spectrum assets by AT&T, which purchase would be at the option of AT&T.

On June 27, 2013, a telephonic meeting of the Leap board was held to update the Leap board of the progress of discussions with AT&T, with representatives from Leap senior management, Lazard and Wachtell Lipton in attendance. The Leap board inquired if there was any update to AT&T’s preliminary proposal to acquire Leap for $9.50 per share. A representative from Lazard stated there was not. The representative from Lazard then stated that AT&T indicated that it was amenable to Leap’s request to develop a structure that would permit the 700 MHz License to be retained by Leap’s shareholders and then updated the board on discussions with AT&T’s representatives regarding possible arrangements it could enter into with Leap in the event the transaction did not obtain regulatory approval. The directors inquired whether AT&T was willing to pay Leap a cash break-up fee if regulatory approval was not obtained. Mr. Hutcheson said AT&T had been definitive from the outset that it would not proceed with any deal that included such a fee.

On June 28, 2013, Wachtell Lipton sent a revised draft of the merger agreement to Sullivan & Cromwell. The revised draft, among other things, provided responses to AT&T’s proposal on certain regulatory and fiduciary matters and also provided for a spin-off of the 700 MHz License. The draft provided that Leap would have the ability to terminate the merger agreement to accept a superior proposal and indicated that Leap wished to discuss the remedies available to Leap on a termination of the merger agreement related to the failure to receive regulatory approvals.

From July 1, 2013 through July 3, 2013, Mr. Hutcheson, along with several other members of Leap senior management, as well as representatives from Lazard, met with several members of AT&T’s senior management in Dallas. This group discussed several key business issues, conducted further due diligence, discussed the terms of the merger agreement relating to the operation of the business between signing and closing of a transaction and discussed the efforts AT&T would be required to make to obtain regulatory approval for the transaction. During these meetings, the parties discussed providing Leap stockholders with a contingent value right in addition to the cash consideration per share that would entitle each stockholder to a pro rata share of the net proceeds resulting from any future sale of the 700 MHz License. Members of Leap senior management indicated that a contingent value right may be acceptable if former Leap stockholders and/or management were able to control the maintenance and sale of the 700 MHz License for a period of time after the closing of the merger. The parties agreed to further consider a potential contingent value right and also discussed potential terms of a roaming agreement and the arrangements relating to certain spectrum assets of Leap and agreed that such arrangements would be limited to spectrum assets and would not include operations of Leap. AT&T indicated that it would be willing to enter into an LTE roaming agreement on limited terms and that it would agree to have a “call option” with respect to the spectrum assets that Leap desired to dispose of, but not any operations. Leap indicated that a “call option” without a reciprocal “put option” for Leap would not be acceptable to Leap and reiterated that Leap wanted the right to put the spectrum assets to AT&T.

On the afternoon of July 3, 2013, Mr. Harkey, in his capacity as a Leap director, met with Mr. Stephenson again. They discussed the status of the negotiations and Mr. Stephenson indicated that he was concerned with the number of issues that remained unresolved between the parties. Mr. Stephenson indicated that unless all terms of the transaction other than price were resolved over the following days, he would not meet as previously agreed with Mr. Hutcheson and Dr. Rachesky on July 8 to discuss price. Mr. Harkey indicated he would relay this message to the Leap working team.

On the evening of July 3, 2013, Sullivan & Cromwell sent a revised draft of the merger agreement to Wachtell Lipton reflecting the discussions of the working group over the prior few days. The draft indicated that several issues relating to regulatory and fiduciary matters were unresolved between the parties, including the right of Leap to terminate the merger agreement to accept a superior proposal, the requirement of Leap to hold a meeting of its stockholders to vote on the merger even if the Leap board had withdrawn or changed its recommendation of the merger and the size of the termination fees. The revised draft of the merger agreement also replaced the spin-off of the 700 MHz License with the contingent value right structure. Over the days that followed, Sullivan & Cromwell and Wachtell Lipton continued negotiating the merger agreement, including the deal protection elements of the merger agreement, as well as negotiations regarding the contingent value right structure and the roaming agreement and the put/call arrangements with respect to the spectrum assets.

On July 5, 2013, Wachtell Lipton sent a revised draft of the merger agreement to Sullivan & Cromwell reflecting resolution of the majority of outstanding issues, including the agreement between the parties that Leap would have the ability to enter into an LTE roaming agreement with an affiliate of AT&T if the merger agreement was terminated because applicable regulatory approval was denied or had not been received by the drop dead date, and, that if Leap entered into the roaming agreement, AT&T would have the ability to purchase certain of Leap’s spectrum assets, and that if AT&T did not exercise this right, Leap would have the ability to require AT&T to purchase such spectrum assets. The revised draft of the merger agreement also indicated that open issues remained regarding aspects of the deal protection elements. Also on July 5, 2013, Sullivan & Cromwell sent a draft of the CVR agreement, which reflected the agreement between the parties that a contingent value right would be granted to the former Leap stockholders as consideration for the transaction and that a stockholders’ representative would be able to control the sale of the 700 MHz License for a period of time after the closing of the merger.

On July 6, 2013, Wachtell Lipton and MHR sent comments to the voting agreement to Sullivan & Cromwell, which draft provided, among other things, that the voting agreement would terminate on a withdrawal of or change in recommendation by the Leap board of the merger. On July 7, 2013, Sullivan & Cromwell sent a further revised draft of the voting agreement, removing this termination provision. On July 7, 2013, Sullivan & Cromwell also sent a further revised draft of the merger agreement, which indicated that open issues remained regarding aspects of the deal protection elements, and also sent drafts of the LTE roaming agreement, license purchase agreement and spectrum lease agreement relating to the put/call arrangements with respect to the spectrum assets, which reflected the discussions of the working group over the prior few days. The pricing terms for the put/call arrangements were finalized by a member of senior management of AT&T and Mr. Hutcheson on the morning of July 8, 2013.

Later on July 8, 2013, Mr. Hutcheson and Dr. Rachesky, acting in his capacity as the chairman of the Leap board, met with Mr. Stephenson and another member of AT&T senior management. Dr. Rachesky and Mr. Hutcheson discussed the value of Leap’s business and how an acquisition of Leap would strengthen AT&T’s position in the growing prepaid segment of the wireless market, the potential network, marketing and capital expenditure synergies, the effects on AT&T’s spectrum position and the value of Leap’s tax assets to AT&T. During the several hours of negotiation that ensued, Dr. Rachesky negotiated with Mr. Stephenson to increase AT&T’s initial bid price of $9.50. Mr. Stephenson ultimately agreed that AT&T would be willing to pay $15.00 per share of Leap common stock, plus one contingent value right per share. Mr. Stephenson indicated that AT&T was prepared to offer this price only if Leap agreed that its board would not have the right to terminate the merger agreement in light of a superior proposal, Leap agreed that it would be required to hold the special meeting of its stockholders to vote on the merger even if the Leap board determined to withdraw or change its recommendation of the merger and MHR would enter into a voting agreement, which voting agreement would only terminate on a termination of the merger agreement and not on a change of recommendation by the Leap board. Mr. Hutcheson and Dr. Rachesky responded that they would present these proposed terms to the Leap board.

Over the course of the following days, Wachtell Lipton and Sullivan & Cromwell continued to negotiate the transaction documents. The termination fees were ultimately agreed upon on July 11, 2013, with Leap agreeing to pay $46,300,000, which is approximately 3.9% of the cash value of the merger consideration, for terminations and a change in recommendation by the Leap board relating to receipt of an acquisition proposal and $71,245,000, which is approximately 6.0% of the cash value of the merger consideration, for a change in recommendation by the Leap board relating to an “intervening event.” The parties worked to resolve all remaining issues, including diligence matters and finalizing the merger agreement, voting agreement, CVR agreement, LTE roaming agreement and the put/call arrangements, by the end of the day on July 11, 2013.

In the afternoon of July 11, 2013, the Wall Street Journal blog “Moneybeat” reported that John Legere, chief executive officer of T-Mobile, stated in an interview that T-Mobile had a plan called “Apollo 15,” which plan was designed to “take Leap’s subscribers” by “expanding T-Mobile’s prepaid cellphone service into markets served by Leap.” Mr. Legere said in the interview, “The most likely candidates that people would wonder if we are going to acquire, I think for now we’ll take them the old fashion way, which is, I think, pretty much what Apollo 15 is.” Mr. Legere continued, “The best way to think about Apollo 15 is T-Mobile network, T-Mobile devices, Leap customers.”

On the evening of July 11, 2013, at a special telephonic meeting of the Leap board, attended by certain members of Leap senior management and representatives of Lazard and Wachtell Lipton, the board discussed the proposed merger with AT&T. The Leap board also discussed the statements made by Mr. Legere earlier in the day. Wachtell Lipton discussed with the Leap board its fiduciary duties under Delaware law in connection with the transaction. Wachtell Lipton reviewed the current terms of the merger agreement and other transaction documents that had been negotiated. Next, Lazard reviewed for the Leap board the analyses that had been used in connection with the preparation of its fairness opinion. Lazard rendered its oral opinion, which was subsequently confirmed in writing, to the Leap board that, as of that date (and as of July 12, 2013 in the written opinion), and based upon and subject to the assumptions made, matters considered and qualifications and limitations on the scope of the review undertaken by Lazard as set forth in its opinion, the $15.00 per share of Leap common stock cash consideration, plus one CVR per share of Leap common stock to be received by holders of shares of Leap common stock (other than with respect to shares of Leap common stock (i) owned by AT&T, Merger Sub or any other direct or indirect subsidiary of AT&T and shares owned by Leap or any direct or indirect subsidiary of Leap, and in each case not held on behalf of third parties, (ii) that constitute restricted stock or (iii) held by holders who are entitled to and properly demand an appraisal of their shares of Leap common stock), pursuant to the merger agreement was fair, from a financial point view, to such holders. The full text of the written opinion of Lazard to the Leap board, dated July 12, 2013, is attached as Annex D to this proxy statement and is described in more detail below under “The Merger — Opinion of Leap’s Financial Advisor.”

Upon a unanimous vote of the directors present at the meeting, the Leap board approved entering into the merger and the merger agreement, substantially in the form presented to the Leap board and resolved to recommend that Leap stockholders adopt the merger agreement. The Leap board authorized the members of senior management to execute definitive transaction agreements on substantially the terms described to the Leap board. The Leap board also determined to have its representatives work to finalize the voting agreement, securing MHR’s support for the transaction, and to exempt the transaction under Leap’s Tax Benefit Preservation Plan.

Following the Leap board meeting, representatives of Wachtell Lipton and Sullivan & Cromwell continued to finalize the transaction documents and representatives of Wachtell Lipton, Sullivan & Cromwell and MHR finalized the terms of the proposed voting agreement with MHR.

On the afternoon of July 12, 2013, AT&T held a meeting of its board of directors to approve the transaction. After conclusion of that meeting, Leap and AT&T executed the merger agreement, Leap, AT&T and MHR executed the voting agreement and the transaction was announced. Leap also amended its Tax Benefit Preservation Plan to provide that the merger agreement and the other agreements contemplated thereby, including the voting agreement, would not result in a distribution of rights under the plan.

Reasons for the Merger; Recommendation of the Leap Board

Reasons for the Merger

The Leap board evaluated, with the assistance of its legal and financial advisors, the merger agreement and the merger and, on July 11, 2013, unanimously determined on behalf of Leap that the merger agreement, the merger and the other transactions contemplated thereby, were fair, advisable and in the best interests of Leap and its stockholders, including its unaffiliated stockholders.

In the course of making the unanimous recommendation described above, the members of the Leap board considered the following positive factors relating to the merger agreement, the merger and the other transactions contemplated thereby, each of which the members of the Leap board believed supported their decision:

•

The current and historical market prices of Leap common stock, including the market performance of Leap common stock relative to those of other participants in Leap’s industry and general market indices, and the fact that the per share cash merger consideration of $15.00 per share represented a premium of approximately 96% to the closing price of Leap common stock on July 10, 2013, the last trading day prior to the Leap board meeting at which the merger was approved, and an approximately 150% premium to Leap’s average closing price for the 90 trading days ending July 10, 2013;

•

That the members of the Leap board unanimously believed that the per share cash merger consideration of $15.00 per share plus one CVR was more favorable to Leap’s stockholders than the potential value that might result from other alternatives reasonably available to Leap;

•

That Leap, through extensive, arm’s-length negotiation, was able to obtain an increase in the aggregate consideration from AT&T’s initial proposal of $9.50 per share of Leap common stock to the final proposal of $15.00 per share of Leap common stock plus one CVR, which CVR represents potential additional value for Leap stockholders by entitling them to a pro rata share of the net proceeds resulting from the future sale of the 700 MHz License. The Leap board believes the value of the 700 MHz License is currently impaired due to interference and interoperability issues and therefore a disposition of the license in the near-term would not have achieved optimal value for Leap stockholders;

•

That the Stockholders’ Representative will have control over the 700 MHz License and be responsible for maintaining the license and working to eliminate interference and interoperability issues and will control the sales process, subject to limited restrictions described in the form of CVR Agreement;

•

The fact that the multiple of Leap’s estimated operating income (loss) before depreciation and amortization (which we refer to as “OIBDA”) for the year ended December 31, 2013 (based on public research analyst estimates) to its enterprise value, as implied by the merger, is well within the range of such multiples for precedent transactions as demonstrated to the Leap board by Lazard’s analysis described in “Opinion of Leap’s Financial Advisor — Valuation Analyses— Selected Precedent Transactions Multiples Analysis”;

•

The financial analysis presented to the Leap board by Lazard and the oral opinion of Lazard rendered to the Leap board on July 11, 2013, as to the fairness, from a financial point of view as of the date of the opinion, of the aggregate consideration to be received by holders of Leap’s common stock, as more fully described below in the section entitled “The Merger — Opinion of Leap’s Financial Advisor”;

•

That a substantial portion of the aggregate consideration to be paid at closing is cash, so that the transaction provides Leap stockholders certainty of value for that portion of the consideration and immediate liquidity for their shares upon consummation of the merger;

•

That Leap had made approaches to a significant number of other potential strategic acquirers throughout the past several years regarding business combination transactions, conversion to an MVNO model combined with an asset or spectrum sale, network sharing transactions, the sale of under-performing markets and the sale of all or substantially all of Leap’s spectrum and that none of these approaches resulted in meaningful interest by or negotiations with such potential acquirers, as more fully described in “The Merger — Background of the Merger;”

•	The Leap board’s understanding of Leap’s business, assets, LTE deployment alternatives, financial condition and results of operations and historical and projected financial performance, including:

•	Leap’s history of net losses, which include net losses in each of the last seven years;

•

the decline in Leap’s performance since the first fiscal quarter of 2012, including the 22% reduction in end-of-period customers between March 31, 2012 and June 30, 2013, which has meant that Leap’s fixed costs (including its significant purchase commitments) are spread over a smaller customer base, resulting in increasing pressure on operating margins. This effect has been exacerbated by rising variable costs per customer associated with roaming and wholesale costs to deliver nationwide services, such as Muve Music, as well as device subsidy costs associated with increased smartphone sales;

•

the high level of Leap’s indebtedness (approximately $3.6 billion as of June 30, 2013), which constrains Leap’s ability to raise additional debt to finance capital expenditures, purchase of additional spectrum and make other investments in its business;

•	the high cost of LTE network deployment and limited alternatives available to Leap to meet customer demand for LTE services;

•	Leap’s lack of spectrum depth compared to its competitors, which constrains the data throughput speeds that can be achieved on Leap’s present and potential LTE network relative to its competitors; and

•	the potential impact of Leap’s ongoing cost-reduction initiatives on customer acquisition and retention.

•	The conditions and trends in the wireless communications industry and Leap’s prospects if it were to remain an independent company, including risks and uncertainties related to the following:

•

the increasing challenges faced by Leap as an independent company in pursuing growth arising, in part, because many of Leap’s competitors have greater name and brand recognition, larger spectrum holdings, larger network footprints, greater access to capital, greater technical, sales, marketing and distribution resources, greater advantages of scale, and established relationships with a larger base of current and potential customers;

•

increasing and intensifying competition in the prepaid wireless segment, particularly from postpaid carriers with robust nationwide 4G LTE networks, and its likely impact on Leap’s acquisition and retention of customers and financial performance in the future;

•	increasing customer demand for higher data throughput speeds to support mobile applications and mobile broadband use;

•

T-Mobile’s proposed shutdown of the legacy MetroPCS CDMA network and Leap’s anticipated difficulties in continuing to procure cost-effective AWS-compatible CDMA devices in light of the scaling back of manufacture of AWS-compatible CDMA handsets; and

•

Leap’s reliance on other carriers for roaming and MVNO services outside of its limited network footprint, which affects service quality and involves charges that are higher than the costs incurred by competitors who do not need to rely on roaming or MVNO services to the same extent.

•	The fact that AT&T is a well-known and respected entity with significant experience and financial capacity;

•

That the complementary nature of Leap’s and AT&T’s spectrum assets, combined with the addition of Leap’s significant experience in the prepaid wireless business, its dedicated and knowledgeable employees, its distribution network and its well-known and established Cricket brand, will help AT&T accelerate the expansion of its prepaid wireless business and result in a combined company that is expected to have the scale and spectrum to better compete with other major national providers for customers interested in low-cost prepaid service;

•	The terms and conditions of the merger agreement and related transaction documents, including:

•

the provision of the merger agreement allowing the Leap board to withdraw or change its recommendation of the merger agreement in circumstances relating to the presence of a superior proposal after giving AT&T the opportunity to match any superior proposal, subject, in specified cases where the merger is not completed, to payment of a termination fee of approximately $46 million, which amount the members of the Leap board believed was reasonable in light of, among other matters, the benefits of the merger to Leap’s stockholders, the typical size of such termination fees in similar transaction and the likelihood that a fee of such size would not be a meaningful deterrent to alternative acquisition proposals;

•

the provision of the merger agreement allowing the Leap board to withdraw its recommendation of the merger upon the occurrence of certain intervening events that were not known to the Leap board at or prior to the execution of the merger agreement, subject, in specified cases, where the merger is not completed, to payment of a termination fee of approximately $71 million, which amount the members of the Leap board believed was reasonable in light of, among other matters, the benefits of the merger to Leap’s stockholders and the process that Leap has been through to understand the value of its business and assets;

•

the requirement that, in the event of a failure of the merger to be consummated under certain circumstances, Leap will have the option to enter into a domestic LTE roaming agreement, and if Leap enters into the LTE roaming agreement, AT&T will have a call option with respect to certain of Leap’s spectrum assets and Leap will thereafter have a put option with respect to those same spectrum assets if not called by AT&T; and

•	the absence of a financing condition.

•

The Leap board’s belief that analysts continue to be uncertain about the value of Leap’s operating business going forward, but believe Leap has significant underlying asset value in its spectrum and tax assets;

•

The fact that MHR, Leap’s most significant stockholder holding approximately 29.8% of the outstanding shares of Leap common stock and a long-term investor in Leap headed by the chairman of Leap’s board, was prepared to support the transaction by entering into a voting agreement with AT&T;

•

The Leap board’s belief that, although the merger does not require approval by holders of at least a majority of the shares of common stock held by Leap’s stockholders unaffiliated with MHR, the absence of such requirement should not affect the Leap board’s fairness determination for such unaffiliated stockholders because, among other things, MHR will dispose of all of the shares of Leap common stock owned by it in the merger for the same consideration as will be received by the unaffiliated stockholders in the merger; and

•

The availability of appraisal rights under Delaware law to holders of shares of Leap common stock who do not vote in favor of the proposal to adopt the merger agreement and comply with all of the required procedures under Delaware law, which provides those eligible stockholders with an opportunity to have a Delaware court determine the fair value of their shares, which may be more than, less than or the same as the amount such stockholders would have received under the merger agreement.

In the course of reaching the determinations and decisions and making the recommendation described below, the Leap board also considered the following factors relating to the procedural safeguards that members of the Leap board believed were and are present to ensure the fairness of the merger, each of which safeguards the members of the Leap board believed supported their decision and provided assurance of the fairness of the merger:

•	That the Leap board retained and was advised by independent legal counsel and financial advisors;

•	That the Leap board conducted extensive deliberations over a period of several weeks regarding the merger;

•	That the Leap board had ultimate authority to decide whether or not to proceed with a transaction or any alternative thereto; and

•	That the Leap board was aware it had no obligation to recommend any transaction.

In the course of reaching the determinations and decisions and making the recommendation described above, the Leap board considered the following risks and potentially negative factors relating to the merger agreement, the merger and the other transactions contemplated thereby:

•

That Leap’s stockholders as such will have no ongoing equity participation in Leap following the merger, and that such stockholders will cease to participate in Leap’s future earnings or growth, if any, or to benefit from increases, if any, in the value of the common stock, and will not participate in any potential future sale of the surviving corporation to a third party;

•

The contingencies to the completion of the merger, including the risk that (1) the required regulatory approvals might not be received in the timeframe provided in the merger agreement, (2) regulatory authorities might seek to impose terms or conditions in connection with granting such approvals that AT&T would not be required to accept under the terms of the merger agreement and (3) the other conditions to completing the merger might not be satisfied, and, as a result, it is possible that the merger may not be completed even if the merger agreement is adopted by Leap’s stockholders;

•

The covenants in the merger agreement regarding non-solicitation and stockholder approval, and the inability of Leap to terminate the merger agreement in order to accept a superior proposal and the requirement that if the Leap board changes or withdraws its recommendation, it must continue to hold the special meeting of its stockholders to vote on adoption of the merger agreement;

•	The fact that the terms of the voting agreement do not permit MHR to terminate the voting agreement on withdrawal of or change in the Leap board’s recommendation of the merger;

•

The risks that the CVRs may yield little or no value for Leap stockholders if the interference and interoperability issues affecting the value of the 700 MHz License cannot be resolved, relief from FCC interim construction benchmarks cannot be obtained or the 700 MHz License cannot be sold;

•	That the CVRs are subject to restrictions on transfer and are not registered under any federal or state securities laws;

•	The risk that the termination date could be as long as 18 months from the execution of the merger agreement and, if the merger is not completed:

•

Leap will be required to pay its expenses related to the potential merger, which will likely be substantial, including the expenses incurred in connection with any litigation resulting from the announcement, pendency or non-completion of the merger;

•	the market’s perception of Leap’s continuing business could result in a loss of customers, vendors, business partners and employees; and

•	the trading price of Leap’s common stock could be materially adversely affected;

•

The merger agreement’s restrictions on the conduct of Leap’s business prior to the completion of the merger, generally requiring Leap to conduct its business only in the ordinary and usual course, subject to specific limitations, which may delay or prevent Leap from undertaking business opportunities that may arise pending completion of the merger;

•

The potential negative effect of the pendency of the merger on Leap’s business, including uncertainty about the effect of the proposed merger on Leap’s employees, customers and other parties, which may impair Leap’s ability to attract, retain and motivate key personnel, and could cause customers, suppliers, dealers, distributors and others to seek to change existing business relationships with Leap;

•	That the receipt of cash by stockholders in exchange for shares of common stock pursuant to the merger will be a taxable transaction for U.S. federal income tax purposes;

•

The possibility that, under certain circumstances under the merger agreement, Leap may be required to pay a termination fee of approximately $46 million or $71 million, as more fully described under “The Merger Agreement — Effect of Termination — Termination Fees”; and

•

The fact that Leap’s directors and officers have interests in the merger that are different from, or in addition to, the interests of Leap’s stockholders generally. The Leap board was fully informed of these interests, which are described in more detail in the section entitled “The Merger — Interests of Leap Directors and Executive Officers in the Merger.”

The foregoing discussion of the information and factors considered by the Leap board includes the material factors considered by the Leap board. In view of the variety of factors considered in connection with its evaluation of the merger, the Leap board did not find it practicable to, and did not, quantify or otherwise assign relative weights to the specific factors considered in reaching its determination and recommendation. In addition, individual directors may have given different weights to different factors. The board recommended the merger agreement and the merger based upon the totality of the information it considered.

Recommendation of Leap’s Board of Directors

After careful consideration, the Leap board has unanimously approved the merger agreement and determined that the merger agreement is advisable, fair to and in the best interests of Leap and its stockholders.

Opinion of Leap’s Financial Advisor

Leap has retained Lazard to act as Leap’s financial advisor in connection with the merger. As part of this engagement, the Leap board requested that Lazard evaluate the fairness, from a financial point of view, to holders of shares of Leap common stock (other than holders who are entitled to and properly demand an appraisal of their shares of Leap common stock) of the aggregate consideration to be paid to such holders in the merger. On July 11, 2013, at a meeting of the Leap board held to evaluate the merger, Lazard rendered to the Leap board an oral opinion, confirmed by delivery of a written opinion dated July 12, 2013, to the effect that, as of that date and based upon and subject to the assumptions, factors and qualifications set forth in such opinion, the aggregate consideration to be paid in the merger to holders of shares of Leap common stock (other than holders who are entitled to and properly demand an appraisal of their shares of Leap common stock) was fair, from a financial point of view, to such holders of shares of Leap common stock.

The full text of Lazard’s written opinion, dated July 12, 2013, to the Leap board, which sets forth, among other things, the procedures followed, assumptions made, matters considered and qualifications and limitations on the scope of review undertaken by Lazard in connection with its opinion, is attached to this proxy statement as Annex D and is incorporated into this proxy statement by reference.

Lazard’s engagement and its opinion were for the benefit of the Leap board (in its capacity as such) and Lazard’s opinion was rendered to the Leap board in connection with its evaluation of the merger. Lazard’s opinion was not intended to and does not constitute a recommendation to any stockholder as to how such stockholder should vote or act with respect to the merger or any matter relating thereto.

In connection with its opinion, Lazard:

•	reviewed the financial terms and conditions of a draft, dated July 11, 2013, of the merger agreement and a draft, dated July 11, 2013, of the CVR Agreement;

•	reviewed certain publicly available historical business and financial information relating to Leap;

•

reviewed various internal financial forecasts and other data provided to Lazard by Leap relating to the business of Leap, including forecasts that have been identified to Lazard as the “Upside”, “Base” and “Downside” cases;

•	held discussions with members of the senior management of Leap with respect to the business of Leap;

•	reviewed public information with respect to certain other companies in lines of business Lazard believes to be generally relevant in evaluating the business of Leap;

•	reviewed the financial terms of certain business combinations involving companies in lines of business Lazard believes to be generally relevant in evaluating the business of Leap;

•	reviewed historical stock prices and trading volumes of Leap common stock; and

•	conducted such other financial studies, analyses and investigations as Lazard deemed appropriate.

Lazard assumed and relied upon the accuracy and completeness of the foregoing information, without independent verification of such information. Lazard did not conduct any independent valuation or appraisal of any of the assets or liabilities, contingent or otherwise, of Leap or concerning the solvency or fair value of Leap or AT&T, and Lazard was not furnished with any such valuation or appraisal. Management of Leap advised Lazard that the “Base” case represented the best currently available estimates and judgments as to the future financial performance of Leap and, accordingly, with Leap’s consent, Lazard used such case for purposes of its analysis in connection therewith. Lazard assumed, with the consent of Leap, that the “Base” case forecast was reasonably prepared on bases reflecting the best currently available estimates and judgments as to the future financial performance of Leap. Lazard assumed no responsibility for and expressed no view as to any forecasts or the assumptions on which they were based. Lazard’s opinion did not address the relative merits of the merger as compared to any other transaction or business strategy in which Leap might engage or the merits of the underlying decision by Leap to engage in the merger.

Lazard’s opinion was necessarily based on economic, monetary, market and other conditions as in effect on, and the information made available to Lazard as of, the date of its opinion. Lazard assumed no responsibility for updating or revising its opinion based on circumstances or events occurring after the date of its opinion. Lazard did not express any opinion as to the price at which shares of Leap common stock might trade at any time subsequent to announcement of the merger. In connection with Lazard’s engagement, Lazard was not authorized to, and did not, solicit indications of interest from third parties regarding a potential transaction with Leap.

In rendering its opinion, Lazard assumed, with Leap’s consent, that the merger would be consummated on the terms described in the merger agreement and the CVR Agreement, without any waiver or modification of any material terms or conditions. Representatives of Leap advised Lazard, and Lazard assumed, that the merger agreement and the CVR Agreement, when executed, would conform to the draft reviewed by Lazard in all material respects. Lazard also assumed, with Leap’s consent, that obtaining the necessary governmental, regulatory or third party approvals and consents for the merger would not have an adverse effect on Leap or the merger. Lazard did not express any opinion as to any tax or other consequences that might result from the merger, and Lazard’s opinion did not address any legal, tax, regulatory or accounting matters, as to which Lazard understood that Leap obtained such advice as it deemed necessary from qualified professionals.

Lazard expressed no view or opinion as to any terms or other aspects (other than the aggregate consideration to the extent expressly specified in its opinion) of the merger, including, without limitation, the form or structure of the merger or any agreements or arrangements entered into in connection with, or contemplated by, the merger, including (without limitation) the Voting Agreement, the Roaming Agreement and the License Purchase Agreement (each as defined in the merger agreement). Lazard’s opinion did not take into account individual circumstances of specific holders with respect to control, voting or other rights which may distinguish such holders. In addition, Lazard expressed no view or opinion as to the fairness of the amount or nature of, or any other aspects relating to, the compensation to any officers, directors or employees of any parties to the merger, or class of such persons, relative to the aggregate consideration or otherwise. The issuance of Lazard’s opinion was approved by Lazard’s opinion committee.

In preparing its opinion to the Leap board, Lazard performed a variety of financial and comparative analyses. The following is a brief summary of the material financial and comparative analyses that Lazard deemed to be appropriate for this type of transaction and that were reviewed with the Leap board by Lazard in connection with rendering its opinion. The summary of Lazard’s financial analyses described below is not a complete description of the analyses underlying its opinion. The preparation of a financial opinion is a complex analytical process involving various determinations as to the most appropriate and relevant methods of financial analysis and the application of those methods to the particular circumstances and, therefore, is not readily susceptible to partial or summary description. In arriving at its opinion, Lazard considered the results of all of the analyses undertaken by it and assessed as a whole and did not draw, in isolation, conclusions from or with regard to any one factor or method of analysis considered by it. Rather, Lazard made its determination as to fairness on the basis of its experience and professional judgment after considering the results of all of the analyses. Accordingly, Lazard believes that its financial analyses must be considered as a whole and that selecting portions of its analyses and factors or focusing on information presented in tabular format, without considering all analyses and factors or the narrative description of the analyses, could create a misleading or incomplete view of the processes underlying its analyses and opinion.

In its financial analyses, Lazard considered industry performance, general business, economic, market and financial conditions and other matters, many of which are beyond the control of Leap. No company or transaction used in Lazard’s analyses is identical to Leap or the merger, and an evaluation of the results of those analyses is not entirely mathematical. Rather, the analyses involve complex considerations and judgments concerning financial and operating characteristics and other factors that could affect the public trading, acquisition or other values of the companies and transactions analyzed. The estimates contained in Lazard’s analyses and the ranges of valuations resulting from any particular analysis are not necessarily indicative of actual values or predictive of future results or values, which may be significantly more or less favorable than those suggested by the analyses. In addition, analyses relating to the value of businesses or securities do not purport to be appraisals or to reflect the prices at which businesses or securities actually may be sold or acquired. Accordingly, the estimates used in, and the results derived from, Lazard’s analyses are inherently subject to substantial uncertainty.

Summary of Lazard Financial Analyses

The summary of the analyses and reviews provided below includes information presented in tabular format. In order to fully understand Lazard’s analyses and reviews, the tables must be read together with the full text of each summary. The tables alone do not constitute a complete description of Lazard’s analyses and reviews. Considering the data in the tables below without considering the full description of the analyses and reviews, including the methodologies and assumptions underlying the analyses and reviews, could create a misleading or incomplete view of Lazard’s analyses and reviews.

Except as otherwise noted, the following quantitative information, to the extent that it is based on market data, is based on market data as it existed on or before July 10, 2013 and is not necessarily indicative of current market conditions.

Valuation Analyses

Selected Comparable Company Multiples Financial Analysis. Lazard reviewed and analyzed certain financial information, valuation multiples and market trading data relating to selected comparable publicly traded companies whose operations Lazard believed, based on its experience with companies in the wireless communications industry, to be similar to Leap’s operations for purposes of this analysis. Lazard then compared such information to the corresponding information for Leap.

Selected Leap Comparable Companies
• Sprint • T-Mobile US • nTelos

Lazard selected the companies reviewed in this analysis because, among other things, the Leap comparable companies operate businesses similar to the business of Leap. Lazard also considered U.S. Cellular, AT&T and Verizon in its analysis, but determined that the selected Leap comparable companies were more directly comparable to Leap. However, no selected company is identical to Leap. Accordingly, Lazard believes that purely quantitative analyses are not, in isolation, determinative in the context of the merger and that qualitative judgments concerning differences between the business, financial and operating characteristics and prospects of Leap and the Leap comparable companies that could affect the public trading values of each are also relevant.

Lazard calculated and compared various financial multiples and ratios of each of the Leap comparable companies, including, among other things, the ratio of each company’s enterprise value, calculated as the market capitalization of each company (based on each company’s closing share price as of July 10, 2013 and fully-diluted share count as of March 31, 2013), plus debt, less cash, cash equivalents and marketable securities as of March 31, 2013, to its calendar year 2013 estimated earnings before interest, taxes, depreciation and amortization, commonly referred to as “EBITDA.” The calendar year 2013 estimated EBITDA for each of the Leap comparable companies used by Lazard in its analysis were based on publicly available Wall Street consensus estimates. The following table summarizes the results of this review:

Leap Comparable Companies Multiples
Enterprise Value to 2013E EBITDA	5.6x – 7.7x

Based on an analysis of the relevant metrics for each of the Leap comparable companies, Lazard selected a reference range of 5.5x to 7.5x for enterprise value to estimated 2013 EBITDA.

Lazard applied such range of enterprise values to EBITDA multiples (which we refer to as “EV/EBITDA multiples”) for the Leap comparable companies to the public estimated EBITDA of Leap for 2013 of $476 million (which we refer to as the “2013 Research Consensus EBITDA”).

From this analysis, Lazard estimated an implied price per share range for shares of Leap common stock, as compared to the per share cash merger consideration, as set forth in the following table:

Implied Price Per Share Range	Per Share Cash Merger Consideration
($3.50) – $8.05	$15.00

Selected Precedent Transactions Multiples Analysis. Lazard reviewed and analyzed selected precedent merger and acquisition transactions involving target companies in the wireless communications industry that it viewed as comparable to Leap. In performing these analyses, Lazard reviewed certain financial information and transaction multiples relating to the companies involved in the selected transactions and compared such information to the corresponding information for Leap. Specifically, Lazard reviewed six merger and acquisition transactions announced since July 2008 involving companies in the wireless communications industry for which sufficient public information was available.

The selected group of transactions used in this analysis was as follows:

Announcement Date	Acquiror	Target
October 2012 (amended June 2013)	• SoftBank	• Sprint
January 2013	• AT&T	• ATNI
October 2012 (amended April 2013)	• T-Mobile	• Metro PCS
March 2011	• AT&T	• T-Mobile
October 2009	• Sprint Nextel	• iPCS
November 2008	• AT&T	• Centennial

To the extent publicly available, Lazard reviewed, among other things, the EV/EBITDA multiples of each of the target companies implied by the selected transactions by comparing the enterprise value implied by the acquisition price to the relevant target company’s estimated EBITDA for the fiscal year in which the relevant transaction was announced. Estimated EBITDA amounts for the target companies were based on publicly available Wall Street consensus estimates or other publicly available financial information and research at the time of the delivery of Lazard’s opinion. The following table summarizes the results of this review:

Enterprise Value to EBITDA Multiples for Selected Precedent Transactions
High	8.1x
Median	7.1x
Low	4.8x

Based on an analysis of the relevant metrics for each of the transactions, Lazard applied an EV/EBITDA multiple range of 6.5x to 8.0x to the 2013 estimated EBITDA of Leap. The 2013 estimated EBITDA for Leap was based on the 2013 Research Consensus EBITDA. From this analysis, Lazard derived an implied price per share range for shares of Leap common stock, as compared to the per share cash merger consideration as set forth in the following table:

Implied Price Per Share Range	Per Share Cash Merger Consideration
$2.28 – $10.90	$15.00

Management Base Case Discounted Cash Flow Analysis. Lazard performed a discounted cash flow analysis to calculate the estimated present value of the standalone unlevered, after-tax free cash flows that Leap was forecasted to generate during the fiscal years ending December 31, 2013 through December 31, 2018 utilizing the financial projections for Leap prepared by the management of Leap (which we refer to as the “Leap management base case,” which for purposes of this “Opinion of Leap’s Financial Advisor” section refers solely to the base case projections described in the section entitled “The Merger—Financial Forecasts” and no other case described therein). For purposes of this analysis, stock-based compensation was treated as a cash expense. Lazard calculated terminal values for Leap by applying to Leap’s calendar year 2019 estimated EBITDA a range of multiples at 5.0x to 6.0x, which were derived by taking into consideration the Leap management base case, growth rates for the industry in which Leap operates and public valuations of comparable companies to Leap. The present values (as of June 30, 2013) of the free cash flows and terminal values were then calculated using discount rates ranging from 8.5% to 9.5%, which were derived taking into account a weighted average cost of capital calculation. This analysis indicated the following approximate implied price per share range for shares of Leap common stock, as compared to the per share cash merger consideration:

Implied Price Per Share Range	Per Share Cash Merger Consideration
$4.99 – $12.59	$15.00

Potential Value Outcomes for CVR Structure. Lazard performed an analysis to calculate the estimated present value of the 700 MHz License based on a sale occurring on each of December 31, 2015 and December 31, 2016 utilizing precedent transactions for comparable licenses. The 2015 and 2016 dates were selected because they correspond to the time periods provided under the CVR Agreement for the Stockholders’ Representative to cause Licenseco to sign and complete a transaction (assuming for illustration purposes only that the effective time of the merger is December 31, 2014). The future value of the 700 MHz License was calculated based upon precedent transactions involving comparable spectrum licenses. Based on such precedent transactions, Lazard selected a range of $3.00 per MHz-POP to $4.00 per MHz-POP (where “POP” refers to population and potential customer numbers) for the future value of the 700 MHz License for a sale occurring on either December 31, 2015 or December 31, 2016. Lazard calculated present values of the 700 MHz License per CVR by applying a discount rate of 19% to the future value of the 700 MHz License, which was derived taking into account a weighted average cost of capital of 9% and a 10% annual liquidity discount. The present values (as of June 30, 2013) of the low and high valuations of the 700 MHz License per CVR based upon the per MHz-POP values above and a sale occurring on December 31, 2015 were $2.68 and $3.35, respectively. The present values (as of June 30, 2013) of the low and high valuations of the 700 MHz License per CVR based upon the per MHz-POP values above and a sale occurring on December 31, 2016 were $2.25 and $2.82, respectively. This analysis also indicated that if interference and interoperability issues persist, the future value of the 700 MHz License could be negligible, and the opinion rendered by Lazard to the Leap board did not assume any minimum value of the CVR. The amounts described in this paragraph do not take into account the provisions of the CVR Agreement that would reduce the amount of distributable proceeds following a sale of the 700 MHz License.

Other Analyses

The analyses and data described below were presented to the Leap board for reference purposes only and did not provide the basis for, and were not material to, the rendering of Lazard’s opinion.

Management Upside Case Discounted Cash Flow Analysis. Lazard performed a discounted cash flow analysis to calculate the estimated present value of the standalone unlevered, after-tax free cash flows that Leap was forecasted to generate during the fiscal years ending December 31, 2013 through December 31, 2018 utilizing the financial projections for Leap prepared by the management of Leap referred to as the upside case projections described in the section entitled “The Merger—Financial Forecasts”. The results of this analysis implied a price per share range for Leap common stock of $13.09 to $21.84, as compared to the per share cash merger consideration of $15.00 per share.

Management Downside Case Discounted Cash Flow Analysis. Lazard performed a discounted cash flow analysis to calculate the estimated present value of the standalone unlevered, after-tax free cash flows that Leap was forecasted to generate during the fiscal years ending December 31, 2013 through December 31, 2018 utilizing the financial projections for Leap prepared by the management of Leap referred to as the downside case projections described in the section entitled “The Merger—Financial Forecasts”. The results of this analysis implied a price per share range for Leap common stock of ($18.33) to ($15.65), as compared to the per share cash merger consideration of $15.00 per share.

Consensus Research Discounted Cash Flow Analysis. Lazard performed a discounted cash flow analysis to calculate the estimated present value of the standalone unlevered, after-tax free cash flows that Leap was forecasted to generate during the fiscal years ending December 31, 2013 through December 31, 2018 utilizing consensus research projections for Leap. The results of this analysis implied a price per share range for Leap common stock of ($1.28) to $4.83, as compared to the per share cash merger consideration of $15.00 per share.

52-Week High / Low Trading Prices. Lazard reviewed the range of trading prices of shares of Leap common stock for the 52 weeks ended on July 10, 2013. Lazard observed that, during such period, the intraday share price of Leap common stock ranged from $4.28 per share to $8.16 per share, as compared to the per share cash merger consideration of $15.00 per share.

Research Analyst Price Targets. Lazard reviewed selected equity research analyst projected 12-month price targets for Leap common stock based on published, publicly available Wall Street equity research reports. Lazard observed that such price targets ranged from $3.00 per share to $12.50 per share, as compared to the per share cash merger consideration of $15.00 per share.

Miscellaneous

In connection with Lazard’s services as Leap’s financial advisor, Leap has agreed to pay Lazard a fee of $20 million in the aggregate, $4 million of which was payable upon rendering of its opinion and $16 million of which is contingent upon the consummation of the merger. Leap also has agreed to reimburse Lazard for its expenses, including fees and expenses of Lazard’s legal counsel, and to indemnify Lazard and related parties against liabilities and other items, including liabilities under U.S. federal securities laws, arising out of or related to its engagement. Lazard has in the past provided certain investment banking services to Leap, for which Lazard has received and may receive compensation, including, during the past two years, having advised Leap in connection with a loan facility for which Lazard received approximately $800,000 in compensation. Lazard also in the past provided, currently is providing and in the future may provide investment banking services to certain portfolio companies of an affiliate of Leap, for which Lazard has received and may receive compensation. Lazard may in the future also provide investment banking services to AT&T for which it may receive compensation. In addition, in the ordinary course of their respective businesses, Lazard, LFCM Holdings LLC (an entity indirectly owned in large part by current and former managing directors of Lazard) and their respective affiliates may actively trade securities of Leap and AT&T for their own accounts and for the accounts of their customers and, accordingly, may at any time hold a long or short position in such securities, and also may trade and hold securities on behalf of Leap, AT&T and certain of their respective affiliates.

Leap selected Lazard to act as its financial advisor in connection with the merger based on Lazard’s qualifications, experience and reputation. Lazard is an internationally recognized investment banking firm providing a broad range of financial advisory and securities services. Lazard, as part of its investment banking business, is continually engaged in valuations of businesses and securities in connection with mergers and acquisitions, negotiated underwritings, secondary distributions of listed and unlisted securities, private placements, leveraged buyouts and valuations for other purposes.

The consideration payable in the merger was determined through negotiations between Leap and AT&T and was approved by the Leap board. Lazard was not requested to, and it did not, recommend the specific consideration payable in the proposed merger or that any given consideration constituted the only appropriate consideration for the merger. The decision to enter into the merger agreement was solely that of the Leap board, and Lazard’s opinion and financial analyses were only one of many factors taken into consideration by the Leap board in its evaluation of the merger. Consequently, the analyses described above should not be viewed as determinative of the views of the Leap board or Leap’s management with respect to the merger or the consideration payable in the merger or as to whether the Leap board would have been willing to determine that a different consideration was fair.

Financial Forecasts

Leap does not as a matter of general practice publicly disclose financial projections due to the unpredictability of the underlying assumptions and estimates inherent in preparing financial projections. In evaluating a possible transaction with AT&T, management of Leap prepared three forecasts of Leap’s results of operations, an “upside” case forecast, a “base” case forecast and a “downside” case forecast (which we refer to collectively as the “financial forecasts”) and provided them to the Leap board and its advisors. The financial forecasts were not prepared for public disclosure. A summary of the financial forecasts is included in this document. The financial forecasts were prepared in May and June of 2013. You should note that the financial forecasts constitute forward-looking statements. See “Cautionary Statement Concerning Forward-Looking Information” on page [●].

This summary of the financial forecasts is not provided to influence your decision regarding whether to vote for the merger proposal, but is only being included because the financial forecasts were made available to the Leap board and its advisors in evaluating a potential transaction with AT&T. The inclusion of this information should not be regarded as an indication that the Leap board or its advisors or any other person considered, or now considers, the financial forecasts to be a reliable prediction of actual future results, and the financial forecasts should not be relied upon as such. Leap’s internal financial projections, upon which the financial forecasts were based, are subjective in many respects. There can be no assurance that the financial forecasts will be realized or that actual results will not be significantly higher or lower than projected. The financial forecasts also cover multiple years and such information by its nature becomes subject to greater uncertainty with each successive year. Economic and business environments can and do change quickly, which adds an additional significant level of uncertainty as to whether the results portrayed in the financial forecasts will be achieved. As a result, the inclusion of the financial forecasts in this proxy statement does not constitute an admission or representation by Leap that the information is material.

In addition, the financial forecasts were not prepared with a view toward public disclosure or toward complying with generally accepted accounting principles in the United States (which we refer to as “GAAP”), the published guidelines of the SEC regarding projections and the use of non-GAAP financial measures or the guidelines established by the American Institute of Certified Public Accountants for preparation and presentation of prospective financial information. Neither Leap’s independent registered public accounting firm, nor any other independent accountants, have compiled, examined, or performed any procedures with respect to the financial forecasts, nor have they expressed any opinion or any other form of assurance on such information or its achievability.

The financial forecasts were based on numerous variables and assumptions that are inherently uncertain and may be beyond the control of Leap. Leap believes the assumptions that its management used as a basis for the financial forecasts were reasonable at the time management prepared the financial forecasts, taking into account the relevant information available to management at the time, and that the “base” case financial forecast represented management’s then best available estimate of future performance. Important factors that may affect actual results and cause the financial forecasts not to be achieved include general economic conditions, competition for mobile phone subscribers, accuracy of certain accounting assumptions, changes in actual or projected cash flows, future sales volume, the impact of government regulation, performance of third parties under Leap’s roaming agreements, ability to acquire or lease new spectrum on competitive rates, successful execution of cost saving strategies, changes in tax laws and other factors described or referenced under “Cautionary Statement Concerning Forward-Looking Information” beginning on page [●]. In addition, the financial forecasts also reflect assumptions that are subject to change and do not reflect revised prospects for Leap’s business, changes in general business or economic conditions, or any other transaction or event that has occurred or that may occur after the date the financial forecasts were prepared and that was not anticipated at the time the financial forecasts were prepared. Accordingly, there can be no assurance that the financial forecasts will be realized or that future financial results will not materially vary from the financial forecasts.

Neither Leap, its affiliates and representatives, nor anyone else has made or makes any representation to any stockholder or to anyone else regarding the information included in the summary of the financial forecasts set forth below or regarding the ultimate performance of Leap compared to such information. Readers of this proxy statement are cautioned not to rely on the summary of the financial forecasts set forth below. Some or all of the assumptions that have been made regarding, among other things, the timing of certain occurrences or impacts, may have changed since the date the financial forecasts were prepared. Leap has not updated and does not intend to update, or otherwise revise the financial forecasts to reflect circumstances existing after the date the financial forecasts were prepared or to reflect the occurrence of future events, even if any or all of the assumptions on which the financial forecasts were based are no longer appropriate.

The information in the financial forecasts includes adjusted OIBDA and adjusted OIBDA less capital expenditures (which we refer to as “capex”). These financial forecasts are the same financial forecasts that were provided to Lazard and referred to under “The Merger — Opinion of Leap’s Financial Advisor” and used to calculate “standalone unlevered, after-tax free cash flows” as discussed in that section. These measures are non-GAAP financial measures. For purposes of these forecasts, Adjusted OIBDA is a non-GAAP financial measure defined as operating income (loss) before depreciation and amortization, adjusted to exclude the effects of: (gain)/loss on sale, exchange or disposal of assets, net; and impairments and other charges. In addition, for purposes of these forecasts, adjusted OIBDA reflects share-based compensation expense or benefit included in operating income (loss). Adjusted OIBDA less capex further excludes the impact of capital expenditures. Neither adjusted OIBDA nor adjusted OIBDA less capex should be construed as an alternative to operating income (loss) or net income (loss) as determined in accordance with GAAP, or as an alternative to cash flows from operating activities as determined in accordance with GAAP, or as a measure of liquidity.

In a capital-intensive industry such as wireless telecommunications, Leap management believes that adjusted OIBDA and adjusted OIBDA less capex are meaningful measures of our operating performance. We use adjusted OIBDA and adjusted OIBDA less capex as supplemental performance measures because Leap management believes they facilitate comparisons of our operating performance from period to period and comparisons of our operating performance to that of other companies by backing out potential differences caused by the age and book depreciation of fixed assets (affecting relative depreciation expenses) as well as the items described above for which additional adjustments were made. While depreciation and amortization are considered operating costs under GAAP, these expenses primarily represent the non-cash current period allocation of costs associated with long-lived assets acquired or constructed in prior periods. Because adjusted OIBDA and adjusted OIBDA less capex facilitate internal comparisons of our historical operating performance, management also uses these metrics for business planning purposes and to measure our performance relative to that of our competitors. In addition, we believe that measures similar to adjusted OIBDA and adjusted OIBDA less capex are widely used by investors, financial analysts and credit rating agencies as measures of our financial performance over time and to compare our financial performance with that of other companies in our industry.

Both adjusted OIBDA and adjusted OIBDA less capex have limitations as analytical tools, and should not be considered in isolation or as a substitute for analysis of our results as reported under GAAP. Some of these limitations include:

•	adjusted OIBDA does not reflect capital expenditures;

•

although neither measure includes depreciation and amortization, the assets being depreciated and amortized will often have to be replaced in the future and neither measure reflects cash requirements for such replacements;

•	neither measure reflects the interest expense necessary to service interest or principal payments on indebtedness;

•	neither measure reflects expenses incurred for the payment of income taxes and other taxes; and

•	other companies, including companies in our industry, may calculate these measures differently than we do, limiting its usefulness as a comparative measure.

Leap management understands these limitations and considers adjusted OIBDA and adjusted OIBDA less capex as financial performance measures that supplement but do not replace the information provided to management by our GAAP results.

The following is a summary of the financial forecasts prepared by management of Leap and given to the Leap board and its advisors:

Summary of the Financial Forecasts

($ in millions)	2013E	2014E	2015E	2016E	2017E
Revenue
Upside Case	$2,931	$3,086	$3,199	$3,301	$3,389
Base Case	$2,921	$3,017	$3,124	$3,223	$3,308
Downside Case	$2,941	$2,848	$2,685	$2,529	$2,377
Adjusted OIBDA
Upside Case	$492	$561	$633	$735	$812
Base Case	$452	$417	$505	$620	$700
Downside Case	$487	$453	$396	$354	$270
Adjusted OIBDA less Capex
Upside Case	$283	$276	$408	$515	$557
Base Case	$243	$132	$280	$400	$445
Downside Case	$278	$238	$240	$196	$116

Background of the 700 MHz License

Leap’s 700 MHz License was purchased from Verizon Wireless for $204 million in August 2012. The wireless spectrum covered by the 700 MHz License was previously occupied by television broadcast stations but was made available by the FCC for commercial and public safety services as a result of the digital television (which we refer to as “DTV”) transition. The 700 MHz License was granted for a ten-year term expiring on June 13, 2019. As a condition of obtaining the 700 MHz License, the licensee must provide signal coverage and offer service to (1) at least 35% of the geographic area of the license within four years of the initial license grant, and (2) at least 70% of the geographic area of the license at the end of the license term. The licensee must also file construction notifications, all necessary supporting documentation and required certifications with the FCC to demonstrate compliance with interim and end-of-term construction benchmarks. Any licensee that fails to meet the interim requirement within its license area will have its license term reduced from ten to eight years, thus requiring the licensee to meet the end-of-term benchmark at an accelerated schedule. The licensee also may be subject to monetary forfeitures and the loss of authority to operate in part of the unserved area. For those licenses for which the end-of-term performance requirements have not been met, the unused portion of the license will terminate automatically without FCC action and will become available for reassignment, subject to the “keep-what-you-use” rule.

The 700 MHz License is subject to a December 13, 2013 interim construction deadline. In June 2013, Leap sought relief from the FCC from this interim construction deadline, but there can be no assurance that relief will be granted on the terms requested by Leap or at all. While Leap has been engaged in the first stages of development of the 700 MHz License, it must coordinate with the incumbent broadcaster on DTV Channel 51 to reduce possible signal interference in order to commence operations. Leap does not believe there is substantial interference between the 700 MHz License and DTV Channel 51, and has sought a waiver from the incumbent broadcaster on DTV Channel 51. If this waiver is not granted, Leap (or, after the effective time of the merger, Licenseco acting at the direction of the Stockholders’ Representative) expects to seek relief from the FCC from the

DTV interference protection requirements. In addition, it is possible that purported interference could be eliminated by the future broadcast spectrum auction that is currently expected to take place in 2014 or 2015, which may result in the movement of DTV Channel 51 to another spectrum.

If Leap or Licenseco is not able to meet, or obtain relief from the FCC from, the required interim construction deadline for the 700 MHz License and/or obtain an interference waiver from either the broadcaster on DTV Channel 51 or the FCC (or eliminate interference as a result of the future broadcast spectrum auction), the value of the 700 MHz License and the CVR could be materially and adversely affected and could be zero.

Furthermore, the 700 MHz License also faces certain interoperability constraints. As an “A-Block” spectrum license, the 700 MHz License operates on frequency “Band 12,” which is a band not as widely used by other wireless communications carriers due to the interference mentioned above. Since wireless handsets must be manufactured to operate on a particular spectrum band, this results in fewer handsets being manufactured for Band 12, making it more difficult for holders of A-Block licenses such as the 700 MHz License to achieve economies of scale when purchasing handsets.

In addition, the ability to roam with a Band 12 handset is limited due to the limited use of Band 12 spectrum by wireless communications carriers. As a result, Band 12 handsets must contain additional hardware in order to roam on additional bands. This additional hardware typically adds size and cost to the handsets, making them less desirable for customers.

Accordingly, there can be no assurance that the 700 MHz License will be sold for a value sufficient to generate a payment to CVR holders or at all.

Voting Agreement

On July 12, 2013, Leap and AT&T entered into a voting agreement with the chairman of the Leap board, Dr. Mark H. Rachesky, M.D., MHR Fund Management LLC and related entities, all of which are controlled by Dr. Rachesky, and collectively owning approximately 29.8% of the outstanding shares of Leap common stock (we refer to such persons and entities collectively as “MHR”). In the voting agreement, MHR agreed to vote its shares of common stock in favor of the merger and any other matter that must be approved by the stockholders in order to facilitate the merger and as directed by AT&T with respect to any adjournment or other procedural matter. MHR also agreed to vote against, among other things, (i) any proposal opposing or competing with the merger, (ii) any acquisition proposal or alternative acquisition agreement, (iii) to the extent any of the following require a stockholder vote pursuant to applicable law, any action intended to or that would reasonably be expected to delay, impede or discourage completion of the merger or that would result in a breach of the merger agreement by Leap.

The voting agreement also prohibits MHR from directly or indirectly:

•

soliciting, initiating, knowingly encouraging, knowingly facilitating or inducing any inquiry with respect to, or the making, submission or announcement of, any proposal or offer that constitutes or could reasonably be expected to constitute any alternative acquisition proposal or related agreement;

•

participating in discussions or negotiations with any person regarding, or providing any person with nonpublic information concerning Leap in connection with, any actual or potential acquisition proposal or related agreement;

•	transferring MHR’s common stock; and

•	otherwise knowingly facilitating any attempt to make an acquisition proposal or alternative acquisition agreement.

The voting agreement was entered into by Dr. Rachesky in his capacity as a record or beneficial owner, as applicable, of Leap common stock and does not limit any actions taken by Dr. Rachesky in his capacity as a director of Leap or other fiduciary capacity for Leap’s stockholders.

The voting agreement terminates on the earliest to occur of (i) the completion of the merger, (ii) the termination of the merger agreement in accordance with its terms or (iii) any modification or waiver of the merger agreement that either (1) reduces or changes the composition of the aggregate consideration, (2) extends the termination date set forth in the merger agreement or (3) materially and adversely impacts MHR in its capacity as a stockholder of Leap.

A copy of the voting agreement is attached to this proxy statement as Annex B.

Interests of Leap Directors and Executive Officers in the Merger

In considering the recommendation of the Leap board that you vote to adopt the merger agreement, you should be aware that Leap’s executive officers and directors have interests in the merger that are different from, or in addition to, those of Leap’s stockholders generally. The members of the Leap board were aware of and considered these interests, among other matters, in evaluating and negotiating the merger agreement and the merger, and in recommending to the stockholders that the merger agreement be approved and adopted. For purposes of all of the Leap agreements and plans described below, the completion of the transactions contemplated by the merger agreement will constitute a “change in control,” “change of control” or term of similar meaning.

These interests are described in further detail below, and certain of them are quantified in the tables that follow the narrative below and under the heading “— Merger-Related Compensation for Leap Named Executive Officers.”

Equity Holdings of the Chairman of the Leap Board

Dr. Mark H. Rachesky, M.D., chairman of the Leap board, controls MHR Fund Management LLC and related entities. Dr. Rachesky, MHR Fund Management LLC and related entities own approximately 29.8% of the outstanding Leap common stock and are party to a voting agreement with Leap and AT&T pursuant to which they have agreed to vote for the adoption of the merger agreement.

Outstanding Equity

Those directors and executive officers of Leap who own shares of Leap common stock will receive the same consideration per share on the same terms and conditions as the other stockholders of Leap in the merger. As of August 19, 2013, the directors (excluding shares of Leap common stock beneficially owned by MHR Fund Management LLC and related entities) and executive officers of Leap beneficially owned, in the aggregate, 1,081,252 shares of Leap common stock and 397,018 fully vested stock options.

Outstanding Unvested Stock Options

Each outstanding option, whether vested or unvested, that has an exercise price equal to or below the $15.00 per share cash merger consideration will be cancelled and will entitle the holder to receive (i) cash equal to the product of the total number of shares underlying the option multiplied by the difference, if any, of the per share cash merger consideration and the exercise price per share underlying each option (less any applicable withholding taxes) and (ii) one CVR for each share underlying the option. Leap’s executive officers and directors have the following number of unvested options with per share exercise prices that are equal to or less than the per share cash merger consideration: Mr. Hutcheson, 437,813; Mr. McBride, 195,000; Mr. Elliott, 168,750; Mr. Ingram, 72,750; Mr. Strickland, 75,000; Mr. Irving, 79,750; the two remaining executive officers as a group, 101,710; and the directors as a group, 0.

Holders of outstanding options with an exercise price greater than the per share cash merger consideration, whether vested or unvested, will have the opportunity, subject to the closing of the merger, to exercise the options prior to the close of the merger by providing Leap with a notice of exercise and, for each share underlying the option, a cash amount equal to the per share exercise price less the per share cash merger consideration. In addition, any holder who exercises the option will be entitled to one CVR for each share underlying the option. None of Leap’s executive officers hold unvested options with an exercise price that exceeds the per share cash merger consideration and the Leap directors, as a group, hold 59,700 unvested options with an exercise price that exceeds the per share cash merger consideration.

Restricted Stock

Each outstanding share of restricted stock will be cancelled and the holder will receive the per share cash merger consideration, less any applicable withholding taxes, plus one CVR in respect of such share of restricted stock. Leap’s executive officers and directors have the following number of shares of restricted stock: Mr. Hutcheson, 140,000; Mr. McBride, 0; Mr. Elliott, 150,000; Mr. Ingram, 32,200; Mr. Strickland, 75,000; Mr. Irving, 25,750; the two remaining executive officers as a group, 6,025; and the directors as a group, 45,232.

Stock-Based Units

Each outstanding stock unit granted under Leap’s stock plans (including performance stock units, deferred stock units and deferred cash units, but excluding any cash award with a value that is not determined based on the price of Leap common stock), whether vested or unvested, will be cancelled and will entitle the holder to receive an amount in cash equal to the product of the number of shares covered by the unit (assuming target level of performance for any incomplete performance periods) multiplied by the per share cash merger consideration, less any applicable withholding taxes, plus one CVR in respect of such unit. Leap’s executive officers and directors have the following number of unvested stock units: Mr. Hutcheson, 433,000; Mr. McBride, 100,000; Mr. Elliott, 45,000; Mr. Ingram, 112,000; Mr. Strickland, 65,000; Mr. Irving, 132,000; the two remaining executive officers as a group, 180,000; and the directors as a group, 254,976.

Performance Cash Awards

Each performance cash award, the value of which is not determined based on the price of Leap common stock, will remain outstanding and continue to vest, subject to continued employment, with all performance goals being deemed to have been achieved at target level (including deemed achievement of any stock price gating triggers). The performance cash awards will vest and be paid out on their original schedule, with such vesting and payment accelerated in the event that the executive officer’s employment is terminated by Leap without “cause” or by the executive officer with “good reason” (as each term is defined in the applicable award agreement) during the period beginning 90 days prior to the consummation of the merger and ending on the first anniversary of the consummation of the merger. Leap’s executive officers hold performance cash awards with the following aggregate value at target level: Mr. Hutcheson, $2,850,000; Mr. McBride, $0; Mr. Elliott, $1,030,000; Mr. Ingram, $815,000; Mr. Strickland, $935,000; Mr. Irving, $885,000; and the two remaining executive officers as a group, $300,000.

Amended and Restated Executive Employment Agreement with S. Douglas Hutcheson

Mr. Hutcheson previously entered into an amended and restated executive employment agreement (the “Hutcheson Agreement”) that provides for an annual base salary (currently $850,000) and an annual target performance bonus of 100% of his annual base salary. In addition, the employment agreement specifies that Mr. Hutcheson is entitled to participate in all insurance and benefit plans generally available to executive officers of Cricket Communications, Inc., Leap’s wholly owned subsidiary (which we refer to as “Cricket”). Under the terms of the Hutcheson Agreement, if Mr. Hutcheson’s employment is terminated as a result of his discharge by Leap other than for “cause” or if he resigns with “good reason” (each as defined in the Hutcheson Agreement), he is entitled to receive: (i) any unpaid portion of his salary and accrued benefits earned through the date of termination; (ii) a lump sum payment equal to two times the sum of his (A) then-current annual base salary and (B) target performance bonus; and (iii) if he elected to receive continued health coverage under COBRA, the premiums for such coverage paid by Leap for a period of 24 months (or, if earlier, until he was eligible for comparable coverage with a subsequent employer). Mr. Hutcheson is required to execute a general release and comply with post-employment restrictions on the solicitation of Leap employees and use of confidential information for three years as a condition to his receipt of any of these severance benefits. In addition, the Hutcheson Agreement provides that if Mr. Hutcheson’s employment is terminated by Leap other than for “cause” or he resigns with “good reason,” in each case within one year of a change in control of Leap, and he was subject to excise tax pursuant to Section 4999 of the Internal Revenue Code (which we refer to as the “Code”) as a result of any payments to him, then Leap would pay him a “gross-up payment” equal to the sum of the excise tax and all federal, state and local income and employment taxes payable by him with respect to the gross-up payment. This gross-up payment may not exceed $1.0 million and, if Mr. Hutcheson’s employment is terminated by reason of his resignation for “good reason”, such payment would be conditioned on Mr. Hutcheson’s agreement to provide consulting services to Leap or its subsidiaries for up to three days per month for up to a one-year period for a fee of $1,500 per day. The severance benefits for the Hutcheson Agreement (assuming a qualifying termination of employment immediately following the consummation of the merger) are quantified under the heading “— Merger-Related Compensation for Leap Named Executive Officers.”

Severance Benefits Agreements

Each of Leap’s executive officers previously entered into severance benefits agreements that provide that, in the event that an executive officer’s employment was terminated other than for “cause” or if he or she were to resign with “good reason” (in each case as defined in the severance benefits agreements), he or she would be entitled to receive severance benefits consisting of the following: (i) any unpaid portion of his or her salary and accrued benefits earned up to the date of termination; (ii) a lump sum payment equal to 1.5 times the sum of his or her (A) then-current annual base salary and (B) target bonus; and (iii) the cost of continuation health coverage (COBRA) for a period of 18 months (or, if shorter, until the time when the executive officer is eligible for comparable coverage with a subsequent employer). In addition, such executive officers would be entitled to receive outplacement services with a maximum value of $6,000. The benefits described above are only available to Leap’s chief accounting officer if her employment were terminated other than for “cause” or if she were to resign with “good reason” during the period commencing 90 days prior to a change in control and ending 12 months after such change in control (otherwise she would receive the sum of 12 months of annual base salary and target bonus and the cost of 12 months of continuation health coverage (COBRA)). The severance benefits that would become payable to each of our named executive officers pursuant to the severance benefits agreements (assuming a qualifying termination of employment immediately following the consummation of the merger) are quantified under the heading “— Merger-Related Compensation for Leap Named Executive Officers.” Receipt of any of these severance benefits is conditioned on execution of a general release and compliance with post-employment restrictions on the solicitation of Leap employees and use of confidential information for three years.

Assuming that both of the executive officers who are not named executive officers experience a qualifying termination of employment immediately following the consummation of the merger, the total severance benefits (including the value of continuing benefits and outplacement) for those two executive officers would be approximately $1,974,642.

Retention Pool

The merger agreement allows Leap, during the period between the execution of the merger agreement and the closing of the merger and subject to certain conditions, to grant retention awards to its employees with an aggregate value not to exceed $17 million. As of August 19, 2013, approximately $11 million of retention awards had been allocated to be awarded to non-executive employees. The merger agreement provides that Leap may not grant retention awards to employees who have the title of vice president or above (including all of Leap’s executive officers) unless prior approval has been provided by AT&T, that no retention award to any individual may exceed the amount of such individual’s annual base salary and that no such award may result in a payment that would be non-deductible under Section 280G of the Code.

Merger-Related Compensation for Leap Named Executive Officers

The information set forth in the table below is intended to comply with Item 402(t) of Regulation S-K, which requires disclosures of information about certain compensation for each of Leap’s named executive officers that is based on or otherwise relates to the merger. Please note that the amounts indicated below are estimates based on multiple assumptions that may or may not actually occur or be accurate on the relevant date, including assumptions described below, and do not reflect certain compensation actions that may occur before the completion of the merger. For purposes of calculating the amounts set forth below, we have assumed that the merger closes on August 19, 2013 and a termination of the named executive officer’s employment by the combined company without “cause” or as a result of the executive’s resignation for “good reason” immediately after the consummation of the merger on August 19, 2013.

Name	Cash Severance ($) (1)	Equity ($) (2)	Performance Cash Awards ($) (3)	Perquisites/ Benefits ($) (4)	Tax Reimbursement ($) (5)	Total ($)
S. Douglas Hutcheson Chief Executive Officer	3,400,000	12,257,108	2,850,000	42,377	1,000,000	19,549,485

R. Perley McBride Chief Financial Officer	1,215,000	3,776,450	0	33,283	0	5,024,733	(6)

Jerry V. Elliott President and Chief Operating Officer	1,710,000	5,380,823	1,030,000	33,283	0	8,154,106	(6)

William D. Ingram Chief of Strategy	1,080,000	2,926,554	815,000	33,283	0	4,854,837	(6)

Robert A. Strickland Chief Technology Officer	1,350,000	3,007,300	935,000	33,283	0	5,325,583	(6)

Robert J. Irving Chief Legal and Administrative Officer	1,039,500	3,349,286	885,000	28,415	0	5,302,201	(6)

Robert A. Young*	0	1,543,500	0	0	0	1,543,500
Former EVP and Chief Marketing Officer

*	Mr. Young retired as an executive officer of Leap immediately following December 31, 2012 and has been consulting for Leap since that time. He was a named executive officer in Leap’s most recent annual proxy statement filed with the SEC.

(1)	As described above, this amount represents the “double-trigger” lump-sum cash severance payment that the named executive officer would be entitled to receive under (i) the Hutcheson Agreement or (ii) the severance benefits agreements (as applicable), in each case following a qualifying termination of employment after the completion of the transaction. Receipt of these severance benefits is conditioned on the execution of a general release and the compliance with post-employment restrictions on the solicitation of Leap employees and use of confidential information for three years.

(2)	As described above, this amount equals the value of all unvested options to purchase Leap common stock and unvested restricted stock, performance stock units, deferred stock units and deferred cash units based on the value of Leap common stock held by the named executive officer as of August 19, 2013 that will automatically vest on a “single trigger” basis upon completion of the merger. The options are valued at the excess of the price per share of Leap common stock over the applicable per share exercise price and the restricted stock, performance stock units, deferred stock units and deferred cash units are each valued based on an assumed price per share multiplied by each outstanding unvested share or unit. For purposes of these calculations, Leap has (as required under Item 402(t) of Regulation S-K) used the average closing price per share of Leap common stock over the five business days following the public announcement of the transaction on July 12, 2013 ($17.27 per share).

Named Executive Officers	Options ($)	Restricted Stock and Units ($)	Total ($)
S. Douglas Hutcheson	3,052,198	9,204,910	12,257,108
R. Perley McBride	2,049,450	1,727,000	3,776,450
Jerry V. Elliott	2,013,188	3,367,635	5,380,823
William D. Ingram	574,380	2,352,174	2,926,554
Robert A. Strickland	589,500	2,417,800	3,007,300
Robert J. Irving	745,833	2,603,453	3,349,286
Robert A. Young	248,250	1,295,250	1,543,500

(3)	As described above, the amounts in this column equal the value of the “double-trigger” cash payments relating to the vesting and settlement of performance cash awards (the value of which is not determined based on the price of Leap common stock) at target level upon a qualifying termination of employment immediately following the consummation of the merger.

(4)	As described above, the amounts in this column represent the value of the “double trigger” continued health coverage under COBRA (24 months of continued COBRA coverage for Mr. Hutcheson and 18 months of continued COBRA coverage for the other named executive officers) and the maximum value of outplacement services available to each named executive officer after a qualifying termination of employment ($6,000).

(5)	Represents the maximum excise tax gross-up payment to which Mr. Hutcheson may be entitled pursuant to his executive employment agreement. The actual amount of any such excise tax gross-up payment may be less than the maximum amount. The excise tax gross-up payment takes into account the severance payments and benefits that would be payable to Mr. Hutcheson upon a qualifying termination of employment in connection with the merger and assumes that such payments would constitute excess parachute payments under Section 280G of the Code, resulting in excise tax liability.
(6)	These amounts assume that payments and benefits under the applicable arrangements and programs of Leap would not be deemed to be “excess parachute payments” under Section 280G of the Code. Leap intends to enter into amendments to existing arrangements with each of the executive officers (other than Mr. Hutcheson) that will provide for the reduction of payments and benefits if the reduction of such payments and benefits would result in the respective executive officer receiving a greater after-tax payment than if all of the payments and benefits were to have been paid or provided and were subject to the applicable excise tax.

Insurance and Indemnification of Leap Directors and Officers

The merger agreement provides that the surviving corporation of the merger will indemnify and hold harmless each present and former director and officer of Leap or its subsidiaries, determined as of the completion of the merger, against any costs or expenses (including reasonable attorneys’ fees), judgments, fines, losses, claims, damages or liabilities incurred in connection with any claim, action, suit, proceeding or investigation, whether civil, criminal, administrative or investigative, arising out of matters existing or occurring at or prior to the completion of the merger, whether asserted or claimed prior to, at or after the completion of the merger, to the fullest extent that Leap would have been permitted under the DGCL and its certificate of incorporation or by-laws as in effect on the date of the merger agreement.

Prior to the completion of the merger, Leap shall, or if Leap is unable to, then AT&T shall cause the surviving corporation to, obtain and fully pay for “tail” insurance policies with a claims period of at least six years from and after the completion of the merger from one or more insurance carriers with the same or better credit rating as Leap’s current insurance carrier with respect to directors’ and officers’ liability insurance and fiduciary liability insurance (which we refer to collectively as, “D&O Insurance”) with benefits and levels of coverage at least as favorable as Leap’s existing policies. If the surviving corporation for any reason fails to obtain such “tail” insurance policies as of the completion of the merger, then the surviving corporation shall, and AT&T shall cause the surviving corporation to, continue to maintain in effect for a period of at least six years from and after the merger the D&O Insurance in place as of July 12, 2013 (date of the merger agreement) with benefits and levels of coverage at least as favorable as provided in Leap’s existing policies as of July 12, 2013, or the surviving corporation shall, and AT&T shall cause the surviving corporation to, use reasonable best efforts to purchase comparable D&O Insurance for such six-year period with benefits and levels of coverage at least as favorable as provided in Leap’s existing policies as of July 12, 2013. AT&T or the surviving corporation shall not be required to expend for such policies an annual premium amount in excess of 300% of the annual premium currently paid by Leap for such insurance. If the annual premium of such insurance coverage exceeds such amount, the surviving corporation shall obtain a policy with the greatest coverage available for a cost not exceeding such amount.

Transaction Committee of the Leap Board of Directors

A committee of the Leap board (which we refer to as the “transaction committee”) will oversee and assist management to fulfill the conditions of the merger agreement, CVR agreement and the other agreements related to the merger. The transaction committee will, among other things, exercise the power of the Leap board to supervise compliance with the terms of the merger agreement and other related agreements, to receive updates and reports from management and advisors regarding key workstreams related to the merger and to take any actions reasonable and appropriate in connection therewith, including with respect to regulatory matters, the CVR Agreement, the Stockholders’ Representative and related matters, matters relating to the SEC, tax, engagement of advisors and other matters. The transaction committee will also evaluate requests for exemptions or waivers from the Plan.

Leap may pay fees for committee service with AT&T’s consent (not to be unreasonably withheld), but such fees may not include any common stock or any other security the value of which is based upon or derived from Leap common stock.

Financing

AT&T expects to use cash on hand and other funds available to it to fund the acquisition of Leap.

Material U.S. Federal Income Tax Consequences of the Merger

The following is a general discussion of the material U.S. federal income tax consequences to “U.S. holders” (as defined below) of Leap common stock whose shares are exchanged for cash and CVRs in the merger. The following discussion is based upon the Internal Revenue Code (which we refer to as the “Code”), the U.S. Treasury regulations promulgated thereunder and judicial and administrative authorities, rulings and decisions, all as in effect as of the date of this proxy statement. These authorities may change, possibly with retroactive effect, and any such change could affect the accuracy of the statements and conclusions set forth in this discussion. This discussion does not address any tax consequences arising under the unearned income Medicare contribution tax pursuant to the Health Care and Education Reconciliation Act of 2010, and any state, local or foreign tax consequences, nor does it address any U.S. federal tax considerations other than those pertaining to the U.S. federal income tax.

The following discussion applies only to U.S. holders of shares of Leap common stock who hold such shares as a capital asset within the meaning of Section 1221 of the Code (generally, property held for investment). Further, this discussion does not purport to consider all aspects of U.S. federal income taxation that might be relevant to U.S. holders in light of their particular circumstances and does not apply to holders subject to special treatment under the U.S. federal income tax laws (such as, for example, dealers or brokers in securities, commodities or foreign currencies, traders in securities that elect to apply a mark-to-market method of accounting, banks and certain other financial institutions, insurance companies, mutual funds, tax-exempt organizations, holders liable for the alternative minimum tax, partnerships or other pass-through entities or investors in partnerships or such other pass-through entities, regulated investment companies, real estate investment trusts, controlled foreign corporations, passive foreign investment companies, former citizens or residents of the United States, U.S. expatriates, holders whose functional currency is not the U.S. dollar, holders who hold shares of Leap common stock as part of a hedge, straddle, constructive sale or conversion transaction or other integrated investment, holders who acquired Leap common stock pursuant to the exercise of employee stock options, through a tax qualified retirement plan or otherwise as compensation, or holders who exercise appraisal rights). This discussion also assumes that shares of Leap common stock are not U.S. real property interests within the meaning of Section 897 of the Code.

If an entity or arrangement treated as a partnership for U.S. federal income tax purposes holds shares of Leap common stock, the tax treatment of a partner in such partnership will generally depend on the status of the partner and the activities of the partnership. If you are a partner of a partnership holding shares of Leap common stock, you should consult your tax advisor regarding the tax consequences of exchanging the shares of Leap common stock for cash pursuant to the merger.

For purposes of this discussion, the term “U.S. holder” means a beneficial owner of shares of Leap common stock that is: (i) a citizen or resident of the United States; (ii) a corporation (or any other entity or arrangement treated as a corporation for U.S. federal income tax purposes) created or organized under the laws of the United States, any state thereof, or the District of Columbia; (iii) a trust if (x) a court within the United States is able to exercise primary supervision over the trust’s administration and one or more U.S. persons are authorized to control all substantial decisions of the trust or (y) it has a valid election in effect under applicable U.S. Treasury regulations to be treated as a U.S. person; or (iv) an estate that is subject to U.S. federal income tax on its worldwide income from all sources.

Holders of Leap common stock should consult their tax advisors as to the specific tax consequences to them of the receipt of cash and CVRs in exchange for shares of Leap common stock pursuant to the merger, including the applicability and effect of the alternative minimum tax and any state, local, foreign and other tax laws.

Tax Consequences of the Merger Generally

The receipt of the cash and the CVRs by a U.S. holder pursuant to the merger will be a taxable transaction for U.S. federal income tax purposes. The amount of gain or loss a U.S. holder recognizes, and the timing and potentially the character of a portion of such gain or loss, depends on the U.S. federal income tax treatment of the CVR, with respect to which there is substantial uncertainty.

The merger consideration consists of cash and CVRs; consequently, the receipt of the merger consideration may be treated as either a “closed transaction” or an “open transaction” for U.S. federal income tax purposes. It is the position of the Internal Revenue Service, reflected by Treasury Regulations, that only in “rare and extraordinary cases” is the value of property so uncertain that open transaction treatment is available. The installment method of reporting any gain attributable to the receipt of a CVR will not be available because Leap common stock is traded on an established securities market. The following sections discuss the U.S. federal income tax consequences of the receipt of the merger consideration in the event it is treated as an open transaction and, alternatively, in the event it is treated as a closed transaction. There is no authority directly addressing whether contingent payment rights with characteristics similar to the rights under a CVR should be treated as “open transactions” or “closed transactions,” and such question is inherently factual in nature. Accordingly, holders are urged to consult their tax advisors regarding this issue. The CVRs also may be treated as debt instruments for U.S. federal income tax purposes. However, as such treatment is unlikely, the discussion below does not address the tax consequences of such a characterization. We urge you to consult your tax advisor with respect to the proper characterization of the receipt of a CVR.

Treatment as Open Transaction

The receipt of the CVRs would generally be treated as an “open transaction” if the value of the CVRs cannot be “reasonably ascertained.” If the receipt of the merger consideration is treated as an “open transaction” for United States federal income tax purposes, a U.S. holder should generally recognize capital gain for United States federal income tax purposes upon consummation of the merger if and to the extent the amount of cash received exceeds such U.S. holder’s adjusted tax basis in the Leap common stock surrendered pursuant to the merger.

Subject to the Section 483 rules discussed below, if the transaction is “open” for United States federal income tax purposes, the CVRs would not be taken into account in determining the holder’s taxable gain upon receipt of the merger consideration and a U.S. holder would take no tax basis in the CVRs, but would recognize capital gain as payments with respect to the CVRs are made or deemed made in accordance with the U.S. holder’s regular method of accounting, but only to the extent the sum of such payments (and all previous payments under the CVRs), together with the amount received upon consummation of the merger discussed above, exceeds such U.S. holder’s adjusted tax basis in the Leap common stock surrendered pursuant to the merger.

Subject to the Section 483 rules discussed below, if the transaction is “open” for United States federal income tax purposes, a U.S. holder who does not receive cumulative payments pursuant to the merger (including payments on the CVRs, if any) with a fair market value at least equal to such U.S. holder’s adjusted tax basis in the Leap common stock surrendered pursuant to the merger, will recognize a capital loss in the year that the U.S. holder’s right to receive further payments under the CVRs terminates.

Gain or loss recognized in the transaction must be determined separately for each identifiable block of Leap common stock surrendered in the merger (i.e., shares of Leap common stock acquired at the same cost in a single transaction). Any such gain or loss will be long-term if the Leap common stock is held for more than one year before such disposition. Long-term capital gains recognized by non-corporate U.S. holders are currently subject to reduced tax rates. The deductibility of both long-term and short-term capital loss is subject to certain limitations.

Treatment as Closed Transaction

If the value of the CVRs can be “reasonably ascertained,” the transaction should generally be treated as “closed” for United States federal income tax purposes, in which event a U.S. holder should generally recognize capital gain or loss for United States federal income tax purposes upon consummation of the merger equal to the difference between (x) the sum of (i) the fair market value of the CVRs received, determined on the date of the consummation of the merger, and (ii) the amount of cash received, and (y) such U.S. holder’s adjusted tax basis in the Leap common stock surrendered pursuant to the merger.

If the transaction is “closed” for United States federal income tax purposes, a U.S. holder’s initial tax basis in the CVRs will equal the fair market value of the CVRs on the date of the consummation of the merger. The holding period of the CVRs will begin on the day following the date of the consummation of the merger.

Payments Under the CVR

Treatment as Open Transaction

If the transaction is treated as an “open transaction,” a payment in the future to a U.S. holder of a CVR should be treated as a payment under a contract for the sale or exchange of Leap common stock to which Section 483 of the Code applies. Under Section 483, a portion of a payment made pursuant to a CVR more than one year after the date of the exchange of Leap common stock for the merger consideration will be treated as interest, which will be ordinary income to the U.S. holder of the CVR. The interest amount will equal the excess of the amount received over its present value at the consummation of the merger, calculated using the applicable federal rate as the discount rate and using such U.S. holder’s regular method of accounting (such amount being taken into account when paid, in the case of a cash method holder, and, when fixed, in the case of an accrual method holder). The portion of the payment pursuant to the CVR that is not treated as interest under Section 483 of the Code should be treated as gain from the sale of a capital asset, as discussed above.

Treatment as Closed Transaction

There is no authority directly on point with respect to the treatment of payments similar to those under the CVRs. You should therefore consult your tax advisor as to the taxation of such payments. Under characterization as a “closed transaction,” a payment with respect to each CVR would likely be treated as a non-taxable return of a U.S. holder’s adjusted tax basis in the CVR to the extent thereof. A payment in excess of such amount may be treated as either (i) payment with respect to a sale of a capital asset, (ii) income taxed at ordinary rates, or (iii) dividends. Additionally, it is possible that, were a payment to be treated as being with respect to the sale of a capital asset, a portion of such payment would constitute imputed interest under Section 483 of the Code (as described directly above under “Treatment as Open Transaction”).

Due to the legal and factual uncertainty regarding the valuation and tax treatment of the CVRs, you are urged to consult your tax advisors concerning the recognition of gain, if any, resulting from the receipt of CVRs in the merger.

Information Reporting and Backup Withholding

Payments made to U.S. holders in exchange for shares of Leap common stock pursuant to the merger will be subject to information reporting and may be subject to backup withholding (currently at a rate of 28%). To avoid backup withholding, U.S. holders that do not otherwise establish an exemption should complete and return Internal Revenue Service (which we refer to as the “IRS”) Form W-9, certifying that such U.S. holder is a U.S. person, the taxpayer identification number provided is correct and such U.S. holder is not subject to backup withholding. Certain holders (including, with respect to certain types of payments, corporations) generally are not subject to backup withholding. Backup withholding is not an additional tax. U.S. holders may use amounts withheld as a credit against their U.S. federal income tax liability or may claim a refund of any excess amounts withheld by timely filing a claim for refund with the IRS.

Regulatory Approvals

Antitrust Clearance. The merger is subject to the requirements of the HSR Act. We cannot complete the merger until we furnish required information and materials to the Antitrust Division and the FTC and the applicable waiting period under the HSR Act is terminated or expires. The waiting period is 30 days, unless a request for additional information and documentary material (which we refer to as a “Second Request”) is received from the FTC or the Antitrust Division (in which case the waiting period will be extended until 30 days after the parties substantially comply with such Second Request) or unless early termination of the waiting period is granted. Leap and AT&T filed their notification and report forms on July 24, 2013. The waiting period will expire on August 23, 2013, unless the FTC and DOJ grant the parties’ request for early termination of the waiting period or one of the agencies issues a Second Request. The issuance of a Second Request extends the HSR Act waiting period until each of AT&T and Leap certifies that it has substantially complied with the Second Request. Compliance with a Second Request requires both parties to submit responses to detailed interrogatories and broad document requests, which can take several months.

The Antitrust Division and the FTC frequently scrutinize the legality under the antitrust laws of transactions such as the merger. At any time before or after the merger, the Antitrust Division, the FTC or a state attorney general could take action under the antitrust laws as it deems necessary or desirable in the public interest, including seeking to enjoin the merger or seeking divestiture of substantial assets of Leap or AT&T or their subsidiaries and affiliates. Private parties may also bring legal actions under the antitrust laws under certain circumstances.

FCC Approval. Under the Communications Act, Leap and AT&T are required to obtain the approval of the FCC prior to the transfer of control of Leap’s FCC licenses and other authorizations that will result from the merger. Leap and AT&T have filed applications for FCC consent to the transfer of control of licenses and authorizations held directly by Leap and indirectly through its subsidiaries. Applications for FCC consent are subject to petitions to deny and comments from third parties.

State Regulatory Approvals. The California Public Utilities Commission (which we refer to as “CPUC”) asserts that at a minimum notice of the merger is required. In addition, it is possible that the CPUC could open a docket to consider whether to consent to the merger. In certain states, Cricket is registered or certificated as a CMRS provider and/or designated as an eligible telecommunications carrier, and may be required to provide notice or an updated registration to reflect a change in ownership. The public utility commissions in West Virginia, Louisiana and Arizona assert their consent is required. The parties have filed applications in Louisiana and West Virginia and intend to file for a waiver in Arizona. Additionally, the parties have filed notice of the merger in Hawaii. The parties intend to file any other required notices or applications expeditiously while preserving the position that state review of the transaction is preempted under 47 U.S.C.A. 332 (C)(3)(A).

Amendment to Leap’s Tax Benefit Preservation Plan

On August 30, 2011, the Leap board adopted a Tax Benefit Preservation Plan between Leap and Computershare Inc., a successor-in-interest to Computershare Shareowner Services LLC (f/k/a/ Mellon Investor Services LLC) (which we refer to as the “Rights Agent”), (which we refer to as the “Plan”) as a measure intended to help deter acquisitions of Leap common stock that could result in an ownership change under Section 382 of the Code and thus help preserve our ability to use our net operating loss (or “NOL”) carryforwards. The Plan is designed to deter acquisitions of Leap common stock that would result in a stockholder owning 4.99% or more of Leap common stock (as calculated under Section 382), or any existing holder of 4.99% or more of Leap common stock acquiring additional shares, by substantially diluting the ownership interest of any such stockholder unless the stockholder obtains an exemption from the Leap board.

On July 12, 2013, in connection with the execution of the merger agreement, Leap and the Rights Agent entered into an amendment to the Plan rendering it inapplicable to the merger agreement and the transactions contemplated by the merger agreement. In particular, the amendment to the Plan provides that neither the approval, execution or delivery of the merger agreement, the voting agreement with MHR or any amendments thereof or agreements in connection therewith, nor the consummation of transactions or entry into any agreements contemplated thereby, including the merger, will (i) cause the rights under the Plan to become exercisable or entitle a holder of any rights to exercise such rights, (ii) cause AT&T, Merger Sub, or any of their affiliates or associates or MHR or any of their affiliates or associates to become an Acquiring Person under the terms of the Plan, or (iii) give rise to a Distribution Date or a Stock Acquisition Date (as such terms are defined in the Plan).

The merger agreement further requires Leap to terminate the Plan at the completion of the merger.

Delisting and Deregistration of Leap Common Stock

Upon completion of the merger, the Leap common stock currently listed on the NASDAQ will cease to be listed and will subsequently be deregistered under the Exchange Act.

Litigation Related to the Merger

On July 15, 2013, following the announcement of the merger, a lawsuit was filed in the Delaware Court of Chancery challenging the proposed merger. The action is captioned Booth Family Trust v. Leap Wireless International, Inc. et al., C.A. No. 8730-VCN. It is a putative class action filed on behalf of purported stockholders of Leap, and names Leap and its directors as defendants. The complaint alleges that the directors of Leap breached their fiduciary duties to Leap stockholders by engaging in a flawed sales process, by agreeing to sell Leap for inadequate consideration and by agreeing to improper deal protection terms in the merger agreement. The complaint seeks, among other relief, declaratory and injunctive relief against the merger and costs and fees.

On July 19, 2013, July 24, 2013 and July 26, 2013, following the announcement of the merger, lawsuits were filed in the Superior Court of the State of California, County of San Diego challenging the proposed merger. The action filed on July 19, 2013 is captioned John Kim v. Leap Wireless International, Inc. et al., Case No. 37-2013-00058491-CU-BT-CTL and the actions filed on July 24, 2013 are captioned Wesley Decker v. Leap Wireless International, Inc. et al, Case No. 37-2013-00059095-CU-SL-CTL and Roxane Andrews v. Leap Wireless International, Inc. et al, Case No. 37-2013-00059141-CU-BT-CTL. The action filed on July 26, 2013 is captioned Joseph Marino v. Leap Wireless International Inc. et al, Case No. 37-2013-00059565-CU-BT-CTL. Each lawsuit is a putative class action filed on behalf of purported stockholders of Leap and names Leap, its directors as well as AT&T and Merger Sub as defendants. The complaints allege that Leap and its directors breached their fiduciary duties to Leap stockholders, and that AT&T and Merger Sub aided and abetted such breaches, by agreeing to improper deal protection terms in the merger agreement. The Decker, Andrews and Marino complaints further allege that Leap and its directors breached their fiduciary duties, and that AT&T and Merger Sub aided and abetted such breaches, by engaging in a flawed sales process and by agreeing to sell Leap for inadequate consideration. The Kim complaint seeks, among other relief, declaratory and injunctive relief against the merger, imposition of a constructive trust and costs and fees. The Decker, Andrews and Marino complaints seek, among other relief, declaratory and injunctive relief against the merger and costs and fees.

On August 15, 2013, the Superior Court entered an order consolidating the four actions under the caption In re Leap Wireless International, Inc. Shareholder Litigation, Lead Case No. 37-2013-00058491-CU-BT-CTL. On August 19, 2013, plaintiffs in the consolidated Superior Court action filed a consolidated amended complaint against Leap, its directors, AT&T, and Merger Sub. Generally, the complaint alleges that the Leap directors breached their fiduciary duties by agreeing to the merger agreement for insufficient consideration, on improper terms, and with inadequate disclosure, and it alleges that these purported breaches were aided and abetted by AT&T and Merger Sub. The complaint seeks, among other relief, an injunction against the proposed merger and damages.

The outcome of these lawsuits is uncertain. An adverse monetary judgment could have a material adverse effect on the operations and liquidity of Leap, a preliminary injunction could delay or jeopardize the completion of the merger and an adverse judgment granting permanent injunctive relief could indefinitely enjoin completion of the merger. Leap believes these lawsuits are meritless.

THE MERGER AGREEMENT

The summary of the material provisions of the merger agreement below and elsewhere in this proxy statement is qualified in its entirety by reference to the merger agreement, a copy of which is attached to this proxy statement as Annex A. This summary does not purport to be complete and may not contain all of the information about the merger agreement that is important to you. We urge you to read carefully the merger agreement in its entirety as it is the legal document governing the merger.

The Merger

The merger agreement provides that, subject to the terms and conditions of the merger agreement, and in accordance with the DGCL at the effective time of the merger, Leap will be merged with and into Merger Sub and, as a result of the merger, the separate corporate existence of Merger Sub will cease, and Leap will continue as the surviving corporation and become a wholly-owned subsidiary of AT&T. Leap will continue to be governed by the DGCL, and all of its rights, privileges, immunities, powers and franchises will continue unaffected by the merger.

The closing of the merger will occur on the first business day following the day on which the last of the conditions to the merger is satisfied or waived (other than those conditions that by their nature are to be satisfied at the Closing, but subject to the fulfillment or waiver of those conditions). The merger will become effective when the certificate of merger has been duly filed with the Delaware Secretary of State or at a later time as agreed to by the parties.

Effects of the Merger

At the effective time of the merger, AT&T will become the sole owner of Leap and its business. Therefore, current Leap stockholders will cease to have direct or indirect ownership interests in Leap or rights as Leap stockholders, will not participate in any future earnings or growth of Leap, will not benefit from any appreciation in value of Leap and will not bear the future risks of Leap’s operations.

Following completion of the merger, Leap common stock will be delisted from the NASDAQ and deregistered under the Exchange Act. As a result, there will be no public market for shares of Leap common stock, and Leap will also no longer be required to file periodic reports with the SEC.

At the effective time of the merger, the certificate of incorporation of Leap as in effect immediately prior to the effective time of the merger shall be the certificate of incorporation of the surviving corporation, until duly amended as provided therein or by applicable law; and the bylaws of Merger Sub as in effect immediately prior to the effective time of the merger shall be the bylaws of the surviving corporation, until thereafter changed or amended in accordance with their terms or by applicable law.

The directors of Merger Sub immediately prior to the effective time of the merger will be the directors of the surviving corporation, each to hold office until their successors have been duly elected or appointed and qualified or until their earlier death, resignation or removal in accordance with the certificate of incorporation and the bylaws.

The Aggregate Consideration and the Conversion of Leap Stock

At the effective time of the merger, by virtue of the merger, each share of Leap common stock issued and outstanding immediately prior to the effective time of the merger will be cancelled and converted into the right to receive $15.00 in cash, without interest and less any applicable taxes, and one CVR. The following shares will not receive the aggregate consideration:

•

shares owned by AT&T, Merger Sub or any other direct or indirect subsidiary of AT&T, and shares owned by Leap or any direct or indirect subsidiary of Leap, and in each case not held on behalf of third parties;

•	shares that are owned by stockholders who have perfected and not withdrawn a demand for appraisal rights pursuant to Section 262 of the DGCL.

At the effective time of the merger, each share of Leap common stock will be cancelled and cease to exist.

Payment Procedures

Prior to the effective time of the merger, AT&T will designate a bank or trust company reasonably acceptable to Leap to act as the paying agent (which we refer to as the “paying agent”) for the per share cash merger consideration. At the effective time of the merger, AT&T will deposit or will cause to be deposited with the paying agent for the merger the aggregate cash consideration to be paid to the former holders of shares of Leap common stock.

Promptly after the effective time of the merger (and in no event later than three business days), the surviving corporation will cause the paying agent to send you a letter of transmittal and instructions advising you how to surrender your stock certificates, or an affidavit of loss in lieu of a certificate, in exchange for the aggregate consideration.

The paying agent will pay you your aggregate consideration after you have surrendered your stock certificates (or affidavit of loss) to the Paying Agent in accordance with the terms of the letter of transmittal. You shall be entitled to receive, in exchange for your certificate, a cash amount in immediately available funds equal to the number of shares represented by your certificate multiplied by $15.00 and one CVR for each share. Interest will not be paid or accrue in respect of any cash payments of aggregate consideration. The surviving corporation will reduce the amount of any aggregate consideration paid to you by any applicable withholding taxes.

You should not forward your stock certificates to the paying agent without a letter of transmittal, and you should not return your stock certificates with the enclosed proxy.

The transmittal instructions will tell you what to do if you have lost your stock certificate or if it has been stolen or destroyed. You will have to provide an affidavit to that fact and, if required by AT&T, post a bond in an amount that the surviving corporation reasonably directs as indemnity against any claim that may be made against it in respect of the stock certificate.

The paying agent will return to the surviving corporation all funds in its possession 180 days after the effective time of the merger, and the paying agent’s duties will terminate. After that time, if you have not received payment of the aggregate consideration, you may look only to the surviving corporation for payment of the aggregate consideration, without interest, subject to applicable abandoned property, escheat and similar laws.

Treatment of Options, Restricted Stock, Other Equity Awards and Cash Awards

Each outstanding option, whether vested or unvested, that was granted under one of Leap’s stock plans and that has an exercise price equal to or below the per share cash merger consideration will be cancelled and will entitle the holder to receive (1) cash equal to the product of the total number of shares underlying the option multiplied by the difference, if any, of the per share cash merger consideration and the exercise price per share underlying each option, less any applicable withholding taxes and (2) one CVR for each share underlying the option. Holders of an outstanding option, whether vested or unvested, that was granted under one of Leap’s stock plans and has an exercise price greater than the per share cash merger consideration, will have the opportunity to exercise the option prior to the effective time of the merger by providing Leap with notice of exercise and, for each share underlying the option, a cash amount equal to the exercise price underlying the option less the per share cash merger consideration. Each option that is so exercised will be settled at the effective time of the merger and the holder will receive one CVR in respect of each share underlying the option and, to the extent the option is not exercised prior to the effective time of the merger, the option will be cancelled at the effective time of the merger for no consideration to the holder.

Each outstanding share of restricted stock granted under Leap’s stock plans will be cancelled and the holder will receive the per share cash merger consideration, less any applicable withholding taxes, plus one CVR in respect of such share of restricted stock.

Each outstanding stock unit granted under Leap’s stock plans (including performance stock units, deferred stock units and deferred cash units, but excluding any cash award with a value that is not determined based on the price of Leap common stock) whether vested or unvested, will be cancelled and will entitle the holder to receive the per share cash merger consideration, less any applicable withholding taxes, plus one CVR in respect of such unit.

Each outstanding cash award (including performance cash awards but excluding those awards with a value determined based on the price of Leap common stock) will remain outstanding and will remain subject to the terms and conditions of the applicable award agreement (including any requirement of continued employment); provided that any applicable share price gating condition shall be deemed met at the effective time of the merger and any performance goals will be deemed met at the target performance level.

The current offering period under Leap’s ESPP will terminate no later than immediately prior to the closing of the merger (and no new offering period shall commence) and each participant’s accumulated payroll deduction will be used to purchase shares of Leap common stock, which will be converted into the right to receive the aggregate consideration.

Representations and Warranties

The representations and warranties of Leap contained in the merger agreement are the product of negotiations among the parties thereto and are solely for the benefit of AT&T and Merger Sub. Any inaccuracies in such representations and warranties are subject to waiver by the parties to the merger agreement and are qualified by a confidential disclosure letter containing non-public information and made for the purposes of allocating contractual risk between the parties instead of establishing these matters as facts. Consequently, Leap’s representations and warranties in the merger agreement may not be relied upon by persons other than the parties thereto as characterizations of actual facts or circumstances as of the date of the merger agreement or as of any other date, nor may you rely upon them in making the decision to approve and authorize the merger agreement and the transactions contemplated by the merger agreement. The merger agreement may only be enforced against Leap by AT&T and Merger Sub. Moreover, information concerning the subject matter of the representations and warranties of Leap may change after the date of the merger agreement, which subsequent information may or may not be reflected fully in the Company’s public disclosures.

Leap’s representations and warranties in the merger agreement relate to, among other things:

•

corporate organization, good standing and corporate power and authority, including the declaration of advisability of the merger agreement and the merger by the Leap board and the adoption of the merger agreement and the merger by the Leap board;

•	corporate organization, good standing and corporate power and authority of the Stockholders’ Representative;

•	the capitalization of Leap and its subsidiaries;

•	the required consents and approvals of governmental entities in connection with the transactions contemplated by the merger agreement;

•	SEC filings made since December 31, 2010, including financial statements contained therein;

•	FCC licenses and authorizations;

•	other licenses and permits;

•	absence of changes in financial condition, material damage, dividends, accounting methods, employee compensation matters or incurrence of indebtedness;

•	litigation, regulatory actions, and liabilities;

•	matters related to employee benefit plans and ERISA;

•	labor and employment matters;

•	compliance with laws and permits;

•	material contracts;

•	matters with respect to Leap’s owned and leased real property, including cell sites, colocation sites, and mobile telephone switching office (MTSO) sites;

•	the inapplicability of state takeover statutes to the merger;

•	environmental matters;

•	tax matters;

•	intellectual property matters;

•	insurance;

•	the inapplicability of the Rights Plan to the merger;

•	Leap’s subscribers; and

•	the absence of undisclosed brokers’ fees and expenses.

Many of the representations and warranties in the merger agreement made by Leap are qualified by a “materiality” or “material adverse effect” standard (that is, they will not be deemed to be untrue or incorrect unless their failure to be true or correct, individually or in the aggregate, would, as the case may be, be material or have a Material Adverse Effect on Leap).

Under the merger agreement, “Material Adverse Effect” is defined as a material adverse effect on the financial condition, properties, assets, liabilities, business or results of operations of Leap and its subsidiaries, taken as a whole, but does not include any of the following, in and of itself or themselves:

•	changes or conditions (including political conditions) generally affecting the United States economy or financial markets or the industries in which Leap and its subsidiaries operate;

•	any act of terrorism or sabotage;

•	changes in United States generally accepted accounting principles after the date of the merger agreement;

•

other than any regulatory approval, any legislation adopted by any governmental entity having jurisdiction over Leap and its subsidiaries, or any rule or regulation enacted by the FCC, in each case after the date of the merger agreement and applicable to all wireless telecommunications carriers;

•	any change in the market price or trading volume of the shares of Leap common stock (but not the underlying cause of such change); and

•	any actions taken, or failures to take action, by Leap in compliance with the express terms of the merger agreement.

For the first four bullet points, such change, event, circumstance or development must not primarily relate only to (or have the effect of primarily relating only to) Leap and its subsidiaries or disproportionately adversely affect Leap and its subsidiaries compared to other companies of similar size operating in the same industries.

In the merger agreement, AT&T and Merger Sub made customary representations and warranties to Leap with respect to, among other things:

•	the due organization, valid existence, good standing, corporate power and authority of AT&T and Merger Sub;

•

the authority of each of AT&T and Merger Sub to enter into the merger agreement and to complete the transactions contemplated by the merger agreement and the enforceability of the merger agreement against each of AT&T and Merger Sub;

•	the required consents and approvals of governmental entities in connection with the transactions contemplated by the merger agreement;

•	the absence of certain litigation or investigations;

•	the sufficiency of funds necessary to consummate the transactions contemplated by the merger agreement; and

•	the capitalization of Merger Sub.

Covenants Regarding Conduct of Business by Leap Pending the Merger

During the period between the date of the merger agreement and the effective time of the merger, Leap and its subsidiaries must conduct business in the ordinary and usual course and use their respective reasonable best efforts to preserve their business organizations intact and maintain existing relations and goodwill with governmental entities, customers, suppliers, distributors, creditors, lessors, employees and business associates. Except as otherwise required by the merger agreement, approved in writing by AT&T or expressly set forth in Leap’s disclosure letter, Leap will not and will not permit its subsidiaries to:

•	amend their certificates of incorporation or bylaws;

•	merge or consolidate with any other person, except among wholly owned subsidiaries;

•	acquire, outside the ordinary course of business, any asset or group of related assets with a value or purchase price in excess of $1,000,000 individually or $2,500,000 in the aggregate;

•

issue, sell, pledge, dispose of, grant, transfer, or authorize the issuance, sale, pledge, disposition, grant, transfer, lease, license, guarantee or encumber, any shares of capital stock of Leap or any of its subsidiaries (other than the issuance of shares by a subsidiary of Leap to Leap or a wholly owned subsidiary of Leap), or securities convertible or exchangeable into or exercisable for any shares of such capital stock, or any options, warrants or other rights of any kind to acquire any shares of such capital stock or such convertible or exchangeable securities;

•

create or incur any encumbrances, individually or in the aggregate, material to Leap or any of its subsidiaries or on any asset or group of related assets of Leap or any of its subsidiaries having a value in excess of $500,000 individually or $2,500,000 in the aggregate;

•

make any loans, advances, guarantees or capital contributions to or investments in any Person (other than Leap or any direct or indirect wholly owned subsidiary of Leap) in excess of $100,000 individually or $250,000 in the aggregate outstanding at any given time;

•	pay any dividend, or make any other distribution on, any shares of Leap capital stock;

•	split, combine or reclassify any capital stock or issue or authorize or propose the issuance of securities in respect of shares of Leap capital stock;

•

incur any indebtedness for borrowed money or guarantee such indebtedness of another Person, or issue or sell any debt securities or warrants or other rights to acquire any debt security of Leap or any of its subsidiaries, except for indebtedness for borrowed money incurred in the ordinary course of business consistent with past practices (A) in replacement of existing indebtedness for borrowed money on terms substantially consistent with or more beneficial than the terms of the indebtedness being replaced as of the date of such replacement, or (B) in guarantees by Leap of indebtedness of its wholly owned subsidiaries complying with clause (A) above;

•

make or authorize any capital expenditures that in the aggregate exceed by more than 15% from the aggregate capital expenditures in such capital budgets in respect of the period from the date of the merger agreement to the effective time of the merger;

•

enter into, materially modify, materially amend, terminate or grant any material waiver under, any material contract or any contract that would constitute a material contract if entered into prior to the date of the merger agreement;

•

make any changes with respect to accounting policies or procedures, except as required by changes in applicable generally accepted accounting principles, by Regulation S-X under the Securities Act, or by the Public Company Accounting Oversight Board or Financial Accounting Standards Board;

•

settle (x) any litigation or claim or (y) other proceedings before a governmental entity, in each case for an amount in excess of $1,000,000 (excluding amounts that may be paid under insurance policies);

•	cancel, modify or waive any debts or claims held by it or waive any rights having in each case a value or cost in excess of $250,000 individually or $2,000,000 in the aggregate;

•

make or change any material tax election or method of tax accounting; amend any tax return with respect to a material amount of taxes; settle or otherwise finally resolve any audit or dispute with respect to material amount of taxes, other than, in each case, in the ordinary course of business consistent with past practice;

•

transfer, sell, lease, assign, license, surrender, divest, cancel, abandon or allow to lapse or expire or otherwise dispose of any part of its assets (including intellectual property), licenses, operations, rights, product lines, businesses or interests therein of the Company or its subsidiaries, except in connection with services or products provided in the ordinary course of business and sales of obsolete assets and except for sales, leases, licenses or other dispositions of any asset or any group of related assets (other than wireless spectrum) with a fair market value not in excess of $250,000 individually or $500,000 in the aggregate, other than pursuant to contracts as in effect as of the date of the merger agreement;

•

except to the extent required by law or any existing written agreements or Leap benefit plan in effect as of the date of the merger agreement, other than the payment of regular base salaries, at the rates in effect as of the date of the merger agreement or wages and other non-discretionary compensation, make any compensation payments or awards, including the grant of any equity or cash awards, to any director, officer or employee; increase compensation or other benefits payable or provided to Leap’s directors, officers or employees; adopt, enter into, establish, or materially amend, modify or terminate any Leap benefit plan or any employment, individual consulting, collective bargaining, bonus or other incentive compensation, health or other welfare, pension, retirement, severance, deferred compensation or other compensation or benefit plan that would constitute a Leap benefit plan had it been in effect as of the date of the merger agreement; materially amend the terms of any outstanding equity-based awards; take any action to accelerate the vesting or payment, or fund or in any other way secure the payment, of compensation or benefits under any Leap benefit plan, to the extent not already provided in any such benefit plan; change any actuarial or other assumptions used to calculate funding obligations with respect to any benefit plan or to change the manner in which contributions to such plans are made or the basis on which such contributions are determined, except as may be required by GAAP; forgive any loans to any directors, officers or employees;

•

(A) enter into any line of business in any geographic area other than the current lines of business of Leap and its subsidiaries and products and services reasonably ancillary thereto (including any current line of business and products and services reasonably ancillary thereto in any geographic area for which Leap or any of its subsidiaries currently holds a FCC License authorizing the conduct of such business, product or service in such geographic area), or (B) except as currently conducted, engage in the conduct of any business in any state which would require the receipt or transfer of an FCC License or any other permits issued by any governmental entity authorizing operation or provision of any communication services or foreign country that would require the receipt or transfer of, or application for, a permit or FCC license to the extent such license would be reasonably expected to prevent, materially delay or materially impair the consummation of the transactions contemplated herein;

•

file for any permit or FCC license (A) outside of the ordinary course of business or (B) the receipt of which would, individually or in the aggregate, reasonably be expected to prevent, materially delay or materially impair consummation of the transactions contemplated herein;

•	assign, transfer, cancel, fail to renew or fail to extend any FCC license or permit;

•	change (other than pursuant to software updates, upgrades and patches) any of the material technology in the network assets, enterprise software or billing software used in its respective businesses;

•

except in the ordinary course of business consistent with past practices, terminate, amend or modify in any manner any ground lease, governmental use permit, colocation agreement, third party colocation agreement or third party cell site agreement; or

•	agree, authorize or commit to do any of the foregoing.

No Solicitation or Change of Recommendation

Neither Leap nor its subsidiaries, officers, directors, employees, agents or representatives may:

•

solicit, initiate, knowingly encourage or knowingly facilitate any inquiries or the making of any proposal or offer that constitutes, or could reasonably be expected to lead to, an “acquisition proposal” as described in the section entitled “No Solicitation or Change of Recommendation” beginning on page [ ● ];

•	participate in any discussions or negotiations with any person regarding any “acquisition proposal”;

•	provide any non-public information or data concerning the Company or any of its subsidiaries to any person in connection with any “acquisition proposal” or potential “acquisition proposal”; or

•	otherwise knowingly facilitate any effort or attempt to make an “acquisition proposal”.

Leap immediately must cease and cause to be terminated any discussions and negotiations with any person conducted before the date of the merger agreement with respect to any acquisition proposal, or proposal that could reasonably be expected to lead to an acquisition proposal. Leap must promptly request that each person that has executed a confidentiality agreement in connection with the consideration of an acquisition proposal return or destroy all confidential information regarding Leap or its subsidiaries and cause any physical or virtual data room to no longer be accessible to or by any person.

If Leap receives an unsolicited bona fide written acquisition proposal prior to the adoption of the merger agreement by its stockholders at the special meeting and the Leap board has determined in good faith, after consultation with its financial advisers and outside legal counsel, that (i) the acquisition proposal is or would reasonably be expected to result in a “superior proposal” and (ii) such action is necessary in order for the directors of Leap to comply with their fiduciary duties under applicable law, and Leap has not breached in any material respect its non-solicitation obligations, then Leap may:

•

provide access to non-public information if such information has been previously made available to AT&T and Leap executes a confidentiality agreement with the party that made the acquisition proposal, but if the proposal comes from a competitor of Leap, Leap may not provide any commercially sensitive non-public information other than in accordance with “clean team” or similar procedures; and

•	participate in discussions or negotiations with such person.

A superior proposal is an unsolicited, bona fide written acquisition proposal by a third party or group that would result in such third party or group becoming the beneficial owner of, directly or indirectly, more than 50% of the total voting power of the equity securities of Leap, or more than 50% of the consolidated net revenues, net income or total assets (including equity securities of its subsidiaries) of Leap, that the board of directors Leap has determined in good faith, after consultation with outside legal counsel and an independent financial advisor of nationally recognized reputation, taking into account all legal, financial, financing and regulatory aspects of the proposal, the identity of the person(s) making the proposal, the likelihood of the proposal being consummated in accordance with its terms and the timing of such consummation, that, if consummated, would result in a transaction more favorable to Leap’s stockholders from a financial point of view than the transactions contemplated by the merger agreement (after taking into account any revisions to the terms of the transaction contemplated by the merger agreement). If Leap receives any acquisition proposal, it must notify AT&T and thereafter keep AT&T informed of the status and terms of any such proposals. Leap must promptly (and, in any event, within 24 hours) notify AT&T if (i) any inquiries, proposals or offers with respect to an acquisition proposal are received by, (ii) any non-public information is requested in connection with any acquisition proposal from, or (iii) any discussions or negotiation with respect to an acquisition proposal are sought to be initiated or continued with, it or any of its representatives and thereafter must keep AT&T informed, on a current basis, of the status and terms of any such proposals or offers and the status of any such discussions or negotiations, including any change in Leap’s intentions as previously notified.

Subject to certain exceptions, the Leap board may not:

•	fail to include its recommendation of the merger agreement in this proxy statement;

•	withhold, withdraw, qualify or modify (or publicly propose or resolve to withhold, withdraw, qualify or modify), in a manner adverse to AT&T, its recommendation of the merger agreement;

•	cause or permit Leap to enter into any alternative acquisition agreement; or

•	approve or recommend, or publicly propose to enter into an alternative acquisition agreement.

Notwithstanding the foregoing, with respect to an acquisition proposal the Leap board may at any time prior to receipt of the required vote of the stockholders, make a recommendation change if the Leap board determines in good faith, after consultation with its financial advisors and outside legal counsel, that such acquisition proposal constitutes a superior proposal. Furthermore, in light of an “intervening event,” the Leap board may at any time prior to receipt of the required vote of the stockholders, make a recommendation change if following consultation with outside legal counsel, the Leap board determines that a recommendation change would be necessary in order for the directors to comply with their fiduciary duties under applicable law. “Intervening Event” means a material development or change in circumstances which was not known by or reasonably foreseeable to the Leap board at the time the agreement was signed and is materially more favorable to the recurring financial condition of Leap and its subsidiaries, taken as a whole, with certain exceptions (e.g., general industry changes, changes in trading price, timing of regulatory approval, etc.).

The Leap board may make the recommendation change described above, in the case of either an acquisition proposal or an intervening event, only if (x) Leap provides AT&T four business days prior written notice of its intention to take such action, (y) after providing such notice, Leap negotiates in good faith with AT&T during such four-business day period (to the extent that AT&T desires to negotiate) to make such revisions to the terms of the merger agreement as would permit the Leap board not to effect a recommendation change, and (z) the Leap board considers in good faith any changes to the merger agreement offered in writing by AT&T and determines in good faith, after consultation with its outside legal counsel and financial advisors, that the event continues to constitute an intervening event or that the superior proposal would continue to constitute a superior proposal, in each case if such changes offered in writing by AT&T were to be given effect. Any amendment to an acquisition proposal will be deemed a new acquisition proposal, except that the four-business day period for negotiating with AT&T will be three business days for such purposes. See also “Termination Fees” beginning on page [●].

Leap has agreed to take all action, in accordance with its charter, bylaws and applicable law, to hold a special meeting of its stockholders to vote on the merger as soon as practicable. The Leap board has also agreed to take all lawful action to solicit adoption of the merger agreement. In the event the Leap board changes its recommendation, Leap must continue to solicit proxies and submit the merger agreement to its stockholders for adoption at the special meeting unless the merger agreement has been terminated prior to the meeting date.

Stock Exchange Delisting

Prior to the closing date, Leap will cooperate with AT&T and use reasonable best efforts to take, or cause to be taken, all actions, and do or cause to be done all things, reasonably necessary, proper or advisable on its part under applicable Laws and rules and policies of the NASDAQ to enable the delisting by the surviving corporation of the shares from the NASDAQ and the deregistration of the shares of Leap common stock under the Exchange Act as promptly as practicable after the merger becomes effective, and in any event no more than ten days after the effective time of the merger. The surviving corporation shall use its best efforts to cause the shares of Leap common stock to no longer be quoted on the NASDAQ and deregistered under the Exchange Act as soon as practicable following the effective time of the merger.

Employee Benefit Matters

For a period of one year following the effective time of the merger, AT&T agrees that each employee of Leap and its subsidiaries whose employment continues following the effective time of the merger will be provided with (i) base compensation that is at least equal to base compensation provided to such employee immediately prior to the effective time of the merger and (ii) annual cash incentive opportunities and employee benefits that are substantially comparable in the aggregate to the annual cash incentive opportunities and benefits provided by Leap and its subsidiaries immediately prior to the effective time of the merger. Furthermore, AT&T will, or will cause its applicable subsidiary to, provide each Leap employee whose employment terminates during the one-year period following the effective time of the merger with severance payments and benefits at levels and amounts, and on terms and conditions, no less favorable than those to which Leap employees were entitled under applicable plans or arrangements maintained by Leap immediately prior to the effective time of the merger, with such benefits to be provided pursuant to a plan maintained by AT&T or a subsidiary of AT&T. Leap will terminate its severance plan effective immediately prior to the effective time of the merger.

AT&T will honor, or will cause a subsidiary to honor, certain employment agreements, offer letters, severance arrangements and equity award arrangements that were specifically identified in the Leap disclosure schedule.

In addition, AT&T will, or will cause its applicable subsidiary to, provide Leap employees with customary past service credit for purposes of the eligibility to participate, vesting requirements and benefit accrual for purposes of vacation, paid time-off severance plans and rate of contribution or matching under any retirement plan only, except that such service credit will not apply to the extent it would result in a duplication of benefits for the same period of service or for purposes of any frozen or discontinued benefit plan maintained by AT&T or any frozen or discontinued portion of such a benefit plan or for purposes of any benefit accrual under any defined benefit pension plan or retiree medical plan. AT&T also agrees to (i) cause such service to apply for purposes of satisfying any waiting period or evidence of insurability requirements and (ii) waive pre-existing condition limitations in any benefit plan to the extent waived or not applicable under the Leap benefit plan. AT&T will also provide each applicable employee with credit, or a cash payment in lieu thereof, for any deductibles paid prior to the effective time of the merger in satisfying any applicable deductible or out-of-pocket requirements under any AT&T benefit plan that a Leap employee is eligible to participate in on or after the effective time of the merger.

If requested by AT&T in writing no later than 30 days prior to the effective time of the merger, Leap will take the necessary corporate actions to cause Leap’s 401(k) Plan to be terminated effective immediately prior to the effective time of the merger, subject to closing the merger and provided that, prior to the effective time of the merger, AT&T takes all action as is necessary to permit Leap employees to roll any eligible rollover distributions (including loans) over into an AT&T 401(k) plan following the effective time of the merger and to commence participation in an AT&T 401(k) plan at the effective time of the merger.

Leap may also grant cash-settled long-term incentive awards in the ordinary course of business consistent with past practice in substantially the same amounts and on substantially the same terms as annual grants, new hire grants or promotion grants, as applicable, in prior years. Any cash settled long-term incentive awards granted during the period between the execution of the merger agreement and the closing of the merger will not be paid solely as a result of the consummation of the merger.

Asset and Interest Sales

Leap and its subsidiaries have agreed to cooperate with AT&T to facilitate the disposition of certain assets or ownership interests held by Leap and its subsidiaries as may be requested by AT&T. Leap will use its reasonable best efforts to permit potential purchasers to conduct reasonable investigations, comply with applicable rights of first refusal or first offer, deliver notices, make filings and execute contracts relating to the disposition as requested by AT&T and reasonably assist AT&T in connection with any sale process it undertakes. Neither Leap nor any of its subsidiaries shall be required to execute any contract under which Leap or any of its subsidiaries may be required to dispose of any assets or interest other than immediately prior to, at or after the time the merger becomes effective, or to agree to restrictions on their businesses or operations, or payment of money or other consideration, prior to the effective time of the merger. If the effective time of the merger does not occur, AT&T shall reimburse Leap for the reasonable, documented out of pocket fees and expenses of Leap and its subsidiaries expended in complying with this requirement.

Leap has also agreed to use its reasonable best efforts to dispose of its and its subsidiaries’ interests in PRWireless, LLC and Flat Wireless, LLC, with such dispositions to be made on commercially reasonable terms. Leap will keep AT&T reasonably apprised of the sale process, and Leap will consider AT&T’s views on the disposal process in good faith.

CVR Agreement

Under the CVR Agreement, the Stockholders’ Representative has the power to cause Licenseco to take actions to maintain the 700 MHz License and eliminate interference to the 700 MHz License from other frequencies, but may not, without the consent of AT&T, take actions or incur costs in excess of $10 million and may not take actions that bind any person other than Licenseco or a Licenseco subsidiary. Leap will provide reasonable assistance to Licenseco at the written request of the Stockholders’ Representative. If AT&T consents to Licenseco incurring more than $10 million in costs, this will further reduce the proceeds available to CVR holders. Furthermore, the $10 million limit does not apply to other expenses incurred by Leap and its affiliates (including, after completion of the merger, AT&T) that may also reduce the proceeds available to CVR holders, as described under the definition of “Distributable Proceeds” below.

The Stockholders’ Representative has two years from the effective time of the merger to enter into a definitive agreement relating to the sale of the 700 MHz License, and one year thereafter to complete the transaction. During this period, the Stockholders’ Representative has the sole responsibility to conduct a sale of the 700 MHz License. The manner and timing of the sale process are at the sole discretion of the Stockholders’ Representative, but the Stockholders’ Representative must consult with AT&T regarding any sale process and keep AT&T and the surviving corporation reasonably informed about the sale process. Consideration for the 700 MHz License must consist solely of cash, and the sale agreement must be on commercially reasonable terms, place no ongoing obligations on AT&T and be non-recourse to the surviving corporation in the merger and to AT&T. The Stockholders’ Representative may retain legal and financial advisors to assist in the sale of the 700 MHZ License. If a definitive agreement has not been entered into by the end of the two-year period, the surviving corporation will be permitted to take such actions to dispose of the 700 MHz License or Licenseco, and any resulting distributable proceeds will be paid to the surviving corporation or its affiliates for distribution to the CVR holders.

Each CVR will entitle its holder to receive a pro rata share of the net proceeds resulting from the future sale of the 700 MHz License. The proceeds paid to the CVR holders (which we refer to as the “Distributable Proceeds”) will equal the difference between:

•	the cash proceeds received by Leap or any of its affiliates from the sale of the 700 MHz License or Licenseco or any Licenseco entity; and

•	all fees, expenses and other amounts incurred or spent by Leap and its affiliates in accordance with the CVR Agreement, including:

•

after the effective time of the merger with respect to the 700 MHz License or Licenseco entities, the payments and costs due to the rights agent, fees and expenses paid to the Stockholders’ Representative or its legal or financial advisors in connection with the sale of the 700 MHz License and any amounts otherwise paid or incurred by the Stockholders’ Representative, any filing fees incurred by Leap and its affiliates in connection with maintaining the 700 MHz License or the Licenseco entities or in connection with the direct or indirect sale of the 700 MHz License, any amounts reasonably incurred following consultation with the Stockholders’ Representative by Leap and its affiliates in connection with maintaining the 700 MHz License after the effective time of the merger or as required by Law, amounts paid to outside advisors previously approved by the Stockholders’ Representative in connection with the CVRs after the effective time, the amounts reasonably incurred by AT&T and its affiliates after reasonable advance notice to the Stockholders’ Representative as expenses with respect to actions taken in connection with obtaining regulatory approval for the sale of the 700 MHz License; and

•

between the date of the merger agreement and the effective time of the merger agreement with respect to the 700 MHz License, the establishment of Licenseco and the transfer of the 700 MHz License to it, the issuance of the CVRs and any amounts otherwise paid by Leap or any of its affiliates to, paid by or incurred by the Stockholders’ Representative.

•

Distributable Proceeds shall be reduced by (i) an amount equal to the product of (A) (x) the excess of the cash proceeds directly or indirectly received by the Leap or its affiliates with respect to the 700 MHz License or Licenseco over (y) the tax basis of the 700 MHz License immediately prior to the effective time of the merger and without giving effect to any election under Section 338(g) of the Code made by AT&T or any of its affiliates and (B) an assumed tax rate of 38.5%, and (ii) the amount of unsatisfied contingent liabilities related to the 700 MHz License, Licenseco, the sale agreement or the transactions contemplated by the CVR Agreement.

•

Proceeds that were not “Distributable Proceeds” because of clause (ii) in the preceding sentence prior to the end of the two-year period shall become Distributable Proceeds promptly upon satisfaction or elimination of an unsatisfied contingent liability except to the extent used to satisfy the liability or to the extent of other unsatisfied contingent liabilities.

The CVRs may not be sold, assigned, transferred, pledged, encumbered or in any other manner transferred or disposed of, in whole or in part, other than transfers by will or intestacy, pursuant to a court order, by operation of law or in connection with the liquidation of a person, or, if the holder is a partnership or limited liability company, a distribution to its partners or members, as applicable. Any purported transfer of a CVR to anyone other than a permitted transferee shall be null and void ab initio. Every request to transfer a CVR must be made in writing and must be accompanied by documentation establishing that the transfer is to a permitted transferee and any other information as may be reasonably requested by AT&T or the rights agent (to be appointed by AT&T), including the opinion of counsel, if appropriate.

If the sale occurs prior to the end of the term of the CVR Agreement, AT&T will, within 90 days, deliver to the rights agent and the Stockholders’ Representative the calculation of the distributable proceeds and establish a payment date (which we refer to as the “payment date”) that is within five business days of the calculation notice. Any CVRs held by Leap stockholders who have perfected and not withdrawn a demand for appraisal rights pursuant to Section 262 of the DGCL shall be deemed to be outstanding for purposes of determining the amount to be paid per CVR. On or before the payment date, AT&T shall cause an amount of cash equal to the distributable proceeds to be deposited with the rights agent. On the payment date or as promptly as practicable thereafter, AT&T will cause the rights agent to pay the applicable amount to each CVR holder by check mailed to the address of each holder. The amount paid in respect of each CVR shall be equal to the quotient obtained by dividing the distributable proceeds by the number of CVRs outstanding.

AT&T’s obligation to pay the distributable proceeds shall be conditioned on no court or other governmental entity of competent jurisdiction having enacted, issued, promulgated, enforced or entered any order (whether temporary, preliminary or permanent) that is in effect and restrains, enjoins or otherwise prohibits or imposes any penalty upon the payment of the distributable proceeds and the payment being otherwise lawful. CVRs have no voting or dividend rights, and interest shall not accrue on any amounts payable on the CVRs. The CVRs do not represent any equity or ownership interest in AT&T or any affiliate, in any constituent company to the merger, or in any other person.

There is no assurance that any payment will be made under the CVRs. There are numerous risks and uncertainties associated with receiving payment under the CVRs, including the possibility that interference and interoperability issues relating to the 700 MHz License will not be resolved, that relief from FCC interim construction benchmarks will not be obtained and that the 700 MHz License will not be sold for a value sufficient to generate a payment to CVR holders, or at all. See “The Merger — Background of the 700 MHz License” on page [●]. In addition, the CVRs are not freely transferable and, accordingly, will not be listed on any securities exchange. Also, the tax consequences regarding the receipt of the CVRs are uncertain. See “The Merger — Material U.S. Federal Income Tax Consequences of the Merger” on page [●].

Other Covenants and Agreements

Leap and AT&T have made certain other covenants to and agreements with each other regarding various other matters including:

•	preparing and filing documentation required by the FCC and antitrust agencies;

•	allowing AT&T access to Leap employees, properties, books, contracts and records;

•	issuing press releases;

•	paying costs and expenses incurred in connection with the merger agreement;

•

indemnification of Leap directors, officers and employees for certain acts occurring prior to the merger (see “The Merger — Interests of Leap Directors and Executive Officers in the Merger” beginning on page [ ● ] and “The Merger — Interests of Leap Directors and Executive Officers in the Merger — Insurance and Indemnification of Leap Directors and Officers” beginning on page [ ● ]);

•	ensuring compliance with the terms of the Convertible Notes Indenture;

•	voting AT&T and its subsidiaries’ shares of Leap common stock in favor of the merger;

•	using commercially reasonable efforts to comply with FCC and Federal Aviation Administration (which we refer to as “FAA”) regulations and rules;

•	amending or terminating certain Leap contracts;

•	clarifying that AT&T has no right to control, directly or indirectly, the operations of Leap prior to the date the merger becomes effective;

•	amending the Rights Plan;

•	waiving takeover statutes; and

•	causing the transactions contemplated by the merger agreement to be exempt under Rule 16b-3 promulgated under the Exchange Act.

Consents and Approvals

Leap and AT&T agreed to cooperate with each other and use (and to cause their respective subsidiaries to use) their respective reasonable best efforts to take or cause to be taken all actions, and do or cause to be done all things, reasonably necessary, proper or advisable on their part under the merger agreement and applicable laws to consummate and make effective the merger and the other transactions contemplated by the merger agreement as promptly as reasonably practicable, including:

•

preparing and filing as promptly as reasonably practicable all documentation to effect all necessary notices, reports and other filings, including filing no later than twenty days after the date of the merger agreement all applications required to be filed with the FCC and the notification and report form required under the HSR Act, and responding as soon as reasonably practicable to any additional requests for information or documentary material from the FCC, the Antitrust Division, the FTC or any other governmental entity; and

•

obtaining as promptly as reasonably practicable all consents, registrations, approvals, permits, clearances and authorizations necessary or advisable to be obtained from any third party and/or any governmental entity in order to consummate the merger or any of the other transactions contemplated by the merger agreement.

However, AT&T shall not be required to:

•

proffer to, or agree to, sell, divest, lease, license, transfer, dispose of or otherwise encumber or hold separate and sell, divest, lease, license, transfer, dispose of or otherwise encumber before or after the date the merger becomes effective, any assets, licenses, operations, rights, product lines, businesses or interest therein of itself or any of its affiliates;

•

consent to, or agree to, any sale, divestiture, lease, license, transfer, disposition or other encumbrance by Leap or any of its subsidiaries of any of its assets, licenses, operations, rights, product lines, businesses or interest therein or to any agreement by Leap or any of its subsidiaries to take any of the foregoing actions or proffer to, or agree to, any change (including through a licensing arrangement), restriction or condition on, or other impairment of Leap’s or any of its subsidiaries’ ability to own or operate, any assets, licenses, operations, rights, product lines, businesses or interests, unless such requirements would not, individually or in the aggregate, reasonably be likely to have a Material Adverse Effect on Leap and its subsidiaries, taken as a whole; or

•

proffer to, or agree to, any changes (including through a licensing arrangement), restriction or condition on, or other impairment of AT&T or any of its subsidiaries’ (excluding the surviving corporation’s and its subsidiaries’) ability to own or operate, any assets, licenses, operations, rights, product lines, businesses or interests therein referred to above or AT&T’s ability to vote, transfer, receive dividends or otherwise exercise full ownership rights with respect to the stock of the surviving corporation.

A requirement to take any of the above actions is referred to as an “adverse regulatory condition.” Leap is not permitted to take any of the above listed actions without the consent of AT&T. AT&T shall, subject to applicable law, have the right to direct all matters with any governmental entities, provided that the parties will consult with one another and consider in good faith the views of the other party in connection with filings and other submissions made to the regulators. The parties have agreed to keep each another apprised on the status of the discussions with the regulators and also furnish one another with copies and notices or communications received from the regulators. AT&T is not permitted to participate in meetings or telephone calls with a governmental entity without consulting Leap in advance and, if permissible, giving Leap the opportunity to participate.

Conditions to the Merger

Conditions to Each Party’s Obligations. Each party’s obligation to consummate the merger is subject to the satisfaction or waiver of the following conditions:

•	adoption of the merger agreement by an affirmative vote of at least a majority of the outstanding shares of Leap common stock;

•	expiration or termination of any applicable waiting period under the HSR Act;

•	receipt of all required consents from the FCC;

•

absence of any statute, rule or regulation by any court, arbitral tribunal or other governmental or other regulatory authority or agency of competent jurisdiction that prohibits or makes unlawful the consummation of the merger, and the absence of any judgment, injunction, order, restraint or prohibition of a court or other tribunal of competent jurisdiction in effect temporarily or permanently prohibiting the consummation of the merger;

•

performance and compliance by the other party in all material respects with all obligations and covenants required to be performed or complied with by such party under the merger agreement and receipt by a party of an officer’s certificate from the other party certifying that the foregoing conditions have been satisfied; and

•

execution of the CVR agreement and no filings, notices or registration shall be required to be made or obtained under any federal or state securities or “blue sky” laws with respect to the CVRs that have not been made or obtained.

Conditions to AT&T’s and Merger Sub’s Obligations. The obligation of AT&T and Merger Sub to consummate the merger is subject to the satisfaction or waiver of further conditions, including:

•	the representation and warranty of Leap regarding the absence of certain changes shall be true and correct as of the date of the merger agreement and the closing of the merger;

•

the representations and warranties of Leap regarding Leap’s capital structure, Leap’s corporate authority relative to the merger agreement, Leap’s SEC reports and financial statements, certain state anti-takeover statutes and the Plan shall be true and correct in all material aspects as of the date of the merger agreement and as of the closing of the merger as though made on and as of such date and time (except to the extent that any such representation and warranty expressly speaks as of an earlier date, in which case such representation and warranty shall be true and correct as of such earlier date);

•

each of the representations and warranties of Leap (other than those listed above) contained in the merger agreement shall be true and correct as of the date of the merger agreement and the closing of the merger (except for such representations and warranties that address matters only as of a particular date, in which case as of such date), unless the failure of such representations and warranties to be so true and correct, individually or in the aggregate, has not had or would not reasonably be likely to have a Material Adverse Effect (without giving effect to any “Material Adverse Effect,” “materiality” or similar qualifications contained therein);

•

the absence of any action in which a governmental entity is seeking an order to prohibit, limit, restrain or impair AT&T’s ability to operate the business of Leap or of AT&T after the effective time of the merger or to prohibit or limit AT&T’s ability to exercise full ownership rights with respect to the stock of Leap after the effective time of the merger, or the enactment of any law that would result in the foregoing, except where the relief sought or expected to be obtained from such action would not, individually or the aggregate, reasonably be expected to result in an adverse regulatory condition;

•

the FCC consent having been obtained by final order, as such term is defined in the merger agreement, certain other regulatory approvals having been made or obtained and all regulatory approvals that have been made or obtained having been made or obtained without imposition of an adverse regulatory condition;

•

the absence of, since July 12, 2013, any change, event, circumstance or development that would reasonably be likely to have a Material Adverse Effect on Leap and its subsidiaries, taken as a whole; and

•	the completion of the sales of Leap’s equity interests in PRWireless, LLC and Flat Wireless, LLC.

Conditions to Leap’s Obligations. The obligation of Leap to consummate the merger is subject to the satisfaction or waiver of further conditions, including:

•

The representations and warranties of AT&T shall be true and correct in all material respects as of the date of the merger agreement and as of the closing of the merger agreement as though made on and as of such date and time (except to the extent that any such representation and warranty expressly speaks as of an earlier date, in which case such representation and warranty shall be true and correct as of such earlier date).

Termination of the Merger Agreement

Leap and AT&T may terminate the merger agreement by mutual written consent at any time before the consummation of the merger. In addition, with certain exceptions, either AT&T or Leap may terminate the merger agreement at any time before the consummation of the merger if:

•

the other party has breached or failed to perform in any material respect any of its representations, warranties, covenants or other agreements contained in the merger agreement, which breach or failure to perform (1) would cause a condition of the terminating party’s obligation to consummate the merger not to be satisfied, and (2) cannot be cured within 30 business days, but only if the party seeking to terminate is not in material breach of any representation, warranty, covenant or agreement in the merger agreement;

•

the merger has not been completed on or before July 11, 2014, as may be extended (which we refer to as the “Termination Date”), or, if required HSR, FCC or other regulatory approvals have not been obtained without the imposition of an adverse regulatory condition, by January 11, 2015 upon written notice of either AT&T or Leap;

•	the special meeting has concluded without the approval of the merger by Leap’s stockholders; or

•	a final and non-appealable order, decree or ruling permanently restraining, enjoining or otherwise prohibiting the consummation of the merger has been entered by a governmental entity.

In addition, AT&T may terminate the merger agreement if the Leap board changes its recommendation or does not recommend the merger to its stockholders in this proxy statement, receives an acquisition proposal and the Leap board fails to reaffirm promptly (in any event, within six business days after receipt of written request to do so from AT&T) its recommendation of the merger agreement, or if a tender offer or exchange offer is publicly disclosed and the Board fails to recommend unequivocally against acceptance of such offer on the earlier of the day prior to the stockholders’ meeting and the date which is eleven business days after the commencement of the tender or exchange offer.

Effect of Termination

If the merger agreement is terminated, it will become void and of no effect, and no party to the merger agreement will have any liability, except that resulting from a material breach of the merger agreement or confidentiality agreements, or from AT&T’s obligations described below or the termination fees described below. If AT&T fails to perform its obligations regarding the roaming agreement or the license purchase agreement described below or if Leap fails to promptly pay the termination fees, the breaching party will be liable for the costs and expenses of the other party’s legal action, including attorneys’ fees.

Termination Fees

Leap has agreed to pay AT&T a termination fee of $46,300,000 if:

•

(i) either party terminates the merger agreement because Leap’s stockholders fail to approve the merger or because the Termination Date has been reached, or AT&T terminates the merger agreement because Leap breached a representation or covenant which breach cannot be cured and causes a failure of a condition to closing; (ii) an acquisition proposal to acquire at least 50% of Leap’s common stock is publicly disclosed and not withdrawn at least ten business days’ prior to the Company’s stockholder meeting or 30 days prior to the Termination Date having been reached; and (iii) within 12 months after such termination, Leap enters into a definitive agreement providing for such an alternative transaction or consummates such a transaction;

•

AT&T terminates the merger agreement because the Leap board changes or withdraws its recommendation, fails to affirm its recommendation in light of receipt of an acquisition proposal (but not in light of an intervening event, which would trigger a higher termination fee as described below) or fails to recommend against a tender or exchange offer; or

•

Leap terminates the merger agreement because stockholder approval was not obtained and, on or prior to the date of the special meeting, any event giving rise to AT&T’s right to terminate the merger agreement as described in the previous bullet shall have occurred.

If the merger agreement is terminated by AT&T or Leap because stockholder approval was not obtained or by AT&T because the Leap board changed its recommendation, and in each case there had been a change in recommendation related to an intervening event, the termination fee payable by Leap is $71,245,000. If the change of recommendation related only to an acquisition proposal and not an intervening event, then the termination fee payable by Leap is $46,300,000, not $71,245,000.

Roaming Agreement and Spectrum Assets

If the merger agreement is terminated:

•

because the Termination Date has been reached, there is an order permanently preventing completion of the transaction, or AT&T has breached the merger agreement in a manner that has materially contributed to the failure to obtain regulatory approval (or, if the merger agreement is terminated for any other reason and, at the time, Leap had the right to terminate the merger agreement for any of the foregoing reasons);

•	at the time of such termination any of the conditions to closing relating to the receipt of regulatory approvals has not been obtained;

•

at the time of such termination, AT&T does not have the right to terminate the merger agreement due to the Leap stockholders having failed to approve the merger at the special meeting, or due to the Leap board changing or withdrawing its recommendation, failing to affirm its recommendation in light of receipt of an acquisition proposal or failing to recommend against a tender or exchange offer; and

•

Leap shall not have breached the obligations required to be performed by it under the non-solicitation covenant, the covenant relating to the filing of the proxy statement and information supplied by Leap or the covenant relating to the convening of the special meeting, in a manner that materially contributed to the special meeting not having been convened as required by the merger agreement and Leap’s breach of the merger agreement shall not have materially contributed to the failure of the regulatory conditions to be satisfied, then, Leap shall have the option within 30 days to have Cricket enter into a 3-year LTE data roaming agreement with an affiliate of AT&T, which will provide coverage in certain of Leap’s markets not covered by Leap’s LTE network.

If Cricket enters into such roaming agreement, AT&T will then have the option within 30 days thereafter to purchase all (and not less than all) of certain Leap spectrum assets pursuant to a license purchase agreement. If AT&T does not exercise its right to purchase all of the spectrum assets, Leap can then require AT&T within 60 days after expiration of the call period to purchase all (and not less than all) of the spectrum assets. If an asset purchase agreement is entered into, Leap will simultaneously enter into a lease-back arrangement of the spectrum assets with AT&T.

Amendment of the Merger Agreement

Subject to the provisions of applicable law, at any time prior to closing, the parties may modify or amend the merger agreement, by written agreement executed and delivered by duly authorized officers of the respective parties.

APPRAISAL RIGHTS

Under the DGCL, you have the right to dissent from the merger and to receive payment in cash for the fair value of your shares of Leap common stock as determined by the Delaware Court of Chancery, together with interest, if any, as determined by the Court, in lieu of the consideration you would otherwise be entitled to pursuant to the merger agreement. These rights are known as appraisal rights. Stockholders electing to exercise appraisal rights must comply with the provisions of Section 262 of the DGCL in order to perfect their rights. Strict compliance with the statutory procedures is required to perfect appraisal rights under Delaware law.

The following is intended as a brief summary of the material provisions of the Delaware statutory procedures required to be followed by a Leap stockholder in order to dissent from the merger and perfect appraisal rights.

This summary, however, is not a complete statement of all applicable requirements and is qualified in its entirety by reference to Section 262 of the DGCL, the full text of which appears in Annex E to this proxy statement. Failure to precisely follow any of the statutory procedures set forth in Section 262 of the DGCL may result in the loss or waiver of your appraisal rights. All references in this summary to a “stockholder” are to the record holder of shares of Leap common stock unless otherwise indicated.

Beneficial owners of shares of Leap common stock who do not also hold such of record may have the registered owner, such as a broker, bank or other nominee, submit the required demand in respect of those shares. If shares of Leap common stock are owned of record in a fiduciary capacity, such as by a trustee, guardian or custodian, execution of a demand for appraisal should be made by or for the fiduciary, and if the shares of Leap common stock are owned of record by more than one person, as in a joint tenancy or tenancy in common, the demand should be executed by or for all joint owners. An authorized agent, including an authorized agent for two or more joint owners, may execute the demand for appraisal for a stockholder of record; however, the agent must identify the record owner or owners and expressly disclose the fact that, in executing the demand, he or she is acting as agent for the record owner. In the event a record owner, such as a broker, who holds shares of Leap common stock as a nominee for others, exercises his or her right of appraisal with respect to the shares of Leap common stock held for one or more beneficial owners, while not exercising this right for other beneficial owners, we recommend that the written demand state the number of shares of Leap common stock as to which appraisal is sought. Where no number of shares is expressly mentioned, we will presume that the demand covers all shares held in the name of the record owner. If you hold your shares of Leap common stock in a brokerage account or in other nominee form and you wish to exercise appraisal rights, you should consult with your broker or the other nominee to determine the appropriate procedures for the making of a demand for appraisal by the nominee.

Section 262 requires that stockholders for whom appraisal rights are available be notified not less than 20 days before the stockholders’ meeting to vote on the merger in connection with which appraisal rights will be available. A copy of Section 262 must be included with such notice. This proxy statement constitutes our notice to Leap stockholders of the availability of appraisal rights in connection with the merger in compliance with the requirements of Section 262 and a copy of the full text of Section 262 is attached hereto as Annex E. If you wish to consider exercising your appraisal rights, you should carefully review the text of Section 262 contained in Annex E to this proxy statement since failure to timely and properly comply with the requirements of Section 262 will result in the loss of your appraisal rights under the DGCL.

If you elect to demand appraisal of your shares, you must satisfy each of the following conditions:

•

You must deliver to us a written demand for appraisal of your shares before the vote with respect to the merger is taken. This written demand for appraisal must be in addition to and separate from any proxy or vote abstaining from or voting against the adoption and approval of the merger agreement and the merger. Voting against or failing to vote for the adoption and approval of the merger agreement and the merger by itself does not constitute a demand for appraisal within the meaning of Section 262. The demand must reasonably inform us of the identity of the stockholder and the intention of the stockholder to demand appraisal of his, her or its shares.

•

You must not vote in favor of, or consent in writing to, the adoption and approval of the merger agreement and the merger. A vote in favor of the adoption and approval of the merger agreement and merger, by proxy submitted by mail, over the Internet, by telephone or in person, will constitute a waiver of your appraisal rights in respect of the shares so voted and will nullify any previously filed written demands for appraisal. A proxy which does not contain voting instructions will, unless revoked, be voted in favor of the adoption and approval of the merger agreement and the merger. Therefore, a stockholder who votes by proxy and who wishes to exercise appraisal rights must vote against the merger agreement and the merger or abstain from voting on the merger agreement and the merger.

•

You must continue to hold your shares of Leap common stock through the effective date of the merger. Therefore, a stockholder who is the record holder of shares of Leap common stock on the date the written demand for appraisal is made but who thereafter transfers the shares prior to the effective date of the merger will lose any right to appraisal with respect to such shares.

If you fail to comply with any of these conditions and the merger is completed, you will be entitled to receive the aggregate consideration, but you will have no appraisal rights with respect to your shares of Leap common stock.

All demands for appraisal pursuant to Section 262 should be addressed to Leap Wireless International, Inc., 5887 Copley Drive, San Diego, California 92111, Attn: Corporate Secretary, and must be delivered before the vote on the merger agreement is taken at the special meeting and should be executed by, or on behalf of, the record holder of the shares of Leap common stock.

Within ten days after the effective date of the merger, the surviving corporation (Leap) must give written notice that the merger has become effective to each stockholder who has properly filed a written demand for appraisal and who did not vote in favor of the merger agreement and the merger. At any time within 60 days after the effective date of the merger, any stockholder who has demanded an appraisal, and who has not commenced an appraisal proceeding or joined that proceeding as a named party, has the right to withdraw such stockholder’s demand for appraisal and to accept the aggregate consideration specified by the merger agreement for his or her shares of common stock; after this period, the stockholder may withdraw such demand for appraisal only with the consent of the surviving corporation. Within 120 days after the effective date of the merger, any stockholder who has complied with Section 262 will, upon written request to the surviving corporation, be entitled to receive a written statement setting forth the aggregate number of shares not voted in favor of the merger agreement and the merger and with respect to which demands for appraisal rights have been received and the aggregate number of holders of such shares. A person who is the beneficial owner of shares of common stock held in a voting trust or by a nominee on behalf of such person may, in such person’s own name, request from the corporation the statement described in the previous sentence. Such written statement will be mailed to the requesting stockholder within 10 days after such written request is received by the surviving corporation or within 10 days after expiration of the period for delivery of demands for appraisal, whichever is later. Within 120 days after the effective time, either the surviving corporation or any stockholder who has complied with the requirements of Section 262 and who is otherwise entitled to appraisal rights may file a petition in the Delaware Court of Chancery demanding a determination of the fair value of the shares held by all stockholders entitled to appraisal. A person who is the beneficial owner of shares of Leap common stock held in a voting trust or by a nominee on behalf of such person may, in such person’s own name, file the petition described in the previous sentence. Upon the filing of the petition by a stockholder, service of a copy of such petition shall be made upon Leap, as the surviving corporation. The surviving corporation has no obligation to file such a petition in the event there are dissenting stockholders. Accordingly, the failure of a stockholder to file such a petition within the period specified could nullify the stockholder’s previously written demand for appraisal. There is no present intent on the part of Leap to file an appraisal petition, and stockholders seeking to exercise appraisal rights should not assume that Leap will file such a petition or that Leap will initiate any negotiations with respect to the fair value of such shares. Accordingly, stockholders who desire to have their shares appraised should initiate any petitions necessary for the perfection of their appraisal rights within the time periods and in the manner prescribed in Section 262.

If a petition for appraisal is duly filed by a stockholder and a copy of the petition is delivered to the surviving corporation, the surviving corporation will then be obligated, within 20 days after receiving service of a copy of the petition, to file in the office of the Register in Chancery in which the petition was filed a duly verified list containing the names and addresses of all stockholders who have demanded payment for their shares and with whom agreements as to the value of their shares have not been reached by Leap. The Register in Chancery, if so ordered by the Delaware Court of Chancery, must give notice of the time and place fixed for the hearing of such petition by registered or certified mail to the surviving corporation and to the stockholders shown on the list at the addresses therein stated. Such notice must also be given by one or more publications at least one week before the day of the hearing, in a newspaper of general circulation published in the City of Wilmington, Delaware or such publication as the Delaware Court of Chancery deems advisable. The forms of the notices by mail and by publication must be approved by the Delaware Court of Chancery, and the costs thereof will be borne by the surviving corporation. At the hearing on such petition, the Delaware Court of Chancery will determine the stockholders who have complied with Section 262 and who have become entitled to appraisal rights. The Delaware Court of Chancery may require the stockholders who have demanded appraisal for their shares and who hold stock represented by certificates to submit their stock certificates to the Register in Chancery for notation thereon of the pendency of the appraisal proceedings; if any stockholder fails to comply with that direction, the Delaware Court of Chancery may dismiss the proceedings as to that stockholder.

After determination of the stockholders entitled to appraisal of their shares of Leap common stock, the Delaware Court of Chancery will appraise the shares, determining their fair value exclusive of any element of value arising from the accomplishment or expectation of the merger, together with interest, if any. Unless the Delaware Court of Chancery in its discretion determines otherwise for good cause shown, interest from the effective date of the merger through the date of payment of the judgment will be compounded quarterly and will accrue at 5% over the Federal Reserve discount rate (including any surcharge) as established from time to time during the period between the effective date of the merger and the date of payment of the judgment. Upon application by the surviving corporation or by any stockholder entitled to participate in the appraisal proceeding, the Delaware Court of Chancery may, in its discretion, proceed to trial upon the appraisal prior to the final determination of the stockholders entitled to an appraisal. Any stockholder whose name appears on the list filed by the surviving corporation and who has submitted such stockholder’s certificates of stock to the Register in Chancery, if such is required, may participate fully in all proceedings until it is finally determined that such stockholder is not entitled to appraisal rights under Section 262. When the fair value is determined, the Delaware Court of Chancery will direct the payment of such value, with interest thereon, if any, by the surviving corporation to the stockholders entitled to receive the same, in the case of holders of uncertificated stock forthwith, and in the case of holders of shares represented by certificates upon the surrender to the surviving corporation of the certificates representing such stock.

In determining fair value, the Delaware Court of Chancery is required to take into account all relevant factors. In Weinberger v. UOP, Inc., the Delaware Supreme Court discussed the factors that could be considered in determining fair value in an appraisal proceeding, stating that “proof of value by any techniques or methods which are generally considered acceptable in the financial community and otherwise admissible in court” should be considered, and that “[f]air price obviously requires consideration of all relevant factors involving the value of a company.”

The Delaware Supreme Court has stated that in making this determination of fair value, the court must consider market value, asset value, dividends, earnings prospects, the nature of the enterprise and any other facts that could be ascertained as of the date of the merger that throw any light on future prospects of the merged corporation. Section 262 provides that fair value is to be “exclusive of any element of value arising from the accomplishment or expectation of the merger.” In Cede & Co. v. Technicolor, Inc., the Delaware Supreme Court stated that such exclusion is a “narrow exclusion [that] does not encompass known elements of value,” but rather applies only to the speculative elements of value arising from such accomplishment or expectation. In Weinberger, the Delaware Supreme Court also stated that “elements of future value, including the nature of the enterprise, which are known or susceptible of proof as of the date of the merger and not the product of speculation, may be considered.”

You should be aware that the fair value of your shares of Leap common stock as determined under Section 262 could be more than, the same as, or less than the value that you are entitled to receive under the terms of the merger agreement.

Moreover, we do not anticipate offering more than the per share aggregate consideration to any stockholder exercising appraisal rights and reserve the right to assert, in any appraisal proceeding, that, for purposes of Section 262, the “fair value” of a share of Leap common stock is less than the per share aggregate consideration.

Costs of the appraisal proceeding may be imposed upon the surviving corporation and the stockholders participating in the appraisal proceeding by the Delaware Court of Chancery as the Court deems equitable in the circumstances. Upon the application of a stockholder, the Delaware Court of Chancery may order all or a portion of the expenses incurred by any stockholder in connection with the appraisal proceeding, including, without limitation, reasonable attorneys’ fees and the fees and expenses of experts, to be charged pro rata against the value of all shares entitled to appraisal. Any stockholder who had demanded appraisal rights will not, after the effective time of the merger, be entitled to vote shares subject to that demand for any purpose or to receive payments of dividends or any other distribution with respect to those shares, other than with respect to payment as of a record date prior to the effective time; however, if no petition for appraisal is filed within 120 days after the effective date of the merger, or if the stockholder delivers a written withdrawal of his or her demand for appraisal and an acceptance of the terms of the merger within 60 days after the effective date of the merger or thereafter with the written approval of Leap, then the right of that stockholder to appraisal will cease. No appraisal proceeding in the Delaware Court of Chancery will be dismissed as to any stockholder without the prior approval of the Court, and such approval may be conditioned upon such terms as the Delaware Court of Chancery deems just; provided, however, that any stockholder who has not commenced an appraisal proceeding or joined that proceeding as a named party will maintain the right to withdraw its demand for appraisal and to accept the aggregate consideration that such holder would have received pursuant to the merger agreement within 60 days after the effective date of the merger.

In view of the complexity of Section 262, stockholders who may wish to dissent from the merger and pursue appraisal rights should consult their legal advisors.

CURRENT MARKET PRICE OF LEAP COMMON STOCK

Our common stock is traded on the NASDAQ under the symbol “LEAP.” On [●], 2013, there were [ ● ] registered stockholders of our common stock. Below is a summary of the NASDAQ high and low sales prices of shares of Leap common stock, as reported in published financial sources. The closing sale price of Leap common stock on the NASDAQ on July 12, 2013, the last full trading day prior to the announcement of the merger, was $7.98. On [●], 2013, the most recent practicable date before this proxy statement was mailed to our stockholders, the closing sale price of Leap common stock on the NASDAQ was $[            ]. You are encouraged to obtain current market quotations for Leap common stock in connection with voting your shares.

Period	High	Low
2011
1st Quarter	$15.99	$11.48
2nd Quarter	17.66	14.39
3rd Quarter	16.95	5.78
4th Quarter	10.35	5.50
2012
1st Quarter	$11.30	$8.08
2nd Quarter	8.95	4.68
3rd Quarter	7.12	4.28
4th Quarter	8.16	4.75
2013
1st Quarter	$7.17	$5.15
2nd Quarter	6.74	5.31
3rd Quarter (through August 19, 2013)	17.51	6.58

SUBMISSION OF STOCKHOLDER PROPOSALS

If the merger is consummated prior to our 2014 annual meeting of stockholders, we will not have public stockholders, and there will be no public participation in any future meetings of stockholders. However, if the merger is not consummated prior to our 2014 annual meeting of stockholders, the following deadlines apply to the submission of stockholder proposals to be considered at our 2014 annual meeting of stockholders.

To be included in our proxy statement, proposals of stockholders that are intended to be presented at our 2014 annual meeting of stockholders must be received no later than January 2, 2014 and must satisfy the conditions established by the SEC for such proposals. However, if Leap changes the date of its 2014 annual meeting by more than 30 days from the anniversary date of the 2013 annual meeting, the deadline for proposals that stockholders wish to include in the proxy statement for the 2014 annual meeting of stockholders will be a reasonable time before we begin to print and mail the proxy materials for that meeting.

In order for a stockholder proposal that is not included in our proxy statement for the 2014 annual meeting to be eligible for presentation at the 2014 annual meeting of stockholders, the stockholder presenting such proposal must give timely notice of the proposal to us in writing and otherwise comply with the provisions of our bylaws. For a proposal to be timely, Article II, Section 8 of the bylaws provides that we must have received the stockholder’s notice not less than 70 days nor more than 90 days prior to the anniversary of our 2013 annual meeting, meaning between March 8, 2014 and March 28, 2014 for the 2014 annual meeting. In the event that the 2014 annual meeting of stockholders is advanced by more than 30 days or delayed by more than 70 days from the anniversary date of the annual meeting, proposals that stockholders wish to present at the 2014 annual meeting must be received by Leap no earlier than the 90th day prior to the date of the 2014 annual meeting of stockholders and no later than the later of the 70th day prior to such annual meeting date or the date which is ten days after the day on which public announcement of the date of such meeting is first made.

Nominations of persons for election to the Board may be made at the 2014 annual meeting by any stockholder who is entitled to vote at the meeting and who has complied with all of the procedures set forth in Article II, Section 8 of the bylaws. These procedures require stockholders to give timely notice in writing and in proper form to the Corporate Secretary of Leap. Any such notice must contain the information about both the nominee and the nominating stockholder required by the bylaws, as well as the nominee’s written consent to being named in the proxy and to serving as a director if elected. Stockholders are encouraged to review the bylaws for a complete description of the procedures. Nominations that do not comply with the requirements set forth in the bylaws will not be considered for presentation at the 2014 annual meeting. You may contact the Corporate Secretary of Leap for a copy of the relevant bylaw provisions regarding the requirements for nominating persons for election to the Board.

All proposals should be sent to Leap’s Corporate Secretary at our principal executive offices, 5887 Copley Drive, San Diego, California 92111.

SECURITY OWNERSHIP OF

CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

The following table contains information about the beneficial ownership of Leap common stock as of August 19, 2013 for:

•	each stockholder known by us to beneficially own more than 5% of Leap common stock;

•	each of our current directors;

•	each of our named executive officers; and

•	all directors and executive officers as a group.

The percentage of ownership indicated in the following table is based on 79,343,353 shares of common stock outstanding on August 19, 2013.

Information with respect to beneficial ownership has been furnished by each director and officer, and with respect to beneficial owners of more than 5% of Leap common stock, by Schedules 13D and 13G, filed with the SEC by them. Beneficial ownership is determined in accordance with the rules of the SEC. Except as indicated by footnote and subject to community property laws where applicable, to our knowledge, the persons named in the table below have sole voting and investment power with respect to all shares of common stock shown as beneficially owned by them. In computing the number of shares beneficially owned by a person and the percentage ownership of that person, shares of common stock subject to options or warrants held by that person that are currently exercisable or will become exercisable within 60 days after August 19, 2013 are deemed outstanding, while such shares are not deemed outstanding for purposes of computing percentage ownership of any other person.

5% Stockholders, Directors, and Officers(1)	Number of Shares	Percent of Total
Entities affiliated with MHR Fund Management LLC(2)	23,533,869	29.7%
BlackRock, Inc.(3)	8,432,857	10.6%
Paulson & Co. Inc(4)	7,800,000	9.8%
John D. Harkey, Jr.(5)	94,661	*
Ronald J. Kramer(5)	35,497	*
Robert V. LaPenta(5)(6)	62,378	*
Mark A. Leavitt(5)	17,388	*
Mark H. Rachesky(5)(7)	23,639,588	29.8%
Richard R. Roscitt(5)	37,504	*
Robert E. Switz(5)	22,257	*
Michael B. Targoff(5)	67,801	*
S. Douglas Hutcheson(8)	593,286	*
R. Perley McBride	—	*
Jerry V. Elliott(9)	150,000	*
William D. Ingram(10)	67,742	*
Robert A. Strickland(11)	75,000	*
Robert J. Irving, Jr.(12)	115,532	*
Robert A. Young(13)	75,000	*
Walter Z. Berger(14)	—	*
Raymond J. Roman(15)	500	*
All directors and executive officers as a group (16 persons)	25,012,139	31.5%

*	Represents beneficial ownership of less than 1.0% of the outstanding shares of common stock.
(1)	Unless otherwise indicated, the address for each person or entity named below is c/o Leap Wireless International, Inc., 5887 Copley Drive, San Diego, California 92111.
(2)

Consists of (a) 353,420 shares of common stock held for the account of MHR Capital Partners Master Account LP, a limited partnership organized in Anguilla, British West Indies (“Master Account”); (b) 42,514 shares of common stock held for the account of MHR Capital Partners (100) LP, a Delaware limited partnership (“Capital Partners (100)”); (c) 3,340,378 shares of common stock held for the account of MHR Institutional Partners II LP, a Delaware limited partnership (“Institutional Partners II”); (d) 8,415,428 shares of common stock held for the account of MHR Institutional Partners IIA LP, a Delaware limited partnership (“Institutional Partners IIA”); and (e) 11,382,129 shares of common stock held for the account of MHR Institutional Partners III LP, a Delaware limited partnership (“Institutional Partners III”). MHR Advisors LLC

(“Advisors”) is the general partner of each of Master Account and Capital Partners (100), and in such capacity, may be deemed to be the beneficial owner of the shares of common stock held by Master Account and Capital Partners (100). MHR Institutional Advisors II LLC (“Institutional Advisors II”) is the general partner of Institutional Partners II and Institutional Partners IIA, and in such capacity, may be deemed to be the beneficial owner of the shares of common stock held by Institutional Partners II and Institutional Partners IIA. MHR Institutional Advisors III LLC (“Institutional Advisors III”) is the general partner of Institutional Partners III, and in such capacity, may be deemed to be the beneficial owner of the shares of common stock held by Institutional Partners III. MHR Fund Management LLC (“Fund Management”) is an affiliate of and has an investment management agreement with Master Account, Capital Partners (100), Institutional Partners II, Institutional Partners IIA and Institutional Partners III and other affiliated entities, and thus may be deemed to be the beneficial owner of all of the shares of common stock held for the accounts of each of these entities. MHR Holdings LLC (“MHR Holdings”) is the managing member of Fund Management and, in such capacity, may be deemed to be the beneficial owner of the shares of common stock that are deemed to be beneficially owned by Fund Management. MHRC LLC (“MHRC”) is the managing member of Advisors and, in such capacity, may be deemed to be the beneficial owner of the shares of common stock held for the accounts of each of Master Account and Capital Partners (100). MHRC II LLC (“MHRC II”) is the managing member of Institutional Advisors II and, in such capacity, may be deemed to be the beneficial owner of the shares of common stock held for the accounts of each of Institutional Partners II and Institutional Partners IIA. The address for each of these entities is 40 West 57th Street, 24th Floor, New York, New York 10019.
(3)	These securities may be deemed to be beneficially owned by BlackRock Inc. in its capacity as a parent holding company or control person in accordance with Rule 13d-1(b)(1)(ii)(G). The address for BlackRock Inc. is 55 East 52nd Street, New York, New York 10055.
(4)	Paulson & Co. Inc, an investment advisor that is registered under the Investment Advisors Act of 1940, and its affiliates furnish investment advice to and manage onshore and offshore investments funds and separate managed accounts (such investment funds and account, the “Funds”). In its role as investment advisor, or manager, Paulson & Co. Inc. possesses voting and/or investment power over the securities that are owned by the Funds. All securities are owned by the Funds. Paulson & Co. Inc. disclaims beneficial ownership of such securities. The address for Paulson & Co. Inc. is 1251 Avenue of the Americas, New York, New York 10020.
(5)	Includes (a) shares issuable upon exercise of vested stock options, as follows: Mr. Harkey, 2,500 shares; Mr. LaPenta, 12,500 shares; Dr. Rachesky, 40,200 shares; and Mr. Targoff, 4,500 shares; (b) restricted stock awards which vest on July 29, 2014, as follows: Mr. Harkey, 2,476 shares; Mr. Kramer, 2,476 shares; Mr. LaPenta, 2,476 shares; Mr. Leavitt, 2,476 shares; Dr. Rachesky, 2,476 shares; and Mr. Targoff, 2,476 shares; and (c) restricted stock awards which vest on August 15, 2014, as follows: Mr. Roscitt, 3,880 shares; and Mr. Switz, 3,880 shares.
(6)	Includes 5,000 shares held by a corporation which is wholly owned by Mr. LaPenta. Mr. LaPenta has the power to vote and dispose of such shares by virtue of his serving as an officer and director thereof.
(7)	Consists of (a) all of the shares of common stock otherwise described in footnote 2 by virtue of Dr. Rachesky’s position as the managing member of each of MHRC, MHRC II, Institutional Advisors III and MHR Holdings; (b) 40,200 shares of common stock issuable upon exercise of options and 2,476 shares of restricted stock, as further described in footnote 5; and (c) 63,043 shares of common stock which were previously granted as shares of restricted stock and which have vested. The address for Dr. Rachesky is 40 West 57th Street, 24th Floor, New York, New York 10019.
(8)

Includes (a) restricted stock awards for 20,000 shares which vest on March 15, 2014; (b) restricted stock awards for 40,000 shares which vest on March 15, 2014, subject to the average of the closing prices of Leap common stock for the 30-calendar day period prior to the vesting date being greater than $15.75;

and (c) restricted stock awards for 40,000 shares, of which 10,000 shares vest on November 2, 2013, 10,000 shares vest on November 2, 2014 and 20,000 shares vest on November 2, 2015, subject in each case to the average of the closing prices of Leap common stock for the 30-calendar day period prior to the vesting date being greater than $8.09.
(9)	Includes restricted stock awards for 150,000 shares, of which 37,500 shares vest on May 14, 2014, 37,500 shares vest on May 14, 2015 and 75,000 shares vest on May 14, 2016.
(10)	Includes (a) restricted stock awards for 5,000 shares which vest on March 15, 2014; (b) restricted stock awards for 8,000 shares which vest on March 15, 2014, subject to the average of the closing prices of Leap common stock for the 30-calendar day period prior to the vesting date being greater than $15.75; and (c) restricted stock awards for 11,200 shares, of which 2,800 shares vest on November 2, 2013, 2,800 shares vest on November 2, 2014 and 5,600 shares vest on November 2, 2015, subject in each case to the average of the closing prices of Leap common stock for the 30-calendar day period prior to the vesting date being greater than $8.09.
(11)	Includes restricted stock awards for 75,000 shares, of which 18,750 shares vest on March 14, 2014, 18,750 shares vest on March 14, 2015 and 37,500 shares vest on March 14, 2016.
(12)	Includes (a) restricted stock awards for 3,750 shares which vest on March 15, 2014; (b) restricted stock awards for 7,000 shares which vest on March 15, 2014, subject to the average of the closing prices of Leap common stock for the 30-calendar day period prior to the vesting date being greater than $15.75; and (c) restricted stock awards for 8,000 shares, of which 2,000 shares vest on November 2, 2013, 2,000 shares vest on November 2, 2014 and 4,000 shares vest on November 2, 2015, subject in each case to the average of the closing prices of Leap common stock for the 30-calendar day period prior to the vesting date being greater than $8.09. Also includes 39,154 shares issuable upon exercise of vested stock options.
(13)	Includes (a) restricted stock awards for 25,000 shares, of which 12,500 shares vest on December 31, 2013 and 12,500 shares vest on December 31, 2014; and (b) restricted stock awards for 50,000 shares which vest on December 31, 2014. Mr. Young retired as our executive vice president and chief marketing officer effective immediately following December 31, 2012.
(14)	Mr. Berger resigned as our executive vice president and CFO, effective February 29, 2012.
(15)	Mr. Roman resigned as our executive vice president and COO on July 31, 2012.

WHERE YOU CAN FIND MORE INFORMATION

We file annual, quarterly and current reports, proxy statements and other information with the SEC. You may read and copy any document we file at the SEC’s public reference room located at 100 F Street, N.E., Room 1580, Washington, D.C. 20549. Please call the SEC at 1-800-SEC-0330 for further information on the public reference room. Our SEC filings are also available to the public at the SEC’s website at http://www.sec.gov. You also may obtain free copies of the documents we file with the SEC by going to the Investor Relations page of our corporate website at www.leapwireless.com. Our website address is provided as an inactive textual reference only. The information provided on our website is not part of this proxy statement, and therefore is not incorporated herein by reference.

Statements contained in this proxy statement, or in any document incorporated by reference in this proxy statement regarding the contents of any contract or other document, are not necessarily complete and each such statement is qualified in its entirety by reference to that contract or other document filed as an exhibit with the SEC. The SEC allows us to “incorporate by reference” into this proxy statement documents we file with the SEC. This means that we can disclose important information to you by referring you to those documents. The information incorporated by reference is considered to be a part of this proxy statement, and later information that we file with the SEC will update and supersede that information. We incorporate by reference the documents listed below and any documents filed by us pursuant to Section 13(a), 13(c), 14 or 15(d) of the Exchange Act after the date of this proxy statement and before the date of the special meeting (in each case, other than information and exhibits “furnished” to and not “filed” with the SEC in accordance with SEC rules and regulations):

•	Annual Report on Form 10-K for the year ended December 31, 2012 (filed on February 25, 2013);

•	Quarterly Report on Form 10-Q for the quarter ended March 31, 2013 (filed on May 2, 2013); and

•

Current Reports on Form 8-K dated March 5, 2013 (filed on March 11, 2013); March 8, 2013 (filed on March 11, 2013); March 26, 2013 (filed on March 26, 2013); April 15, 2013 (filed on April 15, 2013); May 10, 2013 (filed on May 15, 2013); June 6, 2013 (filed on June 11, 2013); and July 12, 2013 (filed on July 15, 2013).

Any person, including any beneficial owner, to whom this proxy statement is delivered may request copies of proxy statements and any of the documents incorporated by reference in this document or other information concerning us, without charge, by written or telephonic request directed to Leap Wireless International, Inc., 5887 Copley Drive, San Diego, CA 92111, Attn: Corporate Secretary, telephone (858) 882-9876, on the Investor Relations page of our corporate website at www.leapwireless.com or from the SEC through the SEC’s website at the address provided above. Documents incorporated by reference are available without charge, excluding any exhibits to those documents unless the exhibit is specifically incorporated by reference into those documents.

THIS PROXY STATEMENT DOES NOT CONSTITUTE THE SOLICITATION OF A PROXY IN ANY JURISDICTION TO OR FROM ANY PERSON TO WHOM OR FROM WHOM IT IS UNLAWFUL TO MAKE SUCH PROXY SOLICITATION IN THAT JURISDICTION. YOU SHOULD RELY ONLY ON THE INFORMATION CONTAINED OR INCORPORATED BY REFERENCE IN THIS PROXY STATEMENT TO VOTE YOUR SHARES AT THE SPECIAL MEETING. WE HAVE NOT AUTHORIZED ANYONE TO PROVIDE YOU WITH INFORMATION THAT IS DIFFERENT FROM WHAT IS CONTAINED IN THIS PROXY STATEMENT. THIS PROXY STATEMENT IS DATED [●]. YOU SHOULD NOT ASSUME THAT THE INFORMATION CONTAINED IN THIS PROXY STATEMENT IS ACCURATE AS OF ANY DATE OTHER THAN THAT DATE, AND THE MAILING OF THIS PROXY STATEMENT TO STOCKHOLDERS DOES NOT CREATE ANY IMPLICATION TO THE CONTRARY.

ANNEX A

EXECUTION VERSION

AGREEMENT AND PLAN OF MERGER

among

LEAP WIRELESS INTERNATIONAL, INC.,

AT&T INC.,

LASER, INC.

and

MARINER ACQUISITION SUB INC.

Dated as of July 12, 2013

Page

Article I

The Merger; Closing; Effective Time

1.1.	The Merger	A-10
1.2.	Closing	A-10
1.3.	Effective Time	A-10

Article II

Certificate of Incorporation and By-Laws of the Surviving Corporation

2.1.	The Certificate of Incorporation	A-10
2.2.	The By-Laws	A-10

Article III

Directors of the Surviving Corporation

3.1.	Directors	A-11

Article IV

Effect of the Merger on Capital Stock;
Exchange of Certificates

4.1.	Effect on Capital Stock	A-11
4.2.	Exchange of Certificates	A-12
4.3.	Treatment of Stock Plans	A-14
4.4.	Adjustments to Prevent Dilution	A-16
4.5.	Treatment of Convertible Notes	A-17
4.6.	Treatment of 2020 Notes	A-17

Article V

Representations and Warranties

5.1.	Representations and Warranties of the Company	A-18
5.2.	Representations and Warranties of Parent and Merger Sub	A-47

Article VI

Covenants

6.1.	Interim Operations	A-49
6.2.	No Solicitation; Change in Recommendation	A-53
6.3.	Proxy Filing; Information Supplied	A-57
6.4.	Stockholders Meeting	A-57
6.5.	Filings; Other Actions; Notification	A-58
6.6.	Access and Reports	A-60
6.7.	Stock Exchange Delisting	A-60
6.8.	Publicity	A-61
6.9.	Employee Benefits	A-61
6.10.	Expenses	A-62
6.11.	Indemnification; Directors’ and Officers’ Insurance	A-63
6.12.	Treatment of Convertible Notes	A-65
6.13.	Parent Vote	A-65
6.14.	Regulatory Status	A-66
6.15.	Potential Sale of Interests	A-66
6.16.	CVR Arrangements	A-67
6.17.	Certain Contracts	A-69
6.18.	Control of Operations	A-69
6.19.	Other Actions by the Company	A-69

Article VII

Conditions

7.1.	Conditions to Each Party’s Obligation to Effect the Merger	A-70
7.2.	Conditions to Obligations of Parent and Merger Sub	A-70
7.3.	Conditions to Obligation of the Company	A-72
7.4.	Frustration of Closing Conditions	A-73

Article VIII

Termination

8.1.	Termination by Mutual Consent	A-73
8.2.	Termination by Either Parent or the Company	A-73
8.3.	Termination by the Company	A-74
8.4.	Termination by Parent	A-74
8.5.	Effect of Termination and Abandonment	A-74

Article IX

Miscellaneous and General
9.1.	Survival	A-77
9.2.	Modification or Amendment	A-77
9.3.	Waiver of Conditions	A-77
9.4.	Counterparts	A-77
9.5.	GOVERNING LAW AND VENUE; WAIVER OF JURY TRIAL; SPECIFIC PERFORMANCE	A-78
9.6.	Notices	A-79
9.7.	Entire Agreement	A-80
9.8.	No Third Party Beneficiaries	A-80
9.9.	Obligations of Parent and of the Company	A-80
9.10.	Transfer Taxes	A-81
9.11.	Severability	A-81
9.12.	Interpretation; Construction	A-81
9.13.	Assignment	A-81

Exhibit A	Voting Agreement
Exhibit B	Form of Contingent Value Rights Agreement
Exhibit C	Form of Domestic LTE Roaming Agreement
Exhibit D-1	Form of License Purchase Agreement
Exhibit D-2	Specified Assets; Call Prices; Put Prices
Exhibit E	Form of Short Term Spectrum Manager Lease Agreement

INDEX OF DEFINED TERMS

Terms	Section

Acquisition Proposal	6.2(d)
Adverse Regulatory Condition	6.5(b)
Affiliate	5.1(e)(ii)
Agreement	Preamble
Alternative Acquisition Agreement	6.2(e)
Applicable Date	5.1(e)(i)
Applicable Exercise Price	4.3(a)
License Purchase Agreement	8.5(c)
Bankruptcy and Equity Exception	5.1(c)(i)
Benefit Plan	5.1(j)(i)
Broadband	5.1(u)
business day	1.2
By-Laws	2.2
Cell Site	5.1(n)(vi)
Certificate	4.1(a)
Change of Recommendation	6.2(f)
Charter	2.1
Closing	1.2
Closing Date	1.2
Code	4.2(g)
Collateral Trustee	5.1(n)(vi)
Colocation Agreement	5.1(n)(vi)
Colocation Sites	5.1(n)(vi)
Communications Act	5.1(d)(i)
Company	Preamble
Company Disclosure Letter	5.1
Company Employee	6.9(a)
Company Option	4.3(a)(i)
Company Recommendation	5.1(c)(ii)
Company Reports	5.1(e)(i)
Company Restricted Stock	4.3(b)
Company Stock Unit	4.3(c)
Compensation Committee	4.3(f)
Confidentiality Agreements	9.7
Constituent Corporations	Preamble
Contingent Value Right	4.1(a)
Contract	5.1(d)(ii)
Conversion Number	4.5
Convertible Make-Whole Conversion Right	4.5
Convertible Notes	4.5
Convertible Notes Indenture	4.5
Convertible Put Right	4.5
Core Wireless	5.1(u)

Copyrights	5.1(r)(ix)
Credit Documents	5.1(n)(vi)
Cricket	4.6
Current Offering Period	4.3(d)
CVR Agreement	Recitals
D&O Insurance	6.11(c)
Deed	5.1(n)(vi)
Delaware Certificate of Merger	1.3
DGCL	1.1
Dissenting Stockholders	4.1(a)
Effective Time	1.3
Encumbrance	5.1(n)(vi)
Environmental Law	5.1(p)
ERISA	5.1(j)(i)
ERISA Affiliate	5.1(j)(i)
ERISA Plan	5.1(j)(vii)
ESPP	4.3(e)
Exchange Act	5.1(e)(i)
Exchange Fund	4.2(a)
Excluded Share	4.1(a)
Excluded Shares	4.1(a)
Exercise Period	4.3(a)(i)
FAA	5.1(n)(v)
FAA Rules	5.1(n)(v)
FCC	5.1(d)(i)
FCC Consent	7.1(c)
FCC Licenses	5.1(f)(i)
FCC Rules	5.1(d)(i)
Final Order	7.2(d)(i)
GAAP	5.1(e)(iv)
Governmental Entity	5.1(d)(i)
Governmental Management Authority	5.1(n)(vi)
Governmental Use Permit	5.1(n)(vi)
Ground Lease	5.1(n)(vi)
Hazardous Substance	5.1(p)
HSR Act	5.1(b)(ii)
Indemnified Parties	6.11(a)
Insurance Policies	5.1(s)
Intellectual Property	5.1(r)(ix)
Intellectual Property Contracts	5.1(r)(vii)
Intervening Event	6.2(f)
IRS	5.1(j)(iii)
IT Assets	5.1(r)(i)
Joint Ventures	5.1(a)
Knowledge	5.1(f)(ii)

Laws	5.1(l)
Lazard	5.1(c)(ii)
License	6.16(a)
License Purchase Agreement	8.5(c)
Licenseco	6.16(a)
Limited License	5.1(r)(viii)
Material Adverse Effect	5.1(a)
Material Contract	5.1(m)(i)(T)
Merger	Recitals
Merger Sub	Preamble
MTSO	5.1(n)(vi)
NASDAQ	5.1(d)(i)
Network Assets	5.1(n)(vi)
Order	7.1(d)
Other Company Licenses	5.1(g)(i)
Other Regulatory Approvals	7.2(d)(ii)
Owned Intellectual Property	5.1(r)(i)
Parent	Preamble
Parent Disclosure Letter	5.2
Parent Plans	6.9(c)
Patents	5.1(r)(ix)
Pay-As-You-Go	5.1(u)
Paying Agent	4.2(a)
PBGC	5.1(j)(vi)
Pension Plan	5.1(j)(i)
Permits	5.1(g)(i)
Person	4.2(d)
Per Share Cash Merger Consideration	4.1(a)
Per Share Merger Consideration	4.1(a)
Potential Sale Interest	6.15(a)
Preferred Shares	5.1(b)(i)
Proxy Statement	6.3
PUCs	5.1(d)(i)
Real Property	5.1(n)(vi)
Regulatory Approvals	7.2(d)(iii)
Representatives	6.2(a)
Requisite Company Vote	5.1(c)(i)
Rights	5.1(b)(i)
Rights Agreement	5.1(b)(i)
Roaming Agreement	8.5(c)
Sarbanes-Oxley Act	5.1(e)(i)
SEC	5.1
Securities Act	5.1(e)(i)
Share	4.1(a)
Shares	4.1(a)
Software	5.1(r)(ix)
Specified Assets	8.5(c)

Stock Plans	5.1(b)(i)
Stockholders Meeting	6.4
Stockholders’ Representative	Preamble
Subscribers	5.1(u)
Subsidiary	5.1(a)
Superior Proposal	6.2(d)
Surviving Corporation	1.1
Takeover Statute	5.1(o)
Tax, Taxes	5.1(q)
Tax Return	5.1(q)
Termination Date	8.2(a)
Termination Fee	8.5(b)
Third Party Cell Site Agreement	5.1(n)(vi)
Third Party Colocation Agreement	5.1(n)(vi)
Trademarks	5.1(r)(ix)
Trade Secrets	5.1(r)(ix)
Voting Agreement	Recitals

AGREEMENT AND PLAN OF MERGER

AGREEMENT AND PLAN OF MERGER (hereinafter called this “Agreement”), dated as of July 12, 2013, is by and among Leap Wireless International, Inc., a Delaware corporation (the “Company”), AT&T Inc., a Delaware Corporation (“Parent”), Laser, Inc., a Delaware Corporation (the “Stockholders’ Representative”), and Mariner Acquisition Sub Inc., a Delaware corporation and a wholly owned subsidiary of Parent (“Merger Sub,” with the Company and Merger Sub sometimes being hereinafter collectively referred to, together, as the “Constituent Corporations”).

RECITALS

WHEREAS, the respective boards of directors of each of Parent, Merger Sub and the Company have approved the merger of Merger Sub with and into the Company (the “Merger”) upon the terms and subject to the conditions set forth in this Agreement and have approved and declared advisable this Agreement;

WHEREAS, concurrently with the execution and delivery of this Agreement, as a condition and inducement to Parent’s and Merger Sub’s willingness to enter into this Agreement and incurring the obligations set forth herein, a stockholder of the Company, who owns, beneficially or of record, an aggregate of approximately 29.8% of the Shares issued and outstanding on the date of this Agreement, is entering into a Voting Agreement with Parent and the Company in the form attached hereto as Exhibit A (the “Voting Agreement”), pursuant to which, upon the terms and conditions set forth therein, such stockholder has agreed to vote the Shares over which it has voting control in favor of the adoption of this Agreement, and the board of directors of the Company has approved the entry into the Voting Agreement by the parties thereto;

WHEREAS, the parties to this Agreement agree that, prior to the consummation of the Merger, Parent and the Stockholders’ Representative shall enter into a contingent value rights agreement substantially in the form attached hereto as Exhibit B (subject to changes to reflect the reasonable requests of the Rights Agent) (the “CVR Agreement”) with an institution selected by Parent that is reasonably satisfactory to the Company to act as Rights Agent (as such term is defined in the CVR Agreement), pursuant to which Parent shall grant to each holder of Shares (other than Excluded Shares), Company Restricted Stock, certain Company Options and Company Stock Units a Contingent Value Right to receive a certain payment as part of the Per Share Merger Consideration pursuant to the terms of this Agreement; and

WHEREAS, the Company, Parent and Merger Sub desire to make certain representations, warranties, covenants and agreements in connection with this Agreement.

NOW, THEREFORE, in consideration of the premises, and of the representations, warranties, covenants and agreements contained herein, the parties hereto agree as follows:

ARTICLE I

THE MERGER; CLOSING; EFFECTIVE TIME

1.1. The Merger. Upon the terms and subject to the conditions set forth in this Agreement, at the Effective Time, Merger Sub shall be merged with and into the Company and the separate corporate existence of Merger Sub shall thereupon cease. The Company shall be the surviving corporation in the Merger (sometimes hereinafter referred to as the “Surviving Corporation”), and the separate corporate existence of the Company, with all of its rights, privileges, immunities, powers and franchises, shall continue unaffected by the Merger, except as set forth in Article II. The Merger shall have the effects specified in the Delaware General Corporation Law, as amended (the “DGCL”).

1.2. Closing. Unless otherwise mutually agreed in writing between the Company and Parent, the closing for the Merger (the “Closing”) shall take place at the offices of Sullivan & Cromwell LLP, 125 Broad Street, New York, New York, at 9:00 A.M. (Eastern Time) on the first (1st) business day (the “Closing Date”) following the day on which the last to be satisfied or waived of the conditions set forth in Article IV (other than those conditions that by their nature are to be satisfied at the Closing, but subject to the fulfillment or waiver of those conditions) shall be satisfied or waived in accordance with this Agreement. For purposes of this Agreement, the term “business day” shall mean any day ending at 11:59 p.m. (Eastern Time) other than a Saturday or Sunday or a day on which banks are required or authorized to close in the City of New York.

1.3. Effective Time. As soon as practicable following the Closing, the Company and Parent will cause a Certificate of Merger (the “Delaware Certificate of Merger”) to be executed, acknowledged and filed with the Secretary of State of the State of Delaware as provided in Section 251 of the DGCL. The Merger shall become effective at the time when the Delaware Certificate of Merger has been duly filed with the Secretary of State of the State of Delaware or at such later time as may be agreed by the parties in writing and specified in the Delaware Certificate of Merger (the “Effective Time”).

ARTICLE II

CERTIFICATE OF INCORPORATION AND BY-LAWS

OF THE SURVIVING CORPORATION

2.1. The Certificate of Incorporation. The certificate of incorporation of the Company as in effect immediately prior to the Effective Time shall be the certificate of incorporation of the Surviving Corporation (the “Charter”), until duly amended as provided therein or by applicable Law.

2.2. The By-Laws. The parties hereto shall take all actions necessary so that the by-laws of Merger Sub as in effect immediately prior to the Effective Time shall be the by-laws of the Surviving Corporation (the “By-Laws”), until thereafter amended as provided therein or by applicable Law.

ARTICLE III

DIRECTORS OF THE SURVIVING CORPORATION

3.1. Directors. The parties hereto shall take all actions necessary so that the board of directors of Merger Sub at the Effective Time shall, from and after the Effective Time, be the directors of the Surviving Corporation until their successors have been duly elected or appointed and qualified or until their earlier death, resignation or removal in accordance with the Charter and the By-Laws.

ARTICLE IV

EFFECT OF THE MERGER ON CAPITAL STOCK;

EXCHANGE OF CERTIFICATES

4.1. Effect on Capital Stock. At the Effective Time, as a result of the Merger and without any action on the part of the holder of any capital stock of the Company:

(a) Merger Consideration. Each share of common stock, par value $0.0001 per share, of the Company (a “Share” or, collectively, the “Shares”) issued and outstanding immediately prior to the Effective Time (other than (i) Shares owned by Parent, Merger Sub or any other direct or indirect subsidiary of Parent and Shares owned by the Company or any direct or indirect subsidiary of the Company, and in each case not held on behalf of third parties, (ii) Shares of Company Restricted Stock which shall be treated in accordance with Section 4.3(b) and (iii) Shares that are owned by stockholders (“Dissenting Stockholders”) who have perfected and not withdrawn a demand for appraisal rights pursuant to Section 262 of the DGCL (each, an “Excluded Share” and collectively, “Excluded Shares”)) shall be converted into the right to receive (y) $15.00 per Share (the “Per Share Cash Merger Consideration”) and (z) one non-transferable contingent value right (a “Contingent Value Right”) to be issued by Parent pursuant to the CVR Agreement (the Per Share Cash Merger Consideration together with the Contingent Value Right, the “Per Share Merger Consideration”). At the Effective Time, all of the Shares shall cease to be outstanding, shall be cancelled and shall cease to exist, and each certificate (a “Certificate,” it being understood that any reference herein to a “Certificate” shall be deemed to include reference to book-entry account statements relating to the ownership of Shares) formerly representing any of the Shares (other than Excluded Shares), and each book-entry account statement relating to the ownership of Shares (other than Excluded Shares), shall thereafter represent only the right to receive the Per Share Merger Consideration, without interest.

(b) Treatment of Excluded Shares. Except as provided in the second sentence of this Section 4.1(b), each Excluded Share shall, by virtue of the Merger and without any action on the part of the holder of such Excluded Share, cease to be outstanding, be cancelled without payment of any consideration therefor and shall cease to exist, subject to any rights the holder thereof may have under Section 4.2(f). Each Excluded Share held by Merger Sub or any direct or indirect subsidiary of Parent or the Company shall remain outstanding and be unaffected by the Merger.

(c) Merger Sub. At the Effective Time, each share of common stock, par value $0.01 per share, of Merger Sub issued and outstanding immediately prior to the Effective Time shall be converted into one share of common stock, par value $0.0001 per share, of the Surviving Corporation.

4.2. Exchange of Certificates.

(a) Paying Agent. (a) At the Effective Time, Parent shall deposit, or shall cause to be deposited, with a paying agent selected by Parent with the Company’s prior approval (such approval not to be unreasonably withheld or delayed) (the “Paying Agent”), for the benefit of the holders of Shares, a cash amount in immediately available funds necessary for the Paying Agent to make payments under Section 4.1(a) (such cash amount being hereinafter referred to as the “Exchange Fund”). The Paying Agent shall invest the Exchange Fund as directed by Parent; provided that such investments shall be in obligations of or guaranteed by the United States of America, in commercial paper obligations rated A-1 or P-1 or better by Moody’s Investors Service, Inc. or Standard & Poor’s Corporation, respectively, in certificates of deposit, bank repurchase agreements or banker’s acceptances of commercial banks with capital exceeding $1 billion, or in money market funds having a rating in the highest investment category granted by a recognized credit rating agency at the time of acquisition or a combination of the foregoing and, in any such case, no such instrument shall have a maturity exceeding three months. To the extent that there are losses with respect to such investments, or the Exchange Fund diminishes for other reasons below the level required to make prompt cash payment of the aggregate Per Share Cash Merger Consideration as contemplated hereby, Parent shall promptly replace or restore the cash in the Exchange Fund lost through such investments or other events so as to ensure that the Exchange Fund is at all times maintained at a level sufficient to make such cash payments. Any interest and other income resulting from such investment shall become a part of the Exchange Fund, and any amounts in excess of the amounts payable under Section 4.1(a) shall be promptly returned to Parent.

(b) Exchange Procedures. Promptly after the Effective Time (and in any event within three (3) business days thereafter), the Surviving Corporation shall cause the Paying Agent to mail to each holder of record of Shares (other than holders of Excluded Shares) (i) a letter of transmittal in customary form specifying that delivery shall be effected, and risk of loss and title to the Certificates shall pass, only upon delivery of the Certificates (or affidavits of loss in lieu of the Certificates as provided in Section 4.2(e)) to the Paying Agent, such letter of transmittal to be in such form and have such other provisions as Parent and the Company may reasonably agree, and (ii) instructions for surrendering the Certificates (or affidavits of loss in lieu of the Certificates as provided in Section 4.2(e)) to the Paying Agent. Upon surrender of a Certificate (or affidavit of loss in lieu of the Certificate as provided in Section 4.2(e)) to the Paying Agent in accordance with the terms of such letter of transmittal, the holder of such Certificate shall be entitled to receive in exchange therefor (1) a cash amount in immediately available funds (after giving effect to any required Tax withholdings as provided in Section 4.2(g)) equal to (x) the number of Shares represented by such Certificate (or affidavit of loss in lieu of the Certificate as provided in Section 4.2(e)) multiplied by (y) the Per Share Cash Merger Consideration and (2) one Contingent Value Right for each Share represented by such Certificate (or affidavit of loss in lieu of the Certificate as provided in Section 4.2(e)), and the Certificate so surrendered shall forthwith be cancelled. No interest will be paid or accrued on any amount payable upon due surrender of the Certificates. In the event of a transfer of ownership of Shares that is not registered in the transfer records of the Company, a check for any cash to be exchanged upon due surrender of the Certificate may be issued to such transferee if the Certificate formerly representing such Shares is presented to the Paying Agent, accompanied by all documents required to evidence and effect such transfer and to evidence that any applicable stock transfer Taxes have been paid or are not applicable.

(c) Transfers. From and after the Effective Time, there shall be no transfers on the stock transfer books of the Company of the Shares that were outstanding immediately prior to the Effective Time. If, after the Effective Time, any Certificate is presented to the Surviving Corporation, Parent or the Paying Agent for transfer, it shall be cancelled and exchanged for the cash amount in immediately available funds and the Contingent Value Right(s) to which the holder of the Certificate is entitled pursuant to this Article IV.

(d) Termination of Exchange Fund. Any portion of the Exchange Fund (including the proceeds of any investments of the Exchange Fund) that remains unclaimed by the stockholders of the Company for 180 days after the Effective Time shall be delivered to the Surviving Corporation. Any holder of Shares (other than Excluded Shares) who has not theretofore complied with this Article IV shall thereafter look only to the Surviving Corporation for payment of the Per Share Merger Consideration (after giving effect to any required Tax withholdings as provided in Section 4.2(g)) upon due surrender of its Certificates (or affidavits of loss in lieu of the Certificates as provided in Section 4.2(e)), without any interest thereon. Notwithstanding the foregoing, none of the Surviving Corporation, Parent, the Paying Agent or any other Person shall be liable to any former holder of Shares for any amount properly delivered to a public official pursuant to applicable abandoned property, escheat or similar Laws. For the purposes of this Agreement, the term “Person” shall mean any individual, corporation (including not-for-profit), general or limited partnership, limited liability company, joint venture, estate, trust, association, organization, Governmental Entity or other entity of any kind or nature.

(e) Lost, Stolen or Destroyed Certificates. In the event any Certificate shall have been lost, stolen or destroyed, upon the making of an affidavit of that fact by the Person claiming such Certificate to be lost, stolen or destroyed and, if required by Parent, the posting by such Person of a bond in customary amount and upon such terms as may be required by Parent as indemnity against any claim that may be made against it or the Surviving Corporation with respect to such Certificate, the Paying Agent will issue (1) a check in the amount (after giving effect to any required Tax withholdings as provided in Section 4.2(g)) equal to (x) the number of Shares represented by such lost, stolen or destroyed Certificate multiplied by (y) the Per Share Cash Merger Consideration and (2) one Contingent Value Right for each Share represented by such lost, stolen or destroyed Certificate.

(f) Appraisal Rights. No Person who has perfected a demand for appraisal rights pursuant to Section 262 of the DGCL shall be entitled to receive the Per Share Merger Consideration with respect to the Shares owned by such Person unless and until such Person shall have effectively withdrawn or lost such Person’s right to appraisal under the DGCL. Each Dissenting Stockholder shall be entitled to receive only the payment provided by Section 262 of the DGCL with respect to Shares owned by such Dissenting Stockholder. The Company shall give Parent (i) prompt notice of any written demands for appraisal, attempted withdrawals of such demands, and any other instruments served pursuant to applicable Law that are received by the Company relating to stockholders’ rights of appraisal and (ii) the opportunity to direct all negotiations and proceedings with respect to demands for appraisal under the DGCL. The Company shall not, except with the prior written consent of Parent, voluntarily make any payment with respect to any demands for appraisal, offer to settle or settle any such demands or approve any withdrawal of any such demands. Any Contingent Value Right to which a Dissenting Stockholder would be entitled but for this Section 4.2(f) shall be deemed to be outstanding for the purposes of determining the amount to be paid per Contingent Value Right.

(g) Withholding Rights. Each of Parent and the Surviving Corporation shall be entitled to deduct and withhold from the consideration otherwise payable pursuant to this Agreement to any holder of Shares such amounts as it is required to deduct and withhold with respect to the making of such payment under the Internal Revenue Code of 1986, as amended (the “Code”), or any other applicable state, local or foreign Tax Law. To the extent that amounts are so withheld by the Surviving Corporation or Parent, as the case may be, such withheld amounts (i) shall be remitted by Parent or the Surviving Corporation, as applicable, to the applicable Governmental Entity, and (ii) shall be treated for all purposes of this Agreement as having been paid to the holder of Shares in respect of which such deduction and withholding was made by the Surviving Corporation or Parent, as the case may be.

4.3. Treatment of Stock Plans.

(a) Company Options.

(i) At least 20 days prior to the Closing Date, each holder of outstanding options to purchase Shares (“Company Options”), whether vested or unvested, that was granted under the Stock Plans and that has an exercise price per Share underlying such Company Option (the “Applicable Exercise Price”) that is greater than the Per Share Cash Merger Consideration shall be provided with written notice that such holder shall, during the period beginning on the date of such notice and ending on the business day preceding the Closing Date (the “Exercise Period”), have the right to exercise such Company Option by providing the Company with a notice of exercise and a cash amount equal to (A)

the Applicable Exercise Price, less (B) the Per Share Cash Merger Consideration, with such exercise conditioned on the occurrence of the Effective Time. Each Company Option that is exercised pursuant to this Section 4.3(a)(i) shall be settled at the Effective Time in exchange for one Contingent Value Right in respect of each Share underlying such Company Option. Any Company Option described in this Section 4.3(a)(i) that is not exercised during the Exercise Period shall be cancelled at the Effective Time for no consideration.

(ii) Each Company Option that remains outstanding immediately prior to the Effective Time and that has an Applicable Exercise Price that is equal to or less than the Per Share Cash Merger Consideration shall be cancelled and shall only entitle the holder of such Company Option to receive, as soon as reasonably practicable after the Effective Time, (A) an amount in cash equal to the product of (1) the total number of Shares underlying the Company Option multiplied by (2) the excess, if any, of the Per Share Cash Merger Consideration over the exercise price per Share underlying such Company Option, less applicable Taxes required to be withheld with respect to such payment and (B) one Contingent Value Right for each Share underlying the Company Option.

(b) Company Restricted Stock. At the Effective Time, each share of restricted stock granted pursuant to the Stock Plans that is outstanding immediately prior to the Effective Time (each such share, a share of “Company Restricted Stock”) shall be cancelled and shall only entitle the holder of each such share of Company Restricted Stock to receive, as soon as reasonably practicable after the Effective Time, (i) an amount in cash equal to the Per Share Cash Merger Consideration, less applicable Taxes required to be withheld with respect to such payment and (ii) one Contingent Value Right.

(c) Company Stock Units. At the Effective Time, each outstanding stock unit issued under the Stock Plans, including all performance share units (including, for the avoidance of doubt, any “Muve Music” performance share units) and deferred stock units but excluding any cash award with a value that is not determined based on the value of Shares (each such unit, a “Company Stock Unit”), whether or not then exercisable or vested, shall be cancelled and shall only entitle the holder of such Company Stock Unit to receive, as soon as reasonably practicable after the Effective Time, (i) an amount in cash equal to the product of (x) the number of Shares covered by such Company Stock Unit multiplied by (y) the Per Share Cash Merger Consideration, less applicable Taxes required to be withheld with respect to such payment and (ii) one Contingent Value Right for each Share covered by such Company Stock Unit. If the number of Shares subject to a Company Stock Unit has not been finally determined as of immediately prior to the Effective Time due to the existence of a performance condition for which the applicable measurement period is incomplete as of immediately prior to the Effective Time, such number of Shares shall be determined assuming achievement of target levels of performance. To the extent any such cancelled Company Stock Unit is subject to a deferred payment schedule pursuant to the applicable distribution provisions of Section 409A of the Code so that such cash amount cannot be paid to the holder within such period without the holder’s incurrence of a penalty Tax and interest penalties under Section 409A of the Code, then any such cash amount otherwise payable to the holder of such cancelled Company Stock Unit will be distributed in accordance with Section 409A of the Code and the applicable Treasury Regulations.

(d) Company Cash Awards. At the Effective Time, each outstanding cash award (including performance cash awards but excluding those awards with a value determined based on the price of Shares) will remain outstanding and will remain subject to the terms and conditions of the applicable award agreement (including any requirement of continued employment), provided that any applicable share price gating condition shall be deemed met at the Effective Time and any performance goals will be deemed met at the target performance level. For the avoidance of doubt, outstanding cash awards with a value determined based on the price of Shares are Company Stock Units for the purposes of this Agreement and will be treated as specified in Section 4.3(c).

(e) Treatment of ESPP. The Company shall terminate the Company’s Employee Stock Purchase Plan (the “ESPP”) effective as of the Effective Time. If the offering period under the ESPP that is in effect on the date of this Agreement (the “Current Offering Period”) does not conclude prior to the Effective Time, (i) the Current Offering Period shall terminate immediately prior to the Effective Time; (ii) each participant’s accumulated payroll deduction shall be used to purchase Shares in accordance with the terms of the ESPP; and (iii) such Shares shall be treated the same as all other Shares in accordance with Section 4.1(a). The Company shall take such action as may be necessary to provide that (i) only Employees (as defined under the ESPP) who are participants in the ESPP as of the date of this Agreement may continue to participate in the ESPP after the date of this Agreement; (ii) no participant in the ESPP may increase after the date of this Agreement the payroll deductions credited to such participant’s account under the ESPP; and (iii) no further offering periods shall commence under the ESPP on or following the date of this Agreement.

(f) Corporate Actions. At or prior to the Effective Time, the Company, the board of directors of the Company and the compensation committee of the board of directors of the Company (the “Compensation Committee”), as applicable, shall adopt any resolutions and take any actions which are necessary to effectuate the provisions of Sections 4.3(a), 4.3(b), 4.3(c), 4.3(d) and 4.3(e). The Company shall take all actions necessary to ensure that from and after the Effective Time neither Parent nor the Surviving Corporation will be required to deliver Shares or other capital stock of the Company to any Person pursuant to or in settlement of any Company Option, share of Company Restricted Stock or Company Stock Unit. Prior to the Effective Time, the Company shall deliver to the holders of the Company Options, Company Restricted Stock and Company Stock Units any notices required pursuant to the relevant Stock Plans and award documents. Prior to the Effective Time, the Company shall use reasonable best efforts to obtain from each holder of a Company Option an acknowledgement of the treatment of the Company Options as set forth in Section 4.3(a) and shall make such acknowledgements available to Parent.

4.4. Adjustments to Prevent Dilution. In the event that the number of Shares or securities convertible or exchangeable into or exercisable for Shares issued and outstanding prior to the Effective Time shall have been changed into a different number of Shares or securities or a different class as a result of a reclassification, stock split (including a reverse stock split), stock dividend or distribution, recapitalization, merger, issuer tender or exchange offer, or other similar transaction, the Per Share Merger Consideration shall be equitably adjusted.

4.5. Treatment of Convertible Notes. Pursuant to the terms of the Indenture, dated as of June 25, 2008, between the Company and Wells Fargo Bank, N.A., as trustee, as amended or supplemented to the date of this Agreement (the “Convertible Notes Indenture”), after the Effective Time, each holder of the Company’s convertible 4.50% senior notes due 2014 (the “Convertible Notes”) will be entitled, subject to the terms and conditions of the Convertible Notes Indenture, to (i) convert such holder’s Convertible Notes only into the right to receive (A) an amount in cash for each $1,000 principal amount of Convertible Notes held by such holder equal to the product of (1) the sum, subject to the Maximum Conversion Cap, of the Base Conversion Rate and the Additional Shares (such sum, the “Conversion Number”), multiplied by (2) the Per Share Cash Merger Consideration and (B) for each $1,000 principal amount of Convertible Notes held by such holder, a number of Contingent Value Rights equal to the Conversion Number (the “Convertible Make-Whole Conversion Right”), (ii) require the Company to repurchase such holder’s Convertible Notes or any portion of principal amount thereof that is equal to $1,000 or an integral multiple of $1,000, for cash on a date specified by the Company in accordance with the Convertible Notes Indenture at a repurchase price equal to 100% of the principal amount of the Convertible Notes to be repurchased, together with accrued and unpaid interest thereon to, but excluding, the repurchase date (the “Convertible Put Right”) or (iii) continue to hold such holder’s Convertible Notes. Capitalized terms used in this Section 4.5 but not defined in this Agreement shall have the meanings ascribed to such terms in the Convertible Notes Indenture.

4.6. Treatment of 2020 Notes. The Company’s unsecured 7.75% senior notes due 2020 shall remain outstanding in accordance with the terms and conditions set forth in the Indenture, dated as of November 19, 2010, by and between Cricket Communications, Inc. (“Cricket”) and Wells Fargo Bank, N.A., as trustee.

ARTICLE V

REPRESENTATIONS AND WARRANTIES

5.1. Representations and Warranties of the Company. Except as set forth in the Company Reports filed with the Securities and Exchange Commission (the “SEC”) after December 31, 2012 and prior to the date of this Agreement (excluding, in each case, any disclosures set forth in any risk factor section or in any other section to the extent they are forward looking statements or cautionary, predictive or forward-looking in nature) or in the corresponding sections or subsections of the disclosure letter delivered to Parent by the Company prior to entering into this Agreement (the “Company Disclosure Letter” ) (it being agreed that disclosure of any item in any section or subsection of the Company Disclosure Letter shall be deemed disclosure with respect to any other section or subsection to which the relevance of such item is readily apparent), the Company hereby represents and warrants to Parent and Merger Sub that:

(a) Organization, Good Standing and Qualification. Each of the Company and its Subsidiaries is a legal entity duly organized, validly existing and in good standing under the Laws of its respective jurisdiction of organization and has all requisite corporate or similar power and authority to own, lease and operate its properties and assets and to carry on its business as presently conducted and is qualified to do business and is in good standing as a foreign corporation or other legal entity in each jurisdiction where the ownership, leasing or operation of its assets or properties or conduct of its business requires such qualification, except where the failure to be so organized, qualified or in such good standing, or to have such power or authority, would not, individually or in the aggregate, reasonably be likely to have a Material Adverse Effect. The Company has provided to Parent prior to the date of this Agreement correct and complete copies of the Company’s and its Subsidiaries’ certificates of incorporation and by-laws or comparable governing documents, each as amended to the date of this Agreement, and each as so delivered is in full force and effect. Section 5.1(a) of the Company Disclosure Letter contains a correct and complete list of each jurisdiction where the Company and its Subsidiaries are organized and qualified to do business.

As used in this Agreement, the term (i) “Subsidiary” means, with respect to any Person, any other Person (w) of which at least fifty (50) percent of the securities or ownership interests having by their terms ordinary voting power to elect a majority of the board of directors or other persons performing similar functions is directly or indirectly owned or controlled by such Person and/or by one or more of its Subsidiaries, (x) of which such Person is the general partner, or (y) whose business and policies such Person and/or one or more of its Subsidiaries has the power to control, (ii) “Joint Ventures” means PRWireless, LLC and Flat Wireless, LLC and (iii) “Material Adverse Effect” means a material adverse effect on the financial condition, properties, assets, liabilities, business or results of operations of the Company and its Subsidiaries, taken as a whole; provided, however, that none of the following, in and of itself or themselves, shall constitute a Material Adverse Effect:

(A) changes or conditions (including political conditions) generally affecting (1) the United States economy or financial markets or (2) the industries in which the Company and its Subsidiaries operate;

(B) any act of terrorism or sabotage;

(C) changes in United States generally accepted accounting principles after the date of this Agreement;

(D) other than any Regulatory Approval, any legislation adopted by any Governmental Entity having jurisdiction over the Company and its Subsidiaries, or any rule or regulation enacted by the FCC, in each case after the date of this Agreement and applicable to all wireless telecommunications carriers;

(E) any change in the market price or trading volume of the Shares (but not the underlying cause of such change); and

(F) any actions taken, or failures to take action, by the Company in compliance with the express terms of this Agreement;

provided, further, that, with respect to clauses (A), (B), (C) and (D), such change, event, circumstance or development does not (i) primarily relate only to (or have the effect of primarily relating only to) the Company and its Subsidiaries or (ii) disproportionately adversely affect the Company and its Subsidiaries compared to other companies of similar size operating in the industries in which the Company and its Subsidiaries operate.

(b) Capital Structure.

(i) The authorized capital stock of the Company consists of (A) 160,000,000 Shares, of which 79,165,545 Shares were outstanding as of the close of business on July 9, 2013, and (B) 10,000,000 shares of preferred stock, $0.0001 per share (the “Preferred Shares”), of which no Preferred Shares are outstanding. All of the outstanding Shares have been duly authorized and are validly issued, fully paid and nonassessable. The Company has no Shares or Preferred Shares reserved for or subject to issuance, except that, as of July 9, 2013, there were 6,158,915 Shares subject to issuance pursuant to the Company’s 2004 Stock Option, Restricted Stock and Deferred Stock Unit Plan, as amended, the 2009 Employment Inducement Equity Incentive Plan, as amended, and the ESPP, as amended (collectively, the “Stock Plans”), 160,000 shares of Series A Junior Participating Preferred Stock reserved for issuance pursuant to the Tax Benefit Preservation Plan, dated as of August 30, 2011, between the Company and Mellon Investor Services LLC, as Rights Agent (the “Rights Agreement”), and 4,761,000 Shares subject to issuance pursuant to the Convertible Notes. 4,761,000 Shares is the maximum number of Shares issuable at any time upon conversion of the Convertible Notes. Except for Shares issued in respect of Company Options outstanding prior to July 9, 2013, since July 9, 2013 and through the date of this Agreement, the Company has not issued any Shares or Preferred Shares or reserved for or subjected to issuance any Shares or Preferred Shares pursuant to any Stock Plan, the Rights Agreement, the Convertible Notes or otherwise. Section 5.1(b)(i) of the Company Disclosure Letter contains a correct and complete list, as of the date of this Agreement, of Company Options, shares of Company Restricted Stock and Company Stock Units, including the holder, date of grant, term, number of Shares and, where applicable, exercise price and vesting schedule, including whether the vesting will be accelerated by the execution of this Agreement or consummation of the Merger or by termination of employment or change of position following consummation of the Merger and there are no other awards granted pursuant to the Stock Plans. Each of the outstanding shares of capital stock or other securities of each of the Company’s Subsidiaries is duly authorized, validly issued, fully paid and nonassessable and owned by the Company or by a direct or indirect wholly owned Subsidiary of the

Company, free and clear of any Encumbrance. Except as set forth above and except for the rights (the “Rights”) that have been issued pursuant to the Rights Agreement, there are no preemptive or other outstanding rights, options, warrants, conversion rights, stock appreciation rights, redemption rights, repurchase rights, agreements, arrangements, calls, commitments or rights of any kind that obligate the Company or any of its Subsidiaries to issue or sell any shares of capital stock or other securities of the Company or any of its Subsidiaries or any securities or obligations convertible or exchangeable into or exercisable for, or giving any Person a right to subscribe for or acquire, any securities of the Company or any of its Subsidiaries, and no securities or obligations evidencing such rights are authorized, issued or outstanding. Upon any issuance of any Shares in accordance with the terms of the Stock Plans, such Shares will be duly authorized, validly issued, fully paid and nonassessable and free and clear of any Encumbrances. The Company does not have outstanding any bonds, debentures, notes or other obligations (a) the holders of which have the right to vote (or convertible into or exercisable for securities having the right to vote) with the stockholders of the Company on any matter or (b) that are required to be registered under the Exchange Act.

(ii) Section 5.1(b)(ii) of the Company Disclosure Letter sets forth (x) each of the Company’s Subsidiaries and the ownership interest of the Company in each such Subsidiary, as well as the ownership interest of any other Person or Persons in each such Subsidiary and (y) the Company’s or its Subsidiaries’ capital stock, equity interest or other direct or indirect ownership interest in any other Person other than securities in a publicly traded company held for investment by the Company or any of its Subsidiaries and consisting of less than 1% of the outstanding capital stock of such company. The Company does not own, directly or indirectly, any voting interest in any Person that requires an additional filing by Parent under the Hart-Scott-Rodino Antitrust Improvements Act of 1976, as amended (the “HSR Act”).

(iii) Each Company Option (A) was granted in compliance with all applicable Laws and all of the terms and conditions of the Company Stock Plan pursuant to which it was issued, (B) has an exercise price per Share equal to or greater than the fair market value of a Share on the date of such grant, (C) has a grant date identical to or after the date on which the Company’s board of directors or Compensation Committee actually awarded such Company Option, and (D) qualifies for the Tax and accounting treatment afforded to such Company Option in the Company’s Tax returns and the Company Reports, respectively.

(iv) Except as expressly contemplated by the Voting Agreement, there are no voting trusts or other agreements or understandings to which the Company or any of its Subsidiaries is a party with respect to the voting of the capital stock or other equity interest of the Company or any of its Subsidiaries.

(v) At the Effective Time, the Conversion Number shall not exceed 10.7290.

(c) Corporate Authority; Approval and Fairness.

(i) The Company has all requisite corporate power and authority and has taken all corporate action necessary in order to execute, deliver and perform its obligations under this Agreement and to consummate the Merger, subject only to adoption of this Agreement by the holders of a majority of the outstanding Shares entitled to vote on such matter at a stockholders’ meeting duly called and held for such purpose (the “Requisite Company Vote”). This Agreement has been duly executed and delivered by the Company and constitutes a valid and binding agreement of the Company enforceable against the Company in accordance with its terms, subject to bankruptcy, insolvency, fraudulent transfer, reorganization, moratorium and similar Laws of general applicability relating to or affecting creditors’ rights and to general equity principles (the “Bankruptcy and Equity Exception”).

(ii) The board of directors of the Company has (A) unanimously determined that the Merger is fair to, and in the best interests of, the Company and its stockholders, approved and declared advisable this Agreement and the Merger and the other transactions contemplated hereby and resolved to recommend adoption of this Agreement to the holders of Shares (the “Company Recommendation”), (B) directed that this Agreement be submitted to the holders of Shares for their adoption and (C) received the opinion of its financial advisor, Lazard Frères & Co. LLC (“Lazard”), to the effect that the Per Share Merger Consideration is fair from a financial point of view, as of the date of such opinion, to the holders (other than Parent and its Subsidiaries) of Shares, a copy of which opinion has been delivered to Parent. The board of directors of the Company has taken all action so that Parent will not be an “interested stockholder” or prohibited from entering into or consummating a “business combination” with the Company (in each case as such term is used in Section 203 of the DGCL) as a result of the execution of this Agreement or the Voting Agreement or the consummation of the transactions in the manner contemplated hereby.

(d) Governmental Filings; No Violations; Certain Contracts, Etc.

(i) Other than the filings and/or notices (A) pursuant to Section 1.3, (B) under the HSR Act, (C) under the Communications Act of 1934, as amended, and applicable rules and regulations thereunder (the “Communications Act”), including any rules, regulations and orders (the “FCC Rules”) of the Federal Communications Commission (the “FCC”), (D) under any applicable state public utility Laws and rules, regulations and orders of any state public utility commissions (“PUCs”) or similar foreign public utility Laws and rules, regulations and orders of any regulatory bodies regulating telecommunications businesses, to the extent set forth on Section 5.1(d)(i) of the Company Disclosure Letter, (E) under the rules and regulations of the NASDAQ Stock Market, Inc. (the “NASDAQ”), (F) under any state securities or “blue sky” laws and (G) set forth on Section 5.1(d)(i) of the Company Disclosure Letter, no notices, reports or other filings are required to be made by the Company with, nor are any consents, registrations, approvals, permits or authorizations required to be obtained by the Company from, any domestic or foreign governmental or regulatory authority, agency, commission, body, court or other legislative, executive or judicial governmental entity (each a “Governmental Entity”), in connection with the execution, delivery and performance of this Agreement by the Company and the consummation of the Merger and the other transactions contemplated hereby, or in connection with the continuing operation of the business of the Company and its Subsidiaries following the Effective Time in substantially the same manner operated by the Company immediately preceding the Effective Time, except those that the failure to make or obtain would not, individually or in the aggregate, reasonably be likely to have a Material Adverse Effect or prevent, materially delay or materially impair the consummation of the transactions contemplated by this Agreement.

(ii) The execution, delivery and performance of this Agreement by the Company do not, and the consummation of the Merger and the other transactions contemplated hereby will not, constitute or result in (A) a breach or violation of, or a default under, the certificate of incorporation or by-laws of the Company or the comparable governing documents of any of its Subsidiaries, (B) with or without notice, lapse of time or both, a breach or violation of, a termination (or right of termination) or default under, the creation or acceleration of any obligations under or the creation of an Encumbrance on any of the assets of the Company or any of its Subsidiaries pursuant to, any agreement, lease, license, contract, note, mortgage, indenture, arrangement or other obligation (each, a “Contract”) binding upon the Company or any of its Subsidiaries or, assuming (solely with respect to performance of this Agreement and consummation of the Merger and the other transactions contemplated hereby) compliance with the matters referred to in Section 5.1(d)(i) and receipt of the Requisite Company Vote, under any Law to which the Company or any of its Subsidiaries is subject, or (C) any change in the rights or obligations of any party under any Contract binding upon the Company or any of its Subsidiaries, except, in the case of clause (B) or (C) above, for any such breach, violation, termination, default, creation, acceleration or change that would not, individually or in the aggregate, reasonably be likely to have a Material Adverse Effect or prevent, materially delay or materially impair the consummation of the transactions contemplated by this Agreement. Section 5.1(d)(ii) of the Company Disclosure Letter sets forth a correct and complete list of Material Contracts pursuant to which consents or waivers are required prior to consummation of the transactions contemplated by this Agreement (whether or not subject to the exception set forth with respect to clauses (B) and (C) above).

(iii) The Company and its Subsidiaries are not creditors or claimants with respect to any debtors or debtor-in-possession subject to proceedings under chapter 11 of title 11 of the United States Code with respect to claims that, in the aggregate, constitute more than 25% of the gross assets of the Company and its Subsidiaries (excluding cash and cash equivalents).

(e) Company Reports; Financial Statements.

(i) The Company has filed or furnished, as applicable, on a timely basis, all forms, statements, certifications, reports and documents required to be filed or furnished by it with the SEC pursuant to the Securities Exchange Act of 1934, as amended (the “Exchange Act”), or the Securities Act of 1933, as amended (the “Securities Act”), since December 31, 2010 (the “Applicable Date”) (the forms, statements, certifications, reports and documents filed or furnished since the Applicable Date and those filed or furnished subsequent to the date of this Agreement, including any amendments thereto, the “Company Reports”). Each of the Company Reports, at the time of its filing or being furnished complied or, if not yet filed or furnished, will comply in all material respects with the applicable requirements of the Securities Act, the Exchange Act and the Sarbanes-Oxley Act of 2002 (the “Sarbanes-Oxley Act”), and any rules and regulations promulgated thereunder applicable to the Company Reports. As of their respective dates (or, if amended prior to the date of this Agreement, as of the date of such amendment), the Company Reports did not, and any Company Reports filed with or furnished to the SEC subsequent to the date of this Agreement will not, contain any untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements made therein, in light of the circumstances in which they were made, not misleading.

(ii) The Company is in compliance in all material respects with the applicable listing and corporate governance rules and regulations of the NASDAQ. Except as permitted by the Exchange Act, including Sections 13(k)(2) and (3), or rules of the SEC, since the enactment of the Sarbanes-Oxley Act, neither the Company nor any of its Affiliates has made, arranged or modified (in any material way) any extensions of credit in the form of a personal loan to any executive officer or director of the Company. For purposes of this Agreement, the term “Affiliate” when used with respect to any party shall mean any Person who is an “affiliate” of that party within the meaning of Rule 405 promulgated under the Securities Act.

(iii) The Company maintains disclosure controls and procedures required by Rule 13a-15 or 15d-15 under the Exchange Act. Such disclosure controls and procedures are effective to ensure that information required to be disclosed by the Company in the forms, statements, certifications, reports and documents filed with or furnished to the SEC is recorded and reported on a timely basis to the individuals responsible for the preparation of the Company’s filings with the SEC and other public disclosure documents. The Company maintains internal control over financial reporting (as defined in Rule 13a-15 or 15d-15, as applicable, under the Exchange Act). Such internal control over financial reporting is effective in providing reasonable assurance regarding the reliability of financial reporting and the preparation of financial statements for external purposes in accordance with generally accepted accounting principles and includes policies and procedures that (i) pertain to the maintenance of records that in reasonable detail accurately and fairly reflect the transactions and dispositions of the assets of the Company, (ii) provide reasonable assurance that transactions are recorded as necessary to permit preparation of financial statements in accordance with generally accepted accounting principles, and that receipts and expenditures of the Company are being made only in accordance with authorizations of management and directors of the Company, and (iii) provide reasonable assurance regarding prevention or timely detection of unauthorized acquisition, use or disposition of the Company’s assets that could have a material effect on its financial statements. The Company has disclosed, based on the most recent evaluation of its chief executive officer and its chief financial officer prior to the date of this Agreement, to the Company’s auditors and the audit committee of the Company’s board of directors (A) any significant deficiencies in the design or operation of its internal controls over financial reporting that are reasonably likely to adversely affect the Company’s ability to record, process, summarize and report financial information and has identified for the Company’s auditors and audit committee of the Company’s board of directors any material weaknesses in internal control over financial reporting and (B) any fraud, whether or not material, that involves management or other employees who have a significant role in the Company’s internal control over financial reporting. The Company has provided to Parent prior to the date of this Agreement (i) a summary of any such disclosure made by management to the Company’s auditors and audit committee since the Applicable Date and (ii) any communication since the Applicable Date made by management or the Company’s auditors to the audit committee required or contemplated by listing standards of the NASDAQ, the audit committee’s charter or professional standards of the Public Company Accounting Oversight Board. Since the Applicable Date, no material complaints from any source regarding accounting, internal accounting controls or auditing matters, and no concerns from Company employees regarding questionable accounting or auditing matters, have been received by the Company. The Company has provided to Parent prior to the date of this Agreement a summary of all complaints or concerns relating to other matters made since the Applicable Date through the Company’s whistleblower hot line or equivalent system for receipt of employee concerns regarding possible violations of Law. No attorney representing the Company or any of its Subsidiaries, whether or not employed by the Company or any of its Subsidiaries, has reported evidence of a violation of securities Laws, breach of fiduciary duty or similar violation by the Company or any of its officers, directors, employees or agents to the Company’s chief legal officer, audit committee (or other committee designated for the purpose) of the board of directors or the board of directors pursuant to the rules adopted pursuant to Section 307 of the Sarbanes-Oxley Act or any Company policy contemplating such reporting, including in instances not required by those rules.

(iv) Each of the consolidated balance sheets included in or incorporated by reference into the Company Reports (including the related notes and schedules) fairly presents in all material respects, or, in the case of Company Reports filed after the date of this Agreement, will fairly present in all material respects the consolidated financial position of the Company and its consolidated Subsidiaries and Joint Ventures as of its date and each of the consolidated balance sheets, consolidated statements of comprehensive income, consolidated changes in stockholders’ equity and consolidated statements of cash flows included in or incorporated by reference into the Company Reports (including any related notes and schedules) fairly presents in all material respects, or in the case of Company Reports filed after the date of this Agreement, will fairly present in all material respects the consolidated results of operations, retained earnings (loss) and changes in financial position, as the case may be, of the Company and its consolidated Subsidiaries and Joint Ventures for the periods set forth therein (subject, in the case of unaudited statements, to the absence of notes and normal year-end audit adjustments that will not be material in amount or effect), in each case in accordance with U.S. generally accepted accounting principles (“GAAP”) consistently applied during the periods involved, except as may be noted therein or in the notes thereto.

(f) FCC Matters.

(i) Section 5.1(f) of the Company Disclosure Letter sets forth a correct and complete list of all licenses and authorizations issued or granted to the Company or any of its Subsidiaries by the FCC (the “FCC Licenses”), all pending applications by the Company or any of its Subsidiaries for licenses that would be FCC Licenses if issued or granted, and all pending applications by the Company or any of its Subsidiaries for modification, extension or renewal of any FCC License. For each FCC License, Section 5.1(f) of the Company Disclosure Letter sets forth (A) the FCC Registration Number or name of the licensee, (B) the FCC call sign, license number or other license identifier, (C) the geographic area for which the Company and its Subsidiaries are authorized to provide service, (D) the current expiration date, (E) the frequency block (except for microwave licenses) and (F) where applicable, the relevant market and service designations used by the FCC. The FCC Licenses constitute all the licenses and authorizations necessary from the FCC for the business operations of the Company and its Subsidiaries as they are currently being conducted. There is no condition outside of the ordinary course imposed on any of the FCC Licenses by the FCC (including any condition on the grant of a renewal application) that is not disclosed on the face of the reference copy of the FCC License in the FCC’s Universal Licensing System database; provided, that “ordinary course” shall mean any condition described in any federal statutes, FCC Rules or similar sources that apply generally to FCC licenses of the same service.

(ii) (A) Each FCC License has been granted pursuant to a Final Order (without regard to the proviso in the definition of such term) and approved by the FCC to be held by the licensee listed on Section 5.1(f) of the Company Disclosure Letter, is valid and in full force and effect, and has not been suspended, revoked, cancelled, terminated or forfeited or adversely modified; (B) there is no proceeding pending before the FCC or any other Governmental Entity (and no pending judicial review of such a proceeding) or, to the Knowledge of the

Company, threatened by any Person with respect to any FCC License that would, individually or in the aggregate, reasonably be likely to result in the suspension, revocation, cancellation, termination, forfeiture, or adverse modification of any FCC License; and (C) to the Knowledge of the Company, no event, condition or circumstance exists or, after notice or lapse of time or both, would exist that would constitute a breach of, or default under, the terms and conditions of any FCC License that would preclude any FCC License from being renewed in the ordinary course (to the extent that such FCC License is renewable by its terms) or could reasonably be expected to place such FCC license at risk of suspension, revocation, cancellation, termination, forfeiture or modification. For purposes of this Agreement, “Knowledge” means, with respect to the Company or Parent, the knowledge of the executive officers of the Company or Parent, as the case may be, after reasonable inquiry.

(iii) Each of the Company and its Subsidiaries is in material compliance with the terms of the FCC Rules and any other Laws that apply to, or that are contained in, each FCC License and has timely fulfilled and performed all of its material obligations with respect thereto, including making all reports, filings, notifications and applications to the FCC. The Company has provided Parent prior to the date of this Agreement with access to copies of each such report, filing, notification and application, including ownership reports and regulatory fee filings, filed in the last three (3) years, with the exception of those reports, filings, notifications and applications that are available in their entirety in the FCC’s Universal Licensing System database. The Company has not incurred, or if incurred the Company has fully discharged, any fine, charge or other liability resulting from any noncompliance prior to the Closing relating to such reports, filings, notifications and applications. The Company has timely made the payment of all regulatory fees and contributions to the FCC, the United States Treasury or any other Governmental Entity with respect to any FCC License or which are otherwise required by the FCC Rules, including Universal Service Fund and TRS Fund contributions. No payment is owed to the FCC or any other Governmental Entity with respect to the ownership and operation of any FCC License. The consummation of the transaction contemplated hereby will not cause the FCC to impose any unjust enrichment penalties pursuant to 47 C.F.R. § 1.2111.

(iv) All of the Cell Sites and microwave paths of the Company and its Subsidiaries, in respect of which a filing with the FCC was required, have been constructed to the extent required by FCC Rules and are currently operated in all respects as represented to the FCC in currently effective filings, and modifications to such Cell Sites and microwave paths have been preceded by the submission to the FCC of all required filings.

(v) None of the FCC Licenses has been modified by the Company or its Subsidiaries in any respect. There is no pending or planned application by the Company or any of its Subsidiaries to modify any FCC License. Neither the Company nor any of its Subsidiaries have (A) entered into any field-strength agreements or otherwise granted any interference consents with respect to any of the spectrum that is the subject of any of the FCC Licenses, or (B) waived or relinquished any material right or claim with respect to any of the spectrum that is the subject of any FCC License.

(vi) Neither the Company nor any of its Subsidiaries lease any licenses from the FCC to or from any other Person (other than leases solely among the Company and/or direct or indirect Subsidiaries of the Company).

(g) Other Communications Regulatory Matters.

(i) Section 5.1(g) of the Company Disclosure Letter sets forth a correct and complete list of all permits, franchises, grants, easements, variances, exceptions, consents, certificates, approvals, waivers, orders, licenses or other authorizations with any Governmental Entity (excluding the FCC Licenses) (“Permits”) issued by any state, territorial or local Governmental Entity regulating telecommunications, Internet or cable businesses to the Company or its Subsidiaries (the “Other Company Licenses”). Such authorizations constitute all the authorizations necessary from such state, territorial or local Governmental Entities for the business operations of the Company and its Subsidiaries as they are currently being conducted in any state, territory or locality, except those authorizations the absence of which would not, individually or in the aggregate, reasonably be likely to have a Material Adverse Effect.

(ii) Each Other Company License is valid and in full force and effect and has not been suspended, revoked, cancelled or adversely modified, except where the failure to be in full force and effect, or the suspension, revocation, cancellation or modification of such license or licenses would not, individually or in the aggregate, reasonably be likely to have a Material Adverse Effect. No Other Company License is subject to (i) any conditions or requirements that have not been imposed generally upon Permits in the same service, unless such conditions or requirements would not, individually or in the aggregate, reasonably be likely to have a Material Adverse Effect or (ii) any pending regulatory proceeding (other than those affecting the telecommunications industry generally or holders of Permits in the same service generally) before a Governmental Entity or judicial review, unless such pending regulatory proceeding or judicial review would not, individually or in the aggregate, reasonably be likely to have a Material Adverse Effect.

(iii) Each of the Company and its Subsidiaries is in compliance with the terms of and the Laws that apply to each applicable Other Company License and has fulfilled and performed all of its obligations with respect thereto, except (i) for exemptions, waivers or similar concessions or allowances and (ii) where such failure to be in compliance, fulfill or perform its obligations would not, individually or in the aggregate, reasonably be likely to have a Material Adverse Effect.

(h) Absence of Certain Changes. Since December 31, 2012 and through the date of this Agreement, the Company and its Subsidiaries have conducted their respective businesses only in, and have not engaged in any material transaction other than in accordance with, the ordinary course of such businesses consistent with past practices and there has not been:

(i) any change in the financial condition, properties, assets, liabilities, business or results of their operations or any circumstance, occurrence or development (including any adverse change with respect to any circumstance, occurrence or development existing on or prior to December 31, 2012) of which management of the Company has Knowledge which, individually or in the aggregate, has had or would reasonably be likely to have a Material Adverse Effect;

(ii) any material damage, destruction or other casualty loss with respect to any material asset or property owned, leased or otherwise used by the Company or any of its Subsidiaries, whether or not covered by insurance;

(iii) any declaration, setting aside or payment of any dividend or other distribution with respect to any shares of capital stock of the Company or any of its Subsidiaries (except for dividends or other distributions by any direct or indirect wholly owned Subsidiary to the Company or to any wholly owned Subsidiary of the Company), or any repurchase, redemption or other acquisition by the Company or any of its Subsidiaries of any outstanding shares of capital stock or other securities of the Company or any of its Subsidiaries;

(iv) any material change in any method of accounting or accounting practice by the Company or any of its Subsidiaries;

(v) (A) any increase in the compensation payable or to become payable to its officers or employees (except for increases in the ordinary course of business and consistent with past practice) or (B) any establishment, adoption, entry into or amendment of any collective bargaining, bonus, profit sharing, thrift, compensation, employment, termination, severance or other plan, agreement, trust, fund, policy or arrangement for the benefit of any director, officer or employee, except to the extent required by applicable Laws;

(vi) any incurrence of any indebtedness for borrowed money or guarantee of such indebtedness of another Person, or issuance or sale of any debt securities or warrants or other rights to acquire any debt security of the Company or any of its Subsidiaries; or

(vii) any agreement to do any of the foregoing.

(i) Litigation and Liabilities. There are no (i) civil, criminal or administrative actions, suits, claims, hearings, arbitrations, investigations or other proceedings pending or, to the Knowledge of the Company, threatened against the

Company or any of its Subsidiaries or (ii) obligations or liabilities of the Company or any of its Subsidiaries, whether or not accrued, contingent or otherwise and whether or not required to be disclosed, or any other facts or circumstances of which the Company has Knowledge that could reasonably be expected to result in any claims against, or obligations or liabilities of, the Company or any of its Subsidiaries, including under the FCC Licenses, except in each of the foregoing clauses (i) and (ii) for those that, individually or in the aggregate, have not had or would not reasonably be likely to have a Material Adverse Effect or prevent, materially delay or materially impair the consummation of the transactions contemplated by this Agreement. Neither the Company nor any of its Subsidiaries is a party to or subject to the provisions of any judgment, order, writ, injunction, decree or award of any Governmental Entity.

(j) Employee Benefits.

(i) Section 5.1(j)(i) of the Company Disclosure Letter sets forth a correct and complete list of each Benefit Plan. For purposes of this Agreement, the term “Benefit Plan” means any benefit plan, program, arrangement or agreement, whether written or unwritten, including any such plan, program, arrangement or agreement that is an employee welfare benefit plan within the meaning of Section 3(1) of the Employee Retirement Income Security Act of 1974, as amended (“ERISA”), whether or not such employee welfare benefit plan is subject to ERISA, an employee pension benefit plan within the meaning of Section 3(2) of ERISA (a “Pension Plan”), whether or not such Pension Plan is subject to ERISA, or health, medical, dental, disability, accident or life insurance or a bonus, incentive, deferred compensation, vacation, stock purchase, stock option, restricted stock or other equity-based award, severance, termination, retention, retirement, savings, employment, change of control, vacation or fringe benefit plan, program, arrangement or agreement which benefits the current or former employees, independent contractors, consultants or directors of the Company or any of its Subsidiaries, or which the Company or any of its ERISA Affiliates sponsors, maintains or contributes to or in respect of which has any liability, whether contingent or otherwise. The Company has provided to Parent prior to the date of this Agreement correct and complete copies of all the Benefit Plans (or a written summary of any unwritten Benefit Plans) and all amendments thereto and a schedule disclosing for each category of employee of the Company or its Subsidiaries (including one-off arrangements) each Benefit Plan (including any and all severance, retirement and deferred compensation entitlements) applicable to each such category. The term “ERISA Affiliate” means all employers (whether or not incorporated) that would be treated together with the Company or any of its Subsidiaries as a single employer within the meaning of Section 414 of the Code.

(ii) Section 5.1(j)(ii) of the Company Disclosure Letter sets forth a correct and complete schedule of all outstanding performance cash awards of the Company and its Subsidiaries, including the holder, target payment level and vesting schedule of each such award.

(iii) Each of the Benefit Plans is currently in, and has at all times been operated and administered in, material compliance with ERISA, the Code and all other applicable Laws. Neither the Company nor any of its Subsidiaries has engaged in a transaction and, to the Knowledge of the Company, no condition exists with respect to any Benefit Plan that, assuming the taxable period of such transaction expired as of the date of this Agreement (in the case of a Tax or penalty imposed by Section 4975 of the Code), would reasonably be expected to subject the Company or any Benefit Plan to a Tax or penalty imposed by either Section 4975 of the Code or Section 502(i) of ERISA. Neither the Company nor any of its Subsidiaries has incurred or reasonably expects to incur a material tax or penalty imposed by Section 4980F of the Code or Section 502 of ERISA or any material liability under Section 4071 of ERISA. Each of the Benefit Plans that is intended to be qualified under Section 401(a) or 401(k) of the Code has received a favorable determination letter from the Internal Revenue Service (the “IRS”), continues to satisfy the requirements for such qualification and the Company is not aware of any circumstances likely to result in the loss of the qualification of such plan under Section 401(a) or 401(k) of the Code.

(iv) No liability under Subtitle C or D of Title IV of ERISA has been or is expected to be incurred by the Company or any of its Subsidiaries with respect to any ongoing, frozen or terminated “single-employer plan,” within the meaning of Section 4001(a)(15) of ERISA, currently or formerly maintained by any of them, or the single-employer plan of any ERISA Affiliate. Neither the Company nor any of its Subsidiaries has now or at any time within the previous six (6) years contributed to, sponsored or maintained (i) any multiemployer plan (within the meaning of Section 4001(a)(3) of ERISA) or single employer plan (within the meaning of Section 4001(a)(15) of ERISA); (ii) a “multiple employer plan” within the meaning of Section 413(c) of the Code or (iii) a “multiple employer welfare arrangement” within the meaning of Section 3(40) of ERISA. None of the Benefit Plans provides retiree medical, disability, life insurance or other retiree welfare benefits.

(v) All contributions required to be made under each Benefit Plan, as of the date of this Agreement, have been timely made when due and all obligations in respect of each Benefit Plan have been properly accrued and reflected in the most recent consolidated balance sheet filed or incorporated by reference in the Company Reports prior to the date of this Agreement.

(vi) With respect to each Benefit Plan, (i) no actions, suits or claims (other than routine claims for benefits in the ordinary course) are pending or threatened in writing, (ii) no facts or circumstances exist that would reasonably be expected to give rise to any such actions, suits or claims and (iii) no administrative investigation, audit or other administrative proceeding by the United States Department of Labor, the Pension Benefit Guaranty Corporation (the “PBGC”), the IRS or other Governmental Entities are pending or, to the Knowledge of the Company, threatened in progress (including any routine requests for information from the PBGC).

(vii) Neither the Company nor any of its Subsidiaries has any obligations for retiree health and life benefits under any Benefit Plan which is subject to ERISA (an “ERISA Plan”) or collective bargaining agreement. The Company or its Subsidiaries may amend or terminate any such plan at any time without incurring any liability thereunder other than in respect of claims incurred prior to such amendment or termination.

(viii) There has been no amendment to, announcement by the Company or any of its Subsidiaries relating to, or change in employee participation or coverage under, any Benefit Plan which would increase materially the expense of maintaining such plan above the level of the expense incurred therefor for the most recent fiscal year. Neither the execution of this Agreement, stockholder adoption of this Agreement nor the consummation of the transactions contemplated hereby will (either alone or together with any other event) (A) entitle any employees, directors, consultants, former employees, former consultants or former directors of the Company or its Subsidiaries to severance, change of control or other similar pay or benefits pursuant to any Benefit Plan, (B) cause any payment or funding (through a grantor trust or otherwise) to become due or accelerate the time of payment or vesting, or increase the amount of compensation or benefits to any employees, directors, consultants, former employees, former consultants or former directors of the Company or any of its Subsidiaries under, or increase the amount payable or trigger any other obligation pursuant to, any Benefit Plan, (C) limit or restrict the right of the Company or, after the consummation of the transactions contemplated hereby, Parent, to merge, amend or terminate any of the Benefit Plans or (D) result in payments under any of the Benefit Plans which would not be deductible under Section 162(m) or Section 280G of the Code.

(ix) Neither the Company nor any of its Subsidiaries has any obligation to gross up, indemnify or otherwise reimburse any individual for any taxes, interest or penalties incurred pursuant to Sections 409A or 4999 of the Code or otherwise.

(x) With respect to any Benefit Plan that constitutes a “nonqualified deferred compensation plan” (as defined in Section 409A(d)(1) of the Code), (A) such Benefit Plan has been operated in good faith compliance with Section 409A of the Code and the guidance issued thereunder, (B) such plan complies in all material respects in form with Section 409A of the Code and the guidance issued thereunder and (C) the transaction contemplated by this Agreement will not result in Section 409A of the Code imposing any adverse tax consequences to the participants in such Benefit Plan (including the inclusion in income of deferred amounts or any additional tax pursuant to Section 409A(a)(1)(B) of the Code).

(xi) Each Benefit Plan can be amended, terminated or otherwise discontinued after the Effective Time in accordance with its terms, without any material liability to Parent, the Company or any of its Subsidiaries other than ordinary administration expenses typically incurred in a termination event.

(xii) Neither the Company nor any of its Subsidiaries has now, nor has it ever, maintained any Benefit Plan outside the jurisdiction of the United States or covering any employees or other service providers of the Company or any of its Subsidiaries who reside or work outside of the United States.

(k) Labor Matters. Neither the Company nor any of its Subsidiaries is a party to or otherwise bound by any collective bargaining agreement or other Contract with a labor union or labor organization, nor is the Company or any of its Subsidiaries the subject of any material proceeding that asserts that the Company or any of its Subsidiaries has committed an unfair labor practice or that seeks to compel it to bargain with any labor union or labor organization nor is there pending or, to the Knowledge of the Company, threatened, nor has there been since January 1, 2008, any labor strike, dispute, walk-out, work stoppage, slow-down or lockout involving the Company or any of its Subsidiaries. To the Knowledge of the Company, there are no organizational efforts with respect to the formation of a collective bargaining unit presently being made involving employees of the Company or any of its Subsidiaries. Neither the Company nor any of its Subsidiaries has engaged in any unfair labor practices within the meaning of the United States National Labor Relations Act, as amended, and the Company and each of its Subsidiaries is in compliance in all material respects with all labor, employment and workplace-related Laws.

(l) Compliance with Laws; Licenses. The businesses of each of the Company and its Subsidiaries have not been, and are not being, conducted in violation of any federal, state, local or foreign law, statute or ordinance, common law, or any rule, regulation, standard, judgment, order, writ, injunction, decree, arbitration award, agency requirement, license or permit of any Governmental Entity (collectively, “Laws”), except for violations that would not, individually or in the aggregate, reasonably be likely to have a Material Adverse Effect or prevent, materially delay or materially impair the consummation of the transactions contemplated by this Agreement. No investigation or review by any Governmental Entity with respect to the Company or any of its Subsidiaries is pending or, to the Knowledge of the Company, threatened, nor has any Governmental Entity indicated an intention to conduct the same, except for such investigations or reviews the outcome of which would not, individually or in the aggregate, reasonably be likely to have a Material Adverse Effect or prevent, materially delay or materially impair the consummation of the transactions contemplated by this Agreement. To the Knowledge of the Company, no material change is required in the Company’s or any of its Subsidiaries’ processes, properties or procedures in connection with any such Laws, and the Company has not received any notice or communication of any material noncompliance with any such Laws that has not been cured as of the date of this Agreement.

(m) Material Contracts.

(i) Except for this Agreement, as of the date of this Agreement, none of the Company or its Subsidiaries is a party to or bound by:

(A) any Contract that would be required to be filed by the Company as a “material contract” pursuant to Item 601(b)(10) of Regulation S-K under the Securities Act;

(B) any lease or master lease of real or personal property reasonably likely to result in (x) annual payments of $200,000 or more or (y) aggregate payments of $500,000 or more;

(C) any Contract that is reasonably likely to require either (x) annual payments to or from the Company and its Subsidiaries of $1,000,000 or more or (y) aggregate payments to or from the Company and its Subsidiaries of $5,000,000 or more;

(D) any partnership, joint venture or other similar agreement or arrangement relating to the formation, creation, operation, management or control of any partnership or joint venture material to the Company or any of its Subsidiaries or in which the Company or any of its Subsidiaries owns less than fifty (50)% of the securities or ownership interests having by their terms ordinary voting power to elect a majority of the board of directors or other persons performing similar functions;

(E) any Contract (other than solely among the Company and/or direct or indirect wholly-owned Subsidiaries of the Company) relating to indebtedness for borrowed money or the deferred purchase price of property (excluding, for the avoidance of doubt, any such amount that constitutes a trade payable until such amount becomes a liability required to be presented on the balance sheet of the Company or its Subsidiaries in accordance with GAAP) (in either case, whether incurred, assumed, guaranteed or secured by any asset);

(F) any Contract involving the payment or receipt of royalties or other amounts calculated based upon the revenues or income of the Company or its Subsidiaries or income or revenues related to any product or service of the Company or its Subsidiaries (other than licenses for music reasonably likely to result in the annual payment or receipt of royalties of less than $100,000 in one or a series of related Contracts);

(G) any Contract that would prevent, materially delay or materially impair the Company’s ability to consummate the Merger or the other transactions contemplated hereby;

(H) any Contract providing for indemnification by the Company or any of its Subsidiaries of any Person, except for any such Contract that is (x) not material to the Company or any of its Subsidiaries and (y) entered into in the ordinary course of business;

(I) any Contract (other than solely among the Company and/or direct or indirect wholly-owned Subsidiaries of the Company) that was not negotiated and entered into on an arm’s-length basis;

(J) any non-competition Contract or other Contract that (w) purports to limit the type of business in which the Company or its Subsidiaries (or, after the Effective Time, Parent or its Subsidiaries) may engage or the manner or locations in which any of them may so engage in any business, (x) could require the disposition of any assets or line of business of the Company or its Subsidiaries or, after the Effective Time, Parent or its Subsidiaries, (y) grants “most favored nation” status to any Person (other than the Company or its wholly-owned Subsidiaries) and which following the Merger could purport to apply to Parent or its Subsidiaries, or (z) prohibits or limits the right of the Company or any of its Subsidiaries to make, sell or distribute any products or services or use, transfer, license, distribute or enforce any of their respective Intellectual Property rights;

(K) any Contract containing a standstill or similar agreement pursuant to which one party has agreed not to acquire assets or securities of the other party or any of its Affiliates or any Contract containing a “don’t ask/don’t waive” standstill provision;

(L) any Contract between the Company or any of its Subsidiaries, on the one hand, and any director or officer of the Company or any Person beneficially owning five percent or more of the outstanding Shares or any of their respective Affiliates, on the other hand;

(M) any Contract that contains a put, call or similar right pursuant to which the Company or any of its Subsidiaries or, after the Effective Time, Parent or any of its Subsidiaries, could be required to purchase or sell, as applicable, in a single transaction or series of transactions, (1) any wireless spectrum, (2) any equity interests of any Person, or (3) any other asset or group of related assets that have a fair market value or purchase price of more than $100,000 individually or in the aggregate;

(N) any Contract that requires the Company or any of its Subsidiaries to deal exclusively with any Person or group of related Persons;

(O) any Contract that is an interconnection or similar agreement in connection with which the Company’s or any of its Subsidiaries’ equipment, networks and services are connected to those of another service provider in order to allow their respective customers access to each other’s services and networks;

(P) any Contract that is an agency, dealer, reseller or other similar contract providing for annual payments of $100,000 or more or aggregate payments of $250,000 or more (except for those that are terminable by the Company, without penalty on ninety (90) days or less notice);

(Q) any Contract that contains any commitment by the Company or any of its Subsidiaries to (1) provide wireless services coverage in a particular geographic area, (2) build out tower sites in a particular geographic area, (3) make required annual payment for a specified volume of network use or (4) acquire music or video content to be placed on or accessed over a mobile wireless device or otherwise that is reasonably likely to result in annual payments of more than $100,000 in one or a series of related Contracts;

(R) any roaming Contract;

(S) any “take or pay” Contract or Contract that contains any minimum purchase commitment; and

(T) any other Contract or group of related Contracts that, if terminated or subject to a default by any party thereto, would reasonably be likely to have a Material Adverse Effect (each such Contract described in clauses (A) – (T), together with all Exhibits and schedules to such Contract, is referred to herein as a “Material Contract”).

(ii) A correct and complete copy of each Material Contract in effect on the date of this Agreement has been delivered to Parent prior to the date of this Agreement. Each of the Material Contracts is valid and binding on the Company or its Subsidiaries, as the case may be and, to the Knowledge of the Company, each other party thereto, and is in full force and effect, except for such failures to be valid and binding or to be in full force and effect as would not, individually or in the aggregate, reasonably be likely to have a Material Adverse Effect. There is no default under any such Contracts by the Company or its Subsidiaries or, to the Knowledge of the Company, each other party thereto, and no event has occurred that with the lapse of time or the giving of notice or both would constitute a default thereunder by the Company or its Subsidiaries, or, to the Knowledge of the Company, each other party thereto, in each case except as would not, individually or in the aggregate, reasonably be likely to have a Material Adverse Effect.

(n) Real Property.

(i) Section 5.1(n)(i) of the Company Disclosure Letter contains a correct and complete list of each Cell Site and each Colocation Site that is owned, used or held for use by the Company or any of its Subsidiaries. Each Cell Site is owned, used or held for use by the Company or a Subsidiary of the Company pursuant to a valid and binding Deed, Ground Lease or Governmental Use Permit, in each case free and clear of all Encumbrances, and each Colocation Site is used or held for use by the Company or its Subsidiaries pursuant to a valid and binding Colocation Agreement, in each case free and clear of all Encumbrances. The Company or its Subsidiaries hold fee simple, marketable title in each Cell Site acquired by Deed that is still owned by the Company or its Subsidiaries. Neither the Company nor any of its Subsidiaries have entered into any Third Party Colocation Agreements or other occupancy agreements that provide any other Person a right of access to or use of all or any part of any Cell Site. Neither the Company nor any of its Subsidiaries has entered into any Third Party Cell Site Agreements with respect to any Cell Site.

(ii) Section 5.1(n)(ii) of the Company Disclosure Letter contains a correct and complete list of each MTSO owned, used or held for use by the Company or any of its Subsidiaries. The Company or its Subsidiaries hold fee simple, marketable title or leasehold interest in each MTSO, and the land on which each MTSO is located, free and clear of all Encumbrances.

(iii) No Ground Lease, Governmental Use Permit or Colocation Agreement in use by the Company or its Subsidiaries as of July 9, 2013 has expired or been terminated. Section 5.1(n)(iii) of the Company Disclosure Letter contains a correct and complete list of each Ground Lease, Governmental Use Permit and Colocation Agreement in use by the Company or its Subsidiaries as of the date of this Agreement. The Company and its Subsidiaries are current on all payments due under each Ground Lease, Governmental Use Permit or Colocation Agreement, have complied with all obligations thereunder and have not received any notice of default thereunder which has not been cured.

(iv) With respect to each Cell Site location, Colocation Site and MTSO, neither the Company nor any of its Subsidiaries have received written notice that any of the improvements on the Real Property do not conform to applicable Law and use restrictions, or that the Real Property is not zoned for the various purposes for which the Real Property and any improvements thereon are presently being used. Neither the Company nor any of its Subsidiaries have received written notice of any pending or threatened condemnations, planned public improvements, annexation, special assessments, zoning or subdivision changes, or other adverse claims affecting the Real Property. To the Knowledge of the Company, no Person has any right, option, lease, license, right of first refusal or any other Contract with respect to the purchase, assignment, possession, use or transfer of all or any portion of any interest in any Cell Site or MTSO of the Company or any of its Subsidiaries. The Company and its Subsidiaries have valid and enforceable rights of physical and legal ingress and egress to and from each parcel of Real Property associated with the Cell Sites, Colocation Sites and MTSOs to and from a public right of way or otherwise.

(v) Each Cell Site (including the tower or other antenna structure and all related Network Assets) and each MTSO has been constructed and maintained in all material respects, and all Network Assets located at any Colocation Site have been installed and maintained in all material respects, in compliance with, and the operations of the Company and its Subsidiaries, with respect to each Cell Site, Colocation Site and MTSO, have been conducted in all material respects in compliance with, the terms and conditions of the applicable Law of any applicable Governmental Entity, including any FCC Rules, any Occupational Safety and Health Administration and the rules, regulations and policies (the “FAA Rules”) of the Federal Aviation Administration (“FAA”) and all other Laws governing the construction, marking and lighting of antenna structures and colocation activities. The Company and its Subsidiaries have received all necessary regulatory approvals, made all filings, tower registrations, Radio Frequency Emission Certifications, State and Tribal Historic Preservation Officers Certifications or letters and other reports required to be obtained or made by the Company relating to each such Cell Site, Colocation Site and MTSO, including those necessary to comply with all of FAA and FCC Tower Registration filing requirements of the Company and its Subsidiaries under FCC Rule Part 17 and the FCC’s NEPA regulations (FCC Rule Part 1, Subpart I, including FCC Rule Sections 1.1307-11), and the Company has all documentation in their possession or reasonably ascertainable by the Company supporting such approvals, filings, registrations and certifications. There are no investigations, inquiries, enforcement proceedings, orders or other actions pending (or, to the Knowledge of the Company, threatened) by the FCC, FAA or any other Governmental Entity with respect to any Cell Site, any MTSO or with respect to any Network Assets at any Colocation Site, that would, individually or in the aggregate, reasonably be likely to have a Material Adverse Effect.

(vi) As used in this Agreement, the following terms have the following meanings:

“Cell Site” means a wireless communication tower or other structure owned or controlled by the Company or any of its Subsidiaries on which any Network Asset is located and the tower lighting, tower grounding systems, fences, buildings, structures, fixtures, shelters, air conditioning units, concrete pads and other improvements associated therewith (to the extent owned or controlled by the Company or any of its Subsidiaries), but excluding any MTSO.

“Colocation Agreement” means any colocation agreement, license, use agreement, sublease or similar written Contract by which the Company or any of its Subsidiaries has the right to locate any Network Assets on a Colocation Site.

“Colocation Sites” means a wireless communication tower or other structure owned or controlled by a Person (other than the Company and its Subsidiaries) to which the Company and/or its Subsidiaries have attached or have the right to attach Network Assets, but excluding any MTSO.

“Credit Documents” means that certain Credit Agreement dated as of October 10, 2012, among Cricket, the Company, Deutsche Bank Trust Company Americas as Administrative Agent, and other parties thereto, as amended; the Security Agreement, dated as of June 5, 2009, made by Cricket, and the other parties thereto in favor of

Wilmington Trust, National Association (the “Collateral Trustee”) on behalf of certain secured parties, and that certain Collateral Trust Agreement, dated as of June 5, 2009, made by Cricket and the other parties thereto in favor of the Collateral Trustee on behalf of certain secured parties.

“Deed” means a document of conveyance that transfers and conveys fee simple interest in Real Property with warranty of title by the grantor thereof.

“Encumbrance” means any mortgage, lien, pledge, charge, security interest, easement, covenant, or other similar restriction or title matter or encumbrance of any kind in respect of such asset but specifically excludes (a) encumbrances for Taxes or other governmental charges not yet due and payable or due but not yet delinquent, or being contested in good faith by appropriate proceedings; (b) mechanics’, carriers’, workmen’s, repairmen’s or other like encumbrances arising or incurred in the ordinary course of business consistent with past practice relating to obligations as to which there is no default on the part of Company, or the validity or amount of which is being contested in good faith by appropriate proceedings and are reflected on or specifically reserved against or otherwise disclosed in the consolidated balance sheets included in the Company Reports; (c) other encumbrances that do not, individually or in the aggregate, materially impair the continued use, operation, value or marketability of the specific asset to which they relate or the conduct of the business of the Company and its Subsidiaries as presently conducted, (d) easements, rights of way or other similar matters or restrictions or exclusions which would be shown by a current title report or other similar report; (e) any condition or other matter, if any, that may be shown or disclosed by a current and accurate survey or physical inspection; (f) zoning, building, subdivision or other similar requirements or restrictions, in each case that do not or would not impair in any material respect the use or value of the particular asset; and (g) mortgages, liens, pledges, charges, security interests, easements, covenants, or other restriction or title matter or encumbrance of any kind granted under the Credit Documents.

“Governmental Management Authority” means the Bureau of Land Management, the U.S. Forest Service or any similar federal Governmental Entity with authority to permit the use of lands owned by or under the control of the federal government.

“Governmental Use Permit” means any lease, license, easement or similar Contract between the Company or any of its Subsidiaries, on one hand, and any Governmental Management Authority, on the other hand, that grants to the Company or any of its Subsidiaries the right to use or locate a Cell Site on land and/or which permits the use of the land underlying any Cell Site.

“Ground Lease” means any lease, license, easement or other written Contract between the Company or any of its Subsidiaries, on the one hand, and any Person other than a Governmental Management Authority, on the other hand, that grants to the Company or any of its Subsidiaries the right to use or locate a Cell Site or MTSO on land and/or permits the use of land underlying any Cell Site or MTSO.

“MTSO” means each mobile telephone switching office site owned or leased by the Company or any of its Subsidiaries.

“Network Assets” means network assets, hardware, firmware, middleware, servers, workstations, routers, hubs, switches and other equipment, including transport facilities, test equipment, network management equipment, and communication equipment (including radios, transmitters and receivers, antennae, generators, shelters, and network facilities), in each case that is owned, leased or held for use by the Company or any of its Subsidiaries.

“Real Property” means all real property and real property leasehold interests (including all leases, licenses, rights to use and similar property rights and all related easements and rights of way with respect to access roads) of the Company or any of its Subsidiaries relating to the Cell Sites, the Colocation Sites and each MTSO, together with all water lines, rights of way, uses, Permits, hereditaments, tenements, appurtenances, equipment and antennas belonging or appertaining thereto and any and all assignable warranties with respect thereto.

“Third Party Cell Site Agreement” means a lease or sublease agreement, howsoever denominated, pursuant to which the Company or any of its Subsidiaries has leased or subleased to another Person a Cell Site and which the Company or any of its Subsidiaries owns pursuant to a Deed or to which the Company or any of its Subsidiaries has a right of use pursuant to a Ground Lease or Governmental Use Permit.

“Third Party Colocation Agreement” means any colocation agreement, license, use agreement, sublease or similar written Contract by which the Company or any of its Subsidiaries grants access to any other Person to or the right to affix any equipment (other than Network Assets) to any Cell Site.

(o) Takeover Statutes. No “fair price,” “moratorium,” “control share acquisition” or other similar anti-takeover statute or regulation (each, a “Takeover Statute”) or any anti-takeover provision in the Company’s certificate of incorporation or by-laws is applicable to the Company, the Shares, the Merger, the Voting Agreement or the other transactions contemplated by this Agreement.

(p) Environmental Matters. Except as would not, individually or in the aggregate, reasonably be likely to have a Material Adverse Effect, (i) the Company and its Subsidiaries have complied at all times with all applicable Environmental Laws; (ii) no property currently owned or operated by the Company or any of its Subsidiaries (including soils, groundwater, surface water, buildings or other structures) has been contaminated with any Hazardous Substance; (iii) no property formerly owned or operated by the Company or any of its Subsidiaries was contaminated with any Hazardous Substance during or prior to such period of ownership or operation; (iv) neither the Company nor any of its Subsidiaries is subject to liability for any Hazardous Substance disposal or contamination on any third party property; (v) neither the Company nor any of its Subsidiaries has been associated with any release or threat of release of any Hazardous Substance; (vi) neither the Company nor any of its Subsidiaries has received any notice, demand, letter, claim or request for information indicating or alleging that the Company or any of its Subsidiaries may be in violation of or subject to liability under any Environmental Law; (vii) neither the Company nor any of its Subsidiaries is subject to any order, decree, injunction or other arrangement with any Governmental Entity or any indemnity or other agreement with any third party concerning liability or obligations relating to any Environmental Law or Hazardous Substance; (viii) none of the real properties owned or leased by the Company or its Subsidiaries contain any underground storage tanks, asbestos-containing material, lead paint, mold or polychlorinated biphenyls; (ix) neither the Company nor any Subsidiary has engaged in any activities involving the generation, use, handling or disposal of any Hazardous Substance; (x) there are no other circumstances or conditions involving the Company or any of its Subsidiaries that could reasonably be expected to result in any claim, liability, investigation, cost or restriction on the ownership, use, or transfer of any property pursuant to any Environmental Law; and (xi) the Company has delivered to Parent copies of all environmental reports, studies, assessments, sampling data and other environmental information in its possession relating to Company or its Subsidiaries or their respective current and former properties or operations.

As used herein, the term “Environmental Law” means any federal, state, local or foreign statute, Law, regulation, order, decree, permit, authorization or requirement of any Governmental Entity relating to: (A) the protection, investigation or restoration of the environment, health, safety, or natural resources, (B) the handling, use, presence, disposal, release or threatened release of any Hazardous Substance or (C) noise, odor, indoor air, employee exposure, wetlands, pollution, contamination or any injury or threat of injury to persons or property relating to any Hazardous Substance.

As used herein, the term “Hazardous Substance” means any substance that is: (A) listed, classified or regulated pursuant to any Environmental Law; (B) any petroleum product or by product, asbestos-containing material, lead-containing paint or plumbing, polychlorinated biphenyls, mold, radioactive material or radon; and (C) any other substance which may be the subject of regulatory action by any Governmental Entity in connection with any Environmental Law.

(q) Taxes. The Company and each of its Subsidiaries (i) have prepared in good faith and duly and timely filed (taking into account any extension of time within which to file) all Tax Returns required to be filed by any of them and all such filed Tax Returns are complete and accurate in all material respects; (ii) have paid all Taxes that are required to be paid or that the Company or any of its Subsidiaries are obligated to withhold from amounts owing to any employee, creditor or third party, except with respect to matters contested in good faith; and (iii) have not waived any statute of limitations with respect to Taxes or agreed to any extension of time with respect to a Tax assessment or deficiency. As of the date of this Agreement, there are not pending or threatened in writing, any audits, examinations, investigations or other proceedings in respect of Taxes or Tax matters. There are not, to the Knowledge of the Company, any unresolved questions or claims concerning the Company’s or any of its Subsidiaries’ Tax liability that would, individually or in the aggregate, reasonably be likely to have a Material Adverse Effect and are not disclosed or provided for in the

Company Reports. The Company has made available to Parent correct and complete copies of the United States federal income Tax Returns filed by the Company and its Subsidiaries for each of the fiscal years ended December 31, 2009, 2010, 2011 and 2012. Neither the Company nor any of its Subsidiaries has any liability with respect to income, franchise or similar Taxes that accrued on or before December 31, 2012 in excess of the amounts accrued with respect thereto that are reflected in the financial statements included in the Company Reports filed on or prior to the date of this Agreement. As of March 31, 2013, the U.S. federal income tax consolidated group of which the Company is the parent had unused net operating losses of not less than $2,400,000,000, and, except as may result from the Merger, the use of such net operating losses is not subject to any limitation pursuant to Section 382 of the Code.

As used in this Agreement, (i) the term “Tax” (including, with correlative meaning, the term “Taxes”) includes all federal, state, local and foreign income, profits, franchise, gross receipts, environmental, customs duty, capital stock, severances, stamp, payroll, sales, employment, unemployment, disability, use, property, withholding, excise, production, value added, occupancy and other taxes, duties or assessments of any nature whatsoever, together with all interest, penalties and additions imposed with respect to such amounts and any interest in respect of such penalties and additions, and (ii) the term “Tax Return” includes all returns and reports (including elections, declarations, disclosures, schedules, estimates and information returns) required to be supplied to a Tax authority relating to Taxes.

(r) Intellectual Property.

(i) Schedule 5.1(r)(i) of the Company Disclosure Letter sets forth a correct and complete list of all Intellectual Property owned by or held exclusively by the Company and its Subsidiaries (“Owned Intellectual Property”) that is registered or subject to an application for registration, indicating for each item the owner, registration or application number, date of filing or issuance, applicable filing jurisdiction and, with respect to Internet domain names, the applicable registrar.

(ii) Each of the Company or its Subsidiaries exclusively owns (beneficially, and of record where applicable) all Owned Intellectual Property, free and clear of all Encumbrances, and all exclusive licenses and all non-exclusive licenses not granted in the ordinary course of business. The Owned Intellectual Property is valid, subsisting and enforceable, and is not subject to any outstanding order, judgment, decree or agreement adversely affecting the Company’s or its Subsidiaries’ use of, or their rights to, such Intellectual Property.

(iii) (A) Neither the Company nor any of its Subsidiaries has made any commitments or declaration of Patents to, and is not (and the Patents included in the Company Intellectual Property are not) otherwise subject to, any standards or other organization regarding licensing or not asserting the Patents included in the Company Intellectual Property, or any open source or similar commitments or obligations, (B) neither the Company nor any of its Subsidiaries is otherwise obligated to license or refrain from asserting the Patents included in the Company Intellectual Property and (C) none of the Patents included in the Company Intellectual Property has been identified by the Company or its Subsidiaries as, or to the Company’s Knowledge by any Person as, nor does the Company believe any of the Patents included in the Company Intellectual Property to be, essential to such standards or organizations.

(iv) The Company and its Subsidiaries have sufficient rights to use all Intellectual Property used in or necessary for the conduct of their respective businesses as presently conducted and as proposed to be conducted, all of which rights shall survive unchanged the consummation of the transactions contemplated by this Agreement. The Company and its Subsidiaries have taken reasonable measures to protect the Owned Intellectual Property, and to protect the confidentiality of all Trade Secrets that are owned, used or held for use by the Company and its Subsidiaries, and such Trade Secrets have not been used, disclosed to or discovered by any Person except pursuant to valid and appropriate non-disclosure agreements, which have not been breached. The Company and each of its Subsidiaries maintains a policy requiring that, upon their hire, employees of the Company and its Subsidiaries execute confidentiality and intellectual property assignment agreements which prohibit such employees from disclosing the Company’s and its Subsidiaries’ Trade Secrets and confidential information without the written approval of an officer of the Company and which assign to the Company all intellectual rights developed by such employees during the course of their employment with the Company or its Subsidiaries. All past and present employees have executed such confidentiality and intellectual property assignment agreements, the form of which agreement(s) has been provided to Parent prior to the date of this Agreement.

(v) Neither the Company nor any of its Subsidiaries has infringed, misappropriated or otherwise violated the Intellectual Property rights of any third party in the past six (6) years. There is no litigation, opposition, cancellation, proceeding, objection or claim pending, asserted or, to the Knowledge of the Company, threatened against the Company or any of its Subsidiaries concerning the ownership, validity, registrability, enforceability, infringement or use of, or licensed right to use, any Intellectual Property. To the Knowledge of the Company, no Person is infringing, misappropriating or otherwise violating any Owned Intellectual Property right of the Company or its Subsidiaries.

(vi) The IT Assets owned, used or held for use by the Company or any of its Subsidiaries operate and perform in all material respects in accordance with their documentation and functional specifications and otherwise as required by the Company and its Subsidiaries in connection with their respective businesses as presently conducted and as proposed to be conducted. No Person has gained unauthorized access to the IT Assets. The Company and its Subsidiaries have implemented reasonable backup and disaster recovery technology consistent with industry practices. Each of the Company and its Subsidiaries takes reasonable measures, directly or indirectly, to ensure the confidentiality, privacy and security of customer, employee and other confidential information, and no Person has gained unauthorized access to such information. The Company and its Subsidiaries have complied with all Laws regarding privacy, data protection and the security of personal information, and maintain and are compliant with their own privacy policies and practices consistent with such Laws. The Company and its Subsidiaries have complied with all Internet domain name registration and other requirements of Internet domain registrars concerning Internet domain names that are used in their respective businesses.

(vii) Each (A) agreement under which the Company or any of its Subsidiaries is licensed or otherwise permitted by a third party to use any Intellectual Property and (B) agreement under which a third party is licensed or otherwise permitted to use any Owned Intellectual Property (collectively (A) and (B) are the “Intellectual Property Contracts,” which include non-assertion agreements, settlement agreements, trademark coexistence agreements and trademark consent agreements) is valid, subsisting and enforceable against the other party thereto, and is in full force and effect, subject to the Bankruptcy and Equity Exception, and will continue to be so immediately following the consummation of the transactions contemplated by this Agreement. Section 5.1(r)(vii) of the Company Disclosure Letter sets forth a correct and complete list of each Intellectual Property Contract that is material to the conduct of the respective business of the Company or any of its Subsidiaries (other than “shrink wrap” or “click through” licenses for commercially available Software that have not been modified). No Intellectual Property Contract is subject to any outstanding order, judgment, decree or agreement adversely affecting the Company’s or any Subsidiary’s use thereof or its rights thereto. No claim has been threatened or asserted in writing that the Company or any Subsidiary, or to the Knowledge of the Company, another Person, has breached any Intellectual Property Contract. There exists no event, condition or occurrence that, with the giving of notice or lapse of time, or both, would constitute a breach or default by the Company or any Subsidiary, or to the Knowledge of the Company, another Person, under any Intellectual Property Contract. No party to any Intellectual Property Contract has given notice of its intention to cancel, terminate, change the scope of rights under, or fail to renew such contract. Neither the Company nor any of the Company’s Subsidiaries, nor to the Knowledge of the Company any other party to any Intellectual Property Contract, has repudiated in writing any material provision thereof. Consummation of the transactions contemplated by this Agreement will not place the Company or any of the Company’s Subsidiaries in breach or default of any Intellectual Property Contract, or trigger any modification, termination or acceleration thereunder, or create any license under or Encumbrance on Intellectual Property owned or held by Parent.

(viii) None of the products manufactured, marketed or distributed by the Company or its Subsidiaries, nor any Owned Intellectual Property, is, in whole or in part, subject to the provision of any open source or other type of license agreement or distribution model that: (A) requires the distribution or making available of the source code for such products or Intellectual Property, (B) prohibits or limits the Company or any of its Subsidiaries from charging a fee or receiving consideration in connection with licensing, sublicensing or distributing any such products or Intellectual Property, (C) except as specifically permitted by Law, grants any right to any Person (other than the Company and its Subsidiaries) or otherwise allows any such Person to decompile, disassemble or otherwise reverse-engineer any such products of Intellectual Property or (D) requires the licensing of any such products or Intellectual Property for the purpose of making derivative works (any such open source or other type of license agreement or distribution model described in clause (A), (B), (C) or (D), a “Limited License”). By way of clarification, but not limitation, the term “Limited License” shall include: (1) GNU’s General Public License (GPL) or Lesser/Library GPL (LGPL), (2) the Artistic License (e.g., PERL), (3) the Mozilla Public License, (4) the Netscape Public License, (5) the Sun Community Source License (SCSL) and (6) the Sun Industry Standards License (SISL). None of the Company or its Subsidiaries incorporates or distributes any of such products or Intellectual Property with any Software that is subject to a Limited License, nor do any such products or Intellectual Property constitute a derivative work of, dynamically link with or otherwise interact with any such Software. None of such products or Intellectual Property incorporates any “shareware” or “freeware” Software.

(ix) For purposes of this Agreement, the following terms have the following meanings:

“Intellectual Property” means all rights in intellectual property of any type throughout the world, including the following: (i) all trademarks, service marks, brand names, product names and slogans, certification marks, collective marks, d/b/a’s, assumed names, Internet domain names, logos, symbols, trade dress, trade names, and any and every other form of trade identity and other indicia of origin, all applications and registrations therefor and renewals thereof, and all goodwill associated therewith and symbolized thereby (“Trademarks”); (ii) all inventions and discoveries, whether or not reduced to practice, patents, including utility patents and design patents, industrial designs and utility models, invention disclosures, all applications and registrations for the foregoing, and including reissues, divisions, continuations, continuations-in-part, supplementary protection certificates, extensions, reexaminations and renewals thereof, and all inventions disclosed therein and improvements thereto (“Patents”); (iii) proprietary and confidential information, trade secrets and know-how, including processes, schematics, business methods, formulae, drawings, research and development, prototypes, models, designs, customer lists and supplier lists, and all other confidential or proprietary technical, business and other information, and all rights in any jurisdiction to limit the use or disclosure thereof (“Trade Secrets”); (iv) published and unpublished works of authorship (including databases and other compilations of information, mask works and Software), the copyrights therein and thereto, and all registrations and applications therefor and renewals, extensions, restorations and reversions thereof (“Copyrights”); and (v) all other intellectual property, industrial or similar proprietary rights recognized under any jurisdiction worldwide.

“IT Assets” means computers, Software, firmware, middleware, servers, workstations, routers, hubs, switches, data communications lines, and all other information technology equipment, and all documentation associated therewith.

“Software” means computer software, programs and databases in any form, including Internet web sites, web site content, member or user lists and information associated therewith, links, source code, object code, binary code, operating systems and specifications, data, databases, database management code, libraries, scripts, utilities, graphical user interfaces, menus, images, icons, forms, methods of processing, software engines, platforms, and data formats, all versions, updates, corrections, enhancements, and modifications thereto, and all related documentation, developer notes, comments and annotations.

(s) Insurance. All material fire and casualty, general liability, business interruption, product liability, and sprinkler and water damage insurance policies maintained by the Company or any of its Subsidiaries (“Insurance Policies”) are with reputable insurance carriers, provide full and adequate coverage for all normal risks incident to the business of the Company and its Subsidiaries and their respective properties and assets, and are in character and amount at least equivalent to that carried by persons engaged in similar businesses and subject to the same or similar perils or hazards, except for any such failures to maintain insurance policies that would not, individually or in the aggregate, reasonably be likely to have a Material Adverse Effect. Each Insurance Policy is in full force and effect and all premiums due with respect to all Insurance Policies have been paid, with such exceptions that would not, individually or in the aggregate, reasonably be likely to have a Material Adverse Effect.

(t) Rights Agreement. The board of directors of the Company has taken all necessary action, to the reasonable satisfaction of Parent, to render the Rights Agreement inapplicable to the Merger, the Voting Agreement and the other transactions contemplated hereby.

(u) Subscribers. Section 5.1(u) of the Company Disclosure Letter sets forth, as of June 30, 2013, (i) the total number of mobile telephone numbers maintained by the Company or any of its Subsidiaries and assigned to an end user of the mobile wireless voice or data services of the Company or any of its Subsidiaries who thereby obtains mobile voice or data services (“Subscribers”), and (ii) the total number of Subscribers that are (A) Broadband, (B) Pay-As-You-Go and (C) Core Wireless, consistent with past practices. The Company and its Subsidiaries maintain in their books and records, with respect to at least 80% of the Subscribers, a physical address that was obtained from the Subscriber. For purposes of this Agreement, (A) “Broadband” means the Company’s broadband service, (B) “Pay-As-You-Go” means the Company’s PAYGo™ Service and (C) “Core Wireless” means the Company’s monthly voice service and excludes Broadband and Pay-As-You-Go.

(v) Stockholders’ Representative. The Stockholders’ Representative is a corporation duly organized, validly existing and in good standing under the Laws of the State of Delaware. The Company has made available to Parent complete and correct copies of the certificate of incorporation and by-laws of the Stockholders’ Representative as currently in effect. All of the issued and outstanding capital stock of the Stockholders’ Representative is, as of the date of this Agreement, directly or indirectly owned by the Company. The Stockholders’ Representative has all requisite corporate power and authority and has taken all corporate action necessary in order to execute, deliver and perform its obligations under this Agreement and the CVR Agreement. This Agreement has been, and the CVR Agreement will be, duly executed and delivered by the Stockholders’ Representative and constitutes, or will constitute, valid and binding agreements of the Stockholders’ Representative, enforceable against it in accordance with their respective terms, subject to the Bankruptcy and Equity Exception. Except for filings and notices (A) under the HSR Act, (B) under the Communications Act, including any FCC Rules, and (C) under any applicable state public utility Laws and rules, regulations and orders of any state PUCs or similar foreign public utility Laws and rules, regulations and orders of any regulatory bodies regulating telecommunications businesses, no notices, reports or other filings are required to be made by the Stockholders’ Representative with, nor are any consents, registrations, approvals, permits or authorizations required to be obtained by the Stockholders’ Representative from, any Governmental Entity in connection with the execution, delivery and performance of this Agreement or the CVR Agreement. The execution, delivery and performance of this Agreement and the CVR Agreement by the Stockholders’ Representative do not, and will not, constitute or result in (x) a breach or violation of, or a default under, the certificate of incorporation or by-laws of the Stockholders’ Representative, or (y) with or without notice, lapse of time or both, a breach or violation of, a termination (or right of termination) or default under, the creation or acceleration of any obligations under or the creation of an Encumbrance on any of the assets of the Stockholders’ Representative pursuant to, any Contract binding upon the Stockholders’ Representative or any Laws to which the Stockholders’ Representative is subject.

(w) Brokers and Finders. Neither the Company nor any of its officers, directors or employees has employed any broker or finder or incurred any liability for any brokerage fees, commissions or finders, fees in connection with the Merger or the other transactions contemplated in this Agreement, except that the Company has employed Lazard as its financial advisor. The Company has made available to Parent a complete and accurate copy of all agreements pursuant to which Lazard is entitled to any fees and expenses in connection with any of the transactions contemplated by this Agreement.

5.2. Representations and Warranties of Parent and Merger Sub. Except as set forth in the forms, statements, certifications, reports and documents filed with the SEC after December 31, 2012 and prior to the date of this Agreement by Parent pursuant to the Exchange Act or the Securities Act (excluding, in each case, any disclosures set forth in any risk factor section or in any other section to the extent they are forward-looking statements or cautionary, predictive or forward-looking in nature) or in the corresponding sections or subsections of the disclosure letter delivered to the Company by Parent prior to entering into this Agreement (the “Parent Disclosure Letter”) (it being agreed that disclosure of any item in any section or subsection of the Parent Disclosure Letter shall be deemed disclosure with respect to any other section or subsection to which the relevance of such item is readily apparent), Parent and Merger Sub each hereby represent and warrant to the Company that:

(a) Organization, Good Standing and Qualification. Each of Parent and Merger Sub is a legal entity duly organized, validly existing and in good standing under the Laws of its respective jurisdiction of organization and has all requisite corporate or similar power and authority to own, lease and operate its properties and assets and to carry on its business as presently conducted and is qualified to do business and is in good standing as a foreign corporation in each jurisdiction where the ownership, leasing or operation of its assets or properties or conduct of its business requires such qualification, except where the failure to be so organized, qualified or in such good standing, or to have such power or authority, would not, individually or in the aggregate, reasonably be likely to prevent, materially delay or materially impair the ability of Parent and Merger Sub to consummate the Merger and the other transactions contemplated by this Agreement. Parent has made available to the Company a complete and correct copy of the certificate of incorporation and by-laws of each of Parent and Merger Sub, each as in effect on the date of this Agreement.

(b) Corporate Authority. No vote of holders of capital stock of Parent is necessary to approve this Agreement, the Merger and the other transactions contemplated hereby. Each of Parent and Merger Sub has all requisite corporate power and authority and has taken all corporate action necessary in order to execute, deliver and perform its obligations under this Agreement and the Voting Agreement and to consummate the Merger. This Agreement and the Voting Agreement have been duly executed and delivered by each of Parent and Merger Sub and, assuming this Agreement and the Voting Agreement constitute valid and binding agreements of the other parties hereto or thereto, constitute valid and binding agreements of Parent and Merger Sub, enforceable against each of Parent and Merger Sub in accordance with their respective terms, subject to the Bankruptcy and Equity Exception.

(c) Governmental Filings; No Violations; Etc.

(i) Other than the filings and/or notices (A) pursuant to Section 1.3, (B) under the HSR Act, (C) under the Communications Act, including the FCC Rules, (D) under any applicable state public utility Laws and rules, regulations and order of any PUCs or similar foreign public utility Laws and rules, regulations and orders of any regulatory bodies regulating telecommunications businesses, to the extent set forth on Section 5.2(c)(i)(D) of the Parent Disclosure Letter, (E) under the rules and regulations of the NASDAQ, (F) under any state securities or “blue sky” laws and (G) set forth on Section 5.2(c)(i)(G) of the Parent Disclosure Letter, no notices, reports or other filings are required to be made by Parent or Merger Sub with, nor are any consents, registrations, approvals, permits or authorizations required to be obtained by Parent or Merger Sub from, any Governmental Entity in connection with the execution, delivery and performance of this Agreement by Parent and Merger Sub and the consummation by Parent and Merger Sub of the Merger and the other transactions contemplated hereby, except those that the failure to make or obtain would not, individually or in the aggregate, reasonably be likely to prevent, materially delay or materially impair the ability of Parent or Merger Sub to consummate the Merger and the other transactions contemplated by this Agreement.

(ii) The execution, delivery and performance of this Agreement and the Voting Agreement by Parent and Merger Sub do not, and the consummation by Parent and Merger Sub of the Merger and the other transactions contemplated hereby and by the Voting Agreement will not, constitute or result in (A) a breach or violation of, or a default under, the certificate of incorporation or by-laws of Parent or Merger Sub, or (B) with or without notice, lapse of time or both, a breach or violation of, a termination (or right of termination) or default under, the creation or acceleration of any obligations under or the creation of an Encumbrance on any of the assets of Parent or any of its Subsidiaries pursuant to, any Contract binding upon Parent or any of its Subsidiaries or any Laws to which Parent or any of its Subsidiaries is subject, except, in the case of clause (B) above, for any such breach, violation, termination, default, creation, acceleration or change that would not, individually or in the aggregate, reasonably be likely to prevent, materially delay or materially impair the ability of Parent or Merger Sub to consummate the Merger and the other transactions contemplated by this Agreement.

(d) Litigation. As of the date of this Agreement, there are no civil, criminal or administrative actions, suits, claims, hearings, arbitrations, investigations or other proceedings pending or, to the Knowledge of Parent, threatened against Parent or Merger Sub that seek to enjoin, or would reasonably be expected to have the effect of preventing, making illegal, or otherwise interfering with, any of the transactions contemplated by this Agreement, except as would not, individually or in the aggregate, reasonably be likely to prevent, materially delay or materially impair the ability of Parent and Merger Sub to consummate the Merger and the other transactions contemplated by this Agreement.

(e) Available Funds. Parent and Merger Sub have available to them, or as of the Effective Time will have available to them, all funds necessary for the payment to the Paying Agent of the aggregate Per Share Merger Consideration and to satisfy all of their obligations under this Agreement.

(f) Capitalization of Merger Sub. The authorized capital stock of Merger Sub consists solely of 1,000 shares of common stock, par value $0.01 per share, all of which are validly issued and outstanding. All of the issued and outstanding capital stock of Merger Sub is, and at the Effective Time will be, owned by Parent or a direct or indirect wholly owned Subsidiary of Parent. Merger Sub has not conducted any business prior to the date of this Agreement and has no, and prior to the Effective Time will have no, assets, liabilities or obligations of any nature other than those incident to its formation and pursuant to this Agreement and the Voting Agreement and the other transactions contemplated by this Agreement and the Voting Agreement.

ARTICLE VI

COVENANTS

6.1. Interim Operations.

(a) The Company covenants and agrees as to itself and its Subsidiaries that, after the date of this Agreement and prior to the Effective Time (unless Parent shall otherwise approve in writing, such approval not to be unreasonably withheld, conditioned or delayed, and except as otherwise expressly contemplated by this Agreement), the business of it and its Subsidiaries shall be conducted in the ordinary and usual course and it and its Subsidiaries shall use their respective reasonable best efforts to preserve their business organizations intact and maintain existing relations and goodwill with Governmental Entities, customers, suppliers, distributors, creditors, lessors, employees and business associates and keep available the services of its and its Subsidiaries’ present employees and agents. Without limiting the generality of, and in furtherance of, the foregoing, from the date of this Agreement until the Effective Time, except (A) as otherwise expressly required by this Agreement, (B) as Parent may approve in writing (such approval not to be unreasonably withheld, conditioned or delayed) or (C) as expressly set forth in Section 6.1 of the Company Disclosure Letter, the Company will not and will not permit its Subsidiaries to:

(i) amend its charter or by-laws, or, subject to the terms of this Agreement, otherwise take any action to exempt any Person (other than Parent or its Subsidiaries) or any action taken by any Person from the Rights Agreement or any Takeover Statute or terminate, amend or waive any provisions of any confidentiality or standstill agreements in place with any third parties;

(ii) merge or consolidate the Company or any of its Subsidiaries with any other Person, except for any such transactions among wholly owned Subsidiaries of the Company, or restructure, reorganize or completely or partially liquidate or otherwise enter into any agreements or arrangements imposing material changes or restrictions on its assets, operations or businesses;

(iii) acquire from any other Person outside of the ordinary course of business any asset or group of related assets with a value or purchase price in excess of $1,000,000 individually or $2,500,000 in the aggregate, in any transaction or series of related transactions, in each case other than acquisitions pursuant to Contracts as in effect as of the date of this Agreement;

(iv) issue, sell, pledge, dispose of, grant, transfer, or authorize the issuance, sale, pledge, disposition, grant, transfer, lease, license, guarantee or Encumbrance of, any shares of capital stock of the Company or any of its Subsidiaries (other than the issuance of shares by a Subsidiary of the Company to the Company or a wholly owned Subsidiary of the Company), or securities convertible or exchangeable into or exercisable for any shares of such capital stock, or any options, warrants or other rights of any kind to acquire any shares of such capital stock or such convertible or exchangeable securities;

(v) create or incur any Encumbrances, individually or in the aggregate, material to the Company or any of its Subsidiaries or on any asset or group of related assets of the Company or any of its Subsidiaries having a value in excess of $500,000 individually or $2,500,000 in the aggregate;

(vi) make any loans, advances, guarantees or capital contributions to or investments in any Person (other than the Company or any direct or indirect wholly-owned Subsidiary of the Company) in excess of $100,000 individually or $250,000 in the aggregate outstanding at any given time;

(vii) declare, set aside, make or pay any dividend or other distribution, payable in cash, stock, property or otherwise, with respect to any of its capital stock (except for dividends paid by any direct or indirect Subsidiary of the Company to its stockholders or unit holders on a pro rata basis in the ordinary course of business consistent with past practices) or enter into any agreement with respect to the voting of its capital stock;

(viii) reclassify, split, combine, subdivide or redeem, purchase or otherwise acquire, directly or indirectly, any of its capital stock or securities convertible or exchangeable into or exercisable for any shares of its capital stock;

(ix) incur any indebtedness for borrowed money or guarantee such indebtedness of another Person, or issue or sell any debt securities or warrants or other rights to acquire any debt security of the Company or any of its Subsidiaries, except for indebtedness for borrowed money incurred in the ordinary course of business consistent with past practices (A) in replacement of existing indebtedness for borrowed money on terms substantially consistent with or more beneficial than the terms of the indebtedness being replaced as of the date of such replacement, or (B) guarantees by the Company of indebtedness of wholly owned Subsidiaries of the Company complying with clause (A) above;

(x) except as expressly set forth in the capital budgets set forth in Section 6.1(a)(x) of the Company Disclosure Letter and consistent therewith, make or authorize any capital expenditures that in the aggregate exceed by more than 15% from the aggregate capital expenditures in such capital budgets in respect of the period from the date of this Agreement to the Closing;

(xi) enter into any Contract that would have been a Material Contract had it been entered into prior to this Agreement, except for Contracts entered into the ordinary course of business consistent with past practices and (A) terminable by the Company, without penalty, on ninety (90) days or less notice effective on the later of September 30, 2014 or ninety (90) days or less after Closing and (B) not involving anticipated required consideration by the Company or any of its Subsidiaries at or after the Closing in excess of $5,000,000;

(xii) enter into any Contract of the type specified in clauses (A), (G), (I), (J), (K), (L), (M) or (N) of Section 5.1(m);

(xiii) amend, modify or terminate any Material Contract, except in the ordinary course of business consistent with past practices and (A) terminable by the Company, without penalty, on ninety (90) days or less notice effective on the later of September 30, 2014 or ninety (90) days or less after Closing (or, in each case, such longer time period as in effect prior to any such amendment or modification pursuant hereto), and (B) not involving required anticipated additional consideration by the Company or any of its Subsidiaries at or after the Closing in excess of $5,000,000;

(xiv) make any changes with respect to accounting policies or procedures, except as required by changes in applicable generally accepted accounting principles, by Regulation S-X under the Securities Act, or by the Public Company Accounting Oversight Board or Financial Accounting Standards Board;

(xv) settle (x) any litigation or claim or (y) other proceedings before a Governmental Entity, in each case for an amount in excess of $1,000,000 (excluding amounts that may be paid under insurance policies);

(xvi) cancel, modify or waive any debts or claims held by it or waive any rights having in each case a value or cost in excess of $250,000 individually or $2,000,000 in the aggregate;

(xvii) make or change any material Tax election or method of Tax accounting; amend any Tax Return with respect to a material amount of Taxes; settle or otherwise finally resolve any audit or dispute with respect to material amount of Taxes, other than, in each case, in the ordinary course of business consistent with past practice;

(xviii) transfer, sell, lease, assign, license, surrender, divest, cancel, abandon or allow to lapse or expire or otherwise dispose of any part of its assets (including Intellectual Property), licenses, operations, rights, product lines, businesses or interests therein of the Company or its Subsidiaries, except in connection with services or products provided in the ordinary course of business and sales of obsolete assets and except for sales, leases, licenses or other dispositions of any asset or any group of related assets (other than wireless spectrum) with a fair market value not in excess of $250,000 individually or $500,000 in the aggregate, other than pursuant to Contracts as in effect as of the date of this Agreement;

(xix) except as required pursuant to a Benefit Plan or existing written, binding agreements as in effect as of the date of this Agreement, or as otherwise required by applicable Law, (A) other than the payment of regular base salaries, at the rates in effect as of the date of this Agreement or wages and other non-discretionary compensation, make any compensation payments or awards, including the grant of any equity or cash awards, to any director, officer or employee of the Company or any of its Subsidiaries, (B) grant or increase the compensation, severance or other benefits payable or to become payable to any director, officer or employee of the Company or any of its Subsidiaries, (C) adopt, enter into, establish, or materially amend, modify or terminate any Benefit Plan or any employment, individual consulting, collective bargaining, bonus or other incentive compensation, health or other welfare, pension, retirement, severance, deferred compensation or other compensation or benefit plan with, for or in respect of any director, officer or employee of the Company or any of its Subsidiaries that would constitute a Benefit Plan had it been in effect as of the date of this Agreement, (D) materially amend the terms of any outstanding equity-based awards, (E) take any action to accelerate the vesting or payment, or fund or in any other way secure the payment, of compensation or benefits under any Benefit Plan, to the extent not already provided in any such Benefit Plan, (F) change any actuarial or other assumptions used to calculate funding obligations with respect to any Benefit Plan or to change the manner in which contributions to such plans are made or the basis on which such contributions are determined, except as may be required by GAAP or (G) forgive any loans to any directors, officers or employees of the Company or any of its Subsidiaries;

(xx) (A) enter into any line of business in any geographic area other than the current lines of business of the Company and its Subsidiaries and products and services reasonably ancillary thereto (including any current line of business and products and services reasonably ancillary thereto in any geographic area for which the Company or any of its Subsidiaries currently holds a FCC License authorizing the conduct of such business, product or service in such geographic area), or (B) except as currently conducted, engage in the conduct of any business in any state which would require the receipt or transfer of an FCC License or any other Permits issued by any Governmental Entity authorizing operation or provision of any communication services or foreign country that would require the receipt or transfer of, or application for, a Permit or FCC License to the extent such license would be reasonably expected to prevent, materially delay or materially impair the consummation of the transactions contemplated herein;

(xxi) file for any Permit or FCC License (A) outside of the ordinary course of business or (B) the receipt of which would, individually or in the aggregate, reasonably be expected to prevent, materially delay or materially impair consummation of the transactions contemplated herein;

(xxii) assign, transfer, cancel, fail to renew or fail to extend any FCC License or Permit;

(xxiii) change (other than pursuant to software updates, upgrades and patches) any of the material technology in the Network Assets, enterprise software or billing software used in its respective businesses;

(xxiv) except in the ordinary course of business consistent with past practices, terminate, amend or modify in any manner any Ground Lease, Governmental Use Permit, Colocation Agreement, Third Party Colocation Agreement or Third Party Cell Site Agreement; or

(xxv) agree, authorize or commit to do any of the foregoing.

(b) Prior to making any written or oral communications to the directors, officers or employees of the Company or any of its Subsidiaries pertaining to compensation or benefit matters that are affected by the transactions contemplated by this Agreement, the Company shall provide Parent with a copy of the intended communication, Parent shall have a reasonable period of time to review and comment on the communication, and Parent and the Company shall cooperate in providing any such mutually agreeable communication.

(c) The Company and Parent shall cooperate in developing language for a program of communications or notices relating to the Merger or the other transactions contemplated by this Agreement to be sent to customers of the Company and its Subsidiaries on or after the date of this Agreement and prior to the Closing. The Company shall not, and shall cause its Subsidiaries not to, send any communications or notices relating to the Merger or the other transactions contemplated by this Agreement to customers of the Company and its Subsidiaries on or after the date of this Agreement and prior to the Closing without the prior written approval of Parent (not to be unreasonably withheld).

6.2. No Solicitation; Change in Recommendation.

(a) No Solicitation or Negotiation. Except as expressly permitted by this Section 6.2, the Company shall not, and shall cause its and its Subsidiaries’ directors, officers and employees not to, and shall instruct and use its best efforts to cause its investment bankers, attorneys, accountants and other advisors or representatives (collectively, “Representatives”) not to, directly or indirectly:

(i) solicit, initiate, knowingly encourage or knowingly facilitate any inquiries or the making of any proposal or offer that constitutes, or could reasonably be expected to lead to, an Acquisition Proposal;

(ii) participate in any discussions or negotiations with any Person regarding any Acquisition Proposal;

(iii) provide any non-public information or data concerning the Company or any of its Subsidiaries to any Person in connection with any Acquisition Proposal or potential Acquisition Proposal; or

(iv) otherwise knowingly facilitate any effort or attempt to make an Acquisition Proposal.

The Company shall, and the Company shall cause its Subsidiaries and Representatives to, immediately cease and cause to be terminated any discussions and negotiations with any Person conducted heretofore with respect to any Acquisition Proposal, or proposal that could reasonably be expected to lead to an Acquisition Proposal. The Company will promptly inform the individuals and entities referred to in the preceding sentence hereof of the obligations undertaken in this Section 6.2. The Company will promptly request from each Person that has executed a confidentiality agreement in connection with its consideration of making an Acquisition Proposal to promptly return or destroy all confidential information concerning the Company or any of its Subsidiaries and promptly terminate all physical and electronic data access previously granted to such Person.

(b) Fiduciary Exception to No Solicitation Provision. Notwithstanding anything to the contrary in Section 6.2(a), prior to the time, but not after, the Requisite Company Vote is obtained, the Company may, in response to an unsolicited, bona fide written Acquisition Proposal, (i) provide access to non-public information regarding the Company or any of its Subsidiaries to the Person who made such Acquisition Proposal; provided, that such information has previously been made available to Parent or is provided to Parent prior to or concurrently with the time such information is made available to such Person and that, prior to furnishing any such material non-public information, the Company receives from the Person making such Acquisition Proposal an executed confidentiality agreement with terms at least as restrictive in all material respects on such Person as the Confidentiality Agreements are on Parent (it being understood that such confidentiality agreement need not, at the Company’s discretion, prohibit the making or amending of an Acquisition Proposal); provided, further, that, if the Person making such Acquisition Proposal is a competitor of the Company, the Company shall not provide any commercially sensitive non-public information to such Person in connection with any actions permitted by this Section 6.2(b) other than in accordance with “clean team” or other similar procedures designed to limit any adverse effect on the Company of the sharing of such information; and (ii) participate in any discussions or negotiations with any such Person regarding such Acquisition Proposal if, and only if, prior to taking any action described in clause (i) or (ii) above, the board of directors of the Company determines in good faith after consultation with outside legal counsel that (A) based on the information then available and after consultation with an independent financial advisor of nationally recognized reputation that such Acquisition Proposal either constitutes a Superior Proposal or would reasonably be expected to result in a Superior Proposal and (B) such action is necessary in order for the directors to comply with their fiduciary duties under applicable Law.

(c) Notice. The Company shall promptly (and, in any event, within 24 hours) notify Parent if (i) any inquiries, proposals or offers with respect to an Acquisition Proposal are received by, (ii) any non-public information is requested in connection with any Acquisition Proposal from, or (iii) any discussions or negotiation with respect to an Acquisition Proposal are sought to be initiated or continued with, it or any of its Representatives, indicating, in connection with such notice, the name of such Person and the material terms and conditions of any proposals or offers (including, if applicable, copies of any written requests, proposals or offers, including proposed agreements) and thereafter shall keep Parent informed, on a current basis, of the status and terms of any such proposals or offers (including any amendments thereto) and the status of any such discussions or negotiations, including any change in the Company’s intentions as previously notified.

(d) Definitions. For purposes of this Agreement:

“Acquisition Proposal” means (i) any proposal, offer, inquiry or indication of interest from any Person or group (as defined in or under Section 13 of the Exchange Act) relating to a merger, joint venture, agreement for a mobile virtual network operator that would utilize a major portion of the Company’s network, partnership, consolidation, dissolution, liquidation, tender offer, recapitalization, reorganization, spin-off, share exchange, business combination or similar transaction involving the Company or any of its Subsidiaries and (ii) any acquisition by any Person or group (as defined in or under Section 13 of the Exchange Act) resulting in, or proposal, offer, inquiry or indication of interest, which if consummated would result in, any Person becoming the beneficial owner of, directly or indirectly, in one or a series of related transactions, 15% or more of the total voting power or of any class of equity securities of the Company or those of any of its Subsidiaries, or 15% or more of the consolidated net revenues, net income or total assets (including equity securities of its Subsidiaries) of the Company, in each case, other than the transactions contemplated by this Agreement.

“Superior Proposal” means an unsolicited, bona fide written Acquisition Proposal by a third party or group (as defined in or under Section 13 of the Exchange Act) that would result in such third party or group (as defined in or under Section 13 of the Exchange Act) becoming the beneficial owner of, directly or indirectly, more than 50% of the total voting power of the equity securities of the Company, or more than 50% of the consolidated net revenues, net income or total assets (including equity securities of its Subsidiaries) of the Company, that the board of directors of the Company has determined in good faith, after consultation with outside legal counsel and an independent financial advisor of nationally recognized reputation, taking into account all legal, financial, financing and regulatory aspects of the proposal, the identity of the Person(s) making the proposal, the likelihood of the proposal being consummated in accordance with its terms and the timing of such consummation, that, if consummated, would result in a transaction more favorable to the Company’s stockholders from a financial point of view than the transactions contemplated by this Agreement (after taking into account any revisions to the terms of the transaction contemplated by Section 6.2(f)).

(e) No Change in Recommendation or Alternative Acquisition Agreement. Except as provided in Section 6.2(f), the board of directors of the Company and each committee of the board of directors shall not (i) withhold, withdraw, qualify or modify (or publicly propose or resolve to withhold, withdraw, qualify or modify), in a manner adverse to Parent, the Company Recommendation; (ii) cause or permit the Company to enter into any letter of intent, memorandum of understanding, agreement in principle, acquisition agreement, merger agreement, option agreement, joint venture agreement, partnership agreement or other agreement (other than a confidentiality agreement referred to in Section 6.2(a) entered into in compliance with Section 6.2(a)) (an “Alternative Acquisition Agreement”) relating to any Acquisition Proposal; and (iii) approve or recommend, or publicly propose to enter into an Alternative Acquisition Agreement.

(f) Fiduciary Exception to Change in Recommendation Provision. Notwithstanding anything to the contrary set forth in this Agreement, prior to the time the Requisite Company Vote is obtained, the board of directors of the Company may withhold, withdraw, qualify or modify the Company Recommendation or approve, recommend or otherwise declare advisable any Superior Proposal made after the date of this Agreement that was not solicited, initiated, encouraged or facilitated in breach of this Agreement, if the board of directors of the Company determines in good faith, after consultation with outside counsel and an independent financial advisor of nationally recognized reputation, that (i) such offer constitutes a Superior Proposal or (ii) a material development or change in circumstances occurs or arises after the date of this Agreement that was not known by nor was reasonably foreseeable to the board of directors of the Company as of the date of this Agreement and is materially more favorable to the recurring financial condition of the Company and its Subsidiaries, taken as a whole, other than (A) developments or changes in the industries in which the Company and its Subsidiaries operate, (B) changes in the market price or trading volume of the Shares, (C) the timing of any Regulatory Approval, (D) an Acquisition Proposal or (E) the fact that, in and of itself, the Company exceeds internal or published projections (an “Intervening Event”) and (iii) the Company determines in good faith, after consultation with outside counsel and an independent financial advisor of nationally recognized reputation, that such action is necessary in order for the directors to comply with their fiduciary duties under applicable Law (a “Change of Recommendation”); provided, however, that no Change of Recommendation may be made until after at least four (4) business days following Parent’s receipt of written notice from the Company advising that management of the Company currently intends to recommend to its board of directors that it make a Change of Recommendation and (x) all information required to be provided under Section 6.2(c) and (y) in the case of a Change of Recommendation relating to an Intervening Event, all material information related thereto. After providing such notice and prior to effecting such Change of Recommendation, (i) the Company shall, throughout such four (4) business day period, negotiate in good faith with Parent with respect to any revisions to the terms of the transaction contemplated by the Agreement proposed by Parent in response to a Superior Proposal or Intervening Event, and (ii) in determining whether to make a Change of Recommendation in response to a Superior Proposal or Intervening Event, the board of directors of the Company shall take into account any changes to the terms of this Agreement proposed by Parent and any other information provided by Parent in response to such notice. Any material amendment to any Acquisition Proposal will be deemed to be a new Acquisition Proposal for purposes of this Section 6.2(f), including with respect to the notice period referred to in this Section 6.2(f), except that the four (4) business day period shall be three (3) business days for such purposes.

(g) Limits on Release of Standstill and Confidentiality. From the date of this Agreement until the earlier of the Effective Time or the date, if any, on which this Agreement is terminated, the Company shall not terminate, amend, modify or waive any provision of any confidentiality, “standstill” or similar agreement to which the Company or any of its Subsidiaries is a party and shall enforce, to the fullest extent permitted under applicable Law, the provisions of any such agreement, including by obtaining injunctions to prevent any breaches of such agreements and to enforce specifically the terms and provisions thereof. Notwithstanding anything to the contrary contained in this Agreement, the Company shall be permitted to terminate, amend, modify, waive or fail to enforce any provision of any confidentiality, “standstill” or similar obligation of any Person if the board of directors of the Company determines in good faith, after consultation with its outside legal counsel, that the failure to take such action is necessary in order for the directors to comply with their fiduciary duties under applicable Law.

(h) Compliance with Certain Laws. Nothing contained in this Agreement shall prevent the Company or the board of directors of the Company from taking actions to the extent required by Rule 14d-9 and Rule 14e-2 promulgated under the Exchange Act with respect to an Acquisition Proposal; provided that (a) such Rules will in no way eliminate or modify the effect that any action pursuant to such Rules would otherwise have under this Agreement and (b) in no event shall the Company take, or agree or resolve to take, any action other than in compliance with this Section 6.2.

6.3. Proxy Filing; Information Supplied. The Company shall prepare and file with the SEC, as promptly as practicable after the date of this Agreement, and in any event within ten (10) business days after the date of this Agreement, a proxy statement in preliminary form relating to the Stockholders Meeting (such proxy statement, including any amendment or supplement thereto, the “Proxy Statement”). The Company agrees, as to itself and its Subsidiaries, that (i) the Proxy Statement will comply in all material respects with the applicable provisions of the Exchange Act and the rules and regulations thereunder and (ii) none of the information supplied by it or any of its Subsidiaries for inclusion or incorporation by reference in the Proxy Statement will, at the date of mailing to stockholders of the Company or at the time of the Stockholders Meeting, contain any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary in order to make the statements therein, in light of the circumstances under which they were made, not misleading.

6.4. Stockholders Meeting. The Company will take, in accordance with applicable Law and its certificate of incorporation and by-laws, all action necessary to convene a meeting of holders of Shares (the “Stockholders Meeting”) as promptly as practicable after the execution of this Agreement, and in any event no later than forty-five (45) days after (a) the tenth (10th) calendar day after the preliminary Proxy Statement has been filed with the SEC if by such date the SEC has not informed the Company that it intends to review the Proxy Statement or (b) if the SEC has by such date informed the Company that it intends to review the Proxy Statement, the date on which the SEC confirms that it has no further comments on the Proxy Statement; provided, that the date of the Stockholders Meeting may be delayed for a reasonable period (not to exceed ten (10) days) to the extent required by Law, to consider and vote upon the adoption of this Agreement, and shall not postpone, recess or adjourn such meeting except to the extent required by Law or, if as of the time for which the Stockholders Meeting is originally scheduled (as set forth in the Proxy Statement) there are insufficient Shares represented (either in person or by proxy) and voting to adopt this Agreement or to constitute a quorum necessary to conduct the business of the Stockholders Meeting. The board of directors of the Company shall take all lawful action to solicit such adoption of this Agreement and, subject to Section 6.2(f), shall recommend such adoption. In the event that subsequent to the date of this Agreement, the board of directors of the Company makes a Change of Recommendation, the Company nevertheless shall continue to solicit proxies and submit this Agreement to the holders of the Shares for adoption at the Stockholders Meeting unless this Agreement shall have been terminated in accordance with its terms prior to the Stockholders Meeting.

6.5. Filings; Other Actions; Notification.

(a) Proxy Statement. The Company shall promptly notify Parent of the receipt of all comments of the SEC with respect to the Proxy Statement and of any request by the SEC for any amendment or supplement thereto or for additional information and shall promptly provide to Parent copies of all correspondence between the Company and/or any of its Representatives and the SEC with respect to the Proxy Statement. The Company and Parent shall each use its reasonable best efforts to promptly provide responses to the SEC with respect to all comments received on the Proxy Statement by the SEC and the Company shall cause the definitive Proxy Statement to be mailed as promptly as possible after the date the SEC staff advises that it has no further comments thereon or that pursuant to the Exchange Act the Company may commence mailing the Proxy Statement.

(b) Cooperation. Subject to the terms and conditions set forth in this Agreement, the Company and Parent shall cooperate with each other and use (and shall cause their respective Subsidiaries to use) their respective reasonable best efforts to take or cause to be taken all actions, and do or cause to be done all things, reasonably necessary, proper or advisable on its part under this Agreement and applicable Laws to consummate and make effective the Merger and the other transactions contemplated by this Agreement as promptly as reasonably practicable, including (i) preparing and filing as promptly as reasonably practicable all documentation to effect all necessary notices, reports and other filings (including by filing no later than twenty (20) days after the date of this Agreement, all applications required to be filed with the FCC and the notification and report form required under the HSR Act; provided, however, that the failure to file within such twenty (20) day period will not constitute a breach of this Agreement so long as the filing is made as promptly as practicable thereafter) and responding as soon as reasonably practicable to any additional requests for information or documentary material from the FCC, the Antitrust Division of the United States Department of Justice, the United States Federal Trade Commission or any other Governmental Entity and (ii) subject to the foregoing, obtaining as promptly as reasonably practicable all consents, registrations, approvals, permits, clearances and authorizations necessary or advisable to be obtained from any third party and/or any Governmental Entity in order to consummate the Merger or any of the other transactions contemplated by this Agreement; provided, however, that nothing in this Agreement, including this Section 6.5, shall require, or be construed to require, Parent to (i) proffer to, or agree to, sell, divest, lease, license, transfer, dispose of or otherwise encumber or hold separate and sell, divest, lease, license, transfer, dispose of or otherwise encumber before or after the Effective Time, any assets, licenses, operations, rights, product lines, businesses or interest therein of Parent or any of its Affiliates (other than those of the Surviving Corporation and its Subsidiaries to the extent set forth in clauses (ii) or (iv)), (ii) consent to, or agree to, any sale, divestiture, lease, license, transfer, disposition or other encumbrance by the Company or any of its Subsidiaries of any of its assets, licenses, operations, rights, product lines, businesses or interest therein or to any agreement by the Company or any of its Subsidiaries to take any of the foregoing actions, (iii) proffer to, or agree to, any changes (including through a licensing arrangement), restriction or condition on, or other impairment of Parent’s or any of its Subsidiaries’ (excluding the Surviving Corporation’s and its Subsidiaries’) ability to own or operate, any assets, licenses, operations, rights, product lines, businesses or interests therein referred to in (i) or (ii) above or Parent’s ability to vote, transfer, receive dividends or otherwise exercise full ownership rights with respect to the stock of the Surviving Corporation, or (iv) proffer to, or agree to, any change (including through a licensing arrangement), restriction or condition on, or other impairment of the Company’s or any of its Subsidiaries’ ability to own or operate, any assets, licenses, operations, rights, product lines, businesses or interests therein referred to in (i) or (ii) above unless in the case of clauses (ii) and (iv) such requirements would not individually or in the aggregate reasonably be likely to have a Material Adverse Effect (it being understood that for these purposes, Material Adverse Effect shall be read without the provisos set forth in the definition thereof) (any such requirement set forth in clauses (i), (ii), (iii), or (iv), subject in the case of clauses (ii) and (iv) to the immediately preceding terms with respect to Material Adverse Effect, an “Adverse Regulatory Condition”) and the Company shall not be permitted to take, or agree to, any of the actions set forth in the foregoing proviso without the prior written consent of Parent. Parent and the Company agree to take, in connection with obtaining any Regulatory Approval, all actions necessary with respect to the management, operation and ownership of the License, including any conditions or restrictions with respect to the identity, rights and powers of the Stockholders Representative. Subject to applicable Laws relating to the exchange of information, Parent shall have the right to direct all matters with any Governmental Entity consistent with its obligations hereunder; provided that Parent and the Company shall have the right to review in advance and, to the extent practicable, each will consult with the other on and consider in good faith the views of the other in connection with, all of the information relating to Parent or the Company, as the case may be, and any of their respective Subsidiaries, that appears in any filing made with, or written materials submitted to, any third party and/or any Governmental Entity in connection with the Merger and the other transactions contemplated by this Agreement (including the Proxy Statement). In exercising the foregoing rights, each of the Company and Parent shall act reasonably and as promptly as practicable.

(c) Information. The Company and Parent each shall, upon request by the other, furnish the other with all information concerning itself, its Subsidiaries, directors, officers and stockholders and such other matters as may be reasonably necessary or advisable in connection with the Proxy Statement or any other statement, filing, notice or application made by or on behalf of Parent, the Company or any of their respective Subsidiaries to any third party and/or any Governmental Entity in connection with the Merger and the transactions contemplated by this Agreement.

(d) Status. Subject to applicable Laws and as required by any Governmental Entity, the Company and Parent each shall keep the other apprised of the status of matters relating to completion of the transactions contemplated by this Agreement, including promptly furnishing the other with copies of notices or other communications received by Parent or the Company, as the case may be, or any of its Subsidiaries, from any third party and/or any Governmental Entity with respect to such transactions. The Company shall give prompt notice to Parent of any change, fact or condition that would reasonably be likely to result in a Material Adverse Effect or of any failure of any condition to Parent’s obligations to effect the Merger. Neither the Company nor Parent shall or shall permit any of its officers or other representatives or agents to participate in any meeting or telephone call with any Governmental Entity in respect of any filings, investigation or other inquiry relating to the transactions contemplated hereby unless it consults with the other party in advance and, to the extent permitted by such Governmental Entity, gives the other party the opportunity to attend and participate thereat.

6.6. Access and Reports. Subject to applicable Law, (a) upon reasonable notice, the Company shall (and shall cause its Subsidiaries to) afford Parent’s officers and other authorized Representatives reasonable access, during normal business hours throughout the period prior to the Effective Time, to its employees, properties, books, contracts and records (including environmental, zoning and FCC License and Other Company License documents and information, and Representatives of the Company and its Subsidiaries who can respond knowledgeably to questions related thereto) and, during such period, the Company shall (and shall cause its Subsidiaries to) furnish promptly to Parent all information concerning its business, properties and personnel as may reasonably be requested, and (b) as soon as reasonably practicable but in no event later than thirty (30) days after the date of this Agreement, make available to Parent online or in physical format substantially all tower files and related Cell Site information (including substantially all information necessary for Parent to confirm compliance with respect to the businesses operated by the Company and its Subsidiaries with the FCC Rules and FAA Rules relating to towers); provided that no investigation pursuant to this Section 6.6 shall affect or be deemed to modify any representation or warranty made by the Company herein, and provided, further, that the foregoing shall not require the Company (i) to permit any inspection, or to disclose any information, that in the reasonable judgment of the Company would result in the disclosure of any Trade Secrets of third parties, violate any applicable Laws or violate any of its obligations with respect to confidentiality if the Company shall have used reasonable best efforts to obtain the consent of such third party to such inspection or disclosure or (ii) to disclose any privileged information of the Company or any of its Subsidiaries. All requests for information made pursuant to this Section 6.6 shall be directed to the executive officer or other Person designated by the Company. All such information shall be governed by the terms of the applicable Confidentiality Agreement.

6.7. Stock Exchange Delisting. Prior to the Closing Date, the Company shall cooperate with Parent and use reasonable best efforts to take, or cause to be taken, all actions, and do or cause to be done all things, reasonably necessary, proper or advisable on its part under applicable Laws and rules and policies of the NASDAQ to enable the delisting by the Surviving Corporation of the Shares from the NASDAQ and the deregistration of the Shares under the Exchange Act as promptly as practicable after the Effective Time, and in any event no more than ten (10) days after the Closing Date. The Surviving Corporation shall use its best efforts to cause the Shares to no longer be quoted on the NASDAQ and deregistered under the Exchange Act as soon as practicable following the Effective Time.

6.8. Publicity. The initial press release regarding the Merger shall be a joint press release and thereafter the Company and Parent each shall consult with each other prior to issuing any press releases or otherwise making public announcements with respect to the Merger and the other transactions contemplated by this Agreement and prior to making any filings with any third party and/or any Governmental Entity (including any national securities exchange or interdealer quotation service) with respect thereto, except as may be required by Law or by obligations pursuant to any listing agreement with or rules of any national securities exchange or interdealer quotation service or by the request of any Governmental Entity.

6.9. Employee Benefits.

(a) Parent agrees that, during the period commencing at the Effective Time and ending on the first anniversary of the Effective Time, the employees of the Company and its Subsidiaries (each a “Company Employee”) will be provided with (i) base compensation that is at least equal to the base compensation provided to the applicable Company Employee immediately prior to the Effective Time and (ii) annual cash incentive opportunities and employee benefits that are substantially comparable in the aggregate to those provided by the Company and its Subsidiaries immediately prior to the Effective Time. The Company shall, prior to the Effective Time, take such actions as may be necessary to terminate the Cricket severance plan (revised June 1, 2013) effective as of immediately prior to the Effective Time. Notwithstanding anything to the contrary set forth herein, pursuant to the applicable severance plan of Parent, Parent shall, or shall cause its applicable Subsidiary to, provide each Company Employee whose employment terminates during the one-year period following the Effective Time with severance payments and benefits at levels and amounts, and on terms and conditions, no less favorable than those set forth on Section 6.9(a) of the Company Disclosure Letter. Notwithstanding the foregoing, with respect to any Company Employee who becomes subject to a collective bargaining agreement after the Effective Time, all compensation and benefits treatment afforded to such Company Employee shall be provided only in accordance with the applicable collective bargaining agreement.

(b) Without limiting the generality of Section 6.9(a), from and after the Effective Time, Parent shall, or shall cause its Subsidiaries to, honor all Benefit Plans listed on Section 6.9(b) of the Company Disclosure Letter in accordance with their terms as in effect immediately prior to the Effective Time.

(c) With respect to each benefit plan, program, practice, policy or arrangement maintained by Parent or its Subsidiaries following the Closing and in which any Company Employee participates (the “Parent Plans”), for purposes of the eligibility to participate, vesting requirements and benefit accrual for purposes of vacation, paid time off severance plans and rate of contribution or matching under any retirement plan only, each Company Employee’s service with the Company or its Subsidiaries (or predecessor employers for which Company or its Subsidiaries provide past service credit) shall be treated as service with Parent and/or any applicable Subsidiary of Parent; provided, that such service shall not be recognized to the extent that such recognition would result in a duplication of benefits for the same period of service, for purposes of any frozen or discontinued Parent Plan or any frozen or discontinued portion of a Parent Plan or for purposes of benefit accrual under any defined benefit pension plan or retiree medical plan. Parent shall cause (i) such service to apply for purposes of satisfying any waiting periods or evidence of insurability requirements and (ii) each Parent Plan to waive pre-existing condition limitations for employees (and their beneficiaries and covered dependents) participating in such plan to the extent waived or not applicable under the applicable Benefit Plan. Parent shall provide each Company Employee with credit, or a cash payment in lieu thereof, for any deductibles paid prior to the Effective Time in satisfying any applicable deductible or out-of-pocket requirements under any welfare plans of Parent that such Company Employees are eligible to participate in following the Effective Time. Notwithstanding the foregoing, if “hire date” is used to determine the particular Parent Plan in which a Company Employee would participate, if any, then “hire date,” solely for such purposes, shall be the Closing Date.

(d) Notwithstanding the foregoing, nothing contained herein shall (i) be treated as an amendment of any particular Benefit Plan, (ii) alter or limit the ability of Parent to amend, modify or terminate any Benefit Plan, Parent Plan or any other benefit plan, program, agreement or arrangement, (iii) give any third party any right to enforce the provisions of this Section 6.9, (iv) obligate Parent, the Surviving Corporation or any of their Affiliates to (A) maintain any particular benefit plan or (B) retain the employment of any particular employee or (v) be deemed to confer upon any such individual or legal representative any rights under or with respect to any plan, program or arrangement described in or contemplated by this Agreement, and each such individual or legal representative shall be entitled to look only to the express terms of any such plan, program or arrangement for his or her rights thereunder.

(e) If requested by Parent in writing no later than thirty (30) days prior to the Effective Time, to the extent permitted by applicable Law and the terms of the applicable plan, prior to the Effective Time, the Company shall take such corporate action as is necessary to cause the Company’s 401(k) Plan to be terminated effective immediately prior to the Effective Time, subject to the consummation of the transactions contemplated by this Agreement and provided that, prior to the Effective Time, Parent takes all action as is necessary, including amendments to its 401(k) plan, to permit the Company Employees to roll any eligible rollover distributions (including loans) over into Parent’s 401(k) plan following the Effective Time and to commence participation in Parent’s 401(k) plan on the Closing Date.

6.10. Expenses. Except as otherwise provided in Section 8.5, whether or not the Merger is consummated, all costs and expenses incurred in connection with this Agreement and the Merger and the other transactions contemplated by this Agreement shall be paid by the party incurring such expense.

6.11. Indemnification; Directors’ and Officers’ Insurance.

(a) From and after the Effective Time, the Surviving Corporation agrees that it will indemnify and hold harmless each present and former director and officer of the Company or any of its Subsidiaries (in each case, when acting in such capacity), determined as of the Effective Time (the “Indemnified Parties”), against any costs or expenses (including reasonable attorneys’ fees), judgments, fines, losses, claims, damages or liabilities incurred in connection with any claim, action, suit, proceeding or investigation, whether civil, criminal, administrative or investigative, arising out of matters existing or occurring at or prior to the Effective Time, whether asserted or claimed prior to, at or after the Effective Time, to the fullest extent that the Company would have been permitted under the DGCL and its certificate of incorporation or by-laws as in effect on the date of this Agreement to indemnify such Person and the Surviving Corporation shall also advance expenses as incurred to the fullest extent permitted under applicable Law; provided that the Person to whom expenses are advanced provides an undertaking to repay such advances if it is ultimately determined that such Person is not entitled to indemnification; and provided, further, that any determination required to be made with respect to whether an officer’s or director’s conduct complies with the standards set forth under the DGCL and the Company’s certificate of incorporation and by-laws shall be made by independent counsel selected by the Surviving Corporation.

(b) Any Indemnified Party wishing to claim indemnification under Section 6.11(a), upon learning of any such claim, action, suit, proceeding or investigation, shall promptly notify Parent thereof, but the failure to so notify shall not relieve the Surviving Corporation of any liability it may have to such Indemnified Party except to the extent such failure prejudices Parent or any of its Subsidiaries. In the event of any such claim, action, suit, proceeding or investigation (whether arising before or after the Effective Time), (i) the Surviving Corporation shall have the right to assume the defense thereof and the Surviving Corporation shall not be liable to such Indemnified Parties for any fees and expenses of other counsel or any other expenses incurred by such Indemnified Parties in connection with the defense thereof, except that if the Surviving Corporation elects not to assume such defense or counsel for the Indemnified Parties advises that there are issues which present conflicts of interest between the Surviving Corporation and the Indemnified Parties, the Indemnified Parties may retain counsel satisfactory to them, and the Surviving Corporation shall pay all reasonable fees and expenses of such counsel for the Indemnified Parties promptly as statements therefor are received; provided, that the Surviving Corporation shall be obligated pursuant to this Section 6.11(b) to pay for only one firm of counsel for all Indemnified Parties in any jurisdiction unless the use of one counsel for such Indemnified Parties would present such counsel with a conflict of interest; provided that the fewest number of counsels necessary to avoid conflicts of interest shall be used; (ii) the Indemnified Parties will cooperate with the Surviving Corporation in the defense of any such matter, and (iii) the Surviving Corporation shall not be liable for any settlement effected without its prior written consent; and provided, further, that the Surviving Corporation shall not have any obligation hereunder to any Indemnified Party if and when a court of competent jurisdiction shall ultimately determine, and such determination shall have become final, that the indemnification of such Indemnified Party in the manner contemplated hereby is prohibited by applicable Law.

(c) Prior to the Effective Time, the Company shall and, if the Company is unable to, Parent shall cause the Surviving Corporation as of the Effective Time to obtain and fully pay for “tail” insurance policies with a claims period of at least six years from and after the Effective Time from one or more insurance carriers with the same or better credit rating as the Company’s current insurance carrier with respect to directors’ and officers’ liability insurance and fiduciary liability insurance (collectively, “D&O Insurance”) with benefits and levels of coverage at least as favorable as the Company’s existing policies with respect to matters existing or occurring at or prior to the Effective Time (including in connection with this Agreement or the transactions or actions contemplated hereby); provided, however, that in no event shall the Company expend for such policies a premium amount in excess of the amount set forth in Section 6.11(c) of the Company Disclosure Letter. If the Company and the Surviving Corporation for any reason fail to obtain such “tail” insurance policies as of the Effective Time, the Surviving Corporation shall, and Parent shall cause the Surviving Corporation to, continue to maintain in effect for a period of at least six years from and after the Effective Time the D&O Insurance in place as of the date of this Agreement with benefits and levels of coverage at least as favorable as provided in the Company’s existing policies as of the date of this Agreement, or the Surviving Corporation shall, and Parent shall cause the Surviving Corporation to, use reasonable best efforts to purchase comparable D&O Insurance for such six-year period with benefits and levels of coverage at least as favorable as provided in the Company’s existing policies as of the date of this Agreement; provided, however, that in no event shall Parent or the Surviving Corporation be required to expend for such policies an annual premium amount in excess of 300% of the annual premium currently paid by the Company for such insurance; and, provided further that if the annual premium of such insurance coverage exceed such amount, the Surviving Corporation shall obtain a policy with the greatest coverage available for a cost not exceeding such amount.

(d) Parent agrees to cause the Surviving Corporation to fulfill its obligations set forth in this Section 6.11. If Parent or the Surviving Corporation or any of their respective successors or assigns (i) shall consolidate with or merge into any other corporation or entity and shall not be the continuing or surviving corporation or entity of such consolidation or merger or (ii) shall transfer all or substantially all of its properties and assets to any individual, corporation or other entity, then, and in each such case, proper provisions shall be made so that the successors and assigns of Parent or the Surviving Corporation shall assume all of the obligations set forth in this Section 6.11.

(e) The provisions of this Section 6.11 are intended to be for the benefit of, and shall be enforceable by, each of the Indemnified Parties.

(f) The rights of the Indemnified Parties under this Section 6.11 shall be in addition to any rights such Indemnified Parties may have under the certificate of incorporation or by-laws of the Company or any of its Subsidiaries, or under any applicable Contracts or Laws.

6.12. Treatment of Convertible Notes.

(a) Prior to the Effective Time, the Company shall take all necessary actions in accordance with the terms of the Convertible Notes Indenture, including the giving of any notices that may be required in connection with any repurchases or conversions of Convertible Notes occurring as a result of the transactions contemplated by this Agreement constituting a “Fundamental Change” and/or “Make-Whole Fundamental Change” as such terms are defined in the Convertible Notes Indenture, and delivery of any supplemental indentures, legal opinions, officers certificates or other documents or instruments required in connection with the consummation of the Merger.

(b) The Company shall ensure compliance with and discharge of the obligations of the Company and its Subsidiaries under the Convertible Notes Indenture in accordance with the terms thereof, including the provision that, at the Effective Time, each outstanding Convertible Note shall no longer be convertible into Shares and shall be convertible solely into the total Per Share Merger Consideration and other payments under this Agreement that the holder of such Convertible Note would have been entitled to receive pursuant to the Merger if such holder had converted such Convertible Note immediately prior to the Effective Time.

(c) Upon the written request of Parent, the Company shall execute and deliver, or cause to be executed and delivered, at the Closing, any other supplemental indentures, legal opinions, officers certificates or other documents or instruments (in form and substance reasonably acceptable to the Company) required for the due assumption of the Company’s outstanding debt, guarantees, securities and other agreements to the extent required by the terms of such debt, guarantees, securities or other agreements.

6.13. Parent Vote. Parent shall vote (or consent with respect to) or cause to be voted (or a consent to be given with respect to) any Shares and any shares of common stock of Merger Sub beneficially owned by it or any of its Subsidiaries or with respect to which it or any of its Subsidiaries has the power (by agreement, proxy or otherwise) to cause to be voted (or to provide a consent), in favor of the adoption and approval of this Agreement at any meeting of stockholders of the Company or Merger Sub, respectively, at which this Agreement shall be submitted for adoption and approval and at all adjournments or postponements thereof (or, if applicable, by any action of stockholders of either the Company or Merger Sub by consent in lieu of a meeting).

6.14. Regulatory Status.

(a) The Company and each of its Subsidiaries agrees to use commercially reasonable efforts to (i) cure no later than the Effective Time any violations and defaults by any of them under any applicable FCC Rules and FAA Rules, (ii) substantially comply with the terms of any FCC Licenses, the FCC Rules and the FAA Rules, (iii) file or cause to be filed with the FCC and the FAA all reports and other filings required to be filed by the Company under applicable FCC Rules and FAA Rules and (iv) take all reasonable actions requested in writing by Parent on or before the Closing Date (provided that no such action shall be required if it would require the Company or any of its Subsidiaries to take or refrain from taking any action or to agree to any restriction or condition with respect to any of their respective assets or operations, in each case that would take effect prior to the Effective Time) for each of them to be in compliance upon the consummation of the Closing with the provisions of Sections 271 and 272 of the Communications Act (including any orders issued by the FCC interpreting or implementing such provisions).

(b) During the period from the date of this Agreement to the Closing, the Company and its Subsidiaries shall use their reasonable best efforts to (i) take all actions reasonably necessary to maintain and preserve the FCC Licenses and Other Company Licenses and (ii) refrain from taking any action that would reasonably be expected to cause the FCC or any other Governmental Entities with jurisdiction over the Company or any of its Subsidiaries to institute proceedings for the suspension, revocation or adverse modification of any FCC Licenses or Other Company Licenses.

6.15. Potential Sale of Interests.

(a) Between the date of this Agreement and the Effective Time, to the extent reasonably requested by Parent, the Company shall, and shall cause its Subsidiaries to, cooperate with Parent to facilitate the disposition immediately prior to, at or after the Effective Time of certain assets or ownership interests held by the Company or any of its Subsidiaries (such assets or interests being “Potential Sale Interest”). To the extent reasonably requested by Parent, the Company shall, and shall cause its Subsidiaries to, use its reasonable best efforts to (a) permit Persons whom Parent identifies to the Company as potential purchasers of a Potential Sale Interest to conduct (and cooperate with such Persons’) reasonable investigations with respect to such Potential Sale Interest (provided that any such Person executes and delivers to the Company a confidentiality agreement containing customary terms), (b) comply with any applicable right of first refusal, right of first offer, right of approval or similar provisions that may be applicable to a proposed transfer of a Potential Sale Interest, (c) deliver such notices, make such filings and execute such Contracts relating to the disposition of Potential Sale Interests as may be reasonably requested by Parent and (d) reasonably assist Parent in connection with any process undertaken by Parent to dispose of any Potential Sale Interest, including by entering into confidentiality agreements on customary terms; provided that neither the Company nor any of its Subsidiaries shall be required to execute any such Contract under which the Company or any of its Subsidiaries may be required to dispose of any Potential Sale Interest other than immediately prior to, at or after the Effective Time, or to agree to restrictions on their businesses or operations, or payment of money or other consideration, prior to the Effective Time. Parent shall be permitted to identify potential purchasers of Potential Sale Interests and negotiate any Contracts with respect to dispositions of Potential Sale Interests; provided that the Company may (and, to the extent reasonably requested by Parent, shall) participate in such negotiations. If the Effective Time does not occur, Parent shall reimburse the Company for the reasonable, documented out of pocket fees and expenses of the Company and its Subsidiaries expended in complying with this Section 6.15(a).

(b) The Company shall use its reasonable best efforts to dispose of its and its Subsidiaries’ interests in PRWireless, LLC and Flat Wireless, LLC promptly following the date of this Agreement. Such dispositions shall be on commercially reasonable terms. The Company shall keep Parent reasonably apprised of the disposal process and the Company shall consider in good faith Parent’s views as to the disposal process. Notwithstanding anything in this agreement, the Company and its Subsidiaries’ interest in PRWireless, LLC and Flat Wireless, LLC shall not be considered Potential Sale Interests.

6.16. CVR Arrangements.

(a) Licenseco. As promptly as practicable after the date of this Agreement, the Company shall form a wholly-owned subsidiary (“Licenseco”), which shall be a corporation and shall have organizational documents that are identical to the organizational documents of Merger Sub, other than for ministerial differences. Prior to the Effective Time, the Company shall contribute to Licenseco the license granted by the FCC having the call sign WQJQ707 (the “License”) and shall obtain all necessary approvals from Governmental Entities to do so, including effectuation of the CVR Agreement, as promptly as practicable after the date of this Agreement.

(b) Appointment of Stockholders’ Representative. For purposes of (i) negotiating and settling matters with respect to the Contingent Value Rights and (ii) taking any and all actions necessary or appropriate in the judgment of the Stockholders’ Representative on behalf of the holders of Contingent Value Rights in connection with this Agreement (as it relates to Contingent Value Rights) and the CVR Agreement (including engaging counsel, accountants or other advisors and executing any agreements, certificates, statements, notices, approvals, extensions, waivers, undertakings, amendments and other documents required or permitted to be given in connection with the foregoing, in each case to the extent permitted by the CVR Agreement), the Stockholders’ Representative is hereby appointed, authorized and empowered to be the exclusive representative, agent and attorney-in-fact of the holders of Contingent Value Rights, with full power of substitution, to make all decisions and determinations and to act (or not act) and execute, deliver and receive all agreements, documents, instruments and consent on behalf of and as agent for the holders of the Contingent Value Rights at any time in connection with, and that may be necessary or appropriate to accomplish the intent and implement the provisions of this Agreement (as it relates to the Contingent Value Rights) and the CVR Agreement, and to facilitate the consummation of the transactions contemplated hereby (as it relates to the Contingent Value Rights) and thereby. By executing this Agreement, the Stockholders’ Representative accepts such appointment, authority and power. Without limiting the generality of the foregoing, the Stockholders’ Representative shall have the power to take any of the following actions on behalf of the holders of the Contingent Value Rights: to give and receive notices, communications and consents under this Agreement (as it relates to the Contingent Value Rights) and the CVR Agreement on behalf of the holders of Contingent Value Rights; to negotiate, enter into settlements and compromises of, resolve and comply with Law and other orders or awards of third-party intermediaries with respect to any disputes arising under the CVR Agreement; and to make, execute, acknowledge and deliver all such other agreements, guarantees, orders, receipts, endorsements, notices, requests, instructions, certificates, stock powers, letters and other writings, and, in general, to do any and all things and to take any and all action that the Stockholders’ Representative, in its sole and absolute discretion, may consider necessary or proper or convenient in connection with or to carry out the activities described in this Section 6.16, in each case except as limited by the CVR Agreement. The Company shall cause the Stockholders’ Representative to take all actions with respect to the Stockholders’ Representative necessary to permit the transactions contemplated hereby to be consummated as promptly as practicable after the date of this Agreement, including making and obtaining all Regulatory Approvals.

(c) Authority. The adoption of this Agreement by the Requisite Company Vote shall constitute the appointment of the Stockholders’ Representative and ratification of the Stockholders’ Representative authority by each stockholder and future holder of Contingent Value Rights and such appointment is coupled with an interest and may not be revoked in whole or in part (including upon the death or incapacity of any stockholder). Such appointment shall be binding upon the heirs, executors, administrators, estates, personal representatives, officers, directors, security holders, successors and assigns of each stockholder and holder of Contingent Value Rights. All decisions of the Stockholders’ Representative shall be final and binding on all of the holders of Contingent Value Rights, and no holder of Contingent Value Rights, shall have the right to object, dissent, protest or otherwise contest the same. Parent shall be entitled to rely upon, without independent investigation, any act, notice, instruction or communication from the Stockholders’ Representative and any document executed by the Stockholders’ Representative on behalf of any holder of Contingent Value Rights and shall be fully protected in connection with any action or inaction taken or omitted to be taken in reliance thereon by Parent absent willful misconduct by Parent. The Stockholders’ Representative shall not be responsible for any loss suffered by, or liability of any kind to, the stockholders or holders of Contingent Value Rights arising out of any act done or omitted by the Stockholders’ Representative in connection with the acceptance or administration of the Stockholders’ Representative’s duties hereunder or otherwise in connection with this Agreement.

(d) Execution of CVR Agreement. At or prior to the Closing, the Company shall, and shall cause the Stockholders’ Representative to, execute and deliver to Parent the CVR Agreement. If the Stockholders’ Representative shall fail to execute and deliver to Parent any such documents, then the Company shall cause the

Stockholders’ Representative to be removed and shall appoint a successor Stockholders’ Representative. At or prior to the Closing, Parent shall execute and deliver the CVR Agreement to the Company and the Stockholders’ Representative.

(e) Registration of Contingent Value Rights. Parent and the Company shall cooperate, including by making changes to the form of CVR Agreement attached hereto as Exhibit B, as necessary to ensure that the Contingent Value Rights are not subject to registration under the Securities Act, the Exchange Act or any applicable state securities or “blue sky” laws.

6.17. Certain Contracts. If Parent requests in writing, Parent and the Company shall cooperate and use their commercially reasonable efforts to cause one or more of the Contracts listed on Section 6.17 of the Company Disclosure Letter to be amended or terminated effective as of the Effective Time. If Parent makes such request, Parent will discuss with the applicable vendor taking necessary actions to combine the rights and obligations in the Company’s Contract with such vendor with Parent’s (or its Affiliates’) rights and obligations under their analogous contract, agreement or understanding with the vendor and Company will execute amendments to its or its Affiliate’s contract with such vendor, such amendments to be effective as of the Effective Time.

6.18. Control of Operations. Nothing contained in this Agreement shall be deemed to give Parent or the Company, directly or indirectly, the right to control or direct the operations of the other prior to the Effective Time. Prior to the Effective Time, each of Parent and the Company shall exercise, consistent with the terms and conditions of this Agreement, complete control and supervision over its respective operations.

6.19. Other Actions by the Company.

(a) Rights. Prior to the Effective Time, the board of directors of the Company shall take all necessary action to cause the Rights to cease to be outstanding as of the Effective Time and to terminate the Rights Agreement, effective immediately as of the Effective Time, without payment of any consideration in respect thereof.

(b) Takeover Statutes. If any Takeover Statute is or may become applicable to the Merger or the other transactions contemplated by this Agreement, the Company and its board of directors shall grant such approvals and take such actions as are necessary so that such transactions may be consummated as promptly as practicable on the terms contemplated by this Agreement and otherwise act to eliminate or minimize the effects of such statute or regulation on such transactions.

(c) Section 16 Matters. The Board of Directors of the Company shall, prior to the Effective Time, take all such actions as may be necessary or appropriate to cause the transactions contemplated by this Agreement and any other dispositions of equity securities of the Company (including derivative securities) in connection with the transactions contemplated by this Agreement by each individual who is a director or executive officer of the Company to be exempt under Rule 16b-3 promulgated under the Exchange Act.

ARTICLE VII

CONDITIONS

7.1. Conditions to Each Party’s Obligation to Effect the Merger. The respective obligation of each party to effect the Merger is subject to the satisfaction or waiver at or prior to the Effective Time of each of the following conditions:

(a) Stockholder Approval. This Agreement shall have been duly adopted by holders of Shares constituting the Requisite Company Vote.

(b) HSR. The waiting period applicable to the consummation of the Merger under the HSR Act shall have expired or been earlier terminated.

(c) FCC. All required consents of the FCC to the transactions contemplated by this Agreement shall have been obtained (the “FCC Consent”).

(d) Litigation. No court or other Governmental Entity of competent jurisdiction shall have enacted, issued, promulgated, enforced or entered any Law (whether temporary, preliminary or permanent) that is in effect and restrains, enjoins or otherwise prohibits consummation of the Merger or the other transactions contemplated by this Agreement (collectively, an “Order”).

7.2. Conditions to Obligations of Parent and Merger Sub. The obligations of Parent and Merger Sub to effect the Merger are also subject to the satisfaction or waiver by Parent at or prior to the Effective Time of the following conditions:

(a) Representations and Warranties. (i) The representations and warranties of the Company set forth in Section 5.1(h)(i) (Absence of Certain Changes) shall be true and correct as of the date of this Agreement and as of the Closing Date as though made on and as of such date and time; (ii) the representations and warranties of the Company set forth in Section 5.1(b) (Capital Structure), 5.1(c) (Corporate Authority; Approval and Fairness), 5.1(e)(iv) (Company Reports; Financial Statements), 5.1(o) (Takeover Statutes) and 5.1(t) (Rights Agreement) shall be true and correct in all material respects as of the date of this Agreement and as of the Closing Date as though made on and as of such date and time; and (iii) the representations and warranties of the Company set forth in this Agreement (other than those set forth in clauses (i) and (ii)) shall be true and correct as of the date of this Agreement and as of the Closing Date as though made on and as of such date and time (except to the extent that any such representation and warranty expressly speaks as of an earlier date, in which case such representation and warranty shall be true and correct as of such earlier date); provided, however, that notwithstanding anything herein to the contrary, the condition set forth in this Section 7.2(a)(iii) shall be deemed to have been satisfied unless the failure of such representations and warranties of the Company to be so true and correct, individually or in the aggregate, has had or would reasonably be likely to have a Material Adverse Effect (without giving effect to any “Material Adverse Effect”, “materiality” or similar qualifications contained therein); and (iv) Parent shall have received at the Closing a certificate signed on behalf of the Company by an executive officer of the Company to the effect that such executive officer has read this Section 7.2(a) and the conditions set forth in this Section 7.2(a) have been satisfied.

(b) Performance of Obligations of the Company. The Company shall have performed in all material respects all obligations required to be performed by it under this Agreement at or prior to the Closing Date, and Parent shall have received a certificate signed on behalf of the Company by an executive officer of the Company to such effect.

(c) No Restraints. There shall not be instituted or pending any suit, action or proceeding in which a Governmental Entity of competent jurisdiction is seeking (i) an Order or (ii) except as where the relief sought or expected to be obtained would not, individually or the aggregate, reasonably be expected to result in an Adverse Regulatory Condition, to (A) prohibit, limit, restrain or impair Parent’s ability to own or operate or to retain or change all or any portion of the assets, licenses, operations, rights, product lines, businesses or interest therein of the Company or its Subsidiaries or other Affiliates from and after the Effective Time or any of the assets, licenses, operations, rights, product lines, businesses or interest therein of Parent or its Subsidiaries (including by requiring any sale, divestiture, transfer, license, lease, disposition of or encumbrance or hold separate arrangement with respect to any such assets, licenses, operations, rights, product lines, businesses or interest therein) or (B) prohibit or limit Parent’s ability to vote, transfer, receive dividends or otherwise exercise full ownership rights with respect to the stock of the Surviving Corporation, and no Governmental Entity of competent jurisdiction shall have enacted, issued, promulgated, enforced or entered any Law deemed applicable to the Merger individually or in the aggregate resulting in, or that is reasonably likely to result in, any of the foregoing.

(d) Regulatory Approvals. The FCC Consent shall have been obtained by Final Order. All Other Regulatory Approvals shall have been made or obtained (as the case may be). All Regulatory Approvals that have been made or obtained shall have been made or obtained (as the case may be) without the imposition, individually or in the aggregate, of any Adverse Regulatory Condition, other than any Adverse Regulatory Condition agreed to specifically in writing by Parent in connection with the Merger and the other transactions contemplated by this Agreement, it being understood that no Order of a Governmental Entity shall be deemed to constitute such a writing. For purposes of this Agreement, (i) “Final Order” means an action or decision that has been granted as to which (A) no request for a stay or any similar request is pending, no stay is in effect, the action or decision has not been vacated, reversed, set aside, annulled or suspended and any deadline for filing such a request that may be designated by statute or regulation has passed; (B) no petition for rehearing or reconsideration or application for review is pending and the time for the filing of any such petition or application has passed; (C) no Governmental Entity has undertaken to reconsider the action on its own motion and the time within which it may effect such reconsideration has passed; and (D) no appeal is pending (including other administrative or judicial review) or in effect and any deadline for filing any such appeal that may be specified by statute or rule has passed; provided that, in any such case under (A), (B), (C) or (D), such circumstance could reasonably be expected to result in vacating, reversing, setting aside, annulling, suspending or modifying such action or decision (in the case of any modification in a manner that would impose any term, condition or consequence that would, individually or in the aggregate, reasonably be likely to have or result in an Adverse Regulatory Condition); (ii) “Other Regulatory Approvals” means (A) the notices and/or filings listed set forth on Section 5.2(c)(i)(D) of the Parent Disclosure Letter and (B) all Regulatory Approvals (other than those contemplated by Section 7.1(b) or Section 7.1(c)), other than notices, reports and other filings, the failure of which to make or obtain would not reasonably be likely to have, individually or in the aggregate, (1) a Material Adverse Effect (without regard to the exceptions listed in clauses (A) through (F) of the definition of Material Adverse Effect) or (2) an adverse effect on the financial condition, properties, assets, liabilities, business or results of operations of Parent and its Subsidiaries (other than the Company and its Subsidiaries); and (iii) “Regulatory Approvals” means all notices, reports and other filings required to be made prior to the Effective Time by the Company or Parent or any of their respective Subsidiaries with, and all consents, registrations, approvals, permits, clearances and authorizations required to be obtained prior to the Effective Time by the Company or Parent or any of their respective Subsidiaries from, any Governmental Entity in connection with this Agreement and the consummation of the transactions contemplated by this Agreement.

(e) No Material Adverse Effect. Since the date of this Agreement, there shall not have occurred any change, event, circumstances or development that has had, or would reasonably be likely to have, a Material Adverse Effect.

(f) Sale of Interests. The Company shall have consummated the sales of its ownership interests in PRWireless, LLC and Flat Wireless, LLC.

(g) Contingent Value Rights. The Company and the Stockholders Representative shall have executed and delivered to Parent and Merger Sub the CVR Agreement. No filings and/or notices shall be required to be made and no consents, registrations, approvals, permits or authorizations shall be required to be obtained under any federal or state securities or “blue sky” laws by the Company, Parent or Merger Sub with respect to the Contingent Value Rights that have not been made or obtained.

7.3. Conditions to Obligation of the Company. The obligation of the Company to effect the Merger is also subject to the satisfaction or waiver by the Company at or prior to the Effective Time of the following conditions:

(a) Representations and Warranties. (i) The representations and warranties of Parent set forth in this Agreement shall be true and correct in all material respects as of the date of this Agreement and as of the Closing Date as though made on and as of such date and time (except to the extent that any such representation and warranty expressly speaks as of an earlier date, in which case such representation and warranty shall be true and correct as of such earlier date), and (ii) the Company shall have received at the Closing a certificate signed on behalf of Parent by an executive officer of Parent to the effect that such executive officer has read this Section 7.3(a) and the conditions set forth in this Section 7.3(a) have been satisfied.

(b) Performance of Obligations of Parent and Merger Sub. Each of Parent and Merger Sub shall have performed in all material respects all obligations required to be performed by it under this Agreement at or prior to the Closing Date, and the Company shall have received a certificate signed on behalf of Parent and Merger Sub by an executive officer of Parent to such effect.

(c) Contingent Value Rights. Parent shall have executed and delivered to the Company the CVR Agreement. No filings and/or notices shall be required to be made and no consents, registrations, approvals, permits or authorizations shall be required to be obtained under any federal or state securities or “blue sky” laws by the Company, Parent or Merger Sub with respect to the Contingent Value Rights that have not been made or obtained.

7.4. Frustration of Closing Conditions. None of the Company, Parent or Merger Sub may rely on the failure of any condition set forth in Section 7.2(a), (b), (c), (d) or (e), as the case may be, to be satisfied if such failure was caused by such party’s breach of any covenant contained in this Agreement.

ARTICLE VIII

TERMINATION

8.1. Termination by Mutual Consent. This Agreement may be terminated and the Merger may be abandoned at any time prior to the Effective Time, whether before or after the adoption of this Agreement by the stockholders of the Company referred to in Section 7.1(a), by mutual written consent of the Company and Parent.

8.2. Termination by Either Parent or the Company. This Agreement may be terminated by written notice and the Merger may be abandoned at any time prior to the Effective Time by either Parent or the Company if:

(a) the Merger shall not have been consummated by July 11, 2014 (as may be extended, the “Termination Date”), except that if, as of the business day preceding the Termination Date (without any extension thereto), the conditions set forth in any of Section 7.1(b), 7.1(c) or 7.2(d) have not been satisfied or waived, then either Parent or the Company may by written notice extend the Termination Date to January 11, 2015;

(b) the adoption of this Agreement by the stockholders of the Company referred to in Section 7.1(a) shall not have been obtained at the Stockholders Meeting or at any adjournment, recess or postponement of the Stockholders Meeting in accordance with this Agreement at which a vote on the adoption of this Agreement was taken; or

(c) any Order permanently restraining, enjoining or otherwise prohibiting consummation of the Merger shall become final and non-appealable (whether before or after the adoption of this Agreement by the stockholders of the Company referred to in Section 7.1(a)).

8.3. Termination by the Company. This Agreement may be terminated and the Merger may be abandoned by the Company if there has been a breach of any representation, warranty, covenant or agreement made by Parent or Merger Sub in this Agreement, or any such representation and warranty shall have become untrue after the date of this Agreement, such that Section 7.3(a) or 7.3(b) would not be satisfied and such breach or condition is not curable or, if curable, is not cured within the earlier of (i) thirty (30) days after written notice thereof is given by the Company to Parent and (ii) the Termination Date.

8.4. Termination by Parent. This Agreement may be terminated and the Merger may be abandoned at any time prior to the Effective Time by Parent if:

(a) the board of directors of the Company shall have (i) failed to include the Company Recommendation in the Proxy Statement or (ii) made a Change of Recommendation;

(b) at any time following receipt of an Acquisition Proposal, the board of directors of the Company shall have failed to reaffirm its approval or recommendation of this Agreement and the Merger as promptly as practicable (but in any event within six (6) business days after receipt of any written request to do so from Parent);

(c) a tender offer or exchange offer for outstanding Shares shall have been publicly disclosed (other than by Parent or an Affiliate of Parent) and, prior to the earlier of (i) the day prior to the date of the Stockholders Meeting or the day prior to the date of any adjournment, recess or postponement of the Stockholders Meeting, as the case may be, and (ii) eleven (11) business days after the commencement of such tender or exchange offer pursuant to Rule 14d-2 under the Exchange Act, the board of directors of the Company fails to recommend unequivocally against acceptance of such offer; or

(d) there has been a breach of any representation, warranty, covenant or agreement made by the Company in this Agreement, or any such representation and warranty shall have become untrue after the date of this Agreement, such that Section 7.2(a) or 7.2(b) would not be satisfied and such breach or condition is not curable or, if curable, is not cured within the earlier of (i) thirty (30) days after written notice thereof is given by Parent to the Company and (ii) the Termination Date.

8.5. Effect of Termination and Abandonment

(a) Except as provided in Section 8.5(b), in the event of termination of this Agreement and the abandonment of the Merger pursuant to this Article VIII, this

Agreement shall become void and of no effect with no liability to any Person on the part of any party hereto (or of any of its Representatives or Affiliates); provided, however, and notwithstanding anything in the foregoing to the contrary, that (i) no such termination shall relieve any party hereto of any liability or damages to the other party hereto resulting from any material breach of this Agreement and (ii) the provisions set forth in the last sentence of Section 6.15(a), this Section 8.5 and the second sentence of Section 9.1 shall survive the termination of this Agreement.

(b) In the event that:

(i) (A) this Agreement is terminated (1) by either the Company or Parent pursuant to Section 8.2(a) or Section 8.2(b), or (2) by Parent pursuant to Section 8.4(d), (B) a bona fide Acquisition Proposal shall have been made to the Company or any of its Subsidiaries or any of its stockholders or any Person shall have publicly announced an intention (whether or not conditional) to make an Acquisition Proposal with respect to the Company or any of its Subsidiaries (and such Acquisition Proposal or publicly announced intention shall not have been publicly withdrawn without qualification (x) at least thirty (30) business days prior to the date of termination, with respect to any termination pursuant to Section 8.2(a), and (y) at least ten (10) business days prior to the date of the Stockholders Meeting, with respect to termination pursuant to Section 8.2(b)), and (C) within twelve (12) months after such termination, (1) the Company or any of its Subsidiaries shall have entered into an Alternative Acquisition Agreement with respect to, or shall have consummated or shall have approved or recommended to the Company’s stockholders or otherwise not opposed, an Acquisition Proposal (substituting “50%” for “15%” in the definition of “Acquisition Proposal”) or (2) there shall have been consummated an Acquisition Proposal; provided that for purposes of this Agreement, an Acquisition Proposal shall not be deemed to have been “publicly withdrawn” by any Person if, within twelve (12) months after such termination, the Company or any of its Subsidiaries shall have entered into an Alternative Acquisition Agreement (other than a confidentiality agreement) with respect to, or shall have consummated or shall have approved or recommended to the Company’s stockholders or otherwise not opposed, an Acquisition Proposal made by or on behalf of such Person or any of its Affiliates;

(ii) this Agreement is terminated by Parent pursuant to Section 8.4 (other than pursuant to Section 8.4(d)); or

(iii) this Agreement is terminated by the Company pursuant to Section 8.2(b) and, on or prior to the date of the Stockholders Meeting, any event giving rise to Parent’s right to terminate pursuant to Section 8.4 (other than pursuant to Section 8.4(d)) shall have occurred.

then the Company shall promptly, but in no event later than two (2) business days after the date of such termination, pay Parent the applicable Termination Fee, payable by wire transfer of same day funds. As used in this Agreement, “Termination Fee” means $46,300,000; provided, however, that in the event this Agreement is terminated pursuant to Section 8.2(b) or Section 8.4(a), in each case following a Change of Recommendation relating to an Intervening Event, Termination Fee shall mean $71,245,000.

(c) In the event that (i) (x) this Agreement is terminated pursuant to Section 8.2(a), Section 8.2(c) or Section 8.3 due, in the case of Section 8.3 only, to a breach that materially contributed to the failure of the conditions in Section 7.1(b), Section 7.1(c), Section 7.1(d), Section 7.2(c) or Section 7.2(d) to be satisfied at the time of such termination or (y) at the time this Agreement is terminated pursuant to any other Section, the Company had a right to terminate this Agreement pursuant to Section 8.2(a), Section 8.2(c) or Section 8.3 due, in the case of Section 8.3 only, to a breach that materially contributed to the failure of the conditions in Section 7.1(b), Section 7.1(c), Section 7.1(d), Section 7.2(c) or Section 7.2(d) to be satisfied (ii) at the time of such termination, one or more of the conditions in Section 7.1(b), Section 7.1(c), Section 7.1(d), Section 7.2(c) or Section 7.2(d) has not been satisfied or waived in writing, (iii) at the time of such termination, Parent shall not have the right to terminate this Agreement pursuant to Section 8.2(b) or Section 8.4 (other than Section 8.4(d)), and (iv) the Company shall not have breached the obligations required to be performed by it under Section 6.2(a), Section 6.3 or Section 6.4 in a manner that materially contributed to Stockholders Meeting not having been convened as required by Section 6.4 and the Company’s breach of this Agreement shall not have materially contributed to the failure of the conditions in any of Section 7.1(b), Section 7.1(c), Section 7.1(d), Section 7.2(c) or Section 7.2(d) to be satisfied, then: (A) upon the written request of the Company delivered to Parent within thirty (30) days after such termination, Parent shall, within five (5) business days after receiving such request, cause AT&T Mobility LLC to enter into a domestic LTE roaming agreement with Cricket substantially in the form set forth in Exhibit C (the “Roaming Agreement”), (B) if Cricket enters into the Roaming Agreement, and Parent so requests in writing within thirty (30) days following such entry, the Company shall cause Cricket and Cricket License Company, LLC to enter into a license purchase agreement with Parent substantially in the form set forth in Exhibit D-1 (the “License Purchase Agreement”), providing for the purchase by Parent of the assets on Exhibit D-2 (all assets set forth on Exhibit D-2, the “Specified Assets”) for the “call” purchase price set forth on Exhibit D-2 and (C) to the extent Parent does not request entry by the Company into a License Purchase Agreement with respect to of the Specified Assets, then, if requested by the Company in writing within sixty (60) days following the expiration of the thirty (30) day period set forth in the preceding clause (B), Parent shall enter into a License Purchase Agreement with respect to the Specified Assets, which License Purchase Agreement providing for the purchase by Parent of such Specified Assets for the “put” purchase price set forth on Exhibit D-2. If a sale of any Specified Assets to Parent is consummated pursuant to the terms of a License Purchase Agreement, upon consummation of such sale Parent and Cricket shall enter into a short term spectrum manager lease agreement in respect of the transferred Specified Assets substantially in the form set forth in Exhibit E.

(d) The Company and Parent each acknowledge that the agreements contained in Section 8.5(b) and 8.5(c) are an integral part of the transactions contemplated by this Agreement, and that, without these agreements, the Company, Parent and Merger Sub would not enter into this Agreement; accordingly, if the Company fails to promptly pay the amount due pursuant to Section 8.5(b) or Parent fails to perform its obligations set forth in Section 8.5(c), and, in order to obtain such payment or performance, Parent or Merger Sub, or the Company, as applicable, commences a suit that results in a judgment against the Company or Parent, respectively, for the fee set forth in Section 8.5(b) or any portion of such fee, or performance of the obligations set forth in Section 8.5(c), the Company shall pay to Parent or Merger Sub (in the case of Section 8.5(b)), or Parent shall pay to the Company (in the case of Section 8.5(c)), its costs and expenses (including attorneys’ fees) in connection with such suit, together with interest on the amount of the fee at the prime rate of Citibank, N.A. in effect on the date such payment was required to be made from the date such payment was required to be made through the date of payment.

ARTICLE IX

MISCELLANEOUS AND GENERAL

9.1. Survival. This Article IX and the agreements of the Company, Parent and Merger Sub contained in Article III, Article IV and Sections 6.10 (Expenses) and 6.11 (Indemnification; Directors’ and Officers’ Insurance) shall survive the consummation of the Merger. This Article IX and the agreements of the Company, Parent and Merger Sub contained in Section 6.10 (Expenses) and Section 8.5 (Effect of Termination and Abandonment) and the Confidentiality Agreements shall survive the termination of this Agreement. All other representations, warranties, covenants and agreements in this Agreement shall not survive the consummation of the Merger or the termination of this Agreement.

9.2. Modification or Amendment. Subject to the provisions of applicable Law, at any time prior to the Effective Time, the parties hereto may modify or amend this Agreement, by written agreement executed and delivered by duly authorized officers of the respective parties.

9.3. Waiver of Conditions. The conditions to each of the parties’ obligations to consummate the Merger are for the sole benefit of such party and may be waived by such party in whole or in part to the extent permitted by applicable Laws.

9.4. Counterparts. This Agreement may be executed in any number of counterparts, each such counterpart being deemed to be an original instrument, and all such counterparts shall together constitute the same agreement.

9.5. GOVERNING LAW AND VENUE; WAIVER OF JURY TRIAL; SPECIFIC PERFORMANCE. (a) THIS AGREEMENT SHALL BE DEEMED TO BE MADE IN AND IN ALL RESPECTS SHALL BE INTERPRETED, CONSTRUED AND GOVERNED BY AND IN ACCORDANCE WITH THE LAW OF THE STATE OF DELAWARE WITHOUT REGARD TO THE CONFLICT OF LAW PRINCIPLES THEREOF TO THE EXTENT THAT SUCH PRINCIPLES WOULD DIRECT A MATTER TO ANOTHER JURISDICTION. The parties hereby irrevocably submit to the personal jurisdiction of the courts of the State of Delaware and the federal courts of the United States of America located in the State of Delaware solely in respect of the interpretation and enforcement of the provisions of this Agreement and of the documents referred to in this Agreement, and in respect of the transactions contemplated hereby, and hereby waive, and agree not to assert, as a defense in any action, suit or proceeding for the interpretation or enforcement of this Agreement or of any such document, that it is not subject thereto or that such action, suit or proceeding may not be brought or is not maintainable in said courts or that the venue thereof may not be appropriate or that this Agreement or any such document may not be enforced in or by such courts, and the parties hereto irrevocably agree that all claims relating to such action, proceeding or transactions shall be heard and determined in such a Delaware state or federal court. The parties hereby consent to and grant any such court jurisdiction over the person of such parties and, to the extent permitted by Law, over the subject matter of such dispute and agree that mailing of process or other papers in connection with any such action or proceeding in the manner provided in Section 9.6 or in such other manner as may be permitted by Law shall be valid and sufficient service thereof.

(b) EACH PARTY ACKNOWLEDGES AND AGREES THAT ANY CONTROVERSY WHICH MAY ARISE UNDER THIS AGREEMENT IS LIKELY TO INVOLVE COMPLICATED AND DIFFICULT ISSUES, AND THEREFORE EACH SUCH PARTY HEREBY IRREVOCABLY AND UNCONDITIONALLY WAIVES ANY RIGHT SUCH PARTY MAY HAVE TO A TRIAL BY JURY IN RESPECT OF ANY LITIGATION DIRECTLY OR INDIRECTLY ARISING OUT OF OR RELATING TO THIS AGREEMENT, OR THE TRANSACTIONS CONTEMPLATED BY THIS AGREEMENT. EACH PARTY CERTIFIES AND ACKNOWLEDGES THAT (i) NO REPRESENTATIVE, AGENT OR ATTORNEY OF ANY OTHER PARTY HAS REPRESENTED, EXPRESSLY OR OTHERWISE, THAT SUCH OTHER PARTY WOULD NOT, IN THE EVENT OF LITIGATION, SEEK TO ENFORCE THE FOREGOING WAIVER, (ii) EACH PARTY UNDERSTANDS AND HAS CONSIDERED THE IMPLICATIONS OF THIS WAIVER, (iii) EACH PARTY MAKES THIS WAIVER VOLUNTARILY, AND (iv) EACH PARTY HAS BEEN INDUCED TO ENTER INTO THIS AGREEMENT BY, AMONG OTHER THINGS, THE MUTUAL WAIVERS AND CERTIFICATIONS IN THIS SECTION 9.5.

9.6. Notices. Any notice, request, instruction or other document to be given hereunder by any party to the others shall be in writing and delivered personally or sent by registered or certified mail, postage prepaid, by facsimile or overnight courier:

If to Parent or Merger Sub:

AT&T Inc.

One AT&T Plaza

208 South Akard Street, Suite 3702

Dallas, Texas 75202

Attention: D. Wayne Watts

Fax: (214) 746-2103

with a copy to

Sullivan & Cromwell LLP

1888 Century Park East, Suite 2100

Los Angeles, CA 90067

Attention: Eric M. Krautheimer

Fax: (310) 712-8800

and

Sullivan & Cromwell LLP

125 Broad Street

New York, NY 10004

Attention: Joseph B. Frumkin

Fax: (212) 558-3588

If to the Company:

Leap Wireless International, Inc.

5887 Copley Drive

San Diego, California 92111

Attention: Chief Legal Officer

Fax: (858) 882-6080

with a copy to

Wachtell, Lipton, Rosen & Katz

51 West 52nd St.

New York, NY 10019

Attention: David E. Shapiro

Gordon S. Moodie

Fax: (212) 403-2000

If to the Stockholders’ Representative:

Laser, Inc.

c/o Leap Wireless International, Inc.

5887 Copley Drive

San Diego, California 92111

Attention: Chief Legal Officer

Fax: (858) 882-6080

with a copy to

Wachtell, Lipton, Rosen & Katz

51 West 52nd St.

New York, NY 10019

Attention: David E. Shapiro

Gordon S. Moodie

Fax: (212) 403-2000

or to such other persons or addresses as may be designated in writing by the party to receive such notice as provided above. Any notice, request, instruction or other document given as provided above shall be deemed given to the receiving party upon actual receipt, if delivered personally; three (3) business days after deposit in the mail, if sent by registered or certified mail; upon confirmation of successful transmission if sent by facsimile (provided that if given by facsimile such notice, request, instruction or other document shall be followed up within one (1) business day by dispatch pursuant to one of the other methods described herein); or on the next business day after deposit with an overnight courier, if sent by an overnight courier.

9.7. Entire Agreement. This Agreement (including any exhibits hereto), the Company Disclosure Letter, the Parent Disclosure Letter and the Non-Disclosure Agreement, dated June 7, 2013, between AT&T Services, Inc., the Company and Cricket and the Clean Team Confidentiality Agreement, dated as of June 13, 2013, between AT&T Services, Inc. and the Company (collectively, the “Confidentiality Agreements”), constitute the entire agreement and supersede all other prior agreements, understandings, representations and warranties both written and oral, among the parties, with respect to the subject matter of this Agreement. No party shall be bound by, or be liable for, any alleged representation, promise, inducement or statement of intention not contained herein.

9.8. No Third Party Beneficiaries. Except as provided in Section 6.11 (Indemnification; Directors’ and Officers’ Insurance), Parent and the Company hereby agree that their respective representations, warranties and covenants set forth herein are solely for the benefit of the other party hereto, in accordance with and subject to the terms of this Agreement, and this Agreement is not intended to, and does not, confer upon any Person other than the parties hereto any rights or remedies hereunder, including the right to rely upon the representations and warranties set forth herein. The parties hereto further agree that the rights of third party beneficiaries under Section 6.11 shall not arise unless and until the Effective Time occurs.

9.9. Obligations of Parent and of the Company. Whenever this Agreement requires a Subsidiary of Parent to take any action, such requirement shall be deemed to include an undertaking on the part of Parent to cause such Subsidiary to take such action. Whenever this Agreement requires a Subsidiary of the Company to take any action, such requirement shall be deemed to include an undertaking on the part of the Company to cause such Subsidiary to take such action and, after the Effective Time, on the part of the Surviving Corporation to cause such Subsidiary to take such action.

9.10. Transfer Taxes. All transfer, documentary, sales, use, stamp, registration and other such Taxes and fees (including penalties and interest) incurred in connection with the Merger shall be paid by Parent and Merger Sub when due, and Parent and Merger Sub will indemnify the Company against liability for any such Taxes.

9.11. Severability. The provisions of this Agreement shall be deemed severable and the invalidity or unenforceability of any provision shall not affect the validity or enforceability of the other provisions of this Agreement. If any provision of this Agreement, or the application of such provision to any Person or any circumstance, is invalid or unenforceable, (a) a suitable and equitable provision shall be substituted therefor in order to carry out, so far as may be valid and enforceable, the intent and purpose of such invalid or unenforceable provision and (b) the remainder of this Agreement and the application of such provision to other Persons or circumstances shall not be affected by such invalidity or unenforceability, nor shall such invalidity or unenforceability affect the validity or enforceability of such provision, or the application of such provision, in any other jurisdiction.

9.12. Interpretation; Construction. (a) The table of contents and headings herein are for convenience of reference only, do not constitute part of this Agreement and shall not be deemed to limit or otherwise affect any of the provisions of this Agreement. Where a reference in this Agreement is made to a Section or Exhibit, such reference shall be to a Section of or Exhibit to this Agreement unless otherwise indicated. Whenever the words “include,” “includes” or “including” are used in this Agreement, they shall be deemed to be followed by the words “without limitation.”

(b) The parties have participated jointly in negotiating and drafting this Agreement. In the event that an ambiguity or a question of intent or interpretation arises, this Agreement shall be construed as if drafted jointly by the parties, and no presumption or burden of proof shall arise favoring or disfavoring any party by virtue of the authorship of any provision of this Agreement.

(c) The Company has or may have set forth information in the Company Disclosure Letter in a section of the Company Disclosure Letter that corresponds to the section of this Agreement to which it relates. The fact that any item of information is disclosed in the Company Disclosure Letter to this Agreement shall not be construed to mean that such information is required to be disclosed by this Agreement.

9.13. Assignment. This Agreement shall not be assignable by operation of Law or otherwise; provided, however, that Parent may designate, by written notice to the Company, another wholly owned direct or indirect Subsidiary to be a Constituent Corporation in lieu of Merger Sub, in which event all references herein to Merger Sub shall be deemed references to such other Subsidiary, except that all representations and warranties made herein with respect to Merger Sub as of the date of this Agreement shall be deemed representations and warranties made with respect to such other Subsidiary as of the date of such designation; provided that any such designation shall not materially impede or delay the consummation of the transactions contemplated by this Agreement or otherwise materially impede the rights of the stockholders of the Company under this Agreement. Any purported assignment in violation of this Agreement is void.

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IN WITNESS WHEREOF, this Agreement has been duly executed and delivered by the duly authorized officers of the parties hereto as of the date first written above.

LEAP WIRELESS INTERNATIONAL, INC.

By:	/s/ S. Douglas Hutcheson
	Name:	S. Douglas Hutcheson
	Title:	Chief Executive Officer

AT&T INC.

By:	/s/ Rick L. Moore
	Name:	Rick L. Moore
	Title:	Senior Vice President - Corporate Development

MARINER ACQUISITION SUB INC.

By:	/s/ Rick L. Moore
	Name:	Rick L. Moore
	Title:	President

LASER, INC.

By:	/s/ Robert J. Irving, Jr.
	Name:	Robert J. Irving, Jr.
	Title:	Secretary

ANNEX B

July 12, 2013

AT&T Inc.

One AT&T Plaza

208 South Akard Street, Suite 3702

Dallas, Texas 75202

Ladies and Gentlemen:

Each of the stockholders listed on Schedule I to this letter agreement (individually, a “Stockholder” and, together, the “Stockholders”) understands that Leap Wireless International, Inc., a Delaware corporation (the “Company”), AT&T Inc., a Delaware corporation (“Parent”), Laser, Inc., a Delaware Corporation and Mariner Acquisition Sub Inc., a Delaware corporation and a wholly-owned subsidiary of Parent (“Merger Sub”), propose to enter into an Agreement and Plan of Merger, dated as of July 12, 2013 (as it may be from time to time amended, the “Merger Agreement”), providing for, among other things, a merger of Merger Sub with and into the Company (the “Merger”), in which each of the issued and outstanding shares of common stock, par value $0.0001 per share, of the Company (the “Company Common Stock”) (other than Excluded Shares) will be cancelled and converted into the right to receive the Per Share Merger Consideration. Terms used without definition in this letter agreement shall have the meanings ascribed thereto in the Merger Agreement.

Each of the Stockholders acknowledges that, as a condition to entering into the Merger Agreement, Parent has required that each of the Stockholders enter into this letter agreement and, in order to induce Parent to enter into the Merger Agreement and incur the obligations set forth therein, each of the Stockholders is willing to enter into this letter agreement.

Each of the Stockholders confirms such Stockholder’s agreement with Parent, and Parent confirms its agreement with each of the Stockholders, as follows:

1. Each of the Stockholders represents and warrants that Schedule I to this letter agreement sets forth the number of shares of Company Common Stock (the “Shares”) of which such Stockholder is the beneficial owner as of the date of this letter agreement and separately sets forth the number of Shares that are owned of record and the Shares over which it has voting control as of the date of this letter agreement. Other than 23,593,905 Shares which are held in brokerage accounts (for which it maintains the right to vote) and which are subject only to customary liens pursuant to the terms of the applicable custody agreement generally applicable to all assets of the Stockholders held in brokerage accounts, all shares of Company Common Stock are owned by the Stockholders free and clear of all Encumbrances, voting arrangements and commitments of every kind. Each Stockholder further represents and warrants that such Stockholder has the power to vote or direct the vote of all shares of Company Common Stock owned by it of record or beneficially without restriction and that any proxies that have been given in respect of any or all of such shares have been revoked. In addition, Dr. Rachesky represents and warrants that he controls each of the Stockholders. Each of the Stockholders will use its best efforts to have all of its Shares converted to certificated form as soon as reasonably practicable and in any event prior to the record date for the Stockholders Meeting. No Stockholder has any knowledge of any matter that would prevent this from being accomplished. The Company shall cooperate with the Stockholders and provide such assistance as is necessary to accomplish the foregoing. Without limiting the foregoing, each of the Stockholders and the Company agrees to contact the transfer agent for the shares of Company Common Stock as soon as practicable and no later than the open of business on the first Business Day after the date of this letter agreement to request that all of the Stockholders’ Shares be converted to certificated form and to take such other actions as may be necessary or desirable to minimize any adverse impact on the voting arrangements hereunder arising by virtue of the fact that the Stockholders’ shares of Company Common Stock are held in brokerage accounts instead of directly by the Stockholders. If, notwithstanding the foregoing, there are Shares which do not become certificated whether or not such Shares are collateral for loans, there cannot be absolute assurance that each and every Share will be voted as directed by a Stockholder given the proration practices by broker-dealers. Thus, all agreements herein with respect to the voting of all Shares owned by all Stockholders are subject to the understanding contained in the preceding sentence; provided, however, that the Stockholders will use their reasonable best efforts to ensure that they are voted in the manner otherwise required hereunder.

2. At every meeting of the stockholders of the Company called, and at every postponement, recess or adjournment thereof, and on every action or approval by written consent of the stockholders of the Company, each Stockholder agrees to vote, or cause to be voted, such Stockholder’s shares of Company Common Stock owned beneficially or of record and at such time over which it has voting control to be voted in favor (a) of (i) adoption of the Merger Agreement and (ii) any other matter that is required to be approved by the stockholders of the Company to facilitate the transactions contemplated by the Merger Agreement, (b) against (i) any proposal made in opposition to adoption of the Merger Agreement or in competition with the Merger, (ii) any Acquisition Proposal, (iii) any Alternative Acquisition Agreement, and (iv) to the extent that any of the following actions require a stockholder vote pursuant to applicable Law, any proposal, transaction, agreement, amendment of the Company’s certificate of incorporation or by-laws or other action that is intended to or could reasonably be expected to prevent, impede, interfere with, delay, postpone or discourage consummation of the Merger or that Parent has advised it in writing at least three Business Days prior to a vote, would result in a breach of any representation, warranty, covenant, agreement or other obligation of the Company in the Merger Agreement or facilitate an Acquisition Proposal or an Alternative Acquisition Agreement and (c) as directed by Parent with respect to any postponement, recess, adjournment or other procedural matter. Any such vote shall be cast (or consent shall be given) by such Stockholder in accordance with such procedures relating thereto so as to ensure that it is duly counted, including for purposes of determining that a quorum is present and for purposes of recording the results of such vote (or consent). Each Stockholder understands and agrees that, by voting its shares in favor of the adoption of the Merger Agreement, it hereby irrevocably and unconditionally waives, and agrees not to exercise any rights of appraisal, any dissenters’ rights and any similar rights relating to the Merger that such Stockholder may directly or indirectly have by virtue of the ownership of any shares of Company Common Stock.

3. Each Stockholder hereby revokes any and all previous proxies granted with respect to its Shares. By entering into this letter agreement, subject to the last sentence of this paragraph 3, each Stockholder hereby grants, or agrees to cause the applicable record holder to grant, a proxy appointing Wayne Watts and John Stephens, and each of them, but each with full power of substitution, as such Stockholder’s attorney-in-fact and proxy, for and in such Stockholder’s name, to be counted as present, vote, express consent or dissent with respect to the shares of Company Common Stock owned of record or beneficially by it in the manner contemplated by paragraph 2 as such proxies or their proxies or substitutes shall, in their sole discretion, deem proper with respect to the shares of Company Common Stock. The proxy granted by each Stockholder pursuant to this paragraph 3 is, subject to the last sentence of this paragraph 3, irrevocable and is coupled with an interest, in accordance with Section 212(e) of the DGCL, and is granted in order to secure such Stockholder’s performance under this letter agreement and also in consideration of Parent entering into this letter agreement and the Merger Agreement and incurring the obligations therein. If any Stockholder fails for any reason to be counted as present, consent or vote its shares of Company Common Stock in accordance with the requirements of paragraph 2 (or anticipatorily breaches such paragraph), then Parent shall have the right to cause to be present, consent or vote such Stockholder’s shares of Company Common Stock in accordance with the provisions of paragraph 2. The proxy granted by the Stockholder shall be automatically revoked upon termination of this letter agreement in accordance with its terms.

4. Subject to the provisions of paragraph 8, each Stockholder agrees that such Stockholder will not, and will cause its respective Representatives not to, directly or indirectly, (a) solicit, initiate, knowingly encourage, knowingly facilitate or induce any inquiry with respect to, or the making, submission or announcement of, any proposal or offer that constitutes, or could reasonably be expected to lead to, an Acquisition Proposal or any Alternative Acquisition Agreement, (b) participate in any discussions or negotiations with any Person regarding, or provide to any Person any nonpublic information or data concerning the Company or any of its Subsidiaries in connection with, any Acquisition Proposal or potential Acquisition Proposal or any Alternative Acquisition Agreement or in response to any inquiries or proposals that could reasonably be expected to lead to any Acquisition Proposal or Alternative Acquisition Agreement, or (c) otherwise knowingly facilitate any effort or attempt to make any Acquisition Proposal or enter into any Alternative Acquisition Agreement. Each Stockholder shall immediately terminate, and shall cause its respective Representatives to immediately terminate, all discussions or negotiations, if any, that are ongoing as of the date hereof with any Person with respect to any Acquisition Proposal, or proposal that could reasonably be expected to lead to an Acquisition Proposal.

5. Each Stockholder represents and warrants (a) that such Stockholder has duly authorized, executed and delivered this letter agreement and has all necessary power and authority and full legal capacity to enter into this letter agreement; and (b) that, assuming the due authorization, execution and delivery of this letter agreement by Parent, this letter agreement is such Stockholder’s legal, valid and binding agreement and is enforceable against such Stockholder in accordance with its terms, except to the extent that enforceability may be limited by applicable bankruptcy, insolvency, moratorium or other similar laws affecting the enforcement of creditors’ rights generally and subject to the general principles of equity.

6. Each Stockholder further represents and warrants that the execution and delivery of this letter agreement by such Stockholder do not, and the performance of its obligations under this letter agreement and the consummation of the transactions to be consummated by it as contemplated hereby will not, (a) conflict with or violate any law, rule, regulation, order, judgment or decree applicable to such Stockholder of which it is aware or by which its Shares are bound or affected, (b) result in any breach of or violation of, or constitute a default (or an event that with notice or lapse of time or both would become a default) under, or give to others any rights of termination, amendment, acceleration or cancellation of, or result in the creation of an Encumbrance on any of the Shares pursuant to, any note, bond, mortgage, indenture, contract, agreement, lease, license, permit, franchise or other instrument or obligation to which such Stockholder is a party or by which such Stockholder or the Shares are bound or affected, or (c) require any consent, approval, authorization or permit of, or filing with or notification to, any court or arbitrator or any governmental entity, agency or official except for (i) applicable requirements, if any, of the Securities Exchange Act of 1934, as amended, and (ii) where the failure to obtain such consents, approvals, authorizations or permits, or to make such filings or notifications, would not to its knowledge prevent, impair, delay or adversely affect the performance by such Stockholder of its obligations under this letter agreement.

7. This letter agreement and all obligations of the parties hereunder shall automatically terminate upon the earlier of (a) the Effective Time, (b) the termination of the Merger Agreement in accordance with its terms and (c) the effectiveness of any amendment, modification, supplement to, or waiver under, the Merger Agreement which amendment, modification, supplement or waiver would (1) reduce the amount or change the form or composition of the Per Share Merger Consideration payable in the Merger, (2) extend the Termination Date (other than pursuant to Section 8.2(a) of the Merger Agreement) or (3) materially and adversely impact any Stockholder in its capacity as such; provided, however, that (i) paragraphs 11, 12, 13 and 16 and hereof shall survive any such termination and (ii) such termination shall not relieve any party of any obligation for any breach of this letter agreement occurring prior to such termination.

8. Each Stockholder is entering into this letter agreement solely in its capacity as record or beneficial owner of such Stockholder’s Shares and nothing herein is intended to or shall limit or affect any actions taken by such Stockholder or any employee, officer, director, partner or other affiliate (including, for this purpose, any appointee or representative of such Stockholder to the board of directors of the Company) of such Stockholder, solely in his or her capacity as a director or officer of the Company (or a Subsidiary of the Company) or other fiduciary capacity for the Company’s stockholders.

9. Each Stockholder hereby authorizes Parent and the Company to publish and disclose in any announcement or disclosure in connection with the Merger, including the Proxy Statement, such Stockholder’s identity and ownership of the shares of Company Common Stock that are subject to this letter agreement and the nature of such Stockholder’s obligations under this letter agreement.

10. Each Stockholder agrees that, prior to the termination of this letter agreement, such Stockholder shall not take any action that would make any representation or warranty of such Stockholder contained herein untrue or incorrect or have the effect of preventing, impairing, delaying or adversely affecting the performance by such Stockholder of its obligations under this letter agreement other than to a de minimis extent. Each Stockholder agrees, without further consideration, to execute and deliver such additional documents and to take such further actions as necessary or reasonably requested by Parent to confirm and assure the rights and obligations set forth in this letter agreement.

11. THIS LETTER AGREEMENT SHALL BE DEEMED TO BE MADE IN AND IN ALL RESPECTS SHALL BE INTERPRETED, CONSTRUED AND GOVERNED BY AND IN ACCORDANCE WITH THE LAW OF THE STATE OF DELAWARE WITHOUT REGARD TO THE CONFLICT OF LAW PRINCIPLES THEREOF TO THE EXTENT THAT SUCH PRINCIPLES WOULD DIRECT A MATTER TO ANOTHER JURISDICTION. The parties to this letter agreement hereby irrevocably submit to the personal jurisdiction of the courts of the State of Delaware and the federal courts of the United States of America located in the State of Delaware solely in respect of the interpretation and enforcement of the provisions of this letter agreement and of the documents referred to in this letter agreement, and in respect of the transactions contemplated hereby, and hereby waive, and agree not to assert, as a defense in any action, suit or proceeding for the interpretation or enforcement of this letter agreement or of any such document, that it is not subject thereto or that such action, suit or proceeding may not be brought or is not maintainable in said courts or that the venue thereof may not be appropriate or that this letter agreement or any such document may not be enforced in or by such courts, and the parties hereto irrevocably agree that all claims relating to such action, proceeding or transactions shall be heard and determined in such a Delaware State or federal court. The parties hereby consent to and grant any such court jurisdiction over the person of such parties and, to the extent permitted by Law, over the subject matter of such dispute and agree that mailing of process or other papers in connection with any such action or proceeding in the manner provided in paragraph 13 or in such other manner as may be permitted by Law shall be valid and sufficient service thereof.

12. EACH PARTY ACKNOWLEDGES AND AGREES THAT ANY CONTROVERSY WHICH MAY ARISE UNDER THIS LETTER AGREEMENT IS LIKELY TO INVOLVE COMPLICATED AND DIFFICULT ISSUES, AND THEREFORE EACH SUCH PARTY HEREBY IRREVOCABLY AND UNCONDITIONALLY WAIVES ANY RIGHT SUCH PARTY MAY HAVE TO A TRIAL BY JURY IN RESPECT OF ANY LITIGATION DIRECTLY OR INDIRECTLY ARISING OUT OF OR RELATING TO THIS LETTER AGREEMENT, OR THE TRANSACTIONS CONTEMPLATED BY THIS LETTER AGREEMENT. EACH PARTY CERTIFIES AND ACKNOWLEDGES THAT (A) NO REPRESENTATIVE, AGENT OR ATTORNEY OF ANY OTHER PARTY HAS REPRESENTED, EXPRESSLY OR OTHERWISE, THAT SUCH OTHER PARTY WOULD NOT, IN THE EVENT OF LITIGATION, SEEK TO ENFORCE THE FOREGOING WAIVER, (B) EACH PARTY UNDERSTANDS AND HAS CONSIDERED THE IMPLICATIONS OF THIS WAIVER, (C) EACH PARTY MAKES THIS WAIVER VOLUNTARILY, AND (D) EACH PARTY HAS BEEN INDUCED TO ENTER INTO THIS LETTER AGREEMENT BY, AMONG OTHER THINGS, THE MUTUAL WAIVERS AND CERTIFICATIONS IN THIS PARAGRAPH 12.

13. Any notice, request, instruction or other document to be given hereunder by any party to the others shall be in writing and delivered personally or sent by registered or certified mail, postage prepaid, by facsimile, by email or overnight courier addressed, if to a Stockholder, to the address, facsimile number or email address, as applicable, set forth below its name in Schedule I hereto, and, if to Parent or the Company, in accordance with Section 9.6 of the Merger Agreement, or to such other persons or addresses as may be designated in writing by the party to receive such notice as provided above. Any notice, request, instruction or other document given as provided above shall be deemed given to the receiving party upon actual receipt, if delivered personally; three (3) business days after deposit in the mail, if sent by registered or certified mail; upon confirmation of successful transmission, if sent by facsimile (provided that if given by facsimile such notice, request, instruction or other document shall be followed up within one business day by dispatch pursuant to one of the other methods described herein); upon transmission, if sent by email on a business day prior to 5:00 p.m. (Pacific Time) and otherwise on the next business day (unless the sender receives a reply email indicating that the sent email was undeliverable, exceeded the memory or other limitations of the recipient’s inbox or otherwise could not be delivered to the recipient); or on the next business day after deposit with an overnight courier, if sent by an overnight courier.

14. This letter agreement shall not be assignable by operation of Law or otherwise. Any purported assignment in violation of this Agreement is void.

15. Each party to this letter agreement recognizes and acknowledges that a breach by it of any covenants or agreements contained in this letter agreement will cause the other party to sustain damages for which it would not have an adequate remedy at law for money damages, and therefore each party agrees that in the event of any such breach, the aggrieved party shall be entitled to specific performance of such covenants and agreements and injunctive and other equitable relief in addition to any other remedy to which it may be entitled, at law or in equity. It is accordingly agreed that the parties shall be entitled to an injunction or injunctions to prevent breaches of this letter agreement and to enforce specifically the terms and provisions of this letter agreement in any federal or state court located in the State of Delaware. In the event that Parent institutes any action, claim, complaint, lawsuit or proceeding pursuant to this paragraph 15, the successful party shall be entitled to receive the costs incurred thereby, including reasonable attorneys’ fees and expenses as may be determined by the court.

16. The effectiveness of this letter agreement shall be conditioned upon the execution and delivery of the Merger Agreement by the parties thereto.

17. From and after the date of this letter agreement until the Requisite Company Vote is obtained, each of the Stockholders agrees not to, or to permit any broker-dealer or other person to, transfer, sell, offer, exchange, pledge or otherwise dispose of or encumber any of such Stockholder’s shares of Company Common Stock.

18. Parent acknowledges and agrees that nothing in this letter agreement shall be deemed to vest in Parent any direct or indirect ownership or incidence of ownership of or with respect to any Shares of any Stockholder. All rights, ownership and economic benefits of and relating to the Shares of any Stockholder shall remain vested in and belong to such Stockholder, and Parent shall have no authority to manage, direct, superintend, restrict, regulate, govern or administer any of the policies or operations of the Company or exercise any power or authority to direct any Stockholder in the voting of any of such Stockholder’s Shares, except as otherwise expressly provided herein.

19. Each Stockholder and the Company agree that, when converted into certificated form, each certificate representing Shares owned, beneficially or of record, by such Stockholder shall conspicuously bear the following legend until such time the Shares represented thereby are no longer subject to the provisions hereof:

“THE SECURITIES REPRESENTED BY THIS CERTIFICATE ARE SUBJECT TO THE TERMS AND CONDITIONS OF THE LETTER AGREEMENT, DATED AS OF JULY 12, 2013, AMONG THE COMPANY AND THE PARTIES THERETO INCLUDING THE VOTING AND TRANSFER RESTRICTIONS CONTAINED THEREIN.”

Please confirm that the foregoing correctly states the understanding between each Stockholder and you by signing and returning to us a counterpart hereof.

Very truly yours,

MHR CAPITAL PARTNERS MASTER ACCOUNT LP

	By:	MHR Advisors LLC, its general partner

By:
Name:
Title:

MHR CAPITAL PARTNERS (100) LP

	By:	MHR Advisors LLC, its general partner

By:
Name:
Title:

MHR ADVISORS LLC

By:
Name:
Title:

MHR INSTITUTIONAL PARTNERS II LP

	By:	MHR Institutional Advisors II LLC, its general partner

By:
Name:
Title:

MHR INSTITUTIONAL PARTNERS IIA LP

	By:	MHR Institutional Advisors II LLC, its general partner

By:
Name:
Title:

MHR INSTITUTIONAL ADVISORS II LLC

By:
Name:
Title:

MHR INSTITUTIONAL PARTNERS III LP

	By:	MHR Institutional Advisors III LLC, its general partner

By:
Name:
Title:

MHR INSTITUTIONAL ADVISORS III LLC

By:
Name:
Title:

MHRC LLC

By:
Name:
Title:

MHRC II LLC

By:
Name:
Title:

MHR FUND MANAGEMENT LLC

By:
Name:
Title:

MHR HOLDINGS LLC

By:
Name:
Title:

MARK H. RACHESKY, M.D.

Confirmed as of the date first above written:

AT&T INC.

By:
Name:
Title

Confirmed as of the date first above written:

LEAP WIRELESS INTERNATIONAL INC.

By:
Name:
Title

SCHEDULE I

Stockholder Name and Address (1)	Shares Held Beneficially (2)	Shares Owned of Record		Shares Over Which Stockholder Has Voting Control	Shares in Margin Accounts and/or Are Collateral

MHR Capital Partners Master Account LP	353,420	353,420		353,420	353,420	(3)
MHR Capital Partners (100) LP	42,514	42,514		42,514	42,514	(3)
MHR Advisors LLC	395,934	0		395,934	0
MHR Institutional Partners II LP	3,340,378	3,340,378		3,340,378	3,340,378	(3)
MHR Institutional Partners IIA LP	8,415,428	8,415,428		8,415,428	8,415,428	(3)
MHR Institutional Advisors II LLC	11,755,806	0		11,755,806	0
MHR Institutional Partners III LP	11,382,129	11,382,129		11,382,129	11,382,129	(3)
MHR Institutional Advisors III LLC	11,382,129	0		11,382,129	0
MHRC LLC	395,934	0		395,934	0
MHRC II LLC	11,755,806	0		11,755,806	0
MHR Fund Management LLC	23,533,869	0		23,533,869	0
MHR Holdings LLC	23,533,869	0		23,533,869	0
Mark H. Rachesky, M.D.	23,598,857	64,988	(4)	23,598,857	60,036	(5)

(1)	The address for each Stockholder is 40 West 57th Street, 24th Floor New York, NY 10019. The facsimile number for each Stockholder is (212) 262-9356. The email address for each Stockholder is jyeung@mhrfund.com; copy to mrachesky@mhrfund.com.
(2)	Does not include securities or derivatives which are not Shares.
(3)	All of the Shares owned of record are held in accounts at Goldman Sachs, over which Goldman Sachs has a general lien, regardless of whether there are obligations currently owed to Goldman Sachs.
(4)	Represents 64,988 Shares directly owned by Dr. Rachesky, of which 60,036 are in his brokerage account and 4,952 are restricted shares not yet released to him but as to which he has the right to vote.
(5)	The 60,036 Shares in Dr. Rachesky’s brokerage account are also subject to a general lien in favor of the broker.

ANNEX C

FORM OF CONTINGENT VALUE RIGHTS AGREEMENT

This CONTINGENT VALUE RIGHTS AGREEMENT, dated as of [                    ] (this “Agreement”), is entered into by and among AT&T Inc., a Delaware corporation (“Parent”), Leap Wireless International, Inc., a Delaware Corporation (the “Company”), Laser, Inc., a Delaware corporation, solely in its capacity as representative of the former holders of Shares (in such capacity, the “Stockholders’ Representative”), and [            ], as rights agent (the “Rights Agent”) and as initial CVR Registrar (as defined herein).

WITNESSETH:

WHEREAS, the Company, Parent, Mariner Acquisition Sub Inc., a Delaware corporation and a wholly-owned subsidiary of Parent (“Merger Sub”), and the Stockholders’ Representative have entered into an Agreement and Plan of Merger (as the same may be amended, modified or supplemented from time to time, the “Merger Agreement”), dated as of July 12, 2013, pursuant to which Merger Sub merged with and into the Company (the “Merger”), with the Company surviving the Merger, as a wholly-owned subsidiary of Parent;

WHEREAS, pursuant to the Merger Agreement, Parent agreed to issue to (i) holders of record of shares of common stock, par value $0.0001 per share, of the Company (the “Shares”) outstanding immediately prior to the effective time of the Merger (the “Effective Time”) and (ii) certain holders of Company Options, Company Restricted Stock and Company Stock Units as provided by Section 4.3 of the Merger Agreement, contingent value rights (the “Contingent Value Rights”) as hereinafter described;

WHEREAS, each holder of Shares, and certain holders of Company Options, Company Restricted Stock and Company Stock Units, immediately prior to the Effective Time will receive, among other things, as merger consideration, the right to receive upon the Effective Time Contingent Value Rights in such amounts as set forth in Sections 4.1(a) and 4.3 of the Merger Agreement immediately prior to the Effective Time;

WHEREAS, prior to the Effective Time, the Company shall have contributed the License to Licenseco and obtained all necessary approvals from Governmental Entities to do so, including effectuation of this Agreement; and

WHEREAS, the Stockholders’ Representative will have the control over the License as set forth in this Agreement and will take efforts to maintain the License and eliminate interference to the License from other frequencies in a reasonable manner.

NOW, THEREFORE, for and in consideration of the premises and the consummation of the transactions referred to above, it is mutually covenanted and agreed, for the equal and proportionate benefit of all Holders (as hereinafter defined), as follows:

ARTICLE I

DEFINITIONS

Section 1.1	Definitions.

(a) For all purposes of this Agreement, except as otherwise expressly provided or unless the context otherwise requires:

(i) the terms defined in this Article I have the meanings assigned to them in this Article I, and include the plural as well as the singular;

(ii) the words “herein,” “hereof” and “hereunder” and other words of similar import refer to this Agreement as a whole and not to any particular Article, Section or other subdivision;

(iii) unless the context otherwise requires, words describing the singular number shall include the plural and vice versa, words denoting any gender shall include all genders and words denoting natural Persons shall include corporations, partnerships and other Persons and vice versa;

(iv) the term “Affiliate” when used with respect to the Company shall, after the Effective Time, include Parent and its Subsidiaries and Affiliates; and

(v) all references to “including” shall be deemed to mean including without limitation.

(b) Capitalized terms used but not otherwise defined herein shall have the meanings ascribed thereto in the Merger Agreement. The following terms shall have the meanings ascribed to them as follows:

“Agreement” has the meaning set forth in the Preamble.

“Business Day” means any day ending at 11:59 p.m. (Eastern Time) other than a Saturday or Sunday or a day on which banks are required or authorized to close in the City of New York.

“Company” has the meaning set forth in the Preamble.

“Contingent Value End Date” shall mean the later of (x) the two-year anniversary of the Effective Time and (y) if the Sale Agreement is executed prior to the two-year anniversary of the Effective Time but has not closed, the earlier of (A) the date on which the Sale Agreement terminates or 30 days after the date of the closing under the Sale Agreement and (B) the three-year anniversary of the Effective Time, as extended pursuant to Section 4.4(a) if the Sale Date has occurred prior to such time.

“Contingent Value Rights” means the contingent value rights issued by Parent pursuant to the Merger Agreement and this Agreement.

“CVR Payment Amount” has the meaning set forth in Section 4.4(b).

“CVR Payment Date” has the meaning set forth in Section 4.4(a).

“CVR Register” has the meaning set forth in Section 4.3(b).

“CVR Registrar” has the meaning set forth in Section 4.3(b).

“Distributable Proceeds” means a sum equal to the difference between (x) the cash proceeds received by the Company or any of its Affiliates from the sale of the License or Licenseco or any Licenseco Entity and (y) all fees, expenses and other amounts incurred or spent by the Company and its Affiliates in accordance with this Agreement (A) after the Effective Time with respect to the License or Licenseco Entities (which the Operating Expense Amount and any Pre-Funded Amounts may be used to satisfy), including the Rights Agent Initial Payment, all Rights Agent Costs, fees and expenses paid to the Stockholders’ Representative or its legal or financial advisors in connection with the sale of the License and any amounts otherwise paid or incurred by the Stockholders’ Representative, any filing fees incurred by the Company and its Affiliates in connection with maintaining the License or the Licenseco Entities or in connection with the direct or indirect sale of the License, any amounts reasonably incurred following consultation with the Stockholders’ Representative by the Company and its Affiliates in connection with maintaining the License after the Effective Time or as required by Law, amounts paid to outside advisors previously approved by the Stockholders’ Representative in connection with the Contingent Value Rights after the Effective Time, the amounts reasonably incurred by Parent and its Affiliates after reasonable advance notice to the Stockholders’ Representative as expenses with respect to actions taken in connection with obtaining regulatory approval for the sale of the License and the Operating Expense Amount and Pre-Funded Amounts to the extent not refunded to the Company pursuant to Section 3.1(e) and (B) between the date of the Merger Agreement and the Effective Time with respect to the License, the establishment of Licenseco and the transfer of the License to it, the issuance of the Contingent Value Rights and any amounts otherwise paid by the Company or any of its Affiliates to, paid by or incurred by the Stockholders’ Representative. Distributable Proceeds shall be reduced by (i) an amount equal to the product of (A) (x) the excess of the cash proceeds directly or indirectly received by the Company or its Affiliates with respect to the License or Licenseco over (y) the tax basis of the License immediately prior to the Effective Time and without giving effect to any election under Section 338(g) of the Code made by Parent or any of its Affiliates and (B) an assumed tax rate of 38.5%, and (ii) the amount of unsatisfied contingent liabilities related to the License, Licenseco, the Sale Agreement or the transactions contemplated by this Agreement. Proceeds that were not “Distributable Proceeds” because of clause (ii) in the preceding sentence prior to the Contingent Value End Date shall become Distributable Proceeds promptly upon satisfaction or elimination of an unsatisfied contingent liability except to the extent used to satisfy the liability or to the extent of other unsatisfied contingent liabilities.

“Distributable Proceeds Notice” has the meaning set forth in Section 4.4(a).

“Effective Time” has the meaning set forth in the Recitals.

“Holder” means a Person in whose name a Contingent Value Right is registered in the CVR Register.

“Liability” means any and all debts, liabilities, commitments and obligations of any kind, whether fixed, contingent or absolute, matured or unmatured, liquidated or unliquidated, accrued or not accrued, asserted or not asserted, known or unknown, determined, determinable or otherwise, whenever or however arising.

“License” means the license granted by the Federal Communications Commission having the call sign WQJQ707.

“Licenseco” means [            ], a wholly-owned Subsidiary of the Company.

“Licenseco Entities” has the meaning specified in Section 2.1(a).

“Merger” has the meaning set forth in the Recitals.

“Merger Agreement” has the meaning set forth in the Recitals.

“Merger Sub” has the meaning set forth in the Recitals.

“Operating Expense Amount” has the meaning set forth in Section 3.1(e).

“Parent” has the meaning set forth in the Preamble.

“Permitted Transfer” means: (i) the transfer (upon the death of the Holder) by will or intestacy; (ii) transfer by instrument to an inter vivos or testamentary trust in which the Contingent Value Rights are to be passed to beneficiaries upon the death of the trustee; (iii) transfers made pursuant to a court order of a court of competent jurisdiction (such as in connection with divorce, bankruptcy or liquidation); (iv) if the Holder is a partnership or limited liability company, a distribution by the transferring partnership or limited liability company to its partners or members, as applicable; or (v) a transfer made by operation of law (including a consolidation or merger) or in connection with the dissolution, liquidation or termination of any corporation, limited liability company, partnership or other entity.

“Permitted Transferee” means a Person who receives a Contingent Value Right pursuant to a Permitted Transfer and otherwise in accordance with this Agreement.

“Person” means any individual, corporation (including not-for-profit), general or limited partnership, limited liability company, joint venture, estate, trust, association, organization, Governmental Entity or other entity of any kind or nature.

“Pre-Funded Amount” has the meaning set forth in Section 3.1(e).

“Rights Agent” means the Rights Agent named in the first paragraph of this Agreement, until a successor Rights Agent shall have become such pursuant to the applicable provisions of this Agreement, and thereafter “Rights Agent” shall mean such successor Rights Agent.

“Rights Agent Costs” means the costs and expenses which the Rights Agent is entitled to be paid under Section 5.2 and the Rights Agent Fee.

“Rights Agent Fee” means the fee of the Rights Agent to act in such capacity pursuant to the terms of this Agreement as set forth on Schedule 1 hereto.

“Rights Agent Initial Payment” means the costs and expenses reasonably incurred and invoiced by the Rights Agent prior to the Effective Time in connection with the negotiation of this Agreement and any other reasonable costs and expenses incurred by the Rights Agent in connection herewith prior to the Effective Time.

“Sale Agreement” has the meaning set forth in Section 3.1(c).

“Sale Arrangements” means any letter of intent, memorandum, term sheet, contract, agreement or other arrangement providing for the negotiation, option to purchase or sale of the License.

“Sale Date” means the date on which the sale of the License (if such sale shall occur) shall close and the Company or one of its Subsidiaries shall receive the proceeds from such sale.

“Shares” has the meaning set forth in the Recitals.

“Stockholders’ Representative” has the meaning set forth in the Preamble.

“Tax” means all federal, state, local and foreign income, profits, franchise, gross receipts, environmental, customs duty, capital stock, severances, stamp, payroll, sales, employment, unemployment, disability, use, property, withholding, excise, production, value added, occupancy and other taxes, duties or assessments of any nature whatsoever, together with all interest, penalties and additions imposed with respect to such amounts and any interest in respect of such penalties and additions.

“Trustee” has the meaning set forth in Section 6.3(b).

ARTICLE II

OPERATION OF LICENSECO

Section 2.1	Operation of Licenseco.

From the Effective Time until the Sale Date:

(a) The Stockholders’ Representative shall have responsibility for maintaining the License and shall have the power to cause Licenseco to take such actions as shall be advisable to maintain such License and to eliminate interference to the License from other frequencies in a reasonable manner; provided, that notwithstanding anything to the contrary set forth herein, the Stockholders’ Representative shall not be permitted to take action that would result in any Liabilities to Licenseco and its Affiliates in excess of the aggregate amount set forth in Section 3.1(e), net of any amounts previously expended or committed. The Company shall provide reasonable assistance to Licenseco at the Stockholders’ Representative’s written request in connection with making such filings as shall be necessary to maintain the License and to eliminate interference to the License from other frequencies in a reasonable manner and shall cause Licenseco to enter into any agreements necessary or advisable in connection therewith. The Stockholders’ Representative shall have no authority to take any action that binds or purports to bind any entity other than Licenseco or a Subsidiary of Licenseco (individually or collectively, the “Licenseco Entities”) and may not take any action or require that the Company or any of its Affiliates (other than the Licenseco Entities) take any action that would result in any Liability for the Company or any Affiliate of the Company that is not a Licenseco Entity and shall in all cases not purport to be acting at an agent of, at the direction of or with the express approval of Parent.

(b) Parent and its Affiliates shall not perform any services for the Licenseco Entities relating to its telecommunications activities, except as provided in this Agreement or as the Stockholders’ Representative shall reasonably request with respect to maintaining the License or removing interference to the License from other frequencies in a reasonable manner, with such services to be provided at a fair market rate.

(c) The Licenseco Entities shall not conduct any (i) business or (ii) activities other than, in the case of this clause (ii), as expressly provided for in this Agreement with respect to removing interference to the License from other frequencies in a reasonable manner and maintaining and disposing of the License.

ARTICLE III

SALES PROCESS

Section 3.1	Sale Period.

From the Effective Time until the earlier of the Sale Date or the Contingent Value End Date:

(a) The Stockholders’ Representative shall be solely responsible for conducting any sale process with respect to the License or Licenseco; provided, however, that no Sale Agreement shall be entered into without Parent’s prior written consent (which shall not be unreasonably withheld or delayed) unless the Sale Agreement (i) places no obligations on Parent and its Affiliates other than to transfer or cause the transfer of the License or Licenseco to the purchaser and (ii) is without post-closing recourse to Parent and its Affiliates other than for fraud by Parent or its Subsidiaries (other than the Licenseco Entities) or as provided by law. Subject to the terms and conditions of this Agreement, the manner of the sale process conducted and the timing of the sale process shall be at the sole discretion of the Stockholders’ Representative. The Stockholders’ Representative shall have sole discretion as to whether and as to when to enter into a Sale Agreement; provided, that if a final, non-appealable Order of a Governmental Entity requires the sale, transfer or other disposition of the License or Licenseco within a specified time following the Effective Time, the Stockholders’ Representative shall take all actions necessary to comply with such Order.

(b) The Stockholders’ Representative shall consult with Parent or its Affiliates in any sale process with respect to the License and Licenseco, and the Stockholders’ Representative shall keep Parent and the Company reasonably informed and provide Parent with all draft Sale Arrangements with a reasonable time to review such Sale Arrangements. The Company’s comments to any Sale Arrangement shall be accepted to the extent they are for the purpose of eliminating post-closing Liabilities (other than for fraud by Parent or its Subsidiaries (other than the Licenseco Entities)) and all of the Company’s reasonable comments shall be considered in good faith. The consideration for the Sale Agreement shall consist solely of cash.

(c) The Stockholders’ Representative may require the Company to cause Licenseco to enter into a purchase and sale agreement with respect to the sale of the License in compliance with this Agreement or, in compliance with the terms of this Agreement, require the Company to enter into a purchase and sale agreement with respect to all of the securities of Licenseco (either, the “Sale Agreement”); provided, that such Sale Agreement shall (i) be on commercially reasonable terms; (ii) be non-recourse to the Company and its Affiliates following the closing of such transaction; (iii) not require the Company or its Affiliates to take or refrain from taking any actions following the closing of such transaction, including in connection with obtaining any regulatory approval other than those that solely affect the License or the Licenseco Entities, and then with the written consent of the Stockholders’ Representative; and (iv) not require the Company or its Affiliates to agree to, or take or refrain from taking, any action prior to the closing of such transaction other than customary restrictions on the interim operation of the Licenseco Entities solely affecting the License or the Licenseco Entities; provided, that the Company and Licenseco shall, subject to clauses (ii) and (iii) above, agree to submit necessary change of control or competition law filings with Governmental Entities. Nothing in the Sale Agreement shall require the Company or its Affiliates to take or refrain from taking any action in connection with obtaining a regulatory approval (excluding actions to make necessary filings and to provide supplemental information as may be requested by a Governmental Entity, to review filings and other documents to be submitted to a Governmental Entity and to participate in necessary meetings and telephone conversations) or to agree to any financial or operating concessions in connection with the transactions contemplated by the Sale Agreement.

(d) The Stockholders’ Representative may retain legal and financial advisors to assist with the sale process with respect to the License, which legal and financial advisors shall be paid by the Stockholders’ Representative out of the Distributable Proceeds.

(e) The Company or any of its Affiliates (other than the Licenseco Entities) shall, at the Effective Time, transfer to Licenseco funds in the amount of $5,000,000 for use by the Stockholders’ Representative (the “Operating Expense Amount”). If the Stockholders’ Representative shall require any amounts in excess of the Operating Expense Amount, at the request of the Stockholders’ Representative from time to time, the Company or an Affiliate of the Company (other than the Licenseco) will promptly pre-fund to Licenseco an amount reasonably specified by the Stockholders’ Representative in respect of expected operating expenses of Licenseco or any other expenses related to entry into Sale Arrangements (including payments to advisors) in an amount not to exceed $5,000,000 unless otherwise consented to in writing by Parent (any such amount, a “Pre-Funded Amount”). Any funds from the Operating Expense Amount or Pre-Funded Amounts that remain unused on the earlier of (i) the Contingent Value End Date and (ii) the CVR Payment Date shall be distributed to the Company on such date. In no event may the Stockholders’ Representative become obligated to spend an aggregate of more than $10,000,000, except as otherwise may be consented to in writing by Parent.

Section 3.2	Contingent Value End Date.

(a) If entry into a Sale Agreement shall not have occurred prior to the Contingent Value End Date, the Company shall be permitted to take such actions to dispose of the License or Licenseco as it shall determine in its sole discretion and any proceeds from such sale shall be paid to the Company or one or more of its Affiliates and shall, notwithstanding anything in this Agreement to the contrary, become Distributable Proceeds and shall be distributed to the Contingent Value Rights Holders as provided herein as if the Contingent Value End Date had not occurred.

Section 3.3	Third Parties.

(a) Nothing herein shall be deemed to create any duty, liability or obligation on the part of Parent or any of its Affiliates or the Stockholders’ Representative to, or any claim or right on the part of, any other Person or third party with respect to any Sale Agreement or the price at or manner in which the License is sold or the timing or any other terms or conditions of any such Sale Arrangement or the management or operation of the License and related agreements prior to such sale.

(b) Parent and its Affiliates shall have no liability whatsoever to the Stockholders’ Representative, the Stockholders’ Representative’s Affiliates and advisors or the Rights Agent.

(c) The Company agrees to indemnify the Stockholders’ Representative for, and hold the Stockholders’ Representative harmless against, any loss, liability, claim, demand, suit or expense arising out of or in connection with the Stockholders’ Representative’s duties under this Agreement, including the reasonable costs and expenses of defending the Stockholders’ Representative against any claims, charges, demands, suits or loss, unless such loss shall have been determined by a court of competent jurisdiction to be a result of the Stockholders’ Representative’s willful misconduct, bad faith or gross negligence. Any costs and expenses of defending the Stockholders’ Representative may be recovered by the Company from any funds paid to the Company (or its Affiliate) pursuant to a Sale Agreement, and any Sale Agreement shall provide that the purchaser of the License or any Licenseco Entity shall agree to succeed to the indemnity obligation set forth in this Section 3.3(c) and shall assume such obligation with respect to any period prior to the Sale Date.

ARTICLE IV

CONTINGENT VALUE RIGHTS

Section 4.1	Issuance of Contingent Value Rights; Appointment of Rights Agent.

(a) The Contingent Value Rights shall be issued pursuant to the Merger Agreement at the time and in the manner set forth in the Merger Agreement. The registration on the books and records of Parent and administration of the Contingent Value Rights shall be handled pursuant to this Agreement in the manner set forth in this Agreement.

(b) Parent hereby appoints [            ] as the Rights Agent to act as rights agent for the Contingent Value Rights in accordance with the instructions hereinafter set forth in this Agreement, and the Rights Agent hereby accepts such appointment.

Section 4.2	Nontransferable; Expiration.

(a) The Contingent Value Rights shall not be sold, assigned, transferred, pledged, encumbered or in any other manner transferred or disposed of, in whole or in part, other than to a Permitted Transferee. Any purported transfer of a Contingent Value Right to anyone other than a Permitted Transferee shall be null and void ab initio.

(b) The Contingent Value Rights shall expire on the Contingent Value End Date, or, if the License or Licenseco is sold by the Company pursuant to Section 3.2, 30 days after the date on which the sale proceeds are distributed to Holders of Contingent Value Rights, and shall thereafter be of no force or effect.

Section 4.3	No Certificate; Registration; Registration of Transfer; Change of Address.

(a) The Contingent Value Rights shall not be evidenced by a certificate or other instrument.

(b) The Rights Agent shall keep a register (the “CVR Register”) for the registration of Contingent Value Rights in a book-entry position for each Contingent Value Right Holder. The CVR Register shall set forth the name and address of each Holder, and the number of Contingent Value Rights held by such Holder and Tax Identification Number of each Holder. Each of Parent and the Stockholders’ Representative may receive and inspect a copy of the CVR Register, from time to time, upon written request made to the CVR Registrar. Within five (5) Business Days after receipt of such request, the CVR Registrar shall deliver a copy of the CVR Register, as then in effect, to Parent and the Stockholders’ Representative at the address set forth in Section 8.1. The Rights Agent is hereby initially appointed “CVR Registrar” for the purpose of registering Contingent Value Rights and transfers of Contingent Value Rights as herein provided.

(c) Subject to the restrictions set forth in Section 4.2, every request made to transfer a Contingent Value Right must be in writing and accompanied by a written instrument or instruments of transfer and any other requested documentation in form reasonably satisfactory to Parent and the CVR Registrar, duly executed by the registered Holder or Holders thereof or by the duly appointed legal representative thereof or by a duly authorized attorney. A request for a transfer of a Contingent Value Right shall be accompanied by documentation establishing that the transfer is to a Permitted Transferee and any other information as may be reasonably requested by Parent or the CVR Registrar (including opinions of counsel, if appropriate). Upon receipt of such written notice, the CVR Registrar shall, subject to its reasonable determination that the transfer instrument is in proper form and the transfer otherwise complies with the other terms and conditions herein, register the transfer of the Contingent Value Rights in the CVR Register. All duly transferred Contingent Value Rights registered in the CVR Register shall be the valid obligations of Parent, evidencing the same rights and entitling the transferee to the same benefits and rights under this Agreement as those held by the transferor. No transfer of a Contingent Value Right shall be valid until registered in the CVR Register, and any transfer not duly registered in the CVR Register will be void ab initio (unless the transfer was permissible hereunder and such failure to be duly registered is attributable to the fault of the CVR Registrar). Any transfer or assignment of the Contingent Value Rights shall be without charge (other than the cost of any transfer Tax which shall be the responsibility of the transferor) to the Holder.

(d) A Holder may make a written request to the CVR Registrar to change such Holder’s address of record in the CVR Register. The written request must be duly executed by the Holder. Upon receipt of such written notice, the CVR Registrar shall promptly record the change of address in the CVR Register.

(e) The Stockholders’ Representative may make a written request to the Rights Agent for a list containing the names, addresses and number of Contingent Value Rights of the Holders that are registered in the CVR Register. Within five (5) Business Days following the date of receipt by the Rights Agent of such request, the CVR Registrar shall deliver a copy of such list to the Stockholders’ Representative.

Section 4.4	Payment Procedures.

(a) If the Sale Date shall occur prior to the Contingent Value End Date, then within ninety (90) days following the Sale Date (or such longer period agreed in writing as shall be reasonably necessary for the Stockholders’ Representative, Parent and the Company to determine the Distributable Proceeds, which determination shall be made in good faith), or at such time as otherwise mutually agreed upon by Parent and the Stockholders’ Representative, it being understood that the Contingent Value End Date will be correspondingly extended to permit the distribution of the Distributable Proceeds, Parent shall deliver to the Rights Agent and the Stockholders’ Representative the calculation of the Distributable Proceeds as agreed to by Parent, the Company and the Stockholders’ Representative (the “Distributable Proceeds Notice”) establishing a payment date (the “CVR Payment Date”) with respect to the Distributable Proceeds that is within five (5) Business Days after the receipt of the Distributable Proceeds Notice. The Stockholders’ Representative shall be responsible for distributing the Distributable Proceeds Notice to the Holders. Any Contingent Value Rights held by Company stockholders who have perfected and not withdrawn a demand for appraisal rights pursuant to Section 262 of the Delaware General Corporation Law, as amended, shall be deemed to be outstanding for purposes of determining the amount to be paid per Contingent Value Right and Parent shall be paid the amount which would otherwise be paid in respect of such Contingent Value Right.

(b) On or before the CVR Payment Date, Parent shall cause an amount of cash equal to the Distributable Proceeds to be deposited with the Rights Agent. On the CVR Payment Date or as promptly as practicable thereafter, Parent shall cause the Rights Agent to pay the applicable amount to each of the Holders by check mailed to the address of each Holder as reflected in the CVR Register as of the close of business on the last Business Day prior to such payment date. The amount paid in respect of each Contingent Value Right shall be equal to the quotient obtained by dividing the Distributable Proceeds by the number of Contingent Value Rights outstanding as reflected on the CVR Register (the “CVR Payment Amount”).

(c) Parent’s obligation to pay the Distributable Proceeds shall be conditioned on no court or other Governmental Entity of competent jurisdiction having enacted, issued, promulgated, enforced or entered any Order (whether temporary, preliminary or permanent) that is in effect and restrains, enjoins or otherwise prohibits or imposes any penalty upon the payment of the Distributable Proceeds and the payment being otherwise lawful. If the Distributable Proceeds shall not have been paid to the Holders by the later of (i) the one year anniversary of the Contingent Value End Date and (ii) the fourth anniversary of the Effective Time, none of Parent, the Company or any of their Affiliates shall have any further obligation to pay the Distributable Proceeds.

(d) Any funds comprising the cash deposited with the Rights Agent under Section 4.4(b) that remain undistributed to the Holders of Contingent Value Rights twelve (12) months after the CVR Payment Date shall be delivered to Parent by the Rights Agent, upon demand, and any Holders of Contingent Value Rights who have not theretofore received payment in exchange for such Contingent Value Rights shall thereafter look only to Parent for payment of their claim therefor. Notwithstanding any other provisions of this Agreement, any portion of the consideration provided by Parent to the Rights Agent that remains unclaimed 180 days after termination of this Agreement in accordance with Section 8.8 of this Agreement (or such earlier date immediately prior to such time as such amounts would otherwise escheat to, or become property of, any Governmental Entity) shall, to the extent permitted by law, become the property of the Company free and clear of any claims or interest of any person previously entitled thereto, subject to any escheatment laws.

(e) The Rights Agent shall deduct and withhold, or cause to be deducted or withheld, from each CVR Payment Amount otherwise payable pursuant to this Agreement, the amounts, if any, that Parent or its Affiliates are required to deduct and withhold with respect to the making of such payment under the Code; provided that in determining the required amount to be withheld, the Rights Agent will give effect to any properly presented form (e.g., Form W-8 or W-9 as applicable) eliminating or reducing the amount required to be withheld. To the extent that amounts are so withheld or paid over to or deposited with the relevant Governmental Entity, such withheld amounts shall be treated for all purposes of this Agreement as having been paid to the Holder in respect of which such deduction and withholding was made.

Section 4.5	No Voting, Dividends or Interest; No Equity or Ownership Interest in Parent.

(a) The Contingent Value Rights shall not have any voting or dividend rights, and interest shall not accrue on any amounts payable on the Contingent Value Rights to any Holder.

(b) The Contingent Value Rights shall not represent any equity or ownership interest in Parent, in any constituent company to the Merger, any Affiliate of Parent or any other Person.

ARTICLE V

THE RIGHTS AGENT

Section 5.1	Certain Duties and Responsibilities.

The Rights Agent shall not have any liability for any actions taken or not taken in connection with this Agreement, except to the extent of its willful misconduct, bad faith or gross negligence. No provision of this Agreement shall require the Rights Agent to expend or risk its own funds or otherwise incur any financial liability in the performance of any of its duties hereunder or in the exercise of any of its rights or powers.

Section 5.2	Certain Rights of Rights Agent.

The Rights Agent undertakes to perform such duties and only such duties as are specifically set forth in this Agreement, and no implied covenants or obligations shall be read into this Agreement against the Rights Agent. In addition:

(a) the Rights Agent may rely and shall be protected in acting or refraining from acting upon any resolution, certificate, statement, instrument, opinion, report, notice, request, direction, consent, order or other paper or document believed by it to be genuine and to have been signed or presented by the proper party or parties;

(b) the Rights Agent may consult with, and obtain advice from, legal counsel in the event of any question as to any of the provisions hereof or the duties hereunder, and it shall incur no liability and shall be deemed to be acting in accordance with the opinion and instructions of such counsel. The reasonable costs of such counsel’s services shall be paid to the Rights Agent in accordance with Section 5.2(f) below. The Rights Agent may perform any and all of its duties through its agents, representatives, attorneys, custodians and/or nominees;

(c) if the Rights Agent becomes involved in litigation on account of this Agreement, it shall have the right to retain counsel and shall be entitled to reimbursement for all reasonable documented costs and expenses related thereto as provided in this Section 5.2(c) and Section 5.2(f) hereof; provided, however, that the Rights Agent shall not be entitled to any such reimbursement to the extent such litigation ultimately determines that the Rights Agent acted with willful misconduct, bad faith or gross negligence. In the event that conflicting demands are made upon the Rights Agent for any situation addressed or not addressed in this Agreement, the Rights Agent may withhold performance of the terms of this Agreement until such time as said conflicting demands shall have been withdrawn or the rights of the respective parties shall have been settled by court adjudication, arbitration, joint order or otherwise;

(d) the permissive rights of the Rights Agent to do things enumerated in this Agreement shall not be construed as a duty;

(e) the Rights Agent shall not be required to give any note or surety in respect of the execution of such powers or otherwise in respect of the premises;

(f) Parent agrees to indemnify the Rights Agent for, and hold the Rights Agent harmless against, any loss, liability, claim, demands, suits or expense arising out of or in connection with the Rights Agent’s duties under this Agreement, including the costs and expenses of defending the Rights Agent against any claims, charges, demands, suits or loss, unless such loss shall have been determined by a court of competent jurisdiction to be a result of the Rights Agent’s willful misconduct, bad faith or gross negligence; provided, however, that the Rights Agent’s aggregate liability with respect to, arising from, or arising in connection with this Agreement, or from all services provided or omitted to be provided under this Agreement, whether in contract, in tort, or otherwise, is limited to, and shall not exceed, the amounts paid hereunder by Parent to the Rights Agent as fees and charges, but not including reimbursable expenses; and

(g) As between Parent and the Rights Agent, Parent shall be responsible for paying the Rights Agent Costs and the Rights Agent Initial Payment. As between Parent and the Rights Agent, Parent agrees to pay the fees and expenses (including taxes and other charges) of the Rights Agent in connection with this Agreement as may be agreed from time to time by Parent and the Rights Agent. The Rights Agent shall also be entitled to reimbursement from Parent for all reasonable and necessary out-of-pocket expenses (including reasonable fees and expenses of the Rights Agent’s counsel and agent) paid or incurred by it in connection with the administration by the Rights Agent of its duties hereunder. The final invoice for the Rights Agent Fee (which shall include a reasonable estimate of all remaining fees and expenses) will be rendered a reasonable time prior to the date of delivery of the Distributable Proceeds Notice. An invoice for any out-of-pocket expenses and per item fees realized will be rendered and payable within thirty (30) days after receipt by Parent and the Stockholders’ Representative, except for postage and mailing expenses, which funds must be received one (1) Business Day prior to the scheduled mailing date.

Section 5.3	Resignation and Removal; Appointment of Successor.

(a) The Rights Agent may resign at any time by giving written notice thereof to Parent and the Stockholders’ Representative specifying a date when such resignation shall take effect, which notice shall be sent at least thirty (30) days prior to the date so specified.

(b) If the Rights Agent shall resign, be removed or become incapable of acting, Parent and the Stockholders’ Representative shall promptly appoint a qualified successor Rights Agent. The successor Rights Agent so appointed shall, forthwith upon its acceptance of such appointment in accordance with this Section 5.3(b), become the successor Rights Agent.

(c) Parent shall give notice of each resignation and each removal of a Rights Agent and each appointment of a successor Rights Agent by mailing written notice of such event by first-class mail, postage prepaid, to the Stockholders’ Representative. The Stockholders’ Representative shall forward such notice to the Holders. If Parent fails to send such notice within ten (10) days after acceptance of appointment by a successor Rights Agent, the successor Rights Agent shall cause such notice to be mailed at the expense of Parent.

(d) If a successor Rights Agent has not been appointed and has not accepted such appointment by the end of the thirty (30) day period, the Rights Agent may apply to a court of competent jurisdiction for the appointment of a successor Rights Agent, and the costs, expenses and reasonable attorneys’ fees which are incurred in connection with such a proceeding shall be paid in accordance with Section 5.2(f) hereof. Any such successor to the Rights Agent shall agree to be bound by the terms of this Agreement and shall, upon receipt of the all relevant books and records relating thereto, become the Rights Agent hereunder. Upon delivery of all of the relevant books and records, pursuant to the terms of this Section 5.3(d) to a successor Rights Agent, the Rights Agent shall thereafter be discharged from any further obligations hereunder. The Rights Agent is hereby authorized, in any and all events, to comply with and obey any and all final judgments, orders and decrees of any court of competent jurisdiction which may be filed, entered or issued, and all final arbitration awards and, if it shall so comply or obey, it shall not be liable to any other person by reason of such compliance or obedience.

Section 5.4	Acceptance of Appointment by Successor.

(a) Every successor Rights Agent appointed hereunder shall execute, acknowledge and deliver to Parent, the Stockholders’ Representative and to the retiring Rights Agent an instrument accepting such appointment and a counterpart of this Agreement, and thereupon such successor Rights Agent, without any further act, deed or conveyance, shall become vested with all the rights, powers, trusts and duties of the retiring Rights Agent; but, on request of Parent, the Stockholders’ Representative or the successor Rights Agent, such retiring Rights Agent shall execute and deliver an instrument transferring to such successor Rights Agent all the rights, powers and trusts of the retiring Rights Agent.

ARTICLE VI

COVENANTS

Section 6.1	List of Holders.

Parent shall furnish or cause to be furnished to the Rights Agent in such form as Parent receives from the Company’s transfer agent prior to the Effective Time (or other agent performing similar services for Parent or its Affiliates), the names, addresses, shareholdings and tax certification (T.I.N.) of the record holders of Shares and the holders of Company Options, Company Restricted Stock and Company Stock Units eligible to receive Contingent Value Rights pursuant to the Merger Agreement reasonably promptly following the Effective Time.

Section 6.2	Payment of CVR Payment Amount.

The Rights Agent shall pay, and each of the Stockholders’ Representative and Parent shall use reasonable efforts to cause the Rights Agent to pay, the Distributable Proceeds upon receipt thereof in the manner provided for in Section 4.4 and in accordance with the terms of this Agreement.

Section 6.3	Assignment.

(a) Except for assignments occurring through operation of law, Parent and the Company shall not, in whole or in part, assign any of their rights or obligations under this Agreement; provided that Parent may assign any of its obligations hereunder to a wholly-owned subsidiary of Parent as long as Parent causes such subsidiary to perform Parent’s obligations hereunder and remains responsible for any breach of this Agreement by such subsidiary.

(b) Notwithstanding Section 6.3(a), Parent and the Company may transfer their management rights in Licenseco and the License to a trustee (the “Trustee”). Notwithstanding the transfer of such management rights, Parent shall continue to be obligated to take actions required by this Agreement as requested by the Stockholders’ Representative and shall cause the Trustee to take any actions that are necessary to permit Parent to continue to perform its obligations hereunder. The rights of the Stockholders’ Representative hereunder shall not be deemed to have been modified, amended or otherwise affected in any respect by any transfer effected pursuant to this Section 6.3(b).

ARTICLE VII

AMENDMENTS

Section 7.1	Amendments Without Consent of Holders or Stockholders’ Representative.

(a) Without the consent of any Holders, the Company or the Stockholders’ Representative, Parent and the Rights Agent, at any time and from time to time, may enter into one or more amendments hereto, for any of the following purposes only:

(i) to evidence the succession of another Person selected in accordance with Section 5.3(b) as a successor Rights Agent and the assumption by any successor of the covenants and obligations of the Rights Agent herein;

(ii) to add to the covenants of Parent and/or the Company such further covenants, restrictions, conditions or provisions as Parent and the Rights Agent shall consider to be for the protection of the Holders; provided, that in each case, such provisions shall not adversely affect the interests of the Holders as determined by the Stockholders’ Representative;

(iii) to cure any ambiguity, to correct or supplement any provision herein that may be defective or inconsistent with any other provision herein, or to make any other provisions with respect to matters or questions arising under this Agreement; provided, that in each case, such provisions shall not adversely affect the interests of the Holders as determined by the Stockholders’ Representative; or

(iv) as necessary to ensure that the Contingent Value Rights are not subject to registration under the Securities Act of 1933, as amended, or the Securities Exchange Act of 1934, as amended.

(b) Promptly after the execution by Parent and the Rights Agent of any amendment pursuant to the provisions of this Section 7.1, Parent shall mail or cause to be mailed a notice thereof by first-class mail to the Stockholders’ Representative setting forth in general terms the substance of such amendment.

Section 7.2	Amendments With Consent of the Stockholders’ Representative.

(a) Subject to Section 7.1 (which amendments pursuant to Section 7.1 may be made without the consent of the Holders or the Stockholders’ Representative), with the consent of the Stockholders’ Representative (which may be granted or withheld in its sole discretion), acting on behalf of the Holders, Parent, the Company and the Rights Agent may enter into one or more amendments hereto for any of the following purposes:

(i) to evidence the succession of another Person to Parent and the assumption by any such successor of the covenants of Parent herein;

(ii) to evidence the termination of the CVR Registrar and the succession of another Person as a successor CVR Registrar and the assumption by any successor of the obligations of the CVR Registrar herein; or

(iii) to add, eliminate or change any provisions of this Agreement, even if such addition, elimination or change is in any way adverse to the interests of the Holders.

(b) Promptly after the execution by Parent and the Rights Agent of any amendment pursuant to the provisions of this Section 7.2, Parent shall mail a notice thereof by first-class mail to the Stockholders’ Representative and the Holders at their addresses as they shall appear on the CVR Register, setting forth in general terms the substance of such amendment.

Section 7.3	Effect of Amendments.

Upon the execution of any amendment under this Article VII, this Agreement shall be modified in accordance therewith, such amendment shall form a part of this Agreement for all purposes and every Holder shall be bound thereby.

ARTICLE VIII

OTHER PROVISIONS OF GENERAL APPLICATION

Section 8.1	Notices to the Rights Agent, Parent and the Stockholders’ Representative.

Any notice, request, instruction or other document to be given hereunder by any party to the others shall be in writing and delivered personally or sent by registered or certified mail, postage prepaid, by facsimile or overnight courier:

If to Parent or the Company:

AT&T Inc.

One AT&T Plaza

208 South Akard Street, Suite 3702

Dallas, Texas 75202

Attention: D. Wayne Watts

Fax: (214) 746-2103

1888 Century Park East, Suite 2100

Los Angeles, CA 90067

Attention: Eric M. Krautheimer

Fax: (310) 712-8800

and

Sullivan & Cromwell LLP

125 Broad Street

New York, NY 10004

Attention: Joseph B. Frumkin

Fax: (212) 558-3588

If to the Rights Agent:

_________________

_________________

Attention:

Fax: (    )     -

If to the Stockholders’ Representative:

Laser, Inc.

_________________

_________________

Attention:

Fax: (    )     -

with a copy to

Wachtell, Lipton, Rosen & Katz

51 West 52nd Street

New York, NY 10019

Attention: David E. Shapiro, Esq.

Gordon S. Moodie, Esq.

Fax: (212) 403-2000

or to such other persons or addresses as may be designated in writing by the party to receive such notice as provided above. Any notice, request, instruction or other document given as provided above shall be deemed given to the receiving party upon actual receipt, if delivered personally; three (3) business days after deposit in the mail, if sent by registered or certified mail; upon confirmation of successful transmission if sent by facsimile (provided that if given by facsimile such notice, request, instruction or other document shall be followed up within one (1) business day by dispatch pursuant to one of the other methods described herein); or on the next business day after deposit with an overnight courier, if sent by an overnight courier.

Section 8.2	Effect of Headings; Construction.

The headings herein are for convenience of reference only, do not constitute part of this Agreement and shall not be deemed to limit or otherwise affect any of the provisions of this Agreement. Where a reference in this Agreement is made to a Section or Exhibit, such reference shall be to a Section of or Exhibit to this Agreement unless otherwise indicated.

Section 8.3	Successors and Assigns.

All covenants and agreements in this Agreement by any party hereto shall bind its successors and assigns, whether so expressed or not.

Section 8.4	Benefits of Agreement.

Nothing in this Agreement, express or implied, shall give to any Person (other than the parties hereto and their permitted successors and assigns hereunder) any benefit or any legal or equitable right, remedy or claim under this Agreement or under any covenant or provision herein contained, all such covenants and provisions being for the sole benefit of the parties hereto and their permitted successors and assigns. For the avoidance of doubt, no Holder shall have any right to enforce or otherwise assert a claim with respect to this Agreement; all such rights and claims shall only be brought by the Stockholders’ Representative on behalf of such Holder.

Section 8.5	Governing Law and Venue; Waiver of Jury Trial.

(a) THIS AGREEMENT SHALL BE DEEMED TO BE MADE IN AND IN ALL RESPECTS SHALL BE INTERPRETED, CONSTRUED AND GOVERNED BY AND IN ACCORDANCE WITH THE LAW OF THE STATE OF DELAWARE WITHOUT REGARD TO THE CONFLICT OF LAW PRINCIPLES THEREOF TO THE EXTENT THAT SUCH PRINCIPLES WOULD DIRECT A MATTER TO ANOTHER JURISDICTION. The parties hereby irrevocably submit to the personal jurisdiction of the courts of the State of Delaware and the federal courts of the United States of America located in the State of Delaware solely in respect of the interpretation and enforcement of the provisions of this Agreement and of the documents referred to in this Agreement, and in respect of the transactions contemplated hereby, and hereby waive, and agree not to assert, as a defense in any action, suit or proceeding for the interpretation or enforcement of this Agreement or of any such document, that it is not subject thereto or that such action, suit or proceeding may not be brought or is not maintainable in said courts or that the venue thereof may not be appropriate or that this Agreement or any such document may not be enforced in or by such courts, and the parties hereto irrevocably agree that all claims relating to such action, proceeding or transactions shall be heard and determined in such a Delaware state or federal court. The parties hereby consent to and grant any such court jurisdiction over the person of such parties and, to the extent permitted by Law, over the subject matter of such dispute and agree that mailing of process or other papers in connection with any such action or proceeding in the manner provided in Section 8.1 or in such other manner as may be permitted by Law shall be valid and sufficient service thereof.

(b) EACH PARTY ACKNOWLEDGES AND AGREES THAT ANY CONTROVERSY WHICH MAY ARISE UNDER THIS AGREEMENT IS LIKELY TO INVOLVE COMPLICATED AND DIFFICULT ISSUES, AND THEREFORE EACH SUCH PARTY HEREBY IRREVOCABLY AND UNCONDITIONALLY WAIVES ANY RIGHT SUCH PARTY MAY HAVE TO A TRIAL BY JURY IN RESPECT OF ANY LITIGATION

DIRECTLY OR INDIRECTLY ARISING OUT OF OR RELATING TO THIS AGREEMENT, OR THE TRANSACTIONS CONTEMPLATED BY THIS AGREEMENT. EACH PARTY CERTIFIES AND ACKNOWLEDGES THAT (i) NO REPRESENTATIVE, AGENT OR ATTORNEY OF ANY OTHER PARTY HAS REPRESENTED, EXPRESSLY OR OTHERWISE, THAT SUCH OTHER PARTY WOULD NOT, IN THE EVENT OF LITIGATION, SEEK TO ENFORCE THE FOREGOING WAIVER, (ii) EACH PARTY UNDERSTANDS AND HAS CONSIDERED THE IMPLICATIONS OF THIS WAIVER, (iii) EACH PARTY MAKES THIS WAIVER VOLUNTARILY, AND (iv) EACH PARTY HAS BEEN INDUCED TO ENTER INTO THIS AGREEMENT BY, AMONG OTHER THINGS, THE MUTUAL WAIVERS AND CERTIFICATIONS IN THIS SECTION 8.5.

Section 8.6	Severability Clause.

The provisions of this Agreement shall be deemed severable and the invalidity or unenforceability of any provision shall not affect the validity or enforceability of the other provisions of this Agreement. If any provision of this Agreement, or the application of such provision to any Person or any circumstance, is invalid or unenforceable, (a) a suitable and equitable provision shall be substituted therefor in order to carry out, so far as may be valid and enforceable, the intent and purpose of such invalid or unenforceable provision and (b) the remainder of this Agreement and the application of such provision to other Persons or circumstances shall not be affected by such invalidity or unenforceability, nor shall such invalidity or unenforceability affect the validity or enforceability of such provision, or the application of such provision, in any other jurisdiction.

Section 8.7	Counterparts.

This Agreement may be executed in any number of counterparts, each such counterpart being deemed to be an original instrument, and all such counterparts shall together constitute the same agreement.

Section 8.8	Termination.

This Agreement shall terminate and be of no further force or effect, and the parties hereto shall have no liability hereunder, upon the earlier of (i) the payment of Distributable Proceeds to Parent in accordance with Section 4.4(d) and (ii) the Contingent Value End Date if entry into a Sale Agreement has not occurred prior to such time; provided, in each case of (i) and (ii) that Article I, Section 3.2, Section 4.4(d), Section 4.4(e), Section 6.2, Article V and this Article VIII shall survive.

Section 8.9	Entire Agreement.

This Agreement and the Merger Agreement represent the entire understanding of Parent, the Company and the Stockholders’ Representative with reference to the Contingent Value Rights, and this Agreement supersedes any and all other oral or written agreements hereto made with respect to the Contingent Value Rights, except for the Merger Agreement. This Agreement represents the entire understanding of the Rights Agent with reference to the Contingent Value Rights, and this Agreement supersedes any and all other oral or written agreements hereto made with respect to the Contingent Value Rights, except for the Merger

Agreement. If and to the extent that any provision of this Agreement is inconsistent or conflicts with the Merger Agreement, this Agreement shall govern and be controlling, and this Agreement may be amended, modified, supplemented or altered only in accordance with the terms of Article VII. No party shall be bound by, or be liable for, any alleged representation, promise, inducement or statement of intention not contained herein.

[Remainder of Page Intentionally Left Blank.]

IN WITNESS WHEREOF, each of the parties has caused this Agreement to be executed on its behalf by its duly authorized officers as of the day and year first above written.

AT&T INC.

By:
Name:
Title:

LEAP WIRELESS INTERNATIONAL, INC.

By:
Name:
Title:

LASER, INC.

By:
Name:
Title:

[RIGHTS AGENT]

By:
Name:
Title:

SCHEDULE 1

SCHEDULE OF FEES

For Services as Rights Agent

ANNEX D

OPINION OF LAZARD FRÈRES & CO. LLC

Lazard Frères & Co. LLC 30 Rockefeller Plaza New York, NY 10112

July 12, 2013

The Board of Directors

Leap Wireless International, Inc.

5887 Copley Drive

San Diego, CA 92111

Dear Members of the Board:

We understand that Leap Wireless International, Inc., a Delaware corporation (the “Company”), AT&T Inc., a Delaware corporation (“Parent”), and Mariner Acquisition Sub Inc., a Delaware corporation and wholly owned subsidiary of Parent (“Merger Sub”), propose to enter into an Agreement and Plan of Merger (the “Agreement”), pursuant to which Parent will acquire the Company (the “Transaction”). Pursuant to the Agreement, Merger Sub will be merged with and into the Company and each outstanding share of the common stock, par value $0.0001 per share, of the Company (“Company Common Stock”), other than shares of Company Common Stock (i) owned by Parent, Merger Sub or any other direct or indirect subsidiary of Parent and shares owned by the Company or any direct or indirect subsidiary of the Company, and in each case not held on behalf of third parties, (ii) that constitute restricted stock which shall be treated as set forth in the Agreement and (iii) held by holders who are entitled to and properly demand an appraisal of their shares of Company Common Stock (such holders, collectively, “Excluded Holders”), will be converted into the right to receive (y) $15.00 per share of Company Common Stock (the “Cash Consideration”) and (z) one non-transferable contingent value right (a “CVR” and together with the Cash Consideration, the “Consideration”) to be issued by Parent pursuant to the CVR Agreement (as defined in the Agreement). Each CVR will entitle the holder thereof to payments on the terms and subject to the conditions set forth in the CVR Agreement. The terms and conditions of the Transaction are more fully set forth in the Agreement.

You have requested our opinion as of the date hereof as to the fairness, from a financial point of view, to holders of Company Common Stock (other than Excluded Holders) of the Consideration to be paid to such holders in the Transaction.

In connection with this opinion, we have:

(i)	Reviewed the financial terms and conditions of a draft, dated July 11, 2013, of the Agreement and a draft, dated July 11, 2013, of the CVR Agreement;

(ii)	Reviewed certain publicly available historical business and financial information relating to the Company;

(iii)	Reviewed various internal financial forecasts and other data provided to us by the Company relating to the business of the Company, including forecasts that have been identified to us as the “Upside”, “Base” and “Downside” cases;

The Board of Directors

Leap Wireless International, Inc.

July 12, 2013

(iv)	Held discussions with members of the senior management of the Company with respect to the business of the Company;

(v)	Reviewed public information with respect to certain other companies in lines of business we believe to be generally relevant in evaluating the business of the Company;

(vi)	Reviewed the financial terms of certain business combinations involving companies in lines of business we believe to be generally relevant in evaluating the business of the Company;

(vii)	Reviewed historical stock prices and trading volumes of Company Common Stock; and

(viii) Conducted such other financial studies, analyses and investigations as we deemed appropriate.

We have assumed and relied upon the accuracy and completeness of the foregoing information, without independent verification of such information. We have not conducted any independent valuation or appraisal of any of the assets or liabilities (contingent or otherwise) of the Company or Parent or concerning the solvency or fair value of the Company or Parent and we have not been furnished with any such valuation or appraisal. Management of the Company has advised us that the “Base” case represents the best currently available estimates and judgments as to the future financial performance of the Company and, accordingly, with your consent, we have used such case for purposes of our analysis in connection herewith. We have assumed, with the consent of the Company, that the “Base” case forecasts have been reasonably prepared on bases reflecting the best currently available estimates and judgments as to the future financial performance of the Company. We assume no responsibility for and express no view as to any forecasts or the assumptions on which they are based.

Further, our opinion is necessarily based on economic, monetary, market and other conditions as in effect on, and the information made available to us as of, the date hereof. We assume no responsibility for updating or revising our opinion based on circumstances or events occurring after the date hereof. We do not express any opinion as to the price at which shares of Company Common Stock may trade at any time subsequent to the announcement of the Transaction. In connection with our engagement, we were not authorized to, and we did not, solicit indications of interest from third parties regarding a potential transaction with the Company. In addition, our opinion does not address the relative merits of the Transaction as compared to any other transaction or business strategy in which the Company might engage or the merits of the underlying decision by the Company to engage in the Transaction.

In rendering our opinion, we have assumed, with the consent of the Company, that the Transaction will be consummated on the terms described in the Agreement and the CVR Agreement, without any waiver or modification of any material terms or conditions. Representatives of the Company have advised us, and we have assumed, that the Agreement and the CVR Agreement, when executed, will conform to the draft reviewed by us in all material respects. We also have assumed, with the consent of the Company, that obtaining the necessary governmental, regulatory or third party approvals and consents for the Transaction will not have an adverse effect on the Company or the Transaction. We do not express any opinion as to any tax or other consequences that might result from the Transaction, nor does our opinion address any legal, tax, regulatory or accounting matters, as to which we understand that the Company obtained such advice as it deemed necessary from qualified professionals. We express no view or opinion as to any terms or other aspects (other than the Consideration to the extent expressly specified herein) of the Transaction, including, without limitation, the form or structure of the Transaction or any agreements or arrangements entered into in connection with, or contemplated by, the Transaction, including (without limitation) the Voting Agreement, Roaming Agreement and the Asset Purchase Agreement (each as defined in the Agreement). Our opinion does not take into account individual circumstances of specific holders with respect to control, voting or other rights which may distinguish such holders. In addition, we express no view or opinion as to the fairness of the amount or nature of, or any other aspects relating to, the compensation to any officers, directors or employees of any parties to the Transaction, or class of such persons, relative to the Consideration or otherwise.

The Board of Directors

Leap Wireless International, Inc.

July 12, 2013

Lazard Frères & Co. LLC (“Lazard”) is acting as financial advisor to the Company in connection with the Transaction and will receive a fee for such services, a portion of which is payable upon the rendering of this opinion and a substantial portion of which is contingent upon the closing of the Transaction. We in the past have provided certain investment banking services to the Company and may in the future provide certain investment banking services to Parent, for which we have received and may receive compensation, including, during the past two years, having advised the Company in connection with a loan facility. We also in the past provided, currently are providing and in the future may provide investment banking services to certain portolio companies of an affiliate of the Company, for which we have received and may receive compensation. In addition, in the ordinary course of their respective businesses, Lazard, LFCM Holdings LLC (an entity indirectly owned in large part by current and former managing directors of Lazard) and their respective affiliates may actively trade securities of the Company, Parent and certain of their respective affiliates (and portfolio companies thereof) for their own accounts and for the accounts of their customers and, accordingly, may at any time hold a long or short position in such securities, and may also trade and hold securities on behalf of the Company, Parent and certain of their respective affiliates (and portfolio companies thereof). The issuance of this opinion was approved by the Opinion Committee of Lazard.

Our engagement and the opinion expressed herein are for the benefit of the Board of Directors of the Company (in its capacity as such) and our opinion is rendered to the Board of Directors of the Company in connection with its evaluation of the Transaction. Our opinion is not intended to and does not constitute a recommendation to any stockholder as to how such stockholder should vote or act with respect to the Transaction or any matter relating thereto.

The Board of Directors

Leap Wireless International, Inc.

July 12, 2013

Based on and subject to the foregoing, we are of the opinion that, as of the date hereof, the Consideration to be paid to the holders of Company Common Stock (other than Excluded Holders) in the Transaction is fair, from a financial point of view, to such holders of Company Common Stock.

Very truly yours, LAZARD FRERES & CO. LLC

By:	/s/ George H. Young III
Managing Director

ANNEX E

SECTION 262 OF THE GENERAL CORPORATION LAW OF THE

STATE OF DELAWARE

§ 262. Appraisal rights.

(a) Any stockholder of a corporation of this State who holds shares of stock on the date of the making of a demand pursuant to subsection (d) of this section with respect to such shares, who continuously holds such shares through the effective date of the merger or consolidation, who has otherwise complied with subsection (d) of this section and who has neither voted in favor of the merger or consolidation nor consented thereto in writing pursuant to § 228 of this title shall be entitled to an appraisal by the Court of Chancery of the fair value of the stockholder’s shares of stock under the circumstances described in subsections (b) and (c) of this section. As used in this section, the word “stockholder” means a holder of record of stock in a corporation; the words “stock” and “share” mean and include what is ordinarily meant by those words; and the words “depository receipt” mean a receipt or other instrument issued by a depository representing an interest in 1 or more shares, or fractions thereof, solely of stock of a corporation, which stock is deposited with the depository.

(b) Appraisal rights shall be available for the shares of any class or series of stock of a constituent corporation in a merger or consolidation to be effected pursuant to § 251 (other than a merger effected pursuant to § 251(g) of this title and, subject to paragraph (b)(3) of this section, § 251(h) of this title), § 252, § 254, § 255, § 256, § 257, § 258, § 263 or § 264 of this title:

(1) Provided, however, that, except as expressly provided in § 363(b) of this title, no appraisal rights under this section shall be available for the shares of any class or series of stock, which stock, or depository receipts in respect thereof, at the record date fixed to determine the stockholders entitled to receive notice of the meeting of stockholders to act upon the agreement of merger or consolidation, were either (i) listed on a national securities exchange or (ii) held of record by more than 2,000 holders; and further provided that no appraisal rights shall be available for any shares of stock of the constituent corporation surviving a merger if the merger did not require for its approval the vote of the stockholders of the surviving corporation as provided in § 251(f) of this title.

(2) Notwithstanding paragraph (b)(1) of this section, appraisal rights under this section shall be available for the shares of any class or series of stock of a constituent corporation if the holders thereof are required by the terms of an agreement of merger or consolidation pursuant to §§ 251, 252, 254, 255, 256, 257, 258, 263 and 264 of this title to accept for such stock anything except:

a. Shares of stock of the corporation surviving or resulting from such merger or consolidation, or depository receipts in respect thereof;

b. Shares of stock of any other corporation, or depository receipts in respect thereof, which shares of stock (or depository receipts in respect thereof) or depository receipts at the effective date of the merger or consolidation will be either listed on a national securities exchange or held of record by more than 2,000 holders;

c. Cash in lieu of fractional shares or fractional depository receipts described in the foregoing paragraphs (b)(2) a. and b. of this section; or

d. Any combination of the shares of stock, depository receipts and cash in lieu of fractional shares or fractional depository receipts described in the foregoing paragraphs (b)(2) a., b. and c. of this section.

(3) In the event all of the stock of a subsidiary Delaware corporation party to a merger effected under § 251(h), § 253 or § 267 of this title is not owned by the parent immediately prior to the merger, appraisal rights shall be available for the shares of the subsidiary Delaware corporation.

(4) In the event of an amendment to a corporation’s certificate of incorporation contemplated by § 363(a) of this title, appraisal rights shall be available as contemplated by § 363(b) of this title, and the procedures of this section, including those set forth in subsections (d) and (e) of this section, shall apply as nearly as practicable, with the word “amendment” substituted for the words “merger or consolidation”, and the word “corporation” substituted for the words “constituent corporation” and/or “surviving or resulting corporation”.

(c) Any corporation may provide in its certificate of incorporation that appraisal rights under this section shall be available for the shares of any class or series of its stock as a result of an amendment to its certificate of incorporation, any merger or consolidation in which the corporation is a constituent corporation or the sale of all or substantially all of the assets of the corporation. If the certificate of incorporation contains such a provision, the procedures of this section, including those set forth in subsections (d) and (e) of this section, shall apply as nearly as is practicable.

(d) Appraisal rights shall be perfected as follows:

(1) If a proposed merger or consolidation for which appraisal rights are provided under this section is to be submitted for approval at a meeting of stockholders, the corporation, not less than 20 days prior to the meeting, shall notify each of its stockholders who was such on the record date for notice of such meeting (or such members who received notice in accordance with § 255(c) of this title) with respect to shares for which appraisal rights are available pursuant to subsection (b) or (c) of this section that appraisal rights are available for any or all of the shares of the constituent corporations, and shall include in such notice a copy of this section and, if 1 of the constituent corporations is a nonstock corporation, a copy of § 114 of this title. Each stockholder electing to demand the appraisal of such stockholder’s shares shall deliver to the corporation, before the taking of the vote on the merger or consolidation, a written demand for appraisal of such stockholder’s shares. Such demand will be sufficient if it reasonably informs the corporation of the identity of the stockholder and that the stockholder intends thereby to demand the appraisal of such stockholder’s shares. A proxy or vote against the merger or consolidation shall not constitute such a demand. A stockholder electing to take such action must do so by a separate written demand as herein provided. Within 10 days after the effective date of such merger or consolidation, the surviving or resulting corporation shall notify each stockholder of each constituent corporation who has complied with this subsection and has not voted in favor of or consented to the merger or consolidation of the date that the merger or consolidation has become effective; or

(2) If the merger or consolidation was approved pursuant to § 228, § 251(h), § 253 or § 267 of this title, then either a constituent corporation before the effective date of the merger or consolidation or the surviving or resulting corporation within 10 days thereafter shall notify each of the holders of any class or series of stock of such constituent corporation who are entitled to appraisal rights of the approval of the merger or consolidation and that appraisal rights are available for any or all shares of such class or series of stock of such constituent corporation, and shall include in such notice a copy of this section and, if 1 of the constituent corporations is a nonstock corporation, a copy of § 114 of this title. Such notice may, and, if given on or after the effective date of the merger or consolidation, shall, also notify such stockholders of the effective date of the merger or consolidation. Any stockholder entitled to appraisal rights may, within 20 days after the date of mailing of such notice or, in the case of a merger approved pursuant to §  251(h) of this title, within later of the consummation of the tender or exchange offer contemplated by §  251(h) of this title and 20 days after the date of mailing of such notice, demand in writing from the surviving or resulting corporation the appraisal of such holder’s shares. Such demand will be sufficient if it reasonably informs the corporation of the identity of the stockholder and that the stockholder intends thereby to demand the appraisal of such holder’s shares. If such notice did not notify stockholders of the effective date of the merger or consolidation, either (i) each such constituent corporation shall send a second notice before the effective date of the merger or consolidation notifying each of the holders of any class or series of stock of such constituent corporation that are entitled to appraisal rights of the effective date of the merger or consolidation or (ii) the surviving or resulting corporation shall send such a second notice to all such holders on or within 10 days after such effective date; provided, however, that if such second notice is sent more than 20 days following the sending of the first notice or, in the case of a merger approved pursuant to §  251(h) of this title, later than the later of the consummation of the tender or exchange offer contemplated by §  251(h) of this title and 20 days following the sending of the first notice, such second notice need only be sent to each stockholder who is entitled to appraisal rights and who has demanded appraisal of such holder’s shares in accordance with this subsection. An affidavit of the secretary or assistant secretary or of the transfer agent of the corporation that is required to give either notice that such notice has been given shall, in the absence of fraud, be prima facie evidence of the facts stated therein. For purposes of determining the stockholders entitled to receive either notice, each constituent corporation may fix, in advance, a record date that shall be not more than 10 days prior to the date the notice is given, provided, that if the notice is given on or after the effective date of the merger or consolidation, the record date shall be such effective date. If no record date is fixed and the notice is given prior to the effective date, the record date shall be the close of business on the day next preceding the day on which the notice is given.

(e) Within 120 days after the effective date of the merger or consolidation, the surviving or resulting corporation or any stockholder who has complied with subsections (a) and (d) of this section hereof and who is otherwise entitled to appraisal rights, may commence an appraisal proceeding by filing a petition in the Court of Chancery demanding a determination of the value of the stock of all such stockholders. Notwithstanding the foregoing, at any time within 60 days after the effective date of the merger or consolidation, any stockholder who has not commenced an appraisal proceeding or joined that proceeding as a named party shall have the right to withdraw such stockholder’s demand for appraisal and to accept the terms offered upon the merger or consolidation. Within 120 days after the effective date of the merger or consolidation, any stockholder who has complied with the requirements of subsections (a) and (d) of this section hereof, upon written request, shall be entitled to receive from the corporation surviving the merger or resulting from the consolidation a statement setting forth the aggregate number of shares not voted in favor of the merger or consolidation and with respect to which demands for appraisal have been received and the aggregate number of holders of such shares. Such written statement shall be mailed to the stockholder within 10 days after such stockholder’s written request for such a statement is received by the surviving or resulting corporation or within 10 days after expiration of the period for delivery of demands for appraisal under subsection (d) of this section hereof, whichever is later. Notwithstanding subsection (a) of this section, a person who is the beneficial owner of shares of such stock held either in a voting trust or by a nominee on behalf of such person may, in such person’s own name, file a petition or request from the corporation the statement described in this subsection.

(f) Upon the filing of any such petition by a stockholder, service of a copy thereof shall be made upon the surviving or resulting corporation, which shall within 20 days after such service file in the office of the Register in Chancery in which the petition was filed a duly verified list containing the names and addresses of all stockholders who have demanded payment for their shares and with whom agreements as to the value of their shares have not been reached by the surviving or resulting corporation. If the petition shall be filed by the surviving or resulting corporation, the petition shall be accompanied by such a duly verified list. The Register in Chancery, if so ordered by the Court, shall give notice of the time and place fixed for the hearing of such petition by registered or certified mail to the surviving or resulting corporation and to the stockholders shown on the list at the addresses therein stated. Such notice shall also be given by 1 or more publications at least 1 week before the day of the hearing, in a newspaper of general circulation published in the City of Wilmington, Delaware or such publication as the Court deems advisable. The forms of the notices by mail and by publication shall be approved by the Court, and the costs thereof shall be borne by the surviving or resulting corporation.

(g) At the hearing on such petition, the Court shall determine the stockholders who have complied with this section and who have become entitled to appraisal rights. The Court may require the stockholders who have demanded an appraisal for their shares and who hold stock represented by certificates to submit their certificates of stock to the Register in Chancery for notation thereon of the pendency of the appraisal proceedings; and if any stockholder fails to comply with such direction, the Court may dismiss the proceedings as to such stockholder.

(h) After the Court determines the stockholders entitled to an appraisal, the appraisal proceeding shall be conducted in accordance with the rules of the Court of Chancery, including any rules specifically governing appraisal proceedings. Through such proceeding the Court shall determine the fair value of the shares exclusive of any element of value arising from the accomplishment or expectation of the merger or consolidation, together with interest, if any, to be paid upon the amount determined to be the fair value. In determining such fair value, the Court shall take into account all relevant factors. Unless the Court in its discretion determines otherwise for good cause shown, interest from the effective date of the merger through the date of payment of the judgment shall be compounded quarterly and shall accrue at 5% over the Federal Reserve discount rate (including any surcharge) as established from time to time during the period between the effective date of the merger and the date of payment of the judgment. Upon application by the surviving or resulting corporation or by any stockholder entitled to participate in the appraisal proceeding, the Court may, in its discretion, proceed to trial upon the appraisal prior to the final determination of the stockholders entitled to an appraisal. Any stockholder whose name appears on the list filed by the surviving or resulting corporation pursuant to subsection (f) of this section and who has submitted such stockholder’s certificates of stock to the Register in Chancery, if such is required, may participate fully in all proceedings until it is finally determined that such stockholder is not entitled to appraisal rights under this section.

(i) The Court shall direct the payment of the fair value of the shares, together with interest, if any, by the surviving or resulting corporation to the stockholders entitled thereto. Payment shall be so made to each such stockholder, in the case of holders of uncertificated stock forthwith, and the case of holders of shares represented by certificates upon the surrender to the corporation of the certificates representing such stock. The Court’s decree may be enforced as other decrees in the Court of Chancery may be enforced, whether such surviving or resulting corporation be a corporation of this State or of any state.

(j) The costs of the proceeding may be determined by the Court and taxed upon the parties as the Court deems equitable in the circumstances. Upon application of a stockholder, the Court may order all or a portion of the expenses incurred by any stockholder in connection with the appraisal proceeding, including, without limitation, reasonable attorney’s fees and the fees and expenses of experts, to be charged pro rata against the value of all the shares entitled to an appraisal.

(k) From and after the effective date of the merger or consolidation, no stockholder who has demanded appraisal rights as provided in subsection (d) of this section shall be entitled to vote such stock for any purpose or to receive payment of dividends or other distributions on the stock (except dividends or other distributions payable to stockholders of record at a date which is prior to the effective date of the merger or consolidation); provided, however, that if no petition for an appraisal shall be filed within the time provided in subsection (e) of this section, or if such stockholder shall deliver to the surviving or resulting corporation a written withdrawal of such stockholder’s demand for an appraisal and an acceptance of the merger or consolidation, either within 60 days after the effective date of the merger or consolidation as provided in subsection (e) of this section or thereafter with the written approval of the corporation, then the right of such stockholder to an appraisal shall cease. Notwithstanding the foregoing, no appraisal proceeding in the Court of Chancery shall be dismissed as to any stockholder without the approval of the Court, and such approval may be conditioned upon such terms as the Court deems just; provided, however that this provision shall not affect the right of any stockholder who has not commenced an appraisal proceeding or joined that proceeding as a named party to withdraw such stockholder’s demand for appraisal and to accept the terms offered upon the merger or consolidation within 60 days after the effective date of the merger or consolidation, as set forth in subsection (e) of this section.

(l) The shares of the surviving or resulting corporation to which the shares of such objecting stockholders would have been converted had they assented to the merger or consolidation shall have the status of authorized and unissued shares of the surviving or resulting corporation.

Electronic Voting Instructions
Available 24 hours a day, 7 days a week!
Instead of mailing your proxy, you may choose one of the voting methods outlined below to vote your proxy.
VALIDATION DETAILS ARE LOCATED BELOW IN THE TITLE BAR.
Proxies submitted by the Internet or telephone must be received by XX:XX [a.]/[p.]m,, XXXX Time, on XXXX, 2013.
Vote by Internet • Go to www.investorvote.com/LEAP • Or scan the QR code with your smartphone • Follow the steps outlined on the secure website

Vote by telephone
• Call toll free 1-800-652-VOTE (8683) within the USA, US territories & Canada on a touch tone telephone

Using a black ink pen, mark your votes with an X as shown in this example. Please do not write outside the designated areas. ☒	• Follow the instructions provided by the recorded message

▼  IF YOU HAVE NOT VOTED VIA THE INTERNET OR TELEPHONE, FOLD ALONG THE PERFORATION, DETACH AND RETURN THE BOTTOM PORTION IN THE ENCLOSED ENVELOPE.  ▼

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A	Proposals — THE BOARD OF DIRECTORS UNANIMOUSLY RECOMMENDS THAT STOCKHOLDERS VOTE “FOR” ALL OF THE PROPOSALS.

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		For	Against	Abstain			For	Against	Abstain
1.	To adopt the Agreement and Plan of Merger, dated as of July 12, 2013 (as amended from time to time), by and among Leap Wireless International, Inc. (“Leap”), AT&T Inc., Mariner Acquisition Sub Inc., a wholly-owned subsidiary of AT&T Inc. and Laser, Inc., the Stockholders’ Representative.	☐	☐	☐	2.	To approve, on an advisory (non-binding) basis, the compensation that may be paid or become payable to Leap’s named executive officers by Leap that is based on or that otherwise relates to the merger.	☐	☐	☐

3.	To approve one or more adjournments or postponements of the special meeting to a later date or time, if necessary or appropriate, including adjournments to permit further solicitation of proxies in favor of the proposal to adopt the merger agreement.	☐	☐	☐

B	Non-Voting Items

Change of Address — Please print your new address below.	Comments — Please print your comments below.	Meeting Attendance
		Mark the box to the right if you plan to attend the Special Meeting.	☐

C	Authorized Signatures — This section must be completed for your vote to be counted. — Date and Sign Below

(Signatures should correspond exactly with the name or names appearing above. Attorneys, trustees, executors, administrators, guardians and others signing in a representative capacity should designate their full titles. If the signer is a corporation, please sign the full corporate name by duly authorized officer.)

Date (mm/dd/yyyy) — Please print date below.	Signature 1 — Please keep signature within the box.	Signature 2 — Please keep signature within the box.
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Important notice regarding the Internet availability of proxy materials for the Special Meeting of Stockholders.

The Proxy Statement is available at:

proxy.leapwireless.com

▼ IF YOU HAVE NOT VOTED VIA THE INTERNET OR TELEPHONE, FOLD ALONG THE PERFORATION, DETACH AND RETURN THE BOTTOM PORTION IN THE ENCLOSED ENVELOPE. ▼

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Proxy — Leap Wireless International, Inc.

Proxy Solicited by Board of Directors for Special Meeting of Stockholders to be Held [Month] [Date], 2013

The undersigned hereby appoints S. Douglas Hutcheson and Robert J. Irving, Jr., and each of them, the true and lawful attorneys and proxies, with full power of substitution, to attend the Special Meeting of Stockholders of Leap Wireless International, Inc. (“Leap”) to be held on [Month] [Date], 2013 at [—]:00 [a/p].m. at [—], and at any adjournment or postponement thereof, and to vote all shares of Leap common stock held of record which the undersigned could vote, with all the powers the undersigned would possess if personally present at such meeting, as designated below.

All shares of Leap common stock that are represented at the Special Meeting by properly executed proxies received prior to or at the Special Meeting and not subsequently properly revoked will be voted at the Special Meeting in accordance with the instructions indicated therein. If no instructions are indicated for any particular matter or matters, such proxies will be voted in accordance with the Leap board of directors’ recommendations as set forth therein with respect to such proposal(s).